Filed Pursuant to Rule 424(b)(3)

Registration No. 333-139504

SUPPLEMENT NO. 23
DATED APRIL 22, 2008
TO THE PROSPECTUS DATED AUGUST 1, 2007
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 23 supersedes and replaces the following prior supplements to the prospectus dated August 1, 2007:  Supplement No. 17 dated January 22, 2008; Supplement No. 18 dated February 7, 2008; Supplement No. 19 dated February 12, 2008; Supplement No. 20 dated March 3, 2008; Supplement No. 21 dated March 14, 2008; and Supplement No. 22 dated April 3, 2008.  Supplement No. 17 superseded and replaced the following prior supplements to the prospectus dated August 1, 2007:  Supplement No. 10 dated October 24, 2007; Supplement No. 11 dated November 13, 2007; Supplement No. 12 dated November 29, 2007; Supplement No. 13 dated December 14, 2007; Supplement No. 14 dated December 20, 2007; Supplement No. 15 dated January 3, 2008; and Supplement No. 16 dated January 11, 2008.  Supplement No. 10 superseded and replaced the following prior supplements to the prospectus dated August 1, 2007: Supplement No. 1 dated August 6, 2007; Supplement No. 2 dated August 14, 2007; Supplement No. 3 dated August 16, 2007; Supplement No. 4 dated August 29, 2007; Supplement No. 5 dated September 18, 2007; Supplement No. 6 dated September 25, 2007; Supplement No. 7 dated October 5, 2007; Supplement No. 8 dated October 11, 2007; and Supplement No. 9 dated October 18, 2007.  This Supplement No. 23 updates, modifies or supersedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 23 together with our prospectus dated August 1, 2007.  Unless otherwise defined in this Supplement No. 23, capitalized terms used in this Supplement No. 23 have the same meanings as set forth in the prospectus.

This Supplement No. 23 includes references to certain trademarks. Courtyard by Marriott®, Marriott®, Marriott Suites®, Residence Inn by Marriott® and SpringHill Suites by Marriott® trademarks are the property of Marriott International, Inc. (“Marriott”) or one of its affiliates. Doubletree®, Embassy Suites®, Hampton Inn®, Hilton Garden Inn®, Hilton Hotels® and Homewood Suites by Hilton® trademarks are the property of Hilton Hotels Corporation (“Hilton”) or one or more of its affiliates. Hyatt Place® trademark is the property of Hyatt Corporation (“Hyatt”).  For convenience, the applicable trademark or service mark symbol has been omitted but will be deemed to be included wherever the above-referenced terms are used.

Table of Contents

	Supplement No. 23 Page No.	Prospectus Page No.
Suitability Standards	1	-
Prospectus Summary	2	1
Questions and Answers About the Offering	6	13
Risk Factors	7	18
Selected Financial Data	15	45
Capitalization	18	47
Compensation Table	19	48
Use of Proceeds	21	59
Prior Performance of IREIC Affiliates	22	60
Management	42	98
Principal Stockholders	49	127
Business and Policies	50	128
Description of Real Estate Assets	67	151
Management’s Discussion and Analysis of Financial Condition and Results of Operations	89	173
Summary of Our Organizational Documents	123	218
Plan of Distribution	124	251
Optional Individual Retirement Account Program	125	264
Experts	126	273
Financial Statements	F-i	F-i
Appendix A	A-1	A-1
Appendix C-1	C-1-i	C-1-1

SUITABILITY STANDARDS

The following section replaces in its entirety the fourth paragraph of the “Suitability Standards” section of the prospectus.  The fourth paragraph of the “Suitability Standards” section of the prospectus dated August 1, 2007 is removed in its entirety.

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•	a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

•	trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•	an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock. References in this prospectus to “we,” “us” or “our company” refer to Inland American Real Estate Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries, including Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc., Inland American Urban Hotels, Inc., Minto Builders (Florida), Inc. (referred to herein as “MB REIT”), Inland American Lodging Corporation and Inland Public Properties Development, Inc., except in each case where the context indicates otherwise.

Inland American Real Estate Trust, Inc.

This subsection, which begins on page 1 in the “Prospectus Summary” section of the prospectus, and all other similar discussions appearing throughout the prospectus, are supplemented as follows:

Our initial public offering commenced on August 31, 2005 and was terminated as of the close of business on July 31, 2007. We sold a total of 469,598,762 shares in the “best efforts” public offering and a total of 9,720,990.849 shares pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of approximately $4,788,337,083.

We May Borrow Money

This subsection, which begins on page 5 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

As of December 31, 2007, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by 471 properties totaling approximately $3.0 billion, equivalent to approximately 48% of the combined fair market value of our encumbered assets on a consolidated basis.  For these purposes, the “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  The weighted average interest rate on this mortgage debt was 5.66% as of December 31, 2007.  See “Business and Policies – Borrowing” for additional discussion of our borrowing policies.

Compensation Paid To Our Business Manager and Its Affiliates

This subsection, previously entitled “ – Compensation Paid to Our Affiliates,” which begins on page 7 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

Set forth below is a summary of the most significant fees and expenses that we pay, or expect to pay, to Inland Securities, our Business Manager, our Property Managers, The Inland Group and their affiliates.  The compensation set forth under “Offering Stage” relates only to fees and expenses paid or accrued in connection with this follow-on offering.

Type of Compensation

Offering Stage

Selling Commission	As of December 31, 2007, we had paid or accrued selling commissions of approximately $44.9 million.

Marketing Contribution	As of December 31, 2007, we had paid or accrued a marketing contribution of approximately $15.0 million.

Due Diligence Expense Allowance	As of December 31, 2007, we had paid or accrued a due diligence expense allowance of approximately $3.0 million.

Reimbursable Expenses And Other Expenses Of Issuance	As of December 31, 2007, we had paid or accrued approximately $0.9 million in reimbursable expenses.

Operational Stage

Acquisition Expenses	For the year ended December 31, 2007, we reimbursed acquisition expenses of approximately $3.4 million.

Acquisition Fee	For the year ended December 31, 2007, we paid acquisition fees of approximately $37.1 million.

Property Management Fee	For the year ended December 31, 2007, we paid property management fees of approximately $15.1 million.

Oversight Fee	We had not paid any oversight fees as of December 31, 2007.

Business Management Fee	For the year ended December 31, 2007, we paid business management fees of approximately $9 million.

Incentive Fee	We had not paid any incentive fees as of December 31, 2007.

Interest Expense	We have not borrowed any monies from our sponsor or its affiliates through December 31, 2007.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages	For the year ended December 31, 2007, we paid affiliates of our sponsor mortgage-related service fees of approximately $2.9 million.

Ancillary Services Reimbursements	For the year ended December 31, 2007, we reimbursed affiliates of our sponsor approximately $3.2 million, of which approximately $1.7 million remained unpaid as of December 31, 2007.

Investment Advisor Fee	For the year ended December 31, 2007, we incurred investment advisory fees of approximately $2.1 million, of which approximately $0.3 million remained unpaid as of December 31, 2007.

Liquidation Stage

Property Disposition Fee	We had not paid any property disposition fees as of December 31, 2007.

Distribution Policy

This subsection, which begins on page 10 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through December 31, 2007, we paid cash distributions to our stockholders aggregating approximately $256.2 million.  Approximately $256.1 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.  For the period beginning January 1, 2007 and ending December 31, 2007, we paid cash distributions of approximately $222.7 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we began paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, was the first to reflect this increase.

For income tax purposes only, approximately 54.7% of the distribution paid in 2007 will be treated as ordinary income, approximately 36.7% will be treated as a return of capital and approximately 8.6% will be treated as a distribution of capital gain.  For income tax purposes only, for the year ended December 31, 2006, approximately $16.7 million (or approximately 50% of the $33.4 million distribution paid in 2006) represented a return of capital.  For income tax purposes only, for the year ended December 31, 2005, $123,000 (or 100% of the distributions paid for 2005) represented a return of capital due to the tax loss in 2005.  No distributions were made in 2004.  The following table denotes the allocation of the monthly distribution paid in 2007 for income tax purposes only.  All amounts are stated in dollars per share.

		Total	Ordinary		Nontaxable
Record Date	Payment Date	Distribution	Dividends	Capital Gains	Dividends

12/31/2006	1/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
1/31/2007	2/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
2/28/2007	3/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
3/31/2007	4/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
4/30/2007	5/11/2007	$0.050833	$0.027805	$0.004379	$0.018649
5/31/2007	6/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
6/30/2007	7/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
7/31/2007	8/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
8/31/2007	9/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
9/30/2007	10/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
10/31/2007	11/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
11/30/2007	12/12/2007	$0.051666	$0.028261	$0.004450	$0.018955
		$0.610829	$0.334116	$0.052619	$0.224094

Terms of the Offering

This subsection, which begins on page 11 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 1, 2007 (when we commenced this offering) through March 31, 2008, we have sold approximately 114.2 million shares in this “best efforts” offering and 11.8 million shares through our distribution reinvestment plan, generating approximately $1.3 billion in gross offering proceeds in this follow-on offering.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

Distribution Reinvestment Plan

This subsection, which begins on page 12 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 1, 2007 through March 31, 2008, we have sold approximately 11.8 million shares through our distribution reinvestment plan, or DRP, generating approximately $111.8 million in gross offering proceeds in this follow-on offering.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

The following discussion supersedes in its entirety the question “What real estate assets do you currently own?,” and the related answer thereunder, which appears in the prospectus on page 16 under the heading “Questions and Answers About the Offering.”

Q:  What real estate assets do you currently own?

A:   As of March 31, 2008, we, directly or indirectly, through joint ventures in which we have a controlling interest, owned fee simple and leasehold interests in 784 properties, excluding our lodging facilities, located in thirty-three states. In the aggregate, these properties represent approximately thirty-five million leasable square feet.  In addition, we, directly or indirectly through our wholly owned subsidiaries, Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc., Inland American Urban Hotels, Inc. and Inland American Lodging Corporation, owned ninety-eight hotels in twenty-four states, having an aggregate of  14,472 rooms.  In addition, as of December 31, 2007, we had entered into joint venture agreements with twelve entities to fund development or acquisition of office, industrial/distribution, retail, healthcare, lodging and mixed use properties. We have invested a total of approximately $493.8 million in cash in these joint ventures, which we do not consolidate for financial reporting purposes.

As of December 31, 2007, we had funded a total of approximately $281.2 million of loans secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.

Also, as of December 31, 2007, we had investments in marketable securities of $248.1 million, consisting of investments in the preferred and common stock of other REITs.

RISK FACTORS

Risks Related to Our Business

The following risk factor supersedes in its entirety the risk factor “We do not have our own acquisition group,” and the related discussion thereunder, which appears on page 22 of the prospectus.

We do not have our own acquisition group.

Except for the persons employed by our lodging and student housing subsidiaries, we do not employ directly any person(s)
responsible for identifying and acquiring properties or other real estate assets. Instead, we rely on entities affiliated with IREIC such as IREA, Inland Capital Markets Group, Inc. and Inland Institutional Capital Partners Corporation to identify and acquire other real estate assets. Other entities formed and organized by IREIC likewise utilize these entities to identify and acquire real estate assets, including the type of assets that we seek to acquire. IREA is a wholly owned indirect subsidiary of The Inland Group, Inc. Mr. Parks is a director of The Inland Group and two of the other REITs formed and organized by IREIC. Ms. Gujral is a director of IREIC and one of the other REITs. Under the property acquisition agreement we have entered into with IREA, we have been granted certain rights to acquire all properties, REITs or real estate operating companies IREA identifies, acquires or obtains the right to acquire. This right is subject to prior rights granted by IREA to other REITs formed and organized by IREIC, which grant these entities rights superior to ours to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. The agreement with IREA may result in a property being offered to another entity, even though we may also be interested in, and have the ability to acquire, the subject property.

The risk factor “Neither we nor our Business Manager or its affiliates have experience in the lodging industry,” and the related discussion thereunder, which appears on page 23 of the prospectus, are hereby deleted in their entirety.

The following three risk factors are added directly following the risk factor “If we do not have sufficient working capital, we will have to obtain financing from other sources,” and the related discussion thereunder, which appears on page 24 of the prospectus.

Financing our future growth plan could be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Our ability to finance our acquisitions could be adversely affected by our inability to secure permanent financing on reasonable terms, if at all.

Investments in real estate related securities subjects us to specific risks relating to the particular issuer of the securities.

Consistent with our business plan, we invest in securities issued by publicly traded real estate companies.  Investing in securities involves risks that are somewhat different from those impacting other real estate assets.  The trading market for securities may be more volatile than the market for property assets and thus trading prices may change more quickly and dramatically than the changes in property values.  We also are exposed not only to general market risk relating to securities or property assets in general but also to the risks associated with investing in a particular entity, including its financial condition and the business outlook of the issuer.  There is no assurance that we will be able to quickly vary our portfolio in response to volatile or changing market conditions which could have material adverse effect on our results of operations and financial condition.

Actions of our joint venture partners could negatively impact our performance.

As of December 31, 2007, we had entered into joint venture agreements with twelve entities to fund the development or acquisition of office, industrial/distribution, retail, lodging, healthcare and mixed-use properties. We have invested a total of approximately $500 million in cash in these joint ventures, which we do not consolidate for financial reporting purposes.  Our organizational documents do not limit the amount of available funds that we may invest in these joint ventures, and we intend to continue to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. The venture partners may share certain approval rights over major decisions and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•                                          that our co-member, co-venturer or partner in an investment might become bankrupt, which would mean that we and any other remaining general partners, members or co-venturers would generally remain liable for the partnership’s, limited liability company’s or joint venture’s liabilities;

•                                          that our co-member, co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•                                          that our co-member, co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our current policy with respect to maintaining our qualification as a REIT;

•                                          that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;

•                                          that joint venture, limited liability company and partnership agreements often restrict the transfer of a co-venturer’s, member’s or partner’s interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

•                                          that our relationships with our partners, co-members or co-venturers are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in such event, we may not continue to own or operate the interests or assets underlying such relationship or may need to purchase such interests or assets at an above-market price to continue ownership;

•                                          that disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable partnership, limited liability company or joint venture to additional risk; and

•                                          that we may in certain circumstances be liable for the actions of our partners, co-members or co-venturers.

We generally seek to maintain sufficient control of our ventures to permit us to achieve our business objectives; however, we may not be able to do so, and the occurrence of one or more of the events described above could adversely affect our financial condition, results of operations and ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk,” and the related discussion thereunder, which appears on page 24 of the prospectus.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the collateralized mortgage-backed securities. Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the collateralized mortgage-backed securities. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the collateralized mortgage-backed securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the collateralized mortgage-backed securities. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions will be adversely affected.

The following risk factor supersedes in its entirety the risk factor “To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment,” and the related discussion thereunder, which appears on page 24 of the prospectus.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on certain loans secured by our assets.  Our derivative instruments currently consist of interest rate swap contracts but may, in the future, include, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we are exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. There is no assurance we will be able to manage these risks effectively.  Failure to do so could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

The use of derivative financial instruments may reduce the overall returns on your investments. We have limited experience with derivative financial instruments and may recognize losses in our use of derivative financial instruments. Any loss will adversely affect our results of operations, financial condition and ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “The hotel market is highly competitive and generally subject to greater volatility than our other market segments,” and the related discussion thereunder, which appears on page 27 of the prospectus.

The hotel market is highly competitive and generally subject to greater volatility than our other market segments.

The hotel business is highly competitive and influenced by factors such as location, room rates and quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in the lodging market, and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the hotel industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hotels. The demand for our hotel rooms will change much more rapidly than the demand for space at our other properties such as office buildings and shopping centers. This volatility in room demand, the price paid on a nightly or daily basis for the room and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “Conditions of franchise agreements could adversely affect us,” and the related discussion thereunder, which appears on page 28 of the prospectus.

Conditions of franchise agreements could adversely affect us.

 As of December 31, 2007, all of our wholly owned or partially owned properties were operated under franchises with nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. These agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor’s system. These standards are subject to change over time, in some cases at the discretion of the franchisor, and may restrict our ability to make improvements or modifications to a hotel without the consent of the franchisor. Conversely, these standards may require us to make certain improvements or modifications to a hotel, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Compliance with these standards could require us to incur significant expenses or capital expenditures, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

These agreements also permit the franchisor to terminate the agreement in certain cases such as a failure to pay royalties and fees or perform our other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may be liable to the franchisor for a termination payment. These payments vary. Also, these franchise agreements do not renew automatically. We received notice from a franchisor that the franchise license agreements for two hotels, aggregating 319 rooms, which expire in March 2009 and November 2010, will not be renewed. There can be no assurance that other licenses will be renewed upon the expiration thereof. The loss of a number of franchise licenses and the related termination payments could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations,” and the related discussion thereunder, which appears on page 29  of the prospectus.

One tenant generated a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of December 31, 2007, approximately 12% of our rental revenue was generated by properties leased to AT&T, Inc., the SBC Center in Hoffman Estates, Illinois, One AT&T Center in St. Louis, Missouri and AT&T Center in Cleveland, Ohio.  One tenant, AT&T, Inc., leases 100% of the total gross leasable area of these three properties. As a result of the concentration of revenue generated from these properties, if AT&T were to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the defaults were cured or the three properties were leased to a new tenant or tenants.

The following risk factor supersedes in its entirety the risk factor “Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas,” and the related discussion thereunder, which appears on page 29 of the prospectus.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. A stockholder’s investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties. For example, as of December 31, 2007, approximately 6%, 6%, 8%, 15% and 15% of our base rental income of our consolidated portfolio, excluding our lodging facilities, was generated by properties located in the Dallas, Washington, D.C., Minneapolis, Chicago and Houston metropolitan areas, respectively.  Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

Additionally, at December 31, 2007, thirty-nine of our lodging facilities, or approximately 51% of our lodging portfolio, were located in the eight eastern seaboard states ranging from Connecticut to Florida, including thirteen hotels located in North Carolina.  Thus, adverse events in these areas, such as recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels. Further, several of the hotels are located near the Atlantic Ocean and are exposed to more severe weather than hotels located inland. Elements such as salt water and humidity can increase or accelerate wear on the hotels’ weatherproofing and mechanical, electrical and other systems, and cause mold issues. As a result, we may incur additional operating costs and expenditures for capital improvements at these hotels.  This geographic concentration also exposes us to risks of oversupply and competition in these markets. Significant increases in the supply of certain property types, including hotels, without corresponding increases in demand could have a material adverse effect on our financial condition, results of operations and our ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “We may be unable to sell assets if or when we decide to do so,” and the related discussion thereunder, which appears on page 29 of the prospectus.

We may be unable to sell assets if or when we decide to do so.

Our ability to sell real estate assets is limited by the provisions governing our continued qualifications as a REIT as well as by many other factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

The following risk factor supersedes in its entirety the risk factor “Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee,” and the related discussion thereunder, which appears on page 29 of the prospectus.

Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have agreed to either forgo or defer a portion of the business management fee due them from the other REITs sponsored by IREC to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties. For the year ended December 31, 2007, we incurred business management fees of $9 million, or approximately 0.20% of our average invested assets on an annual basis, as well as investment advisory fees of approximately $2.1 million, together which are less than the full 1% fee that the Business Manager is entitled to receive.  In each case, IREIC or its affiliates, including our Business Manager, determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods. In the case of Inland Western Retail Real Estate Trust, Inc., or “Inland Western,” IREIC also advanced monies to Inland Western to pay distributions. There is no assurance that our Business Manager will continue to forgo or defer all or a portion of its business management fee during the periods that we are raising capital, which may affect our ability to pay distributions or have less cash available to acquire real estate assets.

The following risk factor supersedes in its entirety the risk factor “Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks,” and the related discussion thereunder, which appears on page 32 of the prospectus..

Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks.

Investing in properties under development, and in lodging facilities, which typically must be renovated or otherwise improved on a regular basis including renovations and improvements required by existing franchise agreements, subjects us to uncertainties such as the ability to achieve desired zoning for development, environmental concerns of governmental entities or community groups, ability to control construction costs or to build in conformity with plans, specifications and timetables. Delays in completing construction also could give tenants the right to terminate preconstruction leases for space at a newly-developed project. We may incur additional risks when we make periodic progress payments or advance other costs to third parties prior to completing construction. These and other factors can increase the costs of a project or cause us to lose our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of fair market value upon completing construction when agreeing upon a price to be paid for the property at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on investment could suffer, thus impacting our ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results,” and the related discussion thereunder, which appears on page 33 of the prospectus.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties, regardless of fault or whether the original disposal was legal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to spend material amounts of money. Future laws, ordinances or regulations may impose material environmental liability. Further, the condition of our properties may be affected by tenants, the condition of the land, operations in the vicinity of the properties, such as the presence of underground or above-ground storage tanks, or the activities of unrelated third parties. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations. The cost of complying or failing to comply with all of the environmental laws and other governmental laws and regulations may have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Risks Related to Our Business Manager, Property Managers and their Affiliates

The following risk factor supersedes in its entirety the risk factor “We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC and cannot predict the amount of fees to be paid,” and the related discussion thereunder, which appears on page 39 of the prospectus.

We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC and cannot predict the amount of fees to be paid.

We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC for services provided to us. Because these fees generally are based on the amount of our invested assets, the purchase price for these assets or the revenues generated by our properties, we cannot predict the amounts that we will ultimately pay to these entities. In addition, because employees of our Business Manager are given broad discretion to determine when to consummate a particular real estate transaction, we rely on these persons to dictate the level of our business activity. Fees paid to our Business Manager, Property Managers and other affiliates of IREIC reduce funds available for distribution to you.  We have also issued stock to our Business Manager for acquisition fee that could have a dilutive effect to you.

SELECTED FINANCIAL DATA

This section supersedes the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 45 of the prospectus.

The following table shows our consolidated selected financial data relating to our historical financial condition and results of operations. This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	As of December 31,
	2007	2006	2005	2004

Total assets	$8,211,758	3,040,037	865,851	731

Mortgages, notes and margins payable	$3,028,647	1,107,113	227,654	—

	Year Ended December 31,			For the period October 4, 2004 (inception) to December 31,
	2007	2006	2005	2004

Total income	$478,736	123,202	6,668	—

Total interest and dividend income	$84,288	22,164	1,663	—

Net income (loss) applicable to common shares	$55,922	1,896	(1,457)	(24)

Net income (loss) per common share, basic and diluted (a)	$.14	.03	(1.65)	(1.20)

Distributions declared to common stockholders	$242,606	41,178	438	—

Distributions per weighted average common share (a)	$.61	.60	.11	—

Funds From Operations (a)(b)	$234,215	48,088	(859)	—

Cash flows provided by (used in) operating activities	$263,420	65,883	11,498	(14)

Cash flows used in investing activities	$(4,873,404)	(1,552,014)	(810,725)	—

Cash flows provided by financing activities	$4,716,852	1,751,494	836,156	214

Weighted average number of common shares outstanding, basic and diluted	396,752,280	68,374,630	884,058	20,000

(a)          The net income (loss) per share basic and diluted is based upon the weighted average number of common shares outstanding for the years ended December 31, 2007, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the years ended December 31, 2007 and 2006 and for the period from August 31, 2005 (commencement of the offering) to December 31, 2005.  See Footnote (b) below for information regarding our calculation of FFO.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income; however in 2005 we had a tax loss which resulted in distributions paid during that period being treated as a return of capital for tax purposes.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares, only to the extent of a stockholder’s basis.  For the years ended December 31, 2007 and 2006, $81,701 and $16,697 (or approximately 37% and 50% of the $222,697 and $33,393 distribution paid in 2007 and 2006, respectively) represented a return of capital.  For the year ended December 31, 2005, $123 (or 100% of the distributions paid for 2005) represented a return of capital due to the tax loss in 2005.  No distributions were made in 2004.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)         One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations,” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest.  FFO is not intended to be an alternative to  “Net Income” as an indicator of our performance nor to  “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  This allows us to compare our property performance to our investment objectives.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		Year ended December 31,
		2007	2006	2005
	Net income (loss) applicable to common shares	$55,922	1,896	(1,457)
Add:	Depreciation and amortization:
	Related to investment properties	174,163	49,681	3,459
	Related to investment in unconsolidated entities	6,538	1,697	—
Less:	Minority interests’ share:
	Depreciation and amortization related to investment properties	2,408	5,186	2,861

	Funds from operations	$234,215	48,088	(859)

                The following table reflects the historical financial condition and results of operations of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (PF #1), L.P. (together referred to as the “RLJ Funds”). Substantially all of the RLJ Funds’ assets are held by, and all of their operations are conducted through RLJ Urban Lodging Master, LLC (“Lodging Master”), which we acquired on February 8, 2008, or a wholly-owned subsidiary of Lodging Master.  Because the RLJ Funds serve as the ultimate corporate parent of Lodging Master and the RLJ Funds do not hold any substantial assets outside of Lodging Master, our management believes that it is appropriate to provide selected financial data for the RLJ Funds rather than the entity we have acquired. This selected data should be read in conjunction with the RLJ Funds’ combined consolidated financial statements and related notes to the combined consolidated financial statements appearing elsewhere in this prospectus, as supplemented.

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(in thousands, except per share and statistical data)
Revenues:
Room revenue	$141,939	135,956	60,643
Other operating department revenue	24,058	25,526	12,953
Other income	934	2,357	559

Total revenue	166,931	163,839	74,155

Expenses:
Operating expense	96,489	98,849	46,768
Depreciation and other amortization	16,058	20,210	8,879
Real estate and personal property tax, ground rent and insurance	8,789	8,206	3,695
General and administrative	1,452	1,163	776

Total expenses	$122,788	128,248	60,118

Operating income	$44,143	35,591	14,037
Interest income	695	629	201
Interest expense	(26,040)	(26,311)	(12,337)

Income before gain on sale of properties	$18,798	9,909	1,901

Gain on sale of properties	115	76,418	—

Net income	$18,913	86,327	1,901

Balance Sheet Data (at end of period)
Cash and cash equivalents	$22,235	20,023	15,657
Investment in hotels, net	$608,128	514,732	550,454
Total assets	$652,519	554,074	595,292
Borrowings under credit facility	$—	1,696	9,500
Mortgage loans	$414,558	350,196	363,699
Partners’ equity	$214,237	184,117	202,811

Other Data
Cash flow from:
Operating activities	$36,027	36,104	4,801
Investing activities	$(112,291)	94,495	(416,579)
Financing activities	$78,476	(126,233)	424,833
Number of hotels owned at end of period	22	18	18
Average Daily Rate (ADR) (a)	$143.87	133,75	125.84
Occupancy %	73.3	71.1	74.8
Revenue Per Available Room (RevPAR) (b)	$105.53	95.04	94.17

(a)  Room revenue divided by number of rooms sold.

(b) ADR multiplied by occupancy.

CAPITALIZATION

This section supplements the discussion contained in the prospectus under the heading “Capitalization,” which begins on page 47 of the prospectus.

The following table sets forth our capitalization as of December 31, 2007.  The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

December 31, 2007
(In Thousands)
Debt:
Mortgages, notes and margins payable	$3,028,647
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—
Common Stock, $0.001 Par Value, 1,460,000,000 shares authorized, 548,168,989 shares issued and outstanding as of December 31, 2007	548
Additional Paid-In Capital (1)	4,905,710
Accumulated distributions in excess of net income (loss)	(227,885)
Accumulated other comprehensive income	(64,278)
Total Stockholders’ Equity:	4,614,095

Total Capitalization:	$7,642,742

(1)   Additional paid-in capital is net of offering costs of $557.1 million as of December 31, 2007, of which $530.5 million was paid or accrued to affiliates as of December 31, 2007.

COMPENSATION TABLE

Nonsubordinated Payments - Operational Stage

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table – Nonsubordinated Payments,” which begins on page 48 of the prospectus, and all similar discussions appearing throughout the prospectus.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities.

We pay fees on a monthly basis totaling 1% on an annnualized basis of the first $10 million of marketable securities under management, 0.90% on an annnualized basis of marketable securities from $10 million to $25 million, 0.80% on an annnualized basis of marketable securities from $25 million to $50 million and 0.75% on an annnualized basis of the remaining balance. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.

The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Actual Compensation

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table – Actual Compensation,” which begins on page 58 of the prospectus.

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds.  Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. We anticipate that these costs will not exceed these limitations upon completion of the offering.

We have paid or incurred the following operating expenses in connection with our operational stage activities (all dollar amounts are rounded to the nearest thousand):

Operational Stage	For the year ended December 31, 2007
Acquisition expenses	$3,432,000
Acquisition fees	37,060,000
Property management fees	15,129,000
Oversight fees	—
Interest expense	—
Service fee associated with purchasing, selling and servicing mortgages	2,908,000
Ancillary services reimbursements	3,227,000
Business management fees(1)	9,000,000
Investment advisor fees	2,120,000
Incentive fees	—
Total operating fees and expenses(2):	$72,876,000

(1)   Our Business Manager is entitled to receive a business management fee of up to 1% of our average invested assets, payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter. For the year ended December 31, 2007, our average invested assets were approximately $4.6 billion. For the year indicated, the Business Manager agreed to waive all fees allowed but not taken to which it was entitled, except for the $9 million business management fee and approximately $2.2 million investment advisor fee that were paid.

(2)   Our total operating fees and expenses which includes acquisition costs and loan fees which are capitalized did not exceed the 2% or 25% limitations for the year ended December 31, 2007, and therefore the Business Manager has not been required to reimburse us for any excess amounts.

We have not sold any properties and, therefore, we have not paid or incurred any disposition fees for the period from October 4, 2004 (inception) through December 31, 2007.

USE OF PROCEEDS

This section supersedes the discussion contained in the prospectus under the heading “Estimated Use of Proceeds,” which begins on page 59 of the prospectus.

The amounts reflected in the “Estimated Proceeds” columns below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share. The “Actual Proceeds” columns reflect our actual use of offering proceeds through December 31, 2007.

Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.” The “Estimated Proceeds” columns may not accurately reflect the actual receipt or application of the offering proceeds. Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total 15% of the gross offering proceeds. In addition, the “Estimated Proceeds” columns do not give effect to any special sales or volume discounts which could reduce selling commissions. Moreover, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Estimated Proceeds		Actual Proceeds as of December 31, 2007
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$5,000,000,000	100.00%	$630,602,500	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$44,949,053	7.13%
Marketing Contribution	$125,000,000	2.50%	$14,958,209	2.37%
Due Diligence Expense Allowance	$25,000,000	0.50%	$2,991,642	0.47%
Organization and Offering Expenses (1)	$50,500,000	1.01%	$6,167,623	0.98%
TOTAL EXPENSES:	$575,500,000	11.51%	$69,066,527	10.95%
Gross Amount Available	$4,424,500,000	88.49%	$561,535,973	89.05%
Less:
Acquisition Expenses (2)	$25,000,000	0.50%	—	—
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,399,500,000	87.99%	$561,535,973	89.05%

(1)         Organization and offering expenses include amounts for SEC registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(2)         The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired and the type of consideration, cash or common stock, used to pay the fees and expenses.  Because our initial offering concluded on August 31, 2007, none of the acquisition expenses set forth in this table as of December 31, 2007 are attributable to our follow-on offering as there were initial offering proceeds available to purchase properties through December 31, 2007.

PRIOR PERFORMANCE OF IREIC AFFILIATES

Prior Investment Programs

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Prior Investment Programs,” which begins on page 60 of the prospectus.

During the ten year period ending December 31, 2007, IREIC and its affiliates have sponsored three other REITs and seventy real estate exchange private placements, which altogether have raised more than $8.2 billion from over 194,300 investors in offerings for which Inland Securities has served as dealer manager. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, raised approximately $7.6 billion from over 193,000 investors. Inland Western Retail Real Estate Trust, Inc. and Inland Real Estate Corporation have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States, although Inland Real Estate Corporation has, to date, generally limited its focus to properties located within 400 miles of Oak Brook, Illinois.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately 93% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 92% of properties purchased and approximately 92% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, at or for the year ended December 31, 2007. On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI is available.

Summary Information

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Summary Information,” which begins on page 61 of the prospectus.

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of Inland Retail Real Estate Trust, Inc., for the ten year period ending December 31, 2007, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. With respect to Inland Retail Real Estate Trust, Inc., information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager. All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of December 31, 2007	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of December 31, 2007 (1)	Inland Real Estate Exchange Private Placement Offerings as of December 31, 2007

Number of programs sponsored	1	1	1	70
Aggregate amount raised from investors	$4,470,006,000	2,424,515,000	724,891,000	617,301,000
Approximate aggregate number of investors	113,400	57,600	22,000	1,300
Number of properties purchased	313	287	178 (2)	65
Aggregate cost of properties	$8,176,122,000	4,138,046,000	1,672,370,000	1,238,766,000
Number of mortgages/notes receivable	7	0	0	0
Principal amount of mortgages/notes receivable	$33,800,800	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	83.00%	32.00%
Single-user net lease	30.00%	11.00%	17.00%	13.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	42.00%
Industrial	0.00%	0.00%	0.00%	13.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	38.00%	39.00%	38.00%	26.00%
Existing construction	62.00%	61.00%	62.00%	74.00%

Number of properties sold in whole or in part	11	13	26 (2)	1

Number of properties exchanged	0	0	0	0

(1)

On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments.  IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering.  Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement.  Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

(2)

The Company’s joint venture with Inland Real Estate Exchange Corporation (“IREX”) has offered tenant-in-common (“TIC”) interest in properties that it holds together with its joint venture partner, to investors in a private placement exempt from registration under the Securities Act of 1933.  Included in the amounts above are all properties purchased for this joint venture.  During 2007, IRC purchased 10 properties of which 5 have been either partially or entirely sold to TIC investors.

During the three years prior to December 31, 2007, Inland Western Retail Real Estate Trust, Inc. purchased 202 properties and Inland Real Estate Corporation purchased eighteen commercial properties. During the three years prior to December 31, 2007, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Publicly Registered REITs,” which begins on page 63 of the prospectus.

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through December 31, 2007, IRC had issued approximately 15.7 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $674.7 million as of December 31, 2007. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On March 31, 2008, the closing price of the stock on the New York Stock Exchange was $15.21 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances. All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of December 31, 2007, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.98 per share, equal portions of which are paid monthly.

As of December 31, 2007, IRC owned 152 properties for an aggregate purchase price of approximately $1.7 billion. These properties were purchased in part with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties draws on its line of credit or sales proceeds from previous sales of properties. As of December 31, 2007, IRC had debt of approximately $606.7 million secured by its properties and had $100 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003. Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through December 31, 2007, Inland Western had issued approximately 47 million shares through its distribution reinvestment program and had repurchased approximately 21 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.8 billion as of December 31, 2007.

On November 15, 2007, Inland Western became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. As a result of the merger, Inland Western issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 37.5 million shares of Inland Western’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.7% of its common stock.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of December 31, 2007, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of December 31, 2007, Inland Western owned 302 properties for an aggregate purchase price of approximately $7.6 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of December 31, 2007, Inland Western had borrowed approximately $4.1 billion secured by its properties.

On November 1, 2007, a single stockholder filed a class action complaint in the United States District Court for the Northern District of Illinois alleging violations of the federal securities laws and common law causes of action in connection with our merger with our business manager/advisor and property managers as reflected in our Proxy Statement dated September 10, 2007 (the “Proxy Statement”).  The complaint alleges, among other things, (i) that the consideration paid as part of the merger was excessive; (ii) violations of Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Exchange Act, based upon allegations that the proxy statement contains false and misleading statements or omits to state material facts; (iii) that the business manager/advisor and property managers and certain directors and defendants breached their fiduciary duties to the class; and (iv) that the merger unjustly enriched the business manager/advisor and property managers. The complaint seeks, among other things, (i) certification of the class action; (ii) a judgment declaring the proxy statement false and misleading; (iii) unspecified monetary damages; (iv) to nullify any stockholder approvals obtained during the proxy process; (v) nullification of the merger and the related merger agreements with the business manager/advisor and the property managers; and (viii) the payment of reasonable attorneys’ fees and experts’ fees. We believe that the allegations in the complaint are without merit, and intend to vigorously defend the lawsuit.

The following tables summarize distributions paid by IRC and Inland Western from the date each was formed or commenced its offering through December 31, 2007. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through December 31, 2007, IREIC or its affiliates received approximately $103.1 million in advisor fees and agreed to forgo an additional $168 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. For the twelve months ended December 31, 2007, we incurred business management fees of $9 million, or approximately 0.17% of our average invested assets on an annual basis, as well as investment advisory fees of approximately $1.588 million, together which are less than the full 1% fee that the Business Manager is entitled to receive. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to continue foregoing any portion of this fee, thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005 (4)	58,867,790	57,502,980	—	1,364,810.87
2006 (5)	64,689,179	55,737,360	8,520,125	431,694.96
2007 (6)	63,659,150	59,860,450	516,781	3,281,919.98
	584,206,604	477,776,770	99,203,100	7,226,734

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005.  The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)                   The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

(6)                   The December distribution declared on December 17, 2007, with a record date of December 31, 2007 and payment date of January 17, 2008, is reportable for tax purposes in 2008 and is not reflected in the 2007 calculation

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	290,550,000	141,560,000	148,990,000	—	.64
	840,546,000	414,637,000	425,909,000	—

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   Inland Western began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

Private Partnerships

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Private Partnerships,” which begins on page 69 of the prospectus.

Through December 31, 2007, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 494 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From January 1, 1998 through December 31, 2007, investors in these private partnerships have received total distributions in excess of $575 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

1031 Exchange Private Placement Offering Program

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – 1031 Exchange Private Placement Offering Program,” which begins on page 70 of the prospectus.

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through December 31, 2007, IREX has offered the sale of seventy properties with a total property value of approximately $1.2 billion.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

On July 13, 2007, this property was sold for approximately $7.86 million.  After the repayment of the mortgage balance of approximately $2.8 million, payment of the cost of sales totaling approximately $95,000 and $265,275 management termination fees, the investors received approximately $4.7 million in net sales proceeds.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX, acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

On May 13, 2005, the $3.1 million mortgage was refinanced with an approximately $3.1 million mortgage, of which refinancing expenses totaled $30,000.  On July 19, 2007, this property was sold for approximately $4.35 million.  After the repayment of the mortgage balance of approximately $3.1 million and payment of the costs of sales totaling approximately $110,000, the investors received approximately $1.14 million in net sales proceeds.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

On June 4, 2007, the $5.7 million mortgage was refinanced with an approximately $7.2 million mortgage.  After paying refinancing expenses totaling approximately $79,000, the investors received the net refinancing proceeds of approximately $1.4 million.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the property in the amount of $4.7 million from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of a $451,347 acquisition fee, $50,000 for a property reserve account and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

In June 2007, the sole investor of the Long Run property elected to terminate the property management agreement with an affiliate of the sponsor.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company, purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the property, the L.L.C. received a credit for the Market Day security deposit in the amount of approximately $0.1 million. The amount was deposited with the manager to hold in escrow and disburse in accordance with the terms of the Market Day lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C. began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of a $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

On May 15, 2007, this property was sold for $8.55 million of which approximately $3.7 million was used to pay off the mortgage balance and approximately $300,000 was used to pay costs related to the sale of the property.  The investors received approximately $4.55 million in net sales proceeds.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land, upon which four interconnected buildings totaling 256,700 square feet are located, at 1900 East Lake Avenue, Glenview, Cook County, Illinois for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman. The L.L.C. funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006. In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of approximately $51.8 million and the total price of approximately $57 million consists of an acquisition fee of approximately $2.2 million, $0.2 million for a property reserve account and approximately $2.9 million of estimated costs and expenses.  The offering was completed in May 2007 when the maximum offering amount was raised.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land for approximately $42.3 million in cash plus the assumption of the existing indebtedness.  The property is located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona and consists of a portion of an open air multi-tenant shopping center, including but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street from the power center. The property includes approximately 496,631 rentable square feet of the total 1.1 million rentable square feet in the shopping center. The L.L.C. acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC. The L.L.C. funded the acquisition of the property with approximately $27 million in cash, the proceeds from the mezzanine loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property. In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of $96.2 million and the total price of approximately $105.3 million consists of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses.  The offering was completed in June 2007 when the maximum offering amount was raised.

Honey Creek Commons Shopping Center in Terre Haute, Indiana. Honey Creek, L.L.C., a Delaware limited liability company, purchased on January 11, 2006 a 19.9 acre parcel of land located at 5601-5793 South US Highway 41, Terre Haute, Vigo County, Indiana, for approximately $23.8 million from unrelated third parties.  The property consists of a multi-tenant retail shopping center that is shadow anchored by Wal-Mart. The shopping center is currently 100% leased and occupied by twelve tenants. The property contains two building totaling approximately 172,866 square feet of leasable area. Subsequent to the initial purchase, the L.L.C. funded certain earn-outs totaling $2.6 million. These earn-outs and the purchase price totaled approximately $26.4 million. The L.L.C. funded the acquisition of the property with cash, and on June 29, 2006, secured a mortgage loan from the lender in the principal amount of approximately $16 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In October 2006, the L.L.C. offered to qualified accredited investors 99% of the tenant in common interests in the property for a total of approximately $13.1 million in cash plus the assumption of the existing indebtedness. The difference between the total purchase price of approximately $26.4 million and the total price of approximately $29.3 million consists of an approximately $0.8 million acquisition fee, $0.2 million in property reserves, and approximately $1.9 million of estimated costs and expenses. The offering was completed in June 2007 when the maximum offering amount was raised.

Pacer Global Logistics Office Building in Dublin, Ohio. Dublin 1031, L.L.C. , a Delaware limited liability company, purchased a 13.349 acre parcel of land which includes a three-story office building on September 7, 2006 for $19.7 million from an unrelated third party. The building is currently 100% leased to and occupied by Pacer Global Logistics.  The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $12 million from Sovereign Bank, Inc. In January 2007, Dublin 1031, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $22.6 million, which consisted of approximately $12 million in debt assumption and approximately $10.6 million in equity investment, 1% of which was required by the lender to be retained by Dublin 1031, L.L.C. The difference between the real estate acquisition price of approximately $19.7 million and the total price of approximately $22.6 million consists of a $1 million acquisition fee, approximately $0.4 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2007 when the maximum offering amount was raised.

Pewaukee Office Building in Pewaukee, Wisconsin. Inland Riverwoods, L.L.C. , a Delaware limited liability company, purchased an 11.29 acre parcel of land upon which includes a four-story office building on December 28, 2006 for $29 million from an unrelated third party. The building is currently 100% leased to and occupied by AT&T Services, Inc.  The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $17 million from Nomura Credit & Capital, Inc. In February 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $16.7 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $32.9 million, which consisted of approximately $17 million in debt assumption and approximately $15.7 million in equity investment, 1% of which was required by the lender to be retained by Inland Riverwoods, L.L.C. The difference between the real estate acquisition price of approximately $29 million and the total price of approximately $32.9 million consists of a $1.5 million acquisition fee, $0.3 million for a property reserve account and approximately $2.1 million of estimated costs and expenses.  The offering was completed in June 2007 when the maximum offering amount was raised.

Sioux Falls Office Building in Sioux Falls, South Dakota. Inland Sioux Falls, L.L.C. , a Delaware limited liability company, purchased a twenty-five acre parcel of land which includes both a one-story and a two-story office building on January 19, 2007 for $27.5 million from an unrelated third party.  The building is currently 100% leased to and occupied by HSBC Card Services, Inc.  The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $13.8 million from Bear Stearns Commercial Mortgage Inc. In March 2007, Inland Sioux Falls, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $18.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $31.9 million, which consisted of approximately $13.8 million in debt assumption and approximately $18.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Sioux Falls, L.L.C. The difference between the real estate acquisition price of approximately $27.5 million and the total price of approximately $31.9 million consists of a $1.4 million acquisition fee, approximately $0.8 million for a property reserve account and approximately $2.2 million of estimated costs and expenses. The offering was completed in July 2007 when the maximum offering amount was raised.

Burbank 1031 Venture, L.L.C. Burbank 1031 Venture, L.L.C., a Delaware limited liability company, purchased a 9.2315 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 71,113 square feet of gross rentable area for $10.1 million from an unrelated third party on September 29, 2006. The property is located at 7600 South Cicero Avenue, Burbank, Cook County, Illinois. The building was constructed in 1988 and renovated in 1995.  The building is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with cash.  On March 23, 2007, the L.L.C. secured permanent financing from Bank of America, N.A. in the amount of $6.1 million. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In April 2007, IRC-IREX Venture, L.L.C., a Delaware limited liability company and initial beneficiary of Burbank 1031 Venture, L.L.C., offered its entire membership interest in the L.L.C. to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $11.3 million, which consisted of approximately $6.0 million in debt assumptions and approximately $5.3 million in equity investment. The difference between the real estate acquisition price of approximately $10.1 million and the total price of an approximately $11.3 million consists of an approximately $0.5 million acquisition fee, $25,000 for a property reserve account and approximately $0.7 million of estimated costs and expenses.  The offering was completed in September 2007 when the maximum offering amount was raised.

FMC Technologies Headquarters in Houston, Texas. Houston 1031 Limited Partnership, an Illinois Limited Partnership, purchased a 38.199 acre parcel of land upon which are located four main buildings and numerous additional buildings containing approximately 462,717 square feet of gross rentable area on March 23, 2007 for $65 million from an unrelated third party. The building is currently 100% leased to and occupied by FMC Technologies, Inc.   The limited partnership funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $39 million from Nomura Credit & Capital, Inc. In May 2007, Houston 1031 Limited Partnership offered 99% of the undivided tenant in common interests in the property for $32.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $71.9 million, which consisted of approximately $39 million in debt assumption and approximately $32.9 million in equity investment, 1% of which was required by the lender to be retained by Houston 1031 Limited Partnership. The difference between the real estate acquisition price of approximately $65 million and the total price of $71.9 million consists of a $3.05 million acquisition fee, approximately $0.1 million for a property reserve account and approximately $3.7 million of estimated costs and expenses. The offering was completed in September 2007 when the maximum offering amount was raised.

Chicago Grace Office Building in Chicago, Illinois. Inland Chicago Grace, L.L.C., a Delaware limited liability company, purchased a 2.12 acre parcel of land which includes a four-story office building on April 11, 2007 for approximately $12.7 million from an unrelated third party. The building is currently

100% leased to and occupied by AT&T Services, Inc. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $7.8 million from Nomura Credit & Capital, Inc. In June 2007, Inland Chicago Grace, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $7.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.9 million, which consisted of approximately $7.8 million in debt assumption and approximately $7.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Chicago Grace, L.L.C. The difference between the real estate acquisition price of approximately $12.7 million and the total price of approximately $14.9 million consists of an approximately $0.6 million acquisition fee, $0.3 million for a property reserve account and approximately $1.2 million of estimated costs and expenses.  The offering was completed in August 2007 when the maximum offering amount was raised.

Plano Data Center in Plano, Texas. Plano 1031 Limited Partnership, an Illinois limited partnership, purchased an approximate 4.35 acre parcel of land upon which is located a one-story office building containing approximately 40,966 square feet of leasable area on March 9, 2007 for $25 million from an unrelated third party. The building is currently 100% leased to and occupied. The limited partnership funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of $12.5 million from Nomura Credit & Capital, Inc. In June 2007, Plano 1031 Limited Partnership offered 99% of the undivided tenant in common interests in the property for approximately $16 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $28.6 million, which consisted of $12.5 million in debt assumption and approximately $16 million in equity investment, 1% of which was required by the lender to be retained by Plano 1031 Limited Partnership. The difference between the real estate acquisition price of $25 million and the total price of approximately $28.6 million consists of an approximately $1.3 million acquisition fee, approximately $0.3 million for a property reserve account and approximately $2.1 million of estimated costs and expenses.  The offering was completed in November 2007 when the maximum offering amount was raised.

Gander Mountain in Eden Prairie, Minnesota. Eden Prairie 1031, DST, a Delaware statutory trust, purchased a 4.69 acre parcel of land which includes a two-story office building on May 7, 2007 for approximately $17.9 million from an unrelated third party.  The building was constructed in 2007. The building is currently 100% leased to and occupied by Gander Mountain Company. The DST funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $10.8 million from Bank of America, N. A. In August 2007, Eden Prairie 1031, DST began offering 99.5% of its beneficial interests in the trust for approximately $9.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $20.3 million, which consisted of approximately $10.8 million in debt assumption and approximately $9.5 million in equity investment, .5% of which was required by the lender to be retained by Eden Prairie 1031, DST. The difference between the real estate acquisition price of approximately $17.9 million and the total price of approximately $20.3 million consists of an approximately $0.9 million acquisition fee, approximately $0.3 million for a property reserve account and approximately $1.25 million of estimated costs and expenses.  The offering was completed in November 2007 when the maximum offering amount was raised.

Borders Book Store in Carmel, Indiana. Carmel 1031 Venture, L.L.C., a Delaware limited liability company, purchased a 2.59 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 23,196 square feet of gross rentable area for $6.9 million from an unrelated third party on May 1, 2007.  The building was constructed in 2002.  The building is currently

100% leased and occupied by Borders Inc. The L.L.C. funded the acquisition of the property with cash, and subsequently obtained a secured permanent financing of approximately of $4.1 million from Bear Stearns Commercial Mortgage, Inc. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In August 2007, Carmel Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Carmel 1031, L.L.C., offered its entire membership interest in the L.L.C. to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $7.8 million, which consisted of approximately $4.1 million in debt assumption and approximately $3.7 million in equity investment. The difference between the real estate acquisition price of approximately $6.9 million and the total price of an approximately $7.8 million consists of an approximately $0.3 million acquisition fee, $25,000 for a property reserve account and approximately $0.5 million of estimated costs and expenses.  The offering was completed in November 2007 when the maximum offering amount was raised.

Rainbow Foods Store in West St. Paul, Minnesota.  West St. Paul 1031 Venture DST, a Delaware statutory trust, purchased a 4.805 acre parcel of land which includes a one-story office building on May 18, 2007 for approximately $6.9 million from an unrelated third party.  The building was constructed in 1982 and between 2005 and 2006 underwent a substantial renovation at approximately $4.0 million. The building is currently 100% leased to and occupied by Roundy’s Supermarket, Inc., which operates the property as a Rainbow Foods supermarket. The DST funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $3.8 million from Bear Stearns Commercial Mortgage, Inc.  In September 2007, West St. Paul 1031 Venture DST began offering 99.5% of its beneficial interests in the trust for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $8.1 million which consisted of approximately $3.8 million in debt assumption and approximately $4.3 million in equity investment, of which 0.5% was required by the lender to be retained by West St. Paul 1031 Venture DST. The difference between the real estate acquisition price of approximately $6.9 million and the total price of approximately $8.1 million consists of  an approximately $0.3 million acquisition fee, $0.2 million for a property reserve account and approximately $0.8 million of estimated costs and expenses. As of December 31, 2007, the offering had raised approximately $3.6 million from investors.

Apria Healthcare in Schaumburg, Illinois.  Schaumburg 1031 Venture, L.L.C., a Delaware limited liability company, purchased a 5.843-acre parcel of land upon which is located a one-story, office/warehouse building, on May 2, 2007 for approximately $8.2 million from an unrelated third party.  The building was constructed in 2000. The building is currently 100% leased to and occupied by Apria Healthcare, Inc.  The L.L.C. funded its acquisition of the property with cash.  In September 2007, IRC-IREX Venture, L.L.C., the initial beneficiary of Schaumburg 1031 Venture, L.L.C., offered its entire membership interest in the L.L.C. to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $9.8 million. Beginning on November 15, 2007, Schaumburg 1031 Venture, L.L.C., offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 81 East Remington Road, Schaumburg, Illinois for approximately $10.0 million in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $10.0 million, of which 1% was required by the lender to be retained by Schaumburg 1031 Venture, L.L.C. The difference between the real estate acquisition price of approximately $8.2 million and the total price of approximately $10.0 million consists of an approximately $0.4 million acquisition fee, $0.2 million for a property reserve account and $1.2 million of estimated costs and expenses.  As of December 31, 2007, the offering had raised approximately $3.6 million from investors.

Rainbow Foods Store in Waukesha, Wisconsin.  Waukesha 1031 DST, a Delaware statutory trust, purchased a 6.328 acre parcel of land, which includes a one-story retail building, on August 13, 2007 for approximately $17.6 million from an unrelated third party.  The building was constructed in 2007.  The building is currently 100% leased to and occupied by Roundy’s Supermarket, Inc., which operates the property as a Rainbow Foods supermarket. The DST funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $8.8 million from Bank of America, N. A  In October 2007, Waukesha 1031 DST began offering 99.5% of its beneficial interests in the trust for approximately $11.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $20.3 million which consisted of approximately $8.8 million in debt assumption and approximately $11.5 million in equity investment, of which 0.5% was required by the lender to be retained by Waukesha 1031 DST. The difference between the real estate acquisition price of approximately $17.6 million and the total price of approximately $20.3 million consists of an approximately $1.1 million acquisition fee, an approximately $0.3 million property reserve account and approximately $1.4 million of estimated costs and expenses. As of December 31, 2007, the offering had raised approximately $10.3 million from investors.

Citizens Property Insurance Office Building in Tampa, Florida.  Tampa-Coconut Palms Office Building 1031, LLC a Delaware limit liability company, purchased from an unrelated third party a 10.533 acre parcel of land, which includes a two-story single tenant office building, on September 26, 2007 for approximately $11.4 million.  The building was constructed in 1983 and renovated in 2006 and 2007.  The building is currently 100% leased to and occupied by Citizens Property Insurance Corporation. The LLC funded its acquisition of the property with cash.  In November 2007, Tampa-Coconut Palms Office Building 1031, LLC began offering 99% of its beneficial interests in the trust for approximately $13.9 million in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange or to persons making a cash investment. The difference between the real estate acquisition price of approximately $11.4 million and the total price of approximately $13.9 million consists of an approximately $0.7 million acquisition fee, approximately $0.2 million for a property reserve account and approximately $1.6 million of estimated costs and expenses. As of December 31, 2007, the offering had raised approximately $2.3 million from investors.

Delavan Crossings Retail Center in Delavan, Wisconsin. Delavan Crossing 1031 Venture, L.L.C., a Delaware limited liability company, purchased on May 1, 2007 a 7.545 acre parcel of land located for approximately $9.6 million from unrelated third parties.  The property consists of a multi-tenant retail shopping center. The shopping center is currently 100% leased and occupied by five tenants. The property contains one-story building with approximately 60,930 square feet of leasable area. The L.L.C. funded the acquisition of the property with cash, and on June 19, 2007, secured a mortgage loan from the lender in the principal amount of approximately $5.8 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In November 2007, IRC-IREX, L.L.C., a Delaware limited liability company and initial beneficiary of Delavan 1031, L.L.C., offered its entire membership interest in the L.L.C.  The difference between the total purchase price of approximately $9.6 million and the total price of approximately $11.1 million consists of an approximately $0.5 million acquisition fee, approximately $0.3 million in property reserves, and approximately $0.7 million of estimated costs and expenses.  As of December 31, 2007, the offering had no investors.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Glenview 1031	Yuma Palms 1031	Honey Creek 1031	Dublin 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%	Up to 8.50%	Up to 8.68%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.67%	0.46%	1.00%	1.00%

Mortgage Broker Fee (2)	0.57%	0.53%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%	2.84%	5.00%

Bridge Financing Fees	0.20%	0.27%	—	0.26%

Total Load(4)	21.49%	19.31%	20.00%	23.03%

Asset Management Fees(5)	0.25%	0.04%	0.50%	0.33%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.86%

	Inland Riverwoods	Inland Sioux Falls	Burbank 1031 Venture LLC	Houston 1031 Limited Partnership
Commissions & Fees(1)	Up to 8.48%	Up to 8.36%	Up to 8.56%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.98%	086%	1.06%	0.66%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	5.00%	4.91%

Bridge Financing Fees	0.27%	0.33	0.00	0.00

Total Load(4)	22.80%	20.00%	23.08%	20.59%

	Inland Riverwoods	Inland Sioux Falls	Burbank 1031 Venture LLC	Houston 1031 Limited Partnership
Asset Management Fees(5)	0.28%	0.30%	0.27%	0.12%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

Refinancing Fees(8)	Paid by Investors	1.00%	1.00%	1.00%

	Inland Chicago Grace Office L.L.C.	Plano 1031 Limited Partnership	Eden Prairie 1031, DST	Carmel 1031 Venture L.L.C.
Commissions & Fees(1)	Up to 8.56%	Up to 8.43%	Up to 8.75%	Up to 7.97%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.06%	0.93%	1.25%	0.47%

Mortgage Broker Fee (2)	0.50%	0.50%	0.30%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.31%	5.16%	5.22%	5.56%

Bridge Financing Fees	0.30%	0.38%	0.30%	0.00%

Total Load(4)	26.20%	20.56%	22.43%	22.71%

Asset Management Fees(5)	0.37%	0.39%	0.30%	0.25

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

Refinancing Fees(8)	1.00%	1.00%	1.00%	1.00%

	West St. Paul 1031 Venture L.L.C.	Schaumburg 1031 Venture L.L.C.	Waukesha 1031, L.L.C.	Tampa- Coconut Bldg 1031, L.L.C.
Commissions & Fees(1)	Up to 8.74%	Up to 8.54%	Up to 8.75%	Up to 8.47%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

	West St. Paul 1031 Venture L.L.C.	Schaumburg 1031 Venture L.L.C.	Waukesha 1031, L.L.C.	Tampa- Coconut Bldg 1031, L.L.C.

Offering & Organization	1.24%	1.04%	1.25%	0.97%

Mortgage Broker Fee (2)	0.30%	N/A %	0.30%	N/A %

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.73%	5.48%	6.33%	6.09%

Bridge Financing Fees	0.00%	0.00%	0.38%	0.00%

Total Load(4)	24.33%	16.08%	21.24%	16.00%

Asset Management Fees(5)	0.19%	0.26%	0.08%	0.03%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	4.00

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

Refinancing Fees(8)	1.00%	1.00%	1.00%	1.00%

Delavan Crossing 1031. L.L.C.
Commissions & Fees(1)	Up to 8.03%

Selling Commission To Third Party Reps	6.00%

Due Diligence Fee	0.50%

Marketing Expenses	1.00%

Offering & Organization	0.53%

Mortgage Broker Fee (2)	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%

Bridge Financing Fees	0.00%

Total Load(4)	21.43%

Asset Management Fees(5)	0.03%

Property Management Fees(6)	Paid by Asset Manager

Backend Sales Commission(7)	3.00%

Refinancing Fees(8)	1.00%

(1)	Commissions and fees are calculated as a percentage of the equity portion of each transaction.
(2)	The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction.
(3)	Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.
(4)

The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)

Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)	Property Management Fees are calculated as a percentage of gross income from the property.
(7)

Backend Sales Commissions are equal to 3% of the sales price or the then-current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

(8)	Refinancing Fees are equal to 1% of the new mortgage.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease:  8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through December 31, 2007:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution		2005 Annual Distribution
		($)		($)	(%)	(%)		(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,381,766	N/A	N/A		9.45
Sentry Office Building DBT	7	3,500,000	04/2002	2,532,260	13.43	13.43		9.79
Pets Bowie DBT	7	2,600,000	07/2002	2,741,993	9.29	9.29		9.24
1031 Chattanooga DBT	9	1,900,000	05/2002	1,582,475	8.26	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,548,125	9.07	9.07		9.01
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	6,849,000	8.89	8.89		8.89
Taunton Circuit DBT (B)	1	3,750,000	09/2002	1,511,478	8.31	8.31		8.30
Broadway Commons DBT	32	8,400,000	12/2003	5,183,593	11.55	10.18	(B)	8.62
Bell Plaza 1031, LLC (B)	1	890,000	11/2003	1,690,298	17.33	17.33		15.56
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,688,602	8.90	8.90		8.90
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,391,807	8.90	8.396		8.28
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	3,270,916	7.75	7.75		7.62
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	3,368,489	8.52	8.52		8.08

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution		2005 Annual Distribution
		($)		($)	(%)	(%)		(%)
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	4,588,835	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004	2,269,605	9.32	8.52	(B)	9.37
Macon Office DST	29	6,600,000	03/2004	2,193,861	8.20	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	480,101	8.34	8.34		8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	3,285,459	7.21	7.21		7.13
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	1,161,260	7.43	7.43		7.44
Long Run 1031, LLC	1	4,935,000	05/2004	2,119,113	N/A	N/A		8.47
Forestville 1031, LLC	1	3,900,000	05/2004	987,442	7.55	7.55		6.98
Bed, Bath & Beyond 1031, LLC	20	6,633,0000	08/2004	1,668,963	7.51	7.51		7.55
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,791,744	7.34	7.34		7.31
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	2,135,980	7.86	7.86		7.68
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	828,721	6.67	6.67		6.69
Port Richey 1031, LLC	1	3,075,000	07/2004	950,999	9.50	9.50		9.30
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,222,725	6.91	6.91		6.44
Kraft Cold Storage Facility 1031, LLC	19	5,667,000	12/2004	1,240,576	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	3,632,560	6.66	6.47		6.40
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	1,060,100	6.73	6.73		6.75
Jefferson City 1031, LLC	28	10,973,000	04/2005	2,395,438	7.96	7.96		7.99
Stoughton 1031, LLC	27	19,950,000	05/2005	1,924,662	6.66	6.66		6.67
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	251,934	7.15	7.15		7.13
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	183,260	7.16	7.16		7.14
Chenal Commons 1031, LLC	19	14,346,000	06/2005	1,586,916	7.87	7.51	(C)	8.00
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	4,326,493	7.09	7.09	(D)	7.28
Columbus 1031, LLC	38	23,230,000	12/2006	4,194,947	7.87	7.87	(D)	7.93
Edmond 1031, LLC	1	1,920,000	05/2005	395,951	7.96	7.96		7.73
Taunton Broadway 1031, LLC (E)	1	1,948,000	08/2005	244,289	7.79	7.79		7.47
Wilmington 1031, LLC	1	2,495,000	09/2005	398,284	7.09	7.09		7.11
Wood Dale 1031, LLC (B)	16	3,787,500	03/2006	4,969,496	6.95	6.82		6.78
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	431,990	7.00	7.00		N/A
Norcross 1031, LLC	1	3,000,000	11/2005	443,338	6.90	6.90		6.86
Martinsville 1031, LLC	1	2,360,000	12/2005	322,886	6.74	6.74		N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006	2,827,885	7.62	7.62		N/A
Yorkville 1031, LLC	21	8,910,000	03/2006	916,709	5.75	5.75		N/A
Louisville 1031, LLC	39	18,830,000	06/2006	2,197,128	7.00	7.00		N/A
Madison 1031, LLC	1	1,472,000	03/2006	162,996	6.70	6.70		N/A
Murfreesboro 1031, LLC	20	7,185,000	06/2006	656,521	5.75	5.75		N/A
Aurora 1031, LLC	1	1,740,000	06/2006	178,445	6.73	6.73		N/A
Craig Crossing 1031, LLC	29	14,030,000	08/2006	1,248,637	6.07	6.07		N/A
Charlotte 1031, LLC	52	24,105,000	03/2007	2,023,638	6.05	6.05		N/A
Olivet Church 1031, LLC	33	10,760,000	03/2007	786,523	6.25	6.25		N/A
Glenview 1031, LLC	38	23,350,000	05/2007	1,507,019	6.25	6.25		N/A
Yuma Palms 1031, LLC	32	42,720,000	06/2007	2,524,975	6.17	6.17		N/A
Honey Creek, LLC	40	13,137,300	06/2007	798,224	6.29	6.29		N/A
Dublin 1031, LLC	19	10,550,000	05/2007	548,097	6.40	N/A		N/A
Inland Riverwoods, LLC	40	15,712,805	06/2007	679,713	6.48	N/A		N/A
Inland Sioux Falls, LLC	40	18,110,000	07/2007	650,776	6.89	N/A		N/A
Burbank 1031 Venture, LLC	1	5,285,000	09/2007	90,998	6.03	N/A		N/A
Houston 1031 Limited Partnership	35	32,900,000	09/2007	675,059	6.00	N/A		N/A
Inland Chicago Grace Office L.L.C.	30	7,097,195	08/2007	166,386	6.06	N/A		N/A
Plano 1031 Limited Partnership	28	16,050,000	11/2007	375,782	7.19	N/A		N/A
Eden Prairie 1031, DST	23	9,573,827	11/2007	196,530	8.08	N/A		N/A
Carmel 1031 Venture L.L.C.	1	3,655,000	11/2007	20,331	6.40	N/A		N/A
West St. Paul 1031 Venture L.L.C.	13	4,315,000	*	40,719	6.32	N/A		N/A
Schaumburg 1031 Venture L.L. C.	10	9,950,000	*	31,792	6.05	N/A		N/A
Waukesha 1031 DST	26	11,490,000	*	80,308	7.44	N/A		N/A
Tampa-Coconut Palms Office Bldg 1031, LLC	3	13,866,000	*	5,077	5.58	N/A		N/A
Delavan Crossing 1031 Venture, LLC	0	5,295,00	*	—	N/A	N/A		N/A
		$680,000,627		$120,819,003

*       Offering was not complete as of December 31, 2007.

(A)    This property was sold in July 2005.

(B)    This property was sold in 2007.

(C)    The 2005 distribution includes additional distribution of excess operating funds.

(D)    No property reserve contributions were taken in 2005 and fund were distributed to investors per projections

(E)     This property was taken by the Commonwealth of Massachusetts.  See the narrative for Taunton Broadway 1031, L.L.C. in the prospectus dated August 1, 2007.

MANAGEMENT

Inland Affiliated Companies

This section supersedes the discussion contained in our prospectus under the heading “Management – Inland Affiliated Companies,” which begins on page 98 of the prospectus.

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Group, Inc.  The Inland Group was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area.  Over the past forty years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  The Inland Real Estate Group of Companies, Inc., sometimes referred to as “Inland,” represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by IREIC.  Inland, in the aggregate, was ranked by Crain’s Chicago Business in April 2007 as the sixteenth largest privately held company headquartered in the Chicago area.  In the April 2007 issue of Retail Traffic, The Inland Real Estate Group of Companies was ranked as the fifth top owner and manager in the United States.  In the July 2007 issue of National Real Estate Investor, The Inland Real Estate Group of Companies was ranked twenty-first in a survey of the top twenty-five owners of office space as of December 31, 2006.  An affiliate of Inland is one of the largest property management firms in Illinois and another is one of the largest commercial real estate and mortgage banking firms in the Midwest.  As of December 31, 2007, The Inland Group and its affiliates or related parties have raised more than $14.3 billion from investment product sales to over 310,000 investors.  Inland has completed more than 351 investment programs; in each case no investor has received less than his or her contributed capital.

As of December 31, 2007, Inland and its affiliates had 1,247 employees, owned properties in forty-five states and managed assets with a value exceeding $21.6 billion.  Our senior management includes executives of The Inland Group and its affiliates.  As of December 31, 2007, IREIC was the general partner of limited partnerships which owned in excess of 2,080 acres of pre-development land in the Chicago area, as well as over 3.5 million square feet of real property and 2,576 apartment units.  As of December 31, 2007, another affiliate, Inland Mortgage Corporation, had originated more than $11 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $345 million.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $8.0 billion.

A group of Inland affiliated companies responsible for managing investment properties managed approximately 41.3 million square feet of commercial properties in forty states as of December 31, 2007.  A substantial portion of the portfolio, approximately 17.5 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  This group also manages more than 6,423 multi-family units that are principally located in the Chicago area.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,526 properties.

Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 13.5 million square feet of retail land and 7.6 million square feet of industrial land.  Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 7.6 million square feet of the retail land and all 7.6 million square feet of the industrial land.  Inland Real Estate Development currently manages an inventory of over 3,500 acres of land for development of which approximately 1,500 acres it or its affiliates own.  Another affiliate, Inland Real Estate Sales, Inc., is one of the largest “mid-market” investment real estate brokerage specialists in the Midwest.  In the last six years it has completed more than $556 million in commercial real estate sales and leases, has been involved in the sale of more than 4,500 multi-family units, and the sale and lease of over sixty-six million square feet of commercial property.  See also “Prior Performance of IREIC Affiliates” in this prospectus and Appendix A, “Prior Performance Tables,” for additional information.

Our Directors and Executive Officers

This section supplements the discussion contained in our prospectus under the heading “Management – Our Directors and Executive Officers,” which begins on page 102 of the prospectus.

Name	Age*	Position
Brenda G. Gujral	65	Director and President
Thomas F. Glavin	47	Independent Director
Thomas F. Meagher	77	Independent Director
Roberta S. Matlin	63	Vice President – Administration
Lori J. Foust	43	Treasurer and Principal Financial Officer
Jack Potts	38	Principal Accounting Officer

*As of January 1, 2008

Brenda G. Gujral, president and director, also serves as president, chief executive officer and a director of IREIC, our sponsor and the parent company of our Business Manager, and as president, chief operating officer and a director of Inland Securities Corporation.  Additionally, Ms. Gujral is a director of Inland Investment Advisors, Inc., an investment advisor, and has been a director of Inland Western Retail Real Estate Trust, Inc. since its inception in March 2003 and served as its chief executive officer from June 2005 until November 2007. Ms. Gujral also is chairman of the board of Inland Real Estate Exchange Corporation.  Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication.   Ms. Gujral works with the internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for twenty-five years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state. Ms. Gujral is a graduate of California State University.  She holds Series 7, 22, 39 and 63 certifications from the Financial Industry Regulatory Authority, Inc., and is a licensed real estate salesperson and a member of the National Association of Real Estate Investment Trusts.

Thomas F. Glavin, an independent director since October 2007, is the owner of Thomas F. Glavin & Associates, Inc., a certified public accounting firm that he started in 1988. In that capacity, Mr. Glavin specializes in providing accounting and tax services to closely held companies.  Mr. Glavin has worked in the accounting profession for over twenty-five years.   Mr. Glavin began his career at Vavrus & Associates, a real estate firm, located in Joliet, Illinois, that owned and managed apartment buildings and health clubs.  At Vavrus & Associates, Mr. Glavin was an internal auditor responsible for reviewing and implementing internal controls.  In 1984, Mr. Glavin began working in the tax department of Touche Ross & Co., where he specialized in international taxation.  In addition to his accounting experience, Mr. Glavin also has been involved in the real estate business for the past fifteen years.  Since 1997, Mr. Glavin has been a partner in Gateway Homes, which has zoned, developed and managed a 440 unit manufactured home park in Frankfort, Illinois as well as single family home sites.  Mr. Glavin received his bachelor degree in accounting from Michigan State University in East Lansing, Michigan and a master of science in taxation from DePaul University in Chicago, Illinois.  Mr. Glavin is a member of the Illinois CPA Society and the American Institute of Certified Public Accountants.

Thomas F. Meagher, an independent director, currently serves on the board of directors of DuPage Airport Authority and the TWA Plan Oversight Committee.  He also is a former member of the board of trustees of Edward Lowe Foundation, The Private Bank Corp. and the Chicago Chamber of Commerce.  Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc., Festival Airlines, Lakeside Bank and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for its management training program.  He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964. In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972. In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company, a large heavy construction equipment dealership, and sold the company in April 2005. He is the principal stockholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher received his bachelor degree from St. Mary’s University of Minnesota.  Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain.  Mr. Meagher also attended graduate business school at the University of Chicago.

Roberta S. Matlin has been our vice president – administration since our formation in October 2004. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also is a director of Inland Real Estate Exchange Corporation, a director of Pan American Bank, a director and president of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation and a director and vice president of Inland Securities Corporation.  Ms. Matlin also serves as the president of our Business Manager.  She was vice president of administration of Inland Western Retail Real Estate Trust, Inc. from its formation until November 2007.  Ms. Matlin served as vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin is a graduate of the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from the Financial Industry Regulatory Authority, Inc.

Lori J. Foust has been our treasurer and the chief financial officer of our Business Manager since October 2005, and became our principal financial officer in September 2007.  Ms. Foust also served as our principal accounting officer from October 2005 through September 18, 2007, and served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to

December 2005. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Jack Potts became our principal accounting officer and the chief accounting officer of our Business Manager on September 18, 2007. Prior to joining the Inland organization, Mr. Potts held various positions with Equity Office Properties Trust, Inc., or “EOP,” in accounting and financial reporting. Prior to working at EOP, Mr. Potts worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP.  He received a bachelor degree in accounting from the Michigan State University in East Lansing, Michigan. Mr. Potts is a certified public accountant.

Committees of Our Board of Directors

Audit Committee

This section supplements the discussion contained in our prospectus under the heading “Management – Committees of Our Board of Directors – Audit Committee,” which begins on page 105 of the prospectus.

Our board has formed an audit committee consisting of four independent directors: J. Michael Borden, Thomas F. Glavin, David Mahon and Thomas F. Meagher.

Compensation Committee Interlocks and Insider Participation

This section supplements the discussion contained in our prospectus under the heading “Management – Committees of Our Board of Directors – Compensation Committee Interlocks and Insider Participation,” which begins on page 105 of the prospectus.

None of our officers or employees, or the officers or employees of our subsidiaries, participated in any deliberations of our board of directors concerning executive officer compensation during the year ended December 31, 2007.  In addition, during the year ended December 31, 2007, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

Compensation of Directors and Officers

The following subsection supersedes the discussion contained in the prospectus under the heading “Management – Compensation of Directors and Officers,” which begins on page 105 of the prospectus.

Effective April 1, 2008, we pay each of our independent directors an annual fee of $30,000 plus $1,000 for each in-person meeting of the board and $500 for each meeting of the board attended by telephone.  We also pay the chairperson of the audit committee an annual fee of $10,000 plus $1,000 for our independent directors for each in-person meeting of the audit committee and $500 for each meeting of the audit committee attended by telephone, and the chairperson of any other committee, including any special committee, an annual fee of $5,000.  We pay our independent directors $500 for each meeting of any committee of the board attended by telephone.  We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.

The following table further summarizes compensation earned by, or paid to, the independent directors for the year ended December 31, 2007.

	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
J. Michael Borden	$33,300	$4,475	$37,775
Thomas F. Glavin	$10,250	$26,850	$37,100
David Mahon	$33,450	$4,475	$37,925
Thomas F. Meagher	$36,250	$4,475	$40,725
Paula Saban	$29,950	$4,475	$34,425
William J. Wierzbicki	$28,250	$4,475	$32,725

(1)  With the exception of Mr. Glavin, each independent director had options to purchase 4,000 shares of our common stock outstanding at December 31, 2007.  Mr. Glavin had options to purchase 3,000 shares of our common stock outstanding at December 31, 2007.  All options have been granted pursuant to our independent director stock option plan.

Our Business Manager

This section supplements the discussion contained in our prospectus under the heading “Management – Our Business Manager,” which begins on page 108 of the prospectus.

Our Business Manager, Inland American Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin, Parks and Cosenza are set forth above under “– Inland Affiliated Companies” and the biographies of Ms. Matlin, Mr. Wilton,  Ms. Foust and Mr. Potts are set forth above under “– Our Directors and Executive Officers.”

Name	Age*	Position
Jack Potts	38	Chief Accounting Officer

*As of January 1, 2008

The Business Management Agreement

Compensation

This section supplements the discussion contained in our prospectus under the heading “Management – The Business Management Agreement — Compensation,” which begins on page 110 of the prospectus.

In connection with our acquisition of Winston Hotels, Inc., or “Winston,” Apple Hospitality Five, Inc., or “Apple,” and RLJ Urban Lodging Master, LLC, or “Lodging Master,” we incurred acquisition fees, payable to the Business Manager, in amounts equal to 2.5% of the aggregate purchase price paid in each transaction.  With respect to the Winston transaction, we paid our Business Manager an acquisition fee of approximately $19.8 million, of which we paid $15.3 million in cash on September 24, 2007 and issued 450,000 shares of our common stock, valued at $10.00 per share, on October 19, 2007. With respect to the Apple transaction, we paid our Business Manager an acquisition fee of approximately $16.9 million, of which we paid approximately $14.9 million in cash on December 27, 2007 and issued 200,000 shares of our common stock, valued at $10.00 per share, on December 28, 2007. In connection with our acquisition of Lodging Master, we paid our Business Manager an acquisition fee of $21.8 million on February 26, 2008.  Our Business Manager may receive up to an additional $0.5 million in payment of the

Lodging Master acquisition fee, pending the outcome of certain adjustments to the purchase price.  See “Business and Policies – Our Assets – Inland American Urban Hotels, Inc.” for additional discussion regarding these adjustments.

Property Management Agreements – Our Lodging Facilities

This section modifies the discussion contained in our prospectus under the heading “Management – Property Management Agreements – Our Lodging Facilities,” which begins on page 116 of the prospectus.

To qualify as a REIT, we generally cannot operate hotels.   To date, we have relied on our three taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”), Barclay Holding, Inc. (“Barclay Holding” and together, with Barclay Hospitality, “Barclay”) and Inland American Lodging Operations TRS, Inc. (“IA Operating TRS”), to operate our wholly owned lodging facilities. Barclay and IA Operating TRS have engaged hotel management companies to manage these hotels under management contracts.  These third-party managers have direct control of the daily operations of our hotels.  As of December 31, 2007, Alliance Hospitality Management, LLC (“Alliance”) managed thirty-nine, or 51%, of our hotels, Marriott managed nineteen, or 25%, of our hotels, Interstate Hotel and Resorts, Inc. (“Interstate”) managed ten, or 13%, of our hotels, Hilton managed eight, or 11%, of our hotels and Davidson Hotel Group (“Davidson”) managed one hotel.

Pursuant to the management agreements with these third-party managers, each of which we succeeded to upon acquiring the various hotels, Barclay and IA Operating TRS pay fees ranging from 2.25% to 7% (which may include amounts allocated to pay certain other amounts, such as franchise or booking fees) of the total revenue of the hotels under management.   Barclay and IA Operating TRS are also required to pay the respective third-party managers an annual incentive fee, calculated based upon the financial performance of the hotels managed by the third-party manager.  The agreements typically have terms ranging from five to twenty years, and give Barclay or IA Operating TRS the right to terminate the agreement upon ninety days’ notice.  The agreements also generally give the third-party manager the right to terminate the agreement upon six months’ notice, or upon thirty days’ notice in the event that Barclay or IA Operating TRS transfers its rights in the agreement or there is a change in control of the entity controlling Barclay or IA Operating TRS.

Inland Securities Corporation

This section modifies the discussion contained in our prospectus under the heading “Management – Inland Securities Corporation,” which begins on page 119 of the prospectus.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section.

Name	Age*	Position
Drew Dedelow	34	Vice President
Ryan A. Weber	35	Vice President

*As of January 1, 2008

Drew Dedelow joined Inland Securities Corporation in February 2005 as a vice president to develop sales and prospects new broker-dealer relationships in the western United States.  Prior to joining Inland, Mr. Dedelow was employed in the chemical industry where he was responsible for business development and management on the west coast.  Mr. Dedelow received a bachelor degree in chemistry from Butler University in Indianapolis, Indiana.   He holds Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Ryan A. Weber joined Inland Securities Corporation as a vice president in January 2005.  Prior to joining Inland, Mr. Weber was a vice president at AIG, where he was a regional consultant responsible for raising assets for a fee-based investment advisory software platform.  Mr. Weber started his career in the financial services industry during college where he worked for a local mutual fund company.  Mr. Weber received a bachelor degree from University of Southern California School of Business where he completed the entrepreneur program. Mr. Weber holds Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

PRINCIPAL STOCKHOLDERS

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 127 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by: (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group.  All information is as of March 31, 2008. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table.  Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
J. Michael Borden, Independent Director	109,931	(3)(4)	*
Thomas F. Glavin, Independent Director	17,815	(3)(5)	*
Brenda G. Gujral, Director and President	6,872	(6)	*
David Mahon, Independent Director	17,749	(3)	*
Thomas F. Meagher, Independent Director	13,944	(3)	*
Robert D. Parks, Director and Chairman of the Board	505,522	(7)	*
Paula Saban, Independent Director	3,000	(3)	*
William J. Wierzbicki, Independent Director	4,114	(3)(8)	*
Roberta S. Matlin, Vice President—Administration	2,869	(3)	*
Lori J. Foust, Treasurer and Principal Financial Officer	3,500		*
Jack Potts, Principal Accounting Officer	—		—
Scott W. Wilton, Secretary	3,351	(9)	*
All Directors and Officers as a group (twelve persons)	688,667		*

*      Less than 1%

(1)          The business address of each person listed in the table is c/o Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)          All fractional ownership amounts have been rounded to the nearest whole number.

(3)          Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan. Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(4)          Includes 43,213 shares owned by St. Anthony Padua Charitable Trust, for which Mr. Borden is the trustee.

(5)          Mr. Glavin became a director on October 16, 2007.

(6)          Includes 4,402 shares owned by Ms. Gujral’s spouse through his individual IRA.

(7)          Includes 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 27,286 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

(8)          Includes 1,114 shares owned jointly with Mr. Wierzbicki’s spouse.

(9)          All shares are owned jointly with Mr. Wilton’s mother.

BUSINESS AND POLICIES

The following discussion is added to the “Business and Policies” section of the prospectus, which begins on page 128, directly following the first two paragraphs of that section.

We are a diversified REIT, and intend to maximize stockholder value by utilizing the depth of our expertise to capitalize on opportunities in the real estate industry.  Our business model is depicted below:

Borrowing Policy

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Borrowing Policy,” which begins on page 131 of the prospectus.

In addition, in certain circumstances we may enter into derivative transactions for the purpose of fixing or capping the rates on any floating interest rate debt where the principal amount of the indebtedness does not exceed $100 million.

Our Assets

Our Joint Ventures

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Joint Ventures,” which begins on page 132 of the prospectus.

PDG/Inland Concord Venture, L.L.C.  On March 10, 2008, we, through a wholly owned subsidiary, entered into a joint venture with GKK-Concord, Ltd. (“Paradise”), an unaffiliated third party and an affiliate of Paradise Development Group, Inc. (“PDGI”).  The purpose of the joint venture is to acquire four parcels of land known as Christenbury Corners, located in Concord, North Carolina, and to develop a 404,593 square foot retail center on that land.  The venture has a term of five years, but may be extended until the project has been completed and tenants are paying full rent.  The venture will be terminated earlier, and our preferred return paid and our capital contribution repaid, in the event that the venture is unable to secure certain anticipated leases for the completed retail center.

The total cost of acquiring and developing the land is expected to be approximately $78 million. On March 10, 2008, we contributed $11 million to the venture and Paradise contributed approximately $1,000.  In addition, PDGI assigned to the venture its rights to the purchase contract for the property.  Another portion of the project costs will be funded through two loans of approximately $56.3 million and $2.5 million, with first and second priority mortgages on the property, respectively, between the venture and Wachovia Bank, National Association and Regions Bank as lenders. The $56.3 million loan bears interest at a rate equal to an adjusted LIBOR rate plus 2.0% per annum, and the $2.5 million loan bears interest at a rate equal to an adjusted LIBOR rate plus 4.75% per annum. Each loan matures on March 10, 2011; provided, that if the venture fails to satisfy certain leasing requirements related to the property, the loans will mature on March 10, 2009.   In the event that the actual project costs exceed the amount budgeted for development, any additional capital will be contributed by Paradise.

We will receive a preferred return, paid on a quarterly basis, in an amount equal to 11% per annum on our capital contribution through the first twenty-four months after the date of our initial investment; if we maintain our investment in the project for more than twenty-four months, we will receive a preferred return in an amount equal to 12% per annum over the remainder of the term. Our capital contribution will be repaid to us at the end of the fifth year after our initial investment (which repayment date may be extended if the term of the venture is extended as discussed above).  The preferred return will be paid by, and the repayment of our capital contribution will be guaranteed by, PDGI and two of its principals.

Paradise will manage the business of the venture.  However, certain “key decisions,” including without limitation disposing of or financing the project, approving or amending any operating or development budget or admitting a new member of the venture, will require the joint consent of our subsidiary and Paradise.  As compensation for performing specific management services, Paradise will be entitled to receive certain fees, including without limitation a construction management fee equal to 1% of the total budgeted construction costs (approximately $33 million) and a development fee equal to 4% of the hard construction costs (approximately $17.3 million) as well as a property management fee equal to 4% of the gross rental income.

Woodbridge Crossing, L.P. On January 24, 2008, we, through a wholly owned subsidiary, entered into an agreement with Direct Retail, L.L.C. (referred to herein as “Direct Retail”) to form “Woodbridge Crossing GP, L.L.C.,” referred to herein as the “general partner.”  Also on January 24, 2008, the general partner, our subsidiary and DSW Investments 08-1, J.V., an unaffiliated third party (referred to herein as “DSW”), entered into an agreement to form a joint venture to be known as “Woodbridge Crossing, L.P.”  The purpose of the venture is to acquire certain land located in Wylie,

Texas and then to develop and construct a 50,000 square foot shopping center on that land. The venture has a term of ten years.

The total cost of acquiring and developing the land is expected to be approximately $49.4 million. On February 15, 2008, we contributed approximately $14.1 million, or 73% of the capital, to the venture. In the event that the actual construction and development costs exceed the amount budgeted for development, DSW will be required to make a capital contribution to cover the excess costs, not to exceed 150% of the total development fees received by Direct Retail, as described below. If DSW is unable to fully fund any excess cost, we may, but are not required to, contribute additional monies to fund the excess (referred to herein as our “overrun contribution”).

The venture will pay quarterly distributions as follows: (1) first, to us in an amount equal to 15% per annum, cumulative and compounded annually, on our unreturned overrun contribution; (2) next, to us until our unreturned overrun contribution has been reduced to zero; (3)  next, to us in an amount equal to 11% per annum, cumulative and compounded annually, on our aggregate capital contribution, excluding any overrun contribution and less any distributions already paid to us; (4) next, to us until our aggregate capital contribution, excluding any overrun contribution, has been reduced to zero; and (5) thereafter, to DSW.

The general partner will manage the business of the venture, and all of the individual management duties have been specifically delegated to Direct Retail. However, certain “key decisions,” such as disposing of or financing the development project, approving or amending any development budget, admitting a new member to the general partner and dissolving the general partner or the venture, will require the joint consent of us and Direct Retail. As compensation for performing certain management services, Direct Retail will be entitled to receive a construction management fee equal to $200,000 and a development fee equal to approximately $2.2 million.  Direct Retail will assign the property management services for the property to our Property Manager, and our Property Manager will receive a 4.5% management fee.

If the venture has not commenced foundations and erected steel on all sites on all phases of the property within forty-eight months from the date of our initial contribution, we may elect to cause the venture to repay our capital contribution plus any unpaid portion of our 11% preferred return. We must exercise this option by March 24, 2012. In addition, if, after twelve months from the date that the project is completed, we or DSW desire to purchase or sell our or its limited partnership interest in the venture, we or DSW, as the case may be, must offer to purchase or sell the interest to the other partner, and the other partner must either sell its own interest or purchase the first partner’s interest in accordance with specific provisions forth in the venture agreement

Inland American Continental Cranberry Specialty Partner, L.P.  On October 19, 2007, we, through two wholly owned subsidiaries, entered into a joint venture with Streets of Cranberry, Ltd. (“SOCL”), an unaffiliated third party, to acquire fee title to a newly constructed specialty retail center known as Streets of Cranberry located at 20406-20436 Perry Highway in Cranberry Township, Pennsylvania.  We made a capital contribution of $0.5 million to the venture, for which we received 890 limited partnership units and 10 general partnership units in the venture.  SOCL contributed the Streets of Cranberry property to the joint venture in exchange for 100 limited partnership units in the venture.  The units in the joint venture had an initial value of approximately $1.5 million as of October 19, 2007.  The property is subject to a mortgage loan with a principal balance of approximately $24.4 million, which matures on April 1, 2009, but which may be extended at no cost until April 1, 2011.  In addition, SOCL will receive equity interests in the joint venture as part of an earnout arrangement with respect to certain unoccupied space, with the maximum amount of earnout interests valued at approximately $8.9 million. SOCL is entitled to receive additional interests in the joint venture when tenants have taken possession and commenced paying rent in the previously unoccupied space.

SOCL will receive a preferred return equal to 5% per annum on its invested capital of approximately $1.5 million, as increased by any additional capital contributions and decreased by distributions of capital, if any, made to SOCL.  After SOCL has received its preferred return, we will receive a preferred return of 15% per annum on our invested capital of $0.5 million, as increased by any additional capital contributions and decreased by distributions of capital, if any, made to us.   If the property is sold, condemned or damaged by fire, the net proceeds will be distributed as follows: (1) to SOCL until its unpaid preferred return has been reduced to zero; (2) to SOCL until its invested capital has been reduced to zero; (3) to us until our unpaid preferred return has been reduced to zero; (4) to us, until our invested capital has been reduced to zero; and (5) to SOCL and us in proportion to our respective partnership units.

One of our subsidiaries, Inland American Cranberry General Partner DST, will manage the business of the venture.  However, certain “major decisions,” such as selling the property prior to January 22, 2009, admitting a new partner to the joint venture or causing the venture to enter into any loans exceeding $24.4 million, will require the consent of SOCL.  If any material portion of the property is sold on or prior to October 19, 2010, we will receive a sale fee equal to 5% of the gross sales price of that property.  Beginning October 21, 2008 and ending on January 21, 2009, SOCL will have the option to require us to purchase its interest in the venture for an amount equal to the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount equal to 6% per annum on SOCL’s invested capital minus any distributions received by SOCL (the “option purchase price”).  Beginning January 22, 2010 and ending on October 22, 2011, we will have an option to purchase all of the interests of SOCL for the option purchase price.

L Street Marketplace, LLC.  On October 16, 2007, we, through a wholly owned subsidiary, entered into a joint venture with 120-L, L.L.C. (“120-L”), an unaffiliated third party, to form a joint venture to be known as “L Street Marketplace, LLC.”  The purpose of the joint venture is to develop a 275,000 square foot retail center located at 120 Street and L Street, in Omaha, Nebraska, commonly known as the L Street Marketplace.  120-L contributed the land on which the project will be developed to the venture.  The land was appraised as of July 18, 2007 as having an “as is” market value of approximately $6.1 million.  The total cost of developing the land is expected to be approximately $55.8 million.  As of December 31, 2007, we had contributed $7.0 million to the venture.  The venture has entered into an approximately $49.3 million loan with an unaffiliated third party to fund the remaining portion of the development costs.  This loan bears interest at a rate of 6.90% per annum, and matures on October 31, 2010.  In the event that we and 120-L determine that additional funds are needed for the pre-development activities related to the property, we may jointly agree to contribute additional funds.

Operating proceeds, exclusive of capital contributions, will be distributed 80% to 120-L and 20% to us.  In addition, in the event that the property is sold, the net proceeds will be distributed first to repay each partner’s capital contribution, and the remainder will be allocated 80% to 120-L and 20% to us.  We also will receive a preferred return, to be paid by Jeffrey Johnson, the principal and president of Cormac Company, referred to herein as “Cormac,” or one of his affiliates on a quarterly basis, equal to 9.0% of our capital contribution, pro rated on a day-to-day basis.  Cormac is a real estate company specializing in the development of land, shopping centers, multifamily and single family projects.

120-L will manage the business of the venture.  However, certain “key decisions,” such as disposing of or financing the development project, approving or amending any development budget, admitting a new member to the venture or liquidating the venture, will require our consent.  120-L will delegate its property management duties to Cormac during the development phase of the project.  Once the project is completed, however, we will manage the property.  In consideration for performing these management services, our subsidiary and Cormac each will be paid management fees equal to 4% of the gross revenues collected on behalf of the venture.  In addition, the venture will pay Cormac a $1.9 million development fee and a $240,000 project management fee, each of which will be paid as draws on the construction loan are processed.

Upon the completion of the development project, IREA will have the right to purchase the property for an amount equal to the property’s aggregate base rent divided by 7.456%.  If the venture has not commenced construction or sold the property by October 16, 2010, we will have sixty days to exercise our right to redeem our capital contribution plus any unpaid preferred return.  If we do not exercise this option, 120-L will have the right to require us to sell our interest in the venture or accept 120-L’s interest in the venture, as we determine.

Stone Creek Crossing, L.P. On September 24, 2007, we, through a wholly owned subsidiary, entered into an agreement with Direct Retail, L.L.C. (referred to herein as “Direct Retail”) to form “Stone Creek Crossing GP, L.L.C.,” referred to herein as the “general partner.”  Also on September 24, 2007, the general partner, our subsidiary and S&D Investments 06-4, J.V., an unaffiliated third party (referred to herein as “S&D”), entered into an agreement to form a joint venture to be known as “Stone Creek Crossing, L.P.”  The purpose of the venture is to acquire certain land located in San Marcos, Texas and then to develop and construct a commercial real estate shopping center on that land in two phases.  The venture has a term of ten years.

The total cost of acquiring and developing the land is expected to be approximately $76.1 million for both phases of the project.  On October 1, 2007, we contributed $26.4 million, or 100% of the capital, to the venture.  Also on October 1, 2007, the venture entered into an approximately $38.6 million loan with an unaffiliated third party to fund another portion of the development costs.  This loan bears interest based on a floating rate of thirty-day LIBOR plus 225 basis points per annum, equal to an effective interest rate of 7.37% as of October 1, 2007, and matures on October 1, 2010.  The venture anticipates funding the remaining costs to develop the property by selling certain parcels of the land as well as certain sitework reimbursements from Target Corporation and J.C. Penny Properties, Inc.  In the event that the actual construction and development costs exceed the amount budgeted for development, S&D will be required to make a capital contribution to cover the excess costs, not to exceed 150% of the total development fees received by Direct Retail, as described below.  If S&D is unable to fully fund any excess cost, we may, but are not required to, contribute additional monies to fund the excess (referred to herein as our “overrun contribution”).

The venture will pay quarterly distributions as follows: (1) first, to us in an amount equal to 15% per annum, cumulative and compounded annually, on our overrun contribution; (2) next, to us until our overrun contribution has been reduced to zero; (3)  next, to us in an amount equal to 11% per annum, cumulative and compounded annually, on our aggregate capital contribution, excluding any overrun contribution; (4) next, to us until our aggregate capital contribution, excluding any overrun contribution, has been reduced to zero; and (5) thereafter, to S&D.

The general partner will manage the business of the venture, and all of the individual management duties have been specifically delegated to Direct Retail.  However, certain “key decisions,” such as: disposing of or financing the development project, approving or amending any development budget, admitting a new member to the general partner and dissolving the general partner or the venture, will require the joint consent of us and Direct Retail.  As compensation for performing certain management services, Direct Retail will be entitled to receive a construction management fee equal to $250,000 and a development fee equal to 4.5% of the $49.4 million of the budgeted hard costs of the project, less retainage.  Additionally, once any tenant takes possession of the property, an affiliate of Direct Retail will manage the property and be paid a management fee equal to 2% of the gross receipts derived from the development project.  In the event that Direct Retail determines that any portion of the project should be developed as a hotel, or sold to a hotel developer, we or our nominee will have the right to be the hotel developer for that portion of the project, subject to the terms and conditions proposed by Direct Retail.

If the venture has not commenced foundations and erected steel on all sites on all phases of the property by October 1, 2011, we may elect to cause the venture to repay our capital contribution plus any unpaid portion of our 11% preferred return.  We must exercise this option by November 23, 2011.  In addition, if, after twelve months from the date that the project is completed, we or S&D desire to purchase or sell our or its interest in the venture, we or S&D, as the case may be, must offer to purchase or sell the interest to the other partner, and the other partner must either sell its own interest or to purchase the first partner’s interest in accordance with specific provisions forth in the venture agreement.

Net Lease Strategic Assets Fund L.P.  On August 10, 2007, we entered into a newly-formed joint venture with The Lexington Master Limited Partnership (“LMLP”) and LMLP GP LLC, each an affiliate of Lexington Realty Trust (NYSE: “LXP”), referred to herein as “Lexington,” to form Net Lease Strategic Assets Fund L.P.  The terms of the venture were amended as of November 5, 2007, December 20, 2007 and February 20, 2008.  The purpose of the joint venture is to acquire a diverse portfolio of properties, including office and industrial buildings, call centers and manufacturing properties.  The venture will have a term of seven years, subject to a two-year extension.

We initially are required to contribute approximately $210 million to the venture and LMLP is required to contribute approximately $3 million for capital expenditures.  The venture intends to acquire forty-three primarily single-tenant net leased assets from Lexington and its affiliates, referred to herein as the “Initial Properties,” for an aggregate purchase price of $747.5 million (including the assumption of approximately $330.3 million of non-recourse first mortgage financing and $4 million in estimated closing costs). The Initial Properties contain an aggregate of more than six million net rentable square feet.  We and LMLP intend to invest an additional $127.5 million and $22.5 million, respectively, in the venture to acquire additional specialty single-tenant “triple-net” leased assets, generally with ten year average remaining terms.  A “triple-net” lease is a lease requiring the tenant to pay, in addition to rent, all taxes, insurance and maintenance expenses that arise from use of the property.  Assuming mortgage financing as described below, the venture anticipates acquiring up to $1.4 billion of assets during the investment period.  The purchase of each of the Initial Properties is subject to satisfaction of conditions precedent to closing, including obtaining financing on certain terms, obtaining certain consents and waivers, the continuing financial solvency of the tenants and certain other customary conditions. Accordingly, there is no assurance that these acquisitions will be completed by the venture.  If the venture does not complete the acquisition of eleven of the remaining Initial Properties by March 31, 2008, and two of the remaining Initial Properties by June 30, 2008, the venture may not purchase those properties.

In lieu of the venture negotiating with third party lenders to borrow or assume additional monies to purchase the Initial Properties, LMLP also will contribute an amount not to exceed $216.2 million toward the acquisition of the Initial Properties in exchange for a preferred equity interest in the venture.  As the Initial Properties are refinanced or sold, the venture will pay LMLP an amount equal to 125% of the preferred equity contribution allocated to that asset until the entire amount allocated to that asset has been repaid (referred to herein as the “preferred equity redemption amount”), provided that any unpaid portion of our 9% preferred return first is paid to us.  Any portion of LMLP’s preferred equity contribution that remains outstanding after the sale or refinancing of the Initial Properties is required to be repaid on November 5, 2017.

On December 20, 2007 and March 25, 2008, we contributed approximately $121.7 million and $72.5 million, respectively, to the venture and LMLP made additional equity investments of $21.5 million and $12.9 million, respectively.  The venture used our contributions to purchase forty-one of the Initial Properties from Lexington and its subsidiaries for an aggregate purchase price of approximately $678.7 million, including the assumption of approximately $309.1 million of non-recourse first mortgage financing secured by certain of the assets and a preferred equity investment by LMLP of approximately $141.4 million.  These forty-one properties contain, in the aggregate, more than 5.5 million net rentable square feet.  The venture is scheduled to purchase the remaining two Initial Properties by June 30, 2008.

Our initial investment of $250 million will entitle us to a preferred dividend equal to 9% per annum, paid quarterly.  After we have received our preferred dividend, LMLP will be entitled to receive (1) a 6.5% return on its preferred equity contribution, (2) if the proceeds being distributed involve an Initial Property, the preferred equity redemption amount related to that property and (3) a 9% per annum return on its capital contributions.  Next, we and LMLP, respectively, will be entitled to receive distributions until the point at which we have received distributions equal to the amount of capital we have invested (excluding, with respect to LMLP, its preferred equity contribution), which will include any acquisition fees that we have paid.  After the capital has been returned, we and LMLP will be entitled to certain incentive distributions.

With respect to the additional contributions of $127.5 million and $22.5 million by us and LMLP, respectively, after the preferred returns and the preferred equity redemption amounts have been paid, we and LMLP will be entitled to receive distributions until the point at which we have received distributions equal to the amount of capital we have invested, on a pro rata basis

The general partner of the venture, LMLP GP LLC, will manage the day-to-day operations of the venture.  However, certain “major decisions,” such as acquiring any assets other than the Initial Properties; selling or disposing of any asset in which the venture holds a direct or indirect interest, except in accordance with the right of first offer and buy/sell provisions discussed below; financing or refinancing any asset in which the venture holds a direct or indirect interest, or incurring debt secured by these assets; or winding up or dissolving the venture, will require the approval of four members of the venture’s executive committee, which is comprised of three members designated by LMLP and two members designated by us.  Our board has designated Lori Foust, our treasurer, and Thomas McGuinness, chairman and chief executive officer of the parent corporations of our Property Managers, to serve on the committee on our behalf.

The venture may pay Inland Mortgage Brokerage Corporation, an affiliate of our Business Manager (“IMBC”), a debt placement fee in connection with obtaining first mortgage financing secured by certain of the venture’s assets.   Any debt placement fee paid to IMBC will be equal to 0.20% of the original principal amount of each first mortgage financing secured by an asset less any other fees the venture is required to pay to a mortgage broker for obtaining the financing.

If, during the term of the venture, we or LMLP desire to sell our respective interests in the venture or cause the venture to sell a certain asset, we or LMLP, as the case may be, must first offer the interest or asset to the other partner, and, if the other partner does not accept the terms and price offered, we or LMLP may sell the interest or asset to a third party on terms equal to or greater than those offered to the other partner.  Similarly, we or LMLP may offer to purchase from the other partner certain or all of the venture’s assets in accordance with specific provisions forth in the venture agreement.

Village at Stonebriar LLC.  On July 9, 2007, we, through a wholly owned subsidiary, entered into an agreement with Michael C. Ainbinder and Barton L. Duckworth (together referred to herein as the “Class A Members”) to form a joint venture to be known as “Village at Stonebriar LLC.”  The purpose of the joint venture is to acquire two tracts of land located in Plano, Texas, and to develop and construct a commercial retail shopping center on that land in three phases.  The total cost of acquiring and developing the land is expected to be approximately $55 million for the first two phases of the project, and approximately $66 million for the third phase of the project. The venture has entered into an approximately $59.8 million loan with an unaffiliated thirty party to fund the costs of acquiring and developing the first two phases of the project.  This loan bears interest based on a floating rate of thirty-day LIBOR plus 200 basis points per annum and matures on September 10, 2010.

On July 10, 2007, we made an initial earnest money deposit to the venture in the amount of $1 million; however, this deposit would have been returned to us and the venture would have terminated if the venture had not entered into certain leases by August 9, 2007.  On September 10, 2007, upon the closing of the acquisition of the land by the venture, we contributed an additional $19 million to the venture, of which approximately $11 million will be used by the venture to develop the first two phases of the project, approximately $8 million will be used by the venture to develop the third phase and $1 million will be used as working capital by the venture.  We may be required to contribute an additional $11.3 million to the venture if the Class A Members determine that an additional contribution is necessary to complete the project.  The Class A Members have contributed their rights, title and interest in any documents and information related to this development project, including assigning to the venture its rights under the original purchase agreement for the land.  Under the original purchase agreement, the purchase price for the land was $38.7 million, and the Class A Members had deposited approximately $1 million as earnest money against the purchase price.

Our capital contribution will entitle us to a preferred distribution equal to 12% per annum, paid on a quarterly basis and compounded annually, on the positive balance of any contributions we have made to the venture, as decreased by all distributions paid to us.  Additionally, in the event that any part of the property is sold or otherwise disposed of, or the venture recovers damage awards or insurance proceeds, we will be entitled to a preferred distribution in an amount equal to 12% per annum on our capital contribution, paid from the net proceeds of the triggering event, as well as the return of any capital that we contributed to the applicable phase of the project.  After we have received our preferred distribution and each member has been repaid in connection with any loans that it made to the venture, each of the Class A Members will receive 50% of the remaining net cash from the venture’s operations, or from the triggering event, as applicable.

The Class A Members will manage the day-to-day operations of the venture.  However, certain “major decisions,” such as: admitting a new member to the venture; selling all, or substantially all, of the venture’s assets; entering into any lease with any tenant for 10,000 or more square feet of the property; borrowing money secured by the property; and amending the budgets for the development of the respective phases of development, will require our written approval.  Until the property is stabilized, an affiliate of the Class A Members will be entitled to receive a 2% property management fee and an affiliate of our property manager will be entitled to receive a 2.5% property management fee.  Upon stabilization of the property, an affiliate of our property manager will be entitled to receive a 4.5% property management fee for managing the property.  The venture also will pay a development fee equal to 5% of the actual project costs to the Class A Members, a portion of which will be paid in equal monthly payments over the expected duration of the applicable phase of the project and a portion of which will be paid upon substantial completion of the landlord’s construction obligations for that phase.  In addition, the Class A members will be entitled to be paid real estate leasing commissions and sales commissions to the extent that provide these services to the venture.  Following stabilization of the first two phases of development, and later the third phase of development, we will have the option to acquire the developed property for fair market value.  If we do not elect to purchase the developed property from the venture, the Class A Members will have the right to either obtain a permanent loan for the property or sell the developed property to an unrelated party on an all-cash basis.  As used herein, stabilization will be deemed to have occurred for the first two phases of the project and the third phase of the project when the construction for that phase(s) has been substantially completed for at least 95% of the net leasable square footage in that phase(s); leases have been signed that are consistent with certain leasing parameters agreed to by the members; certificates of occupancy have been issued; and tenants have taken possession, are operating and are paying rent, or have provided tenant estoppels, as applicable.

Cobalt Industrial REIT II.  Under the shareholders agreement, as amended, we have committed to invest, over a thirty-month period through a wholly owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $149 million in shares of common beneficial interest of Cobalt.  As of March 31, 2008, we had invested approximately $53.7 million in Cobalt.  Also as of December 31, 2007, Cobalt had acquired sixty-seven industrial projects consisting of 8.2 million total gross leasable square feet and located within the greater metropolitan areas of Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; Denver, Colorado; Houston, Texas; Minneapolis, Minnesota; Orlando, Florida; and Phoenix, Arizona.

Lauth Group, Inc.  As of December 31, 2007, LIP Holdings had invested in forty-four properties in various stages of construction in fourteen states.  As of March 31, 2008, we had invested approximately $174.9 million in exchange for the Class A Participating Preferred Interests of LIP Holdings.

D.R. Stephens Institutional Fund.  As of March 31, 2008, the Fund had acquired eleven industrial properties consisting of approximately 1.7 million total gross leasable square feet located in Antioch, Fremont, Milpitas, Santee, San Jose and Sunnyvale, California for a total purchase price of approximately $180.8 million, of which we have funded approximately $73.4 million in cash.

The Market at Hamilton.  On January 15, 2008, Hamilton Road Retail, LLC exercised its right to require us to purchase its interests in this joint venture.  On January 30, 2008, we purchased the interests approximately $3.7 million, and now own 100% of the equity interests in the joint venture.

Parkway Centre North – Outlot Building B.  On January 15, 2008, BA-Grove City North, LLC exercised its right to require us to purchase its interests in this joint venture.  On January 30, 2008, we purchased the interests for approximately $1.0 million, and now own 100% of the equity interests in the joint venture.

Parkway Centre North – Phases I and II.  On January 11, 2008, Stringtown Partners North, LLC exercised its right to require us to purchase its interest in this joint venture.  We purchased the interest for approximately $8.3 million, and now own 100% of the equity interests in the joint venture.

Our Operating Companies

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Operating Companies,” which begins on page 137 of the prospectus.  Specifically, the discussion contained in the prospectus under the heading “ – Proposed Acquisition of Apple Hospitality Five, Inc.,” which begins on page 139 of the prospectus, is superseded by the discussion set forth below under the heading “Inland American Orchard Hotels, Inc.”

Inland American Winston Hotels, Inc.  As of December 31, 2007, Inland American Winston Hotels, Inc., referred to herein as “Inland American Winston,” owned, directly or indirectly, forty-seven hotel properties in seventeen states, having an aggregate of 6,383 rooms, including forty-five wholly owned properties with an aggregate of 6,139 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to us.

Inland American Orchard Hotels, Inc.  On October 5, 2007, we completed a merger with Apple Hospitality Five, Inc., referred to herein as “Apple,” in which we purchased each issued and outstanding unit of Apple, equal to one share of Apple’s common stock and one share of Series A preferred stock (together, a “Unit”) and each issued and outstanding share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, as well as each option to purchase the Units, for an aggregate purchase price of approximately $700 million.  Prior to the closing of the merger, Apple defeased a loan secured by the Courtyard by Marriott hotel located in Harlingen, Texas, which we acquired in connection with the merger. The outstanding principal amount of this loan at the time of the defeasance was approximately $4.5 million. As a result of the defeasance, we substituted other income-producing collateral for the Harlingen hotel. By defeasing this loan prior to the closing of the merger, Apple was not required to obtain the lender’s consent to the merger.  Our wholly owned subsidiary, Inland American Orchard Hotels, Inc., is the surviving entity of this merger.

As of December 31, 2007, Inland American Orchard Hotels, Inc. owned twenty-seven hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fourteen states and, in aggregate, consist of 3,439 rooms. See “Description of Real Estate Assets” for a more detailed summary of our lodging properties.  Our Business Manager is responsible for overseeing our property portfolio, and the daily hotel operations are managed under various management agreements with third party property managers Marriott, Hilton and Interstate.

Except for nine Marriott brand hotels managed by Interstate, our Marriott brand hotels are managed by Marriott or its affiliates pursuant to management agreements that provide us access to Marriott’s intellectual property and proprietary sales and reservation system.  These management agreements typically have an initial term of thirty years, and permit either party to renew the agreement for an additional thirty years. The agreements generally provide for payment of base management fees, calculated annually based on a percentage of revenue, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements permit us to terminate the agreements if Marriot does not achieve certain operating results.

Interstate manages five of our Residence Inn hotels and four of our Courtyard by Marriott hotels. The agreements governing the management of these hotels provide that we will pay Interstate fees, calculated as a percentage of revenue, as well as incentive management fees if Interstate achieves certain operating results.  The management agreements have a term of five years and permit us to terminate the agreements if Interstate does not achieve certain operating results.  Separate franchise agreements with Marriott provide access to Marriott’s intellectual property and proprietary sales and reservation system for these hotels.

Hilton, or one of its affiliates, manages the day-to-day operations of our Homewood Suites and Hilton Garden Inn hotels. The management agreements for these hotels provide that we will pay Hilton fees, calculated as a percentage of revenue, for management services as well as fees for use of its name and reservation system, among other things.  We also pay Hilton a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system.

Utley Residential Company.  Through Communities, we have access to Utley’s existing pipeline of student and conventional multi-family housing development projects as well as any new projects that have been presented and approved by the investment committee and our board of directors.  We were assigned the ground lease for land in Lafayette, Louisiana and separately purchased the University House at Huntsville, an undeveloped parcel of land in Huntsville, Texas, the University House at Gainesville, an undeveloped parcel of land in Gainesville, Florida, Block 121, an undeveloped parcel of land in Birmingham, Alabama, and Cityville Oak Park and Cityville Carlisle, two undeveloped parcels of land in Dallas, Texas.  We have also executed a ground lease for land in Philadelphia, Pennsylvania and Dunwoody, Georgia.  Four of the projects will be developed primarily as student housing and are currently under construction and expected to be operational by fall of 2008.  The other four projects will be developed primarily as conventional multi-family housing and will be operational at varying stages toward the end of the 2009 and throughout 2010.

Inland American Lodging Corporation.  Through Inland American Lodging Corporation, as of December 31, 2007, we owned two hotel properties located in Gainesville, Florida and The Woodlands, Texas, with 589 aggregate rooms and over 21,000 square feet of meeting space.

Inland American Urban Hotels, Inc.  On February 8, 2008, we completed a merger with RLJ Urban Lodging Master, LLC (referred to herein as “Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together owned all of the membership interests of Lodging Master, together referred to herein as the “sellers.”  Lodging Master has merged with and into Inland American Urban Hotels, Inc., our indirect wholly owned subsidiary (referred to herein as “Urban Hotels”), with Urban Hotels continuing as the surviving entity of the merger.  At the closing of the merger, we paid a total of $893.4 million, including debt assumed as part of the merger plus new debt incurred concurrent with closing, to purchase all of the membership interests of Lodging Master.  Pursuant to the merger agreement, the purchase price may be adjusted up or down based on certain adjustments that will be determined within ninety days following closing. We do not anticipate that the adjustments will increase or decrease the purchase price by more than $1 million.  For accounting purposes, we will record a higher purchase price as a result of the impact of certain prorations and adjustments, including transaction costs such as the cost of breakage and swap fees associated with the debt assumed and incurred in the merger.  On February 26, 2008, we paid our Business Manager an acquisition fee of $21.8 million in connection with the merger.  Our Business Manager may receive up to an additional $0.5 million in payment of the acquisition fee, pending the outcome of the adjustments discussed above.

As noted above, at closing Lodging Master had approximately $364.2 million of long-term debt that remained in place and is thus part of the purchase price paid for Lodging Master.  We also borrowed an additional $62.4 million.  The terms of this debt is discussed in more detail in “Description of Real Estate Assets – Financing Transactions.”

Summary of Hotel Properties.  As of February 8, 2008, Urban Hotels owned twenty-two hotels, including four Residence Inn by Marriott hotels, four Courtyard by Marriott hotels, two Marriott hotels, two Doubletree by Hilton hotels, one Homewood Suites by Hilton hotels, four Hilton Garden Inn hotels, one Hilton Suites by Hilton hotel, two Embassy Suites by Hilton hotel, one Hampton Inn Suites by Hilton hotel and one Hyatt Place by Hyatt hotel. The hotels are located in eleven states and the District of Columbia and, in aggregate, consist of 4,059 rooms.  The following table sets forth certain information with respect to these hotels:

Property	Year Constructed	Number of Rooms	Franchisor (1)
Courtyard by Marriott Elizabeth (Newark Airport) –Elizabeth, New Jersey	2002	203	Marriott
Courtyard by Marriott Baltimore - Ft. Meade –Annapolis Junction, Maryland	2004	140	Marriott
Courtyard by Marriott Ft. Worth Downtown –Fort Worth, Texas	1999	203	Marriott
Courtyard by Marriott Birmingham Downtown at UAB –Birmingham, Alabama	2005	122	Marriott
Doubletree Atlanta Galleria –Atlanta, Georgia	1985	154	Hilton
Doubletree Washington, D.C. –Washington, D.C.	1972	220	Hilton
Embassy Suites Cleveland Beachwood –Beachwood, Ohio	1989	216	Hilton
Embassy Suites Baltimore North - Hunt Valley –Hunt Valley, Maryland	1985	223	Hilton
Hampton Inn Suites Denver Downtown –Denver, Colorado	2005	148	Hilton

Property	Year Constructed	Number of Rooms	Franchisor (1)
Hilton Garden Inn Burlington –Burlington, Massachusetts	2005	179	Hilton
Hilton Garden Inn Colorado Springs –Colorado Springs, Colorado	1999	154	Hilton
Hilton Garden Inn San Antonio Airport –San Antonio, Texas	2006	117	Hilton
Hilton Garden Inn Washington, D.C. –Washington, D.C.	2000	300	Hilton
Hilton Suites Phoenix –Phoenix, Arizona	1990	226	Hilton
Homewood Suites Houston Galleria –Houston, Texas	2006	162	Hilton
Hyatt Place Boston - Medford –Medford, Massachusetts	1998	157	Hyatt
Marriott Atlanta Century Center –Atlanta, Georgia	1974	287	Marriott
Marriott Chicago Medical District –Chicago, Illinois	1988	113	Marriott
Residence Inn Baltimore - Inner Harbor –Baltimore, Maryland	2005	188	Marriott
Residence Inn Boston - Cambridge –Cambridge, Massachusetts	1999	221	Marriott
Residence Inn Elizabeth (Newark Airport) –Elizabeth, New Jersey	2002	198	Marriott
Residence Inn Poughkeepsie –Poughkeepsie, New York	2004	128	Marriott

(1)  Our hotels are generally operated under franchise agreements with franchisors including Marriott International, Inc. (“Marriott”), Hilton Hotels Corporation (“Hilton”) and Hyatt Hotels and Resorts, Inc. (“Hyatt”).

The daily hotel operations of Urban Hotels’ hotels are managed under various management agreements with third party property managers Marriott, Hilton, Interstate, Davidson, Urgo Hotels (“Urgo”), Hyatt Select Hotels Group, LLC (“Hyatt Select”) and White Lodging Services Corporation (“White Lodging”).

With the exception of two hotels, one of which is managed by Davidson and the other by Urgo, Urban Hotels’ Marriott brand hotels are managed by Marriott or its affiliates pursuant to management agreements that provide us access to Marriott’s intellectual property and proprietary sales and reservation and distribution systems.  These management agreements typically have an initial term of twenty years, and permit either party to renew the agreement for an additional ten to twenty years. The agreements generally provide for payment of base management fees, calculated each fiscal accounting period, based on a percentage of revenue, and incentive management fees paid after an owners priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements permit us to terminate the agreements if Marriot does not achieve certain operating results.

Hilton, or one of its affiliates, manages the day-to-day operations of one of Urban Hotels’ Embassy Suites hotels, its Hampton Inn hotel and its Hilton Suites hotel. The management agreements for these hotels typically have an initial term of ten to twenty years, and may be renewed upon the mutual consent of the parties.  The management agreements provide that we will pay Hilton fees, calculated as a percentage of revenue, for management services as well as an incentive fee after owners priority return for use of its name and reservation system, among other things.  We also pay Hilton a franchise fee, calculated as a percentage of suite revenue, for franchise licenses with respect to these hotels and to participate in its reservation and distribution systems.

Davidson manages the day-to-day operations of one of Urban Hotels’ Embassy Suites hotels, one of its Marriott hotels and one of its Doubletree hotels. The agreements governing the management of these hotels have initial terms of five to ten years, and may be renewed upon the mutual consent of the parties. The agreements  provide that we will pay Davidson fees, calculated as a percentage of revenue, as well as incentive management fees if Davidson achieves certain operating results after an owners priority return. These hotels also provide for franchise fees to be paid to Marriott and Hilton, for the Embassy Suites and Doubletree hotel, respectively, calculated as a percentage of revenue, for franchise services as well as fees for use of their names and reservation and distribution systems, among other things.

White Lodging manages the day-to-day operations of two of Urban Hotels’ Hilton Garden Inn hotels, and its Homewood Suites hotels. The agreements governing the management of these hotels have initial terms of ten years, and may be renewed upon the mutual consent of the parties. The agreements provide that we will pay White Lodging fees, calculated as a percentage of revenue, as well as incentive management fees if White Lodging achieves certain operating results after an owners priority return. These hotels also provide for franchise fees to be paid to Hilton, calculated as a percentage of revenue, for franchise services as well as fees for use of its name and reservation and distribution systems, among other things.

Urgo manages the day-to-day operations of one of Urban Hotels’ Residence Inn by Marriott hotels and two of its Hilton Garden Inn hotels. The agreements governing the management of these hotels have initial terms of five to ten years, and may be renewed upon the mutual consent of the parties. The agreements  provide that we will pay Urgo fees, calculated as a percentage of revenue, as well as incentive management fees if Urgo achieves certain operating results after an owners priority return. These hotels also provide for franchise fees to be paid to Marriott and Hilton (for both the Hilton Garden Inn hotels), calculated as a percentage of revenue, for franchise services as well as fees for use of their names and reservation and distribution systems, among other things.

Interstate manages the day-to-day operations of one of Urban Hotels’ Doubletree hotels. The management agreement provides that we will pay Interstate fees, calculated as a percentage of revenue, as well as incentive management fees if Interstate achieves certain operating results after an owners priority return.  This agreement has a term of ten years and permits us to terminate the agreement if Interstate does not achieve certain operating results.  We also pay Hilton a franchise license fee, calculated as a percentage of suite revenue, for a franchise license to operate this hotel as a Doubletree and to participate in its reservation and distribution systems.

Hyatt Select, or one of its affiliates, manages the day-to-day operations of Urban Hotels’ Hyatt Place hotel. This management agreement has an initial term of twenty years, and may be renewed upon the mutual consent of the parties. The management agreement provides that we will pay Hyatt Select fees, calculated as a percentage of revenue, for management services as well as an incentive management fee after an owners priority return for use of its name and reservation system and distribution systems, among other things.

Our Investments and Lending Relationships

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Investments and Lending Relationships,” which begins on page 143 of the prospectus.

Investments in REIT Marketable Securities.  We invest in marketable securities, consisting of preferred and common stock investments in other REITs.  Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), we evaluate our equity method investments for impairment indicators.  The valuation analysis considers the investment positions in relation to the underlying business and activities of our investment.  Based on recent net losses and declines in the common stock price of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), we recognized a $10.1 million impairment loss on our investment in unconsolidated entities as of December 31, 2007.

Pursuant to agreements entered into with Feldman, Feldman gave notice of its intent to issue an additional 1,400,000 shares to us at a price equal to $25.00 per share.  We paid the funds for these shares on October 22, 2007 and December 17, 2007, and now own a total of 2,000,000 shares of the Feldman series A preferred stock.  In addition, as of December 31, 2007, we owned 1,283,500 shares of Feldman’s common stock and 3,546,100 shares of common stock assuming the conversion of 2,000,000 shares of Series A preferred shares at an initial conversion ratio equal to 1:1.77305, or 37% of Feldman’s common stock (based on the 13,018,831 outstanding shares of common stock as reported by Feldman as of December 11, 2007).  Feldman’s common stockholders voted to authorize us to convert our shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2007.

On April 14, 2008, Feldman filed its Form 10-K for the year ended December 31, 2007.  We are reviewing the document and evaluating the effect of the disclosure contained in the document on our investment in Feldman’s common and preferred stock.  We have decided, pending this review, to defer exercising our right to appoint directors to Feldman’s board of directors while we continue to consider our options with respect to this investment.  Depending on the outcome of our analysis, we may also be required to record additional impairments on our investment in Feldman.  Any further impairment may have a material adverse effect on our results of operations and funds from operations.

Other Investments.  On October 29, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a 75% interest in a limited partnership known as FW Lemmon, L.P. (“Lemmon”) that owns approximately 2.276 acres of undeveloped land located at the intersection of Lemmon Avenue and Carlisle Street in Dallas, Texas.  Lemmon, itself or through a successor entity, intends to develop this land to construct an apartment complex comprised of 206 one- and two-bedroom units.  The apartment complex also will include approximately 4,500 gross leasable square feet of retail space.  We anticipate that the cost to develop this property will be approximately $31.3 million. The development is expected to begin in May 2008 and be completed in September 2009. We purchased the Lemmon interests from unaffiliated third parties, FWC Operating GP, LLC and FWC Apartment Development Company, LP, for approximately $4.5 million in cash, and may later borrow monies using our interest in the partnership as collateral.

Our Lending Relationships.  We may make loans to third parties or to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In addition, we generally obtain personal guarantees from the borrowers of these loans, particularly where the loans are secured by underdeveloped land.  The following is a summary of the loans that we have made as of the date of this prospectus.

Cambria Suites.  On December 31, 2007 and during March 2008, we advanced approximately $11.5 million and $3.1 million, respectively, of a $24 million loan to an unaffiliated third party, JT PLC 33rd Street Owner, L.P. referred to herein as “JTPLC.”  The borrower is required to use the loan proceeds to acquire a 7,406 sq ft parcel of land located in Midtown Manhattan in New York, New York (referred to herein as the “Manhattan land”), to fund pre-development costs and to fund certain sitework for the pre-development of a Cambria Suites® hotel.  JTPLC will make monthly interest-only payments on the loan at the 30 day LIBOR rate plus 3.50%, until the loan is repaid in full.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be due from JTPLC at maturity on December 31, 2008.  Subject to certain conditions, JTPLC may extend the term of the loan for one year by paying an extension fee of $144,000.  The loan may not be prepaid in full or in part prior to June 1, 2008.  If the loan is prepaid during the period from July 1, 2008 through September 30, 2008, there is a 1% prepayment penalty.

JTPLC has granted us a first priority mortgage security interest in the Manhattan land as well as any buildings or improvements to be developed on that land. JTPLC also has assigned its interests in contracts relating to the Manhattan land, and the construction of improvements thereon, as additional collateral securing the loan.  PLC Partners, LLC and Sam Klein, individually, also have agreed to guarantee the performance of JTPLC’s obligations under the loan documents, in an amount not to exceed 25% of the loan amount, or $6.0 million.

South Shore Corporate Park.  On August 1, 2007 and February 11, 2008, we advanced an additional $464,291 and $8.1 million, respectively, of this $38.8 million loan to an unaffiliated third party, South Shore Corporate Park LLC.

Alcoa Exchange.  On October 5, 2007, December 6, 2007, and December 21, 2007, we funded an additional $324,363, $318,537 and $929,778, respectively, under this loan.  In addition, Alcoa Exchange Associates, LLC has exercised its option to extend the loan for another twelve months, through December 31, 2008.  An extension fee of $384,288 was paid to us on December 10, 2007.

Fourth Quarter Properties 124, LLC. On October 1, 2007, our subsidiary, IA Orland Sand, L.L.C.  terminated its loan participation agreement with Inland Real Estate Corporation (referred to herein as “IRC”) by paying IRC approximately $10.4 million in cash,  in exchange for IRC’s 25% interest in the loan.

Fourth Quarter Properties 124, LLC has three times elected to extend the term of the loan through March 31, 2009, and has paid an aggregate $150,000 extension fee.

Loans.  We also may originate and purchase mortgage loans, including indirectly through our lodging subsidiaries. The following is a summary of the loans that we have originated or purchased as of the date of this prospectus.

Westin North Shore.  On March 31, 2008, we, through a wholly owned subsidiary, purchased a $24.9 million “B” note from JP Morgan Commercial Investment Corp., referred to herein as “JP Morgan,” for approximately $22.5 million, a 90.5% discount.  The “B” note represents one tranche of a $86 million floating rate loan made by JP Morgan in June 2007 to finance the construction of the Westin North Shore Hotel located in Wheeling, Illinois.  The hotel contains 412 rooms and 390,000 square feet, and is managed by Starwood Hotels and Resorts Worldwide, Inc. The value of the hotel “as is” was appraised at $110 million in 2007 and the value “as-stabilized” in 2009 was determined to be $124 million.  The “B” note is subordinated to a securitized $37.1 million “A” note, and is senior to a $24 million subordinated “C” note.

The interest rate on the “B” note is LIBOR plus 1.62%, equal to 4.32313% as of March 31, 2008, and the loan has an initial term of three years, with two one-year extension options.  As a result of the discounted purchase price, the effective rate of interest on our loan will be LIBOR plus 2.06%.  If extended, the loan will mature in May 2012.  JP Morgan has provided us with a commitment letter indicating that it will finance our acquisition of this note up to 80%, or $18 million, at an annual interest rate equal to LIBOR plus 1.05%.  As of March 31, 2008, the effective interest rate on the loan from JP Morgan would be 3.753%.  We expect to close on this financing no later than April 30, 2008.  We will guarantee up to 20% of the amount of this loan.

Our Business Manager has paid Inland Mortgage Capital Corporation a $249,000 fee for providing certain loan origination services in connection with this loan.

Employees

This subsection, which begins on page 149 of the “Business and Policies” section of the prospectus, is supplemented as follows:

As of December 31, 2007, we had 104 full-time employees, employed primarily by our lodging and student housing subsidiaries. None of the employees is represented by a labor union.

Distributions

This subsection, which begins on page 150 of the “Business and Policies” section of the prospectus, is supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through December 31, 2007, we paid cash distributions to our stockholders aggregating approximately $256.2 million.  Approximately $256.1 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.  For the period beginning January 1, 2007 and ending December 31, 2007, we paid cash distributions of approximately $222.7 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we began paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, was the first to reflect this increase.

Legal Proceedings

This subsection is inserted at the end of the “Business and Policies” section on page 150 of our prospectus.

Contemporaneous with our merger with Winston Hotels, Inc., our wholly owned subsidiary, Inland American Winston Hotels, WINN and Crockett Capital Corporation, or “Crockett,” memorialized in a development memorandum their intentions to subsequently negotiate and enter into a series of contracts to develop certain hotel properties, including without limitation a Westin Hotel in Durham, North Carolina, a Hampton Inn & Suites/Aloft Hotel in Raleigh, North Carolina, an Aloft Hotel in Chapel Hill, North Carolina and an Aloft Hotel in Cary, North Carolina (collectively referred to herein as the “development hotels”).

On March 6, 2008, Crockett filed an amended complaint in the General Court of Justice of the State of North Carolina against Inland American Winston and WINN.  The complaint alleges that the development memorandum reflecting the parties’ intentions regarding the development hotels was instead an agreement that legally bound the parties.  The complaint further claims that Inland American Winston and WINN breached the terms of the alleged agreement by failing to take certain actions to develop the Cary, North Carolina hotel and by refusing to convey their rights in the three other development hotels to Crockett.  The complaint seeks, among other things, monetary damages in an amount not less than $4.8 million with respect to the Cary, North Carolina property.  With respect to the remaining three development hotels, the complaint seeks specific performance in the form of an order directing Inland American Winston and WINN to transfer their rights in the hotels to Crockett or, alternatively, monetary damages in an amount not less than $20.1 million.

Inland American Winston and WINN deny these claims and, on March 26, 2008, filed a motion to dismiss the amended complaint.  Inland American Winston and WINN contend that the development memorandum was not a binding agreement but rather merely an agreement to negotiate and potentially enter into additional contracts relating to the development hotels, and therefore is unenforceable as a matter of law.  Inland American Winston and WINN have requested that the General Court of Justice of the State of North Carolina dismiss the amended complaint in its entirety, with prejudice.

In a separate matter, on February 20, 2008, Crockett filed a demand for arbitration with the American Arbitration Association against Inland American Winston and WINN with respect to three construction management services agreements entered into by the parties in August 2007. The demand claims that Inland American Winston and WINN have failed to pay Crockett certain fees in exchange for Crockett providing construction management services for our hotel properties located in Chapel Hill, North Carolina, Jacksonville, Florida and Roanoke, Virginia. Pursuant to this arbitration demand, Crockett is seeking damages in an aggregate amount not less than $281,400.  On March 17, 2008, Inland American Winston and WINN filed an answer to this demand stating that they had paid Crockett the amounts due under the agreements and that all other damages sought by Crockett are penalty payments unenforceable against them.

DESCRIPTION OF REAL ESTATE ASSETS

The following discussion supersedes in its entirety the discussion contained in the prospectus under the heading “Description of Real Estate Assets,” which begins on page 151 of the prospectus.

As of December 31, 2007, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned fee simple and leasehold interests in 641 properties, excluding our lodging facilities, located in thirty-three states.  In addition, we, through our wholly owned subsidiaries, Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc. and Inland American Lodging Corporation, owned seventy-six lodging facilities in twenty-two states.  We own interests in retail, office, industrial/distribution and multi-family properties, undeveloped land and lodging facilities.  The following table provides summary information, by segment, regarding the location, gross leasable area in square feet (“GLA”), where applicable, and character of these properties as of December 31, 2007.

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
SunTrust Bank Portfolio I (1) –Various Locations	12/10/2007	Various Dates	988,871	100%	210	988,871	258,577,334
SunTrust Bank Portfolio II (1)(2) –Various Locations	12/20/2007	Various Dates	359,367	100%	71	362,266	74,212,864
NewQuest Portfolio (1)(3) –Various Locations	Various Dates	Various Dates	1,932,245	93%	432	2,088,398	37,560,052
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	114,308	100%	5	114,308	11,126,284
Six Pines Portfolio (1) –Various Locations	Various Dates	Various Dates	1,418,841	96%	255	1,477,424	158,500,000
CFG Portfolio (1) –Various Locations	Various Dates	Various Dates	993,926	100%	160	993,926	—
Stop & Shop Portfolio(4) –Various Locations	Various Dates	Various Dates	599,830	100%	9	599,830	85,052,800
Paradise Shops of Largo –Largo, Florida	10/17/2005	2005	50,441	92%	5	54,641	7,325,000
Triangle Center –Longview, Washington	12/23/2005	2004-2005	247,014	87%	37	253,064	23,600,000
Monadnock Marketplace –Keene, New Hampshire	01/04/2006	2003-2005	200,791	100%	12	200,791	26,785,000
Lakewood Shopping Center I –Margate, Florida	01/27/2006	2002-2004	144,277	97%	30	149,077	11,714,963
Canfield Plaza –Canfield, Ohio	04/05/2006	1999	86,839	86%	9	100,958	7,575,000
Shakopee Center –Shakopee, Minnesota	04/06/2006	2004	35,972	35%	1	103,442	8,800,000
Lincoln Mall –Lincoln, Rhode Island	05/31/2006	2002-05	426,879	97%	39	439,132	33,835,000
Brooks Corner –San Antonio, Texas	06/26/2006	2004	158,666	95%	20	166,205	14,275,800
Fabyan Randall –Batavia, Illinois	06/29/2006	2002-2004	83,285	98%	12	91,415	13,405,383
The Market at Hilliard –Hilliard, Ohio	07/11/2006	2003-2006	107,544	93%	11	115,223	11,220,000
Buckhorn Plaza –Bloomsburg, Pennsylvania	08/30/2006	2004	78,159	98%	14	79,359	9,025,000

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
Lincoln Village –Chicago, Illinois	10/13/2006	2002	163,168	100%	29	163,168	22,035,000
Parkway Centre North –Grove City, Ohio	10/13/2006	2005-2007	125,145	96%	10	130,802	—
Plaza at Eagles Landing –Stockbridge, Georgia	11/02/2006	2005-2006	29,265	88%	9	33,265	5,310,000
State Street Market –Rockford, Illinois	12/14/2006	1996	193,657	100%	6	193,657	10,450,000
New Forest Crossings II –Houston, Texas	12/19/2006	2006	25,080	94%	7	26,700	3,437,500
The Shops at Sherman Plaza –Evanston, Illinois	12/21/2006	2006	137,186	91%	16	150,794	30,275,000
The Market at Hamilton –Gahanna, Ohio	01/12/2007	2006	10,245	100%	6	10,245	—
Parkway Centre North – Outlot Building B –Grove City, Ohio	01/12/2007	2006	44,742	100%	12	44,742	7,892,542
Crossroads at Chesapeake Square –Chesapeake, Virginia	03/22/2007	1991	79,476	100%	3	79,476	8,950,000
Chesapeake Commons –Chesapeake, Virginia	03/22/2007	2004-2005	115,407	96%	20	119,685	11,210,000
Gravois Dillon Plaza I & II –High Ridge, Missouri	04/30/2007 and 07/12/2007	2004-2007	141,980	99%	24	143,480	12,630,000
Pavilions at Hartman Heritage –Independence, Missouri	05/03/2007	2003	205,225	92%	24	223,881	23,450,000
Legacy Crossing –Marion, Ohio	05/14/2007	2007	134,389	100%	18	134,389	10,890,000
Shallotte Commons –Shallotte, North Carolina	05/15/2007	2005-2006	85,897	100%	11	85,897	6,077,500
Lakewood Shopping Center Phase II –Margate, Florida	06/01/2007	2006-2007	87,602	100%	6	87,602	—
Northwest Marketplace –Houston, Texas	06/08/2007	2002	178,212	97%	27	182,872	19,965,000
Spring Town Center III –Spring, Texas	06/22/2007	2005	19,788	65%	5	30,438	—
Riverstone Shopping Center –Missouri City, Texas	06/28/2007	2006	106,721	94%	8	113,821	12,600,000
Lord Salisbury Center –Salisbury, Maryland	06/28/2007	2005	264,909	87%	15	305,287	—
Middleburg Crossings –Middleburg, Florida	06/29/2007	2000	62,655	98%	12	64,232	—
Washington Park Plaza –Homewood, Illinois	07/24/2007	2004-2007	228,324	100%	26	228,324	30,600,000
Wickes Furniture –Lake Zurich, Illinois	08/15/2007	2006	42,792	100%	1	42,792	5,767,155
McKinney Towne Center Outlots –McKinney, Texas	09/17/2007	2006-2007	17,600	100%	5	17,600	—
Forest Plaza –Fond Du Lac, Wisconsin	09/21/2007	2004, 2007	119,859	98%	7	122,829	2,237,221

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
Lakeport Commons –Sioux City, Iowa	09/25/2007	2005 - 2006	258,754	92%	27	282,645	—
Penn Park –Oklahoma City, Oklahoma	10/10/2007	2006	241,460	100%	19	241,460	31,000,000
Streets of Cranberry –Cranberry Township, Pennsylvania	10/19/2007	2007	81,923	76%	21	107,500	24,425,000
Total Retail Properties:			11,228,716		1,706	11,745,913	$1,071,792,398

Office Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
NewQuest Portfolio (1)(3) –Various Locations	Various Dates	Various Dates	20,659	77%	3	26,659	—
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	541,710	100%	7	541,710	54,414,817
SBC Center (1) –Hoffman Estates, Illinois	11/15/2005	1988-1999	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point –Pittsburgh, Pennsylvania	11/22/2005	2001	153,110	100%	1	153,110	17,325,000
Lakeview Technology Center I –Suffolk, Virginia	12/02/2005	2004	110,007	100%	2	110,007	14,470,000
Dulles Executive Office Plaza –Herndon, Virginia	07/25/2006	2000-2002	346,559	91%	7	379,580	68,750,000
IDS Center (1) –Minneapolis, Minnesota	08/17/2006	1972	1,312,317	94%	230	1,401,384	161,000,000
Washington Mutual –Arlington, Texas	10/20/2006	1983	239,905	100%	1	239,905	20,115,000
One AT&T Center (1) –St. Louis, Missouri	12/21/2006	1986	1,461,274	100%	1	1,461,274	112,695,000
AT&T Center (1) –Cleveland, Ohio	03/30/2007	1995	431,180	96%	1	449,290	29,242,000
Worldgate Plaza –Herndon, Virginia	06/02/2007	1999-2000	322,325	100%	6	322,325	59,950,000
SunTrust Office I Portfolio –Various Locations	12/10/2007	Various Dates	160,260	100%	8	160,260	22,560,130
SunTrust Office II –Atlanta, Georgia	12/20/2007	Various Dates	44,054	100%	1	44,054	4,401,977
Total Office Properties:			6,833,574		269	6,979,772	$765,395,924

Industrial/Distribution Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	5,926,046	100%	21	5,926,046	206,111,990
C&S Portfolio (5) –Various Locations	Various Dates	Various Dates	1,720,000	100%	4	1,720,000	82,500,000
Persis Portfolio (6) –Various Locations	Various Dates	Various Dates	583,900	100%	2	583,900	—

Industrial/Distribution Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
McKesson Distribution Center –Conroe, Texas	11/02/2005	2005	162,613	100%	1	162,613	5,760,000
Thermo Process –Sugarland, Texas	01/17/2006	2005	150,000	100%	1	150,000	8,201,000
Schneider Electric –Loves Park, Illinois	02/23/2007	1966	545,000	100%	1	545,000	11,000,000
ProLogis Tennessee Portfolio (3)(7) –Memphis and Chattanooga, Tennessee	04/09/2007	Various Dates	2,214,005	96%	38	2,302,827	32,450,000
Atlas Cold Storage Portfolio (1) –Various Locations	09/28/2007	1970 - 2006	1,896,815	100%	11	1,896,815
Total Industrial/Distribution Properties:			13,198,379		79	13,287,201	$346,022,990

Multi-Family Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	No. of Units as of 12/31/07	Mortgage Payable ($)
Southgate Apartments –Louisville, Kentucky	03/02/2006	2001-2002	225,200	96%	247	233,375	256	10,725,000
Fields Apartment Homes –Bloomington, Indiana	03/01/2007	2001	304,994	95%	272	319,869	285	18,700,000
Waterford Place at Shadow Creek –Pearland, Texas	03/14/2007	2006	302,246	92%	273	329,919	296	16,500,000
The Landings at Clear Lakes –Webster, Texas	04/05/2007	2006	299,151	88%	322	339,208	364	—
The Villages at Kitty Hawk –Universal City, Texas	06/01/2007	2006	204,297	84%	260	245,843	308	11,550,000
University House at UAB –Birmingham, Alabama	08/17/2007	2007	125,356	66%	327	188,020	496	—
Encino Canyon Apartments –San Antonio, Texas	09/07/2007	2005	226,466	90%	206	252,573	228	12,000,000
Seven Palms Apartments –Webster, Texas	09/13/2007	1999	304,121	91%	328	334,596	360	18,750,000
Total Multi-Family Properties:			1,991,831		2,235	2,243,403	2,593	$88,225,000

Grand Total – All Properties (8):			33,252,500		4,289	34,256,289		$2,271,436,312

(1)     See “– Significant Acquisitions” for a more detailed discussion regarding this property, or portfolio of properties.

(2)     Because this table presents information only for those properties owned as of December 31, 2007, the information set forth in this table with respect to the SunTrust Bank Portfolio II does not include the 143 single tenant retail banking facilities that were purchased on March 28, 2008.

(2)     The occupancy figures in this table for these portfolios of properties represent the average occupancy for each portfolio of properties.

(3)     This retail portfolio is comprised of Stop and Stop retail properties located in Hyde Park, New York (52,500 GLA); Cumberland, Rhode Island (85,799 GLA); Malden, Massachusetts (79,229 GLA); Swampscott, Massachusetts (65,268 GLA); Southington, Connecticut (64,948 GLA); Framingham, Massachusetts (64,917 GLA); Bristol, Rhode Island (63,128 GLA); Sicklerville, New Jersey (68,323 GLA) and a Bi-Lo property in Greenville, South Carolina (55,718 GLA).

(4)     This industrial/distribution portfolio is comprised of four C&S Wholesalers properties located in Westfield, Massachusetts (520,000 GLA); North Hatfield, Massachusetts (467,000 GLA); South Hatfield, Massachusetts (333,000 GLA); and Aberdeen, Massachusetts (400,000 GLA).

(5)     This industrial/distribution portfolio is comprised of UPS e Logistics located in Elizabethtown, Kentucky (400,000 GLA) and Anheuser Busch located in Devens, Massachusetts (183,900 GLA).

(6)     This industrial/distribution portfolio is comprised of the following properties: Airport Distribution Center #15 (81,639 GLA); Airport Distribution Center #16 (251,685 GLA); Airport Distribution Center #11 (121,345 GLA); Airport Distribution Center #18 (75,000 GLA); Airport Distribution Center #19 (175,275 GLA); Airport Distribution Center #9 (42,000 GLA); Delp Distribution Center #2 (97,716 GLA); Airport Distribution Center #2 (102,400 GLA); Delp Distribution Center #5 (144,000 GLA); Airport Distribution Center #10 (161,350 GLA); Delp Distribution Center #8 (94,500 GLA); Airport Distribution Center #7 (42,000 GLA); Airport Distribution Center #8 (32,400 GLA); Airport Distribution Center #4 (80,000 GLA); Southwide Industrial Center #5 (28,380 GLA); Southwide Industrial Center #6 (58,560 GLA); Southwide Industrial Center #7 (118,320 GLA); Southwide Industrial Center #8 (10,185 GLA); Stone Fort Distribution Center #1 (500,000 GLA); Stone Fort Distribution Center #4 (86,072 GLA).  All of the properties in this portfolio are located in Memphis, Tennessee, with the exception of Stone Fort Distribution Centers #1 and #4, each of which is located in Chattanooga, Tennessee.

(7)     This table includes our retail, office, industrial/distribution and multi-family properties only.  The table does not include our lodging facilities, which are described separately in the table below, and does not reflect our ownership of five parcels of undeveloped land located in Huntsville, Texas; Gainesville, Florida; Birmingham, Alabama; and two parcels in Dallas, Texas.  The Huntsville land consists of approximately 24.50 acres adjacent to Sam Houston State University Campus in Huntsville, Texas.  We purchased this parcel of land for approximately $1.3 million in cash, and we anticipate that the cost to develop this property will be approximately $27.9 million.  The Gainesville land consists of 7.57 acres.  We purchased this parcel of land for approximately $6.5 million in cash, and we anticipate that the cost to develop this property will be approximately $39.2 million.  The Birmingham land consists of approximately 3.0 acres located between the University of Alabama Medical Center and Birmingham’s central business district.  We purchased this parcel of land for approximately $3.1 million in cash, and we anticipate that the cost to develop this property will be approximately $32.7 million.  We intend to develop these parcels of land into conventional and student housing facilities with retail space on the properties.  One of the Dallas land parcels consists of approximately 20.25 acres, and we anticipate developing student housing on this site as well as holding a portion of the land for future development.  We purchased this parcel of land for approximately $34.1 million in cash, and we anticipate that the cost to develop this property will be approximately $66.8 million.  The other Dallas land parcel consists of approximately 2.276 acres, and we anticipate developing conventional housing on this site.  We purchased this parcel of land for approximately $4.0 million in cash and we anticipate that the cost to develop this property will be $40.7 million.

Lodging Properties	Franchisor (1)	Number of Rooms	Revenue Per Available Room for the Period Ended 12/31/07 ($)	Average Daily Rate for the Period Ended 12/31/07 ($)	Occupancy for the Period Ended 12/31/07	Mortgage Payable As of 12/31/07 ($)
Inland American Winston Hotels, Inc. (2)
Comfort Inn Riverview –Charleston, South Carolina	Choice	129	54	83	65%	—
Comfort Inn University –Durham, North Carolina	Choice	136	46	73	64%	—
Comfort Inn Cross Creek –Fayetteville, North Carolina	Choice	123	63	77	81%	—
Comfort Inn Orlando –Orlando, Florida	Choice	214	34	57	60%	—
Courtyard by Marriott –Ann Arbor, Michigan	Marriott	160	95	126	76%	12,225,000
Courtyard by Marriott – Brookhollow –Houston, Texas	Marriott	197	60	116	52%	—
Courtyard by Marriott – Northwest –Houston, Texas	Marriott	126	78	116	67%	7,263,000
Courtyard by Marriott – Roanoke Airport –Roanoke, Virginia	Marriott	135	96	130	74%	14,651,000

Lodging Properties	Franchisor (1)	Number of Rooms	Revenue Per Available Room for the Period Ended 12/31/07 ($)	Average Daily Rate for the Period Ended 12/31/07 ($)	Occupancy for the Period Ended 12/31/07	Mortgage Payable As of 12/31/07 ($)
Courtyard by Marriott – Chicago- St. Charles –St. Charles, Illinois	Marriott	121	72	105	69%	—
Courtyard by Marriott –Wilmington, North Carolina	Marriott	128	80	113	71%	—
Courtyard By Marriott – Richmond Airport (3) –Sandston, Virginia	Marriott	142	43	92	46%	—
Fairfield Inn –Ann Arbor, Michigan	Marriott	110	71	104	68%	—
Hampton Inn Suites Duluth-Gwinnett –Duluth, Georgia	Hilton	136	62	102	61%	9,585,000
Hampton Inn Baltimore-Inner Harbor –Baltimore, Maryland	Hilton	116	128	179	71%	14,000,000
Hampton Inn Raleigh-Cary –Cary, North Carolina	Hilton	129	65	91	72%	—
Hampton Inn University Place –Charlotte, North Carolina	Hilton	126	71	105	67%	—
Hampton Inn –Durham, North Carolina	Hilton	136	65	92	71%	—
Hampton Inn –Jacksonville, North Carolina	Hilton	122	74	89	82%	—
Hampton Inn Atlanta-Perimeter Center –Atlanta, Georgia	Hilton	131	72	112	64%	8,450,000
Hampton Inn Crabtree Valley –Raleigh, North Carolina	Hilton	141	61	103	59%	—
Hampton Inn White Plains-Tarrytown –Elmsford, New York	Hilton	156	120	162	74%	15,643,000
Hilton Garden Inn Albany Airport –Albany, New York	Hilton	155	93	127	73%	—
Hilton Garden Inn Atlanta Winward –Alpharetta, Georgia	Hilton	164	69	124	56%	10,503,000
Hilton Garden Inn –Evanston, Illinois	Hilton	178	116	149	78%	19,928,000
Hilton Garden Inn RDU Airport –Morrisville, North Carolina	Hilton	155	96	133	72%	—
Hilton Garden Inn Chelsea (4) –New York, New York	Hilton	169	161	288	56%	—
Hilton Garden Inn Hartford North Bradley International –Windsor, Connecticut	Hilton	157	75	117	63%	10,384,000
Holiday Inn Express Clearwater Gateway –Clearwater, Florida	IHG	126	38	86	44%	—
Holiday Inn Harmon Meadow-Secaucus –Secaucus, New Jersey	IHG	161	121	150	80%	—
Homewood Suites –Cary, North Carolina	Hilton	150	81	111	73%	12,747,000
Homewood Suites –Durham, North Carolina	Hilton	96	73	104	70%	7,950,000
Homewood Suites Houston- Clearlake –Houston, Texas	Hilton	92	86	115	75%	7,222,000

Lodging Properties	Franchisor (1)	Number of Rooms	Revenue Per Available Room for the Period Ended 12/31/07 ($)	Average Daily Rate for the Period Ended 12/31/07 ($)	Occupancy for the Period Ended 12/31/07	Mortgage Payable As of 12/31/07 ($)
Homewood Suites –Lake Mary, Florida	Hilton	112	65	100	65%	9,900,000
Homewood Suites Metro Center –Phoenix, Arizona	Hilton	126	56	98	57%	6,330,000
Homewood Suites –Princeton, New Jersey	Hilton	142	89	125	71%	—
Homewood Suites Crabtree Valley –Raleigh, North Carolina	Hilton	137	84	121	70%	12,869,000
Quality Suites –Charleston, South Carolina	Choice	168	65	91	71%	10,350,000
Residence Inn –Phoenix, Arizona	Marriott	168	51	94	54%	—
Residence Inn Roanoke Airport (5) –Roanoke, Virginia	Marriott	79	61	137	45%	5,566,000
Towneplace Suites Northwest –Austin, Texas	Marriott	127	66	89	74%	—
Towneplace Suites Birmingham-Homewood –Birmingham, Alabama	Marriott	128	49	84	58%	—
Towneplace Suites Northwest –College Station, Texas	Marriott	94	63	81	77%	—
Towneplace Suites Northwest –Houston, Texas	Marriott	128	58	102	57%	—
Towneplace Suites –Houston, Texas	Marriott	94	71	94	75%	—
Courtyard by Marriott Country Club Plaza –Kansas City, Missouri	Marriott	123	106	139	76%	10,621,000
Hilton Garden Inn –North Canton, Ohio	Hilton	121	91	130	70%	7,776,000
Hilton Garden Inn –Wilmington, North Carolina	Hilton	119	78	133	59%	—
Inland American Orchard Hotels, Inc. (6)
Courtyard by Marriott Williams Center –Tucson, Arizona	Marriott	153	75	110	68%	16,030,000
Courtyard by Marriott –Lebanon, New Jersey	Marriott	125	76	119	63%	10,320,000
Courtyard by Marriott Quorum –Addison, Texas	Marriott	176	74	124	59%	18,860,000
Courtyard by Marriott –Harlingen, Texas	Marriott	114	60	93	65%	6,790,000
Courtyard by Marriott Westchase –Houston, Texas	Marriott	153	77	123	63%	16,680,000
Courtyard by Marriott West University –Houston, Texas	Marriott	100	82	114	72%	10,980,000
Courtyard by Marriott West Lands End –Fort Worth, Texas	Marriott	92	71	102	70%	7,550,000
Courtyard by Marriott Dunn Loring-Fairfax –Vienna, Virginia	Marriott	206	104	148	70%	30,810,000

Lodging Properties	Franchisor (1)	Number of Rooms	Revenue Per Available Room for the Period Ended 12/31/07 ($)	Average Daily Rate for the Period Ended 12/31/07 ($)	Occupancy for the Period Ended 12/31/07	Mortgage Payable As of 12/31/07 ($)
Courtyard by Marriott Seattle-Federal Way –Federal Way, Washington	Marriott	160	93	127	73%	22,830,000
Hilton Garden Inn Tampa Ybor –Tampa, Florida	Hilton	95	86	126	68%	9,460,000
Hilton Garden Inn –Westbury, New York	Hilton	140	118	147	80%	21,680,000
Homewood Suites Colorado Springs North –Colorado Springs, Colorado	Hilton	127	47	84	56%	7,830,000
Homewood Suites –Baton Rouge, Louisiana	Hilton	115	99	121	82%	12,930,000
Homewood Suites –Albuquerque, New Mexico	Hilton	151	65	85	68%	10,160,000
Homewood Suites Cleveland-Solon –Solon, Ohio	Hilton	86	66	98	68%	5,490,000
Residence Inn Williams Centre –Tucson, Arizona	Marriott	120	85	123	70%	12,770,000
Residence Inn Cypress- Los Alamitos –Cypress, California	Marriott	155	103	127	81%	20,650,000
Residence Inn South Brunswick-Cranbury –Cranbury, New Jersey	Marriott	108	80	116	69%	10,000,000
Residence Inn Somerset- Franklin –Franklin, New Jersey	Marriott	108	90	107	84%	9,890,000
Residence Inn –Hauppauge, New York	Marriott	100	107	136	79%	10,810,000
Residence Inn Nashville Airport –Nashville, Tennessee	Marriott	168	80	89	90%	12,120,000
Residence Inn West University –Houston, Texas	Marriott	120	83	119	70%	13,100,000
Residence Inn –Brownsville, Texas	Marriott	102	69	99	70%	6,900,000
Residence Inn DFW Airport North –Dallas-Fort Worth, Texas	Marriott	100	74	109	68%	9,560,000
Residence Inn Westchase –Houston Westchase, Texas	Marriott	120	69	104	67%	12,550,000
Residence Inn Park Central –Dallas, Texas	Marriott	139	67	92	73%	8,970,000
SpringHill Suites –Danbury, Connecticut	Marriott	106	79	103	77%	9,130,000
Inland American Lodging Corporation
Hilton University of Florida Hotel & Convention Center (7) –Gainesville, Florida	Hilton	248	70	135	52%	—
The Woodlands Waterway® Marriott Hotel & Convention Center (8) –The Woodlands, Texas	Marriott	341	103	184	56%	75,400,000
Total Lodging Properties: (9)		10,411	79	117	67%	634,213,000

(1)  Our hotels generally are operated under franchise agreements with franchisors including Marriott International, Inc. (“Marriott”), Hilton Hotels Corporation (“Hilton”), Intercontinental Hotels Group PLC (“IHG”) and Choice Hotels International (“Choice”).

(2)  The information presented for the following properties reflects the period from July 1, 2007 to December 31, 2007.

(3)  The information presented for the property reflects the period from December 13, 2007 to December 31 2007.

(4)  The information presented for the property reflects the period from October 15, 2007 to December 31, 2007.

(5)  The information presented for the property reflects the period from October 9, 2007 to December 31, 2007.

(6)  The information presented for the following properties reflects the period from October 5, 2007 to December 31, 2007.

(7)  The information presented for this property  reflects the period from September 13, 2007 to December 31, 2007.

(8)  The information presented for this property reflects the period from November 23, 2007 to December 31, 2007.

(9)  Because this table presents information only for those properties owned as of December 31, 2007, it does not include any of the hotels acquired by Urban Hotels on February 8, 2008.

The following table provides a summary of the property types that comprised our portfolio, excluding our lodging facilities and five undeveloped parcels of land, as of December 31, 2007.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Retail Properties	546	11,745,913	34.48%	180,154,046	49.07%
Office Properties	26	6,979,772	20.49%	100,945,531	27.50%
Industrial/Distribution Properties	61	13,287,201	39.00%	63,655,147	17.34%
Multi-Family Properties	8	2,243,403	6.55%	24,558,781	6.65%
Total	641	34,256,289	100.00%	369,313,505	100.00%

The following table provides a summary of the market concentration of our portfolio, excluding our lodging facilities and five undeveloped parcels of land, as of December 31, 2007.

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Alabama	3	197,528	0.58%	2,403,004	0.65%
Arkansas	1	712,000	2.08%	3,579,816	0.97%
California	1	76,977	0.22%	1,678,868	0.45%
Colorado	1	85,680	0.25%	1,106,300	0.30%
Connecticut	9	99,428	0.29%	2,217,712	0.60%
Delaware	6	22,326	0.07%	565,206	0.15%
District of Columbia	1	2,745	0.01%	192,150	0.05%
Florida	106	1,010,640	2.95%	19,781,384	5.36%
Georgia	60	1,479,804	4.32%	16,655,489	4.51%
Illinois	23	4,238,469	12.37%	47,732,540	12.92%
Indiana	2	1,411,304	4.12%	7,063,641	1.91%
Iowa	2	409,545	1.20%	4,246,167	1.15%
Kentucky	3	708,610	2.07%	4,292,835	1.16%
Maryland	16	693,883	2.03%	8,864,140	2.40%
Massachusetts	27	1,793,352	5.24%	14,647,688	3.97%
Michigan	3	429,650	1.25%	1,823,586	0.49%
Minnesota	6	2,293,272	6.69%	25,778,848	6.98%
Missouri	4	1,843,195	5.38%	19,915,480	5.39%

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
New Hampshire	9	378,900	1.11%	6,149,049	1.66%
New Jersey	3	76,580	0.22%	1,160,004	0.31%
New York	2	60,450	0.18%	1,069,725	0.29%
North Carolina	56	813,198	2.37%	8,094,920	2.19%
Ohio	15	2,074,419	6.06%	21,447,294	5.81%
Oklahoma	1	241,460	0.70%	2,751,097	0.74%
Pennsylvania	90	898,756	2.62%	14,040,118	3.80%
Rhode Island	16	788,325	2.30%	10,089,807	2.73%
South Carolina	13	393,753	1.15%	3,986,281	1.08%
Tennessee	51	2,455,120	7.17%	8,117,391	2.20%
Texas	68	6,417,735	18.73%	76,562,685	20.73%
Vermont	1	2,940	0.01%	88,200	0.02%
Virginia	36	1,224,390	3.57%	26,821,088	7.26%
Washington	1	253,064	0.74%	2,632,799	0.71%
Wisconsin	5	668,791	1.95%	3,758,193	1.02%
Total	641	34,256,289	100%	369,313,505	100.00%

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leasable area and greatest 2007 annualized base rent based on the properties owned as of December 31, 2007, excluding our lodging facilities and five undeveloped parcels of land.

Tenant Name	Property Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income ($)	% of Total Portfolio Base Annualized Income
AT&T Centers	Office	3,582,668	10.46%	44,118,943	11.95%
Atlas Cold Storage	Industrial/Distribution	1,896,815	5.54%	12,316,332	3.33%
C&S Wholesalers	Industrial/Distribution	1,720,000	5.02%	10,340,500	2.80%
SunTrust Bank	Retail/Office	1,555,752	4.54%	36,338,624	9.84%
Pearson Education	Industrial/Distribution	1,091,435	3.19%	3,492,288	0.95%
Cornerstone Consolidated Services Group	Industrial/Distribution	970,168	2.83%	5,507,012	1.49%
Citizens Bank	Retail	907,005	2.65%	18,079,847	4.90%
Deluxe Media Services, LLC	Industrial/Distribution	712,000	2.08%	3,579,816	0.97%
Randall’s Food and Drug	Retail	650,137	1.90%	5,541,897	1.50%

With respect to those leases in place as of December 31, 2007, excluding with respect to our lodging facilities, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2008	2,210	2,592,276	7.57%	30,352,250	8.22%
2009	350	2,386,202	6.97%	23,155,226	6.27%
2010	213	2,096,382	6.12%	24,121,456	6.53%
2011	278	3,261,496	9.52%	36,530,102	9.89%
2012	92	1,563,475	4.56%	17,725,734	4.80%

2013	77	1,295,710	3.78%	17,552,678	4.75%
2014	118	1,468,260	4.29%	18,219,893	4.93%
2015	87	4,693,995	13.70%	50,969,887	13.80%
2016	56	2,782,360	8.12%	31,769,285	8.60%
2017	309	1,831,817	5.35%	45,292,479	12.26%

(1)  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Significant Acquisitions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Significant Acquisitions,” which begins on page 159 of the prospectus.

We have identified the following properties, and property portfolios, as significant acquisitions.  Our individual significant properties are described first, by date acquired, and our significant property portfolios follow, also by date acquired.

IDS Center.  As of December 31, 2007, this property was 94% occupied, with a total of approximately 1.3 million square feet leased to 230 tenants.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2008	42	45,541	900,465	4.44%
2009	20	80,162	1,488,280	7.34%
2010	21	129,368	2,670,712	13.18%
2011	26	251,899	2,668,821	13.17%
2012	13	77,354	1,362,987	6.73%
2013	15	184,106	3,217,604	15.88%
2014	38	276,946	4,395,006	21.69%
2015	8	154,099	2,418,755	11.94%
2016	0	—	—	0.00%
2017	1	23,179	480,964	2.37%

SunTrust Bank Portfolio II (Sale-Leaseback).  On March 28, 2008, we, through wholly owned subsidiaries formed for this purpose (referred to herein as our “SunTrust II acquisition subsidiaries”), completed the purchase of a portfolio of 215 properties, including 211 single tenant retail banking facilities and four office buildings, collectively known as the SunTrust Bank Portfolio II.  The properties in SunTrust Bank Portfolio II contain approximately 1.1 million aggregate gross leasable square feet and are located in seven states and the District of Columbia.  The SunTrust II acquisition subsidiaries purchased seventy-two of the properties on December 20, 2007 for approximately $131 million in cash and equivalents and purchased the remaining 143 properties on March 28, 2008 for approximately $230 million in cash and equivalents.  Following the two closings, the SunTrust II acquisition subsidiaries entered into loan agreements to borrow approximately $215.9 million secured by first priority mortgages on all of the acquired properties, as described in more detail in “ — Financing Transactions” below.

All of the purchased properties are single tenant facilities with SunTrust Bank as the tenant.  SunTrust Bank has agreed to lease each property for a term of ten years, commencing in December 2007 or March 2008, depending on the date of purchase.  SunTrust may renew each of these leases for an additional term of ten years, and then for six additional five-year terms.  Each of the leases requires SunTrust Bank to pay all taxes, insurance and maintenance expenses associated with each property.  A breakdown of the properties in this portfolio by location follows:

	Number of	Gross Leasable	Approximate Allocated	Annual Base
Location	Properties	Square Feet	Purchase Price ($)	Rental Income ($)(1)(2)

Florida	82	425,637	158,232,735	11,394,180
Georgia	36	310,620	71,981,950	5,183,348
Maryland	7	26,643	19,401,355	1,397,072
North Carolina	37	142,146	47,037,572	3,387,128
South Carolina	5	18,853	6,428,100	462,881
Tennessee	19	79,551	20,306,836	1,462,275
Virginia	28	115,525	34,705,110	2,499,080
Washington D.C.	1	2,595	2,882,973	207,600
Total	215	1,121,570	360,976,631	25,993,564

(1)  The terms of these leases represent the terms of the leases that we entered into when we purchased these properties.

(2)  The base rent per annum for each property is scheduled to increase 1.50% each year.

SunTrust Bank is the principal banking subsidiary of SunTrust Banks, Inc., referred to herein as “STI,” a financial holding company with its headquarters in Atlanta, Georgia.  According to filings made by STI with the SEC, STI reported net income available to common shareholders of approximately $2.2 billion and $3.0 billion for the years ended December 31, 2007 and 2006, respectively, and diluted earnings per average common share equal to $4.55 and $5.82 for the years ended December 31, 2007 and 2006, respectively.  SunTrust Bank operates primarily within Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia.

SunTrust Bank Portfolio (Sale-Leaseback).  On December 10, 2007, we, through two wholly owned subsidiaries formed for this purpose (referred to herein as our “SunTrust acquisition subsidiaries”), purchased fee simple interests in a portfolio of 210 single tenant retail banking facilities, seven office buildings and one data center collectively known as the SunTrust Bank Portfolio.  The properties contain approximately 1,149,131 aggregate gross leasable square feet and are located in eight states and the District of Columbia.  We purchased these properties from an unaffiliated third party, SunTrust Bank, for approximately $374.9 million, of which we paid $93.7 million in cash.  We funded the remainder of the purchase price, approximately $281.2 million, through a loan with LaSalle Bank, N.A., under which the SunTrust acquisition subsidiaries are the borrowers.  The loan is secured by first priority mortgages on the facilities and requires us to make interest-only payments through the term of the loan, and matures on December 10, 2008.  On December 14, 2007, the SunTrust acquisition subsidiaries entered into a swap arrangement pursuant to which the loan bears interest at a fixed rate equal to 5.27% per annum.  We will be responsible for certain costs incurred in connection with the prepayment of the loan.  In addition, we have guaranteed the full payment of the loan.  In our capacity as guarantor, we are subject to certain financial reporting requirements and a net worth covenant under which, on the last day of each fiscal quarter, (1) the ratio of our earnings before interest, taxes, depreciation and amortization, or EBITDA, to fixed charges may not be less than 1.5 to 1 and (2) our consolidated net worth may not be less than $3 billion plus 75% of the equity contributions or sales of treasury stock received by us after September 30, 2007.  Upon entering into the commitment for this loan, we paid LaSalle a fee equal to approximately $1.3 million.

All of the properties within this portfolio are single tenant facilities with SunTrust Bank as the tenant.  SunTrust Bank has agreed lease each facility for a term of ten years, commencing in December 2007 and terminating in December 2017.  SunTrust Bank may renew each of these leases for an additional term of ten years, and then for six additional five-year terms.  Each lease requires SunTrust Bank to pay all taxes, insurance and maintenance expenses associated with each property.

A breakdown of the properties in this portfolio by location follows:

	Number of	Gross Leasable	Approximate Allocated	Average Base
Location	Properties	Square Feet	Purchase Price ($)	Rental Income ($)(1)(2)

Alabama	2	9,508	2,900,000	209,176
Florida	77	403,006	150,600,000	10,140,411
Georgia	38	243,977	75,900,000	5,462,930
Maryland	9	42,283	26,400,000	1,899,745
North Carolina	37	146,684	43,100,000	3,200,148
South Carolina	7	24,949	8,900,000	639,715
Tennessee	24	106,800	29,000,000	2,091,196
Virginia	23	169,179	35,400,000	2,555,631
Washington D.C.	1	2,745	2,700,000	192,150

Total	218	1,149,131	$374,900,000	$26,391,102

(1)  The terms of these leases represent the terms of the leases that we entered into when we purchased this portfolio.

(2)  The base rent per annum for each property is scheduled to increase 1.50% each year.

The Woodlands Waterway® Marriott Hotel & Convention Center.   On November 21, 2007, we acquired fee simple and leasehold interests in the property known as The Woodlands Waterway® Marriott Hotel & Convention Center, located at the intersection of Lake Robbins Drive and Six Pines Drive in the heart of The Woodlands Town Center campus in The Woodlands, Texas.  The property was built in 2002.  The property contains a full service hotel with 341 rooms.  At the time of acquisition, the property competed with at least six hotels.  The hotel will be managed by its current manager, Marriott.  We will pay Marriott a property management fee equal to 3.0% of the hotel’s gross revenue, and will pay our property manager a monthly oversight fee of up to 1.0% of the hotel’s gross revenue.  In return for this management agreement, Marriott will guarantee hotel operating profits of $10.6 million, $11.4 million and $11.3 million for the fiscal years 2008, 2009 and 2010, respectively.   If the hotel does not generate the guaranteed profits during any one of these three fiscal years, Marriott will pay us the lesser of (1) the amount by which the actual operating profit for that year is less than the guaranteed amount for that year or (2) $2 million, provided, however, that Marriott will not be required to pay more than $4 million in the aggregate.  In addition, Marriott will have certain consent rights regarding the transfer of the hotel.

The property also includes a leasehold interest in an adjoining 198,000 square foot conference center.  We assumed the lease of the conference center and 22,000 square feet of hotel meeting space pursuant to a long-term ground lease with the Town Center Improvement District of Montgomery County, Texas as lessor.  This ground lease commenced in June 2001 and has over ninety years remaining on its term.  The annual rent under the ground lease is approximately $100,000 per annum.

We purchased the fee simple interest in the hotel and the leasehold interests for approximately $137 million, of which we paid $61.6 million in cash and equivalents at closing.  The remaining $75.4 million of the purchase price was funded with the proceeds of a mortgage loan that we entered into on November 21, 2007, as described in more detail in “ – Financing Transactions,” below.  The loan requires interest only payments on a monthly basis, has a term of ten years, and bears interest at a rate equal to 6.5% per annum.  We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Our obligation is secured by a first priority mortgage on the property, and on the leasehold interest and a lien on the personal property located at the property.

The table below sets forth certain information with respect to the occupancy rate, revenue per available room and average daily rate for each of the last five years, as provided by the seller.

Year Ending December 31,	Approximate % Occupied for the Year Ending December 31		Revenue Per Available Room for the Year Ending December 31		Average Daily Rate for the Year Ending December 31
2007	75.5	%(1)	$135.45	(1)	$179.00	(1)
2006	73.6%		$118.19		$160.62
2005	77.5%		$100.72		$129.88
2004	72.9%		$84.81		$116.27
2003	56.7%		$61.04		$107.57

(1) For the nine months ended September 30, 2007

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available were approximately $0.9 million.  The real estate taxes payable were calculated by multiplying the property’s assessed value by a tax rate of 2.75%.  For federal income tax purposes, the depreciable basis in this property is approximately $102.7 million.

Atlas Cold Storage Portfolio (Sale-Leaseback).  On September 28, 2007, we purchased fee simple interests in a portfolio of eleven cold storage facilities collectively known as the Atlas Cold Storage Portfolio.  The properties contain approximately 1.9 million aggregate gross leasable square feet located in four states. We purchased this portfolio from unaffiliated third parties, Atlas Cold Storage America, LLC and Atlas Cold Storage USA, Inc., for approximately $170.7 million.  We funded the purchase price at closing entirely from our cash and equivalents.  We may later borrow monies using these properties as collateral. We leased each of the properties to the sellers’ affiliate, Atlas Cold Storage Company, for terms ranging from ten to twenty years pursuant to leases that require the lessee to pay all taxes, insurance and maintenance expenses from use of the property.

The Atlas Cold Storage Portfolio consists of the following properties:

	Year	Year of Lease	Base Rent Per	Approximate	Allocated Purchase
Property/Address	Built	Expiration (1)	Annum ($)(2)	GLA	Price ($)
86 Jackson Concourse –Pendergrass, Georgia	1995	2027	1,945,864	243,233	26,964,115
1860 Candler Road –Gainesville, Georgia	1990	2027	1,021,056	127,632	14,148,919
215 Industrial Park Road –Cartersville, Georgia	1998	2027	1,075,440	179,240	14,902,526
2006 Industrial Boulevard –Douglas, Georgia	1985	2027	520,392	86,732	7,211,146
6765 Imron Drive –Belvidere, Illinois	1991	2027	1,323,364	189,052	18,338,044
240 Chester Street –St. Paul, Minnesota	1970-1972	2017	1,098,320	219,664	15,219,577
7130 Winnetka Avenue North –Brooklyn Park, Minnesota	1986-2000	2022	897,925	128,275	12,442,676
17113 County Road –New Ulm, Minnesota	1973-1996	2017	809,955	269,985	11,223,662
1000 Artic Avenue –Zumbrota, Minnesota	1996-2006	2026	1,364,176	170,522	18,903,582
1619 Antioch Church Road –Piedmont, South Carolina	1988-1995	2027	1,794,560	224,320	24,867,474

	Year	Year of Lease	Base Rent Per	Approximate	Allocated Purchase
Property/Address	Built	Expiration (1)	Annum ($)(2)	GLA	Price ($)
2130 Old Georgia Highway –Gaffney, South Carolina	1995	2027	465,280	58,160	6,447,451
Totals			12,316,332	1,896,815	170,669,172

(1) Each lease may be extended for four additional five-year terms.

(2) The base rent per annum for each property is scheduled to increase 1.75% each year.

Six Pines Portfolio.  The following tables set forth certain information, as of December 31, 2007, regarding the location and character of the properties in the Six Pines Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)		Mortgage Payable ($)
14th Street Market –Plano, Texas	04/10/07	1995	76,418	96%	9	79,418	12,925,000		7,711,759
Cross Timbers Court –Flower Mound, Texas	04/10/07	1995	74,176	96%	8	77,366	13,731,000		8,192,687
Custer Creek Village –Richardson, Texas	04/10/07	1999	87,219	100%	13	87,219	17,009,000	(1)	10,148,677
Flower Mound Crossing –Flower Mound, Texas	04/10/07	1996	81,581	100%	13	81,581	13,981,000		8,341,692
Heritage Heights –Grapevine, Texas	04/10/07	1999	89,611	100%	11	89,611	17,965,000		10,719,085
The Highlands –Flower Mound, Texas	04/10/07	1999	86,421	95%	14	91,116	16,333,000		9,745,034
Hunters Glen Crossing –Plano, Texas	04/10/07	1994	93,690	100%	14	93,690	16,407,000		9,789,751
Josey Oaks Crossing –Carrollton, Texas	04/10/07	1996	83,664	98%	15	85,414	15,664,000	(2)	9,346,170
Park West Plaza –Grapevine, Texas	04/10/07	1994	80,977	97%	11	83,157	12,623,000		7,531,973
Pioneer Plaza –Mesquite, Texas	04/10/07	2000	14,200	100%	11	14,200	3,771,000		2,250,179
Riverview Village –Arlington, Texas	04/10/07	1998	85,730	100%	13	85,730	16,963,000		10,120,995
Shiloh Square –Garland, Texas	04/10/07	2000	17,038	100%	12	17,038	5,427,000		3,238,160
Suncreek Village –Plano, Texas	04/10/07	2000	13,989	91%	10	15,409	4,497,000		2,683,331
Market at Westlake –Westlake Hills, Texas	04/10/07	1972	29,625	100%	4	29,625	8,050,000		4,802,876
Scofield Crossing –Austin, Texas	04/10/07	2004	97,561	100%	16	97,561	14,136,000		8,434,692
Brandon Centre South –Brandon, Florida	04/10/07	1987	107,803	81%	25	132,896	27,039,000		16,133,156
Fury’s Ferry –Augusta, Georgia	04/10/07	1995	70,458	100%	14	70,458	10,694,000		6,380,929
The Center at Hugh Howell –Tucker, Georgia	04/10/07	1996	81,064	98%	16	82,819	12,941,000		7,721,653
Bellerive Plaza –Nicholasville, Kentucky	04/10/07	1999	59,735	79%	10	75,235	10,211,000		6,092,460
East Gate –Aiken, South Carolina	04/10/07	1995	75,716	100%	13	75,716	11,397,000		6,800,038

Donelson Plaza –Nashville, Tennessee	04/10/07	2000	12,165	100%	3	12,165	3,872,000	2,314,703
Total:			1,418,841		255	1,477,424	$265,636,000	$158,500,000

(1) Purchase price includes vacant land parcel of approximately 0.690 acres.

(2) Purchase price includes Bank of America ground lease.

Bradley Portfolio.  Between October 18, 2006 and October 26, 2007, MB REIT purchased from affiliates of Bradley Associates Limited Partnership, each an unaffiliated third party, a portfolio of fee simple interests in thirty-three existing retail, office and industrial properties for approximately $487 million.  MB REIT purchased the properties in this portfolio for cash and have borrowed monies using certain of these properties as collateral, as described in more detail in “ – Financing Transactions” below.  The following table sets forth certain information, as of December 31, 2007, regarding the location and character of the properties in the Bradley Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
Glendale Heights I, II, III –Glendale Heights, Illinois	11/03/06	1987	60,820	100%	3	60,820	9,400,000	4,704,680
Lexington Road –Athens, Georgia	11/08/06	1999	46,000	100%	1	46,000	10,500,000	5,453,805
Newtown –Virginia Beach, Virginia	12/01/06	1997	7,488	100%	1	7,488	1,900,000	967,799
Office Properties
Regional Road –Greensboro, North Carolina	11/07/06	1988	113,526	100%	1	113,526	13,000,000	8,678,875
Commons Drive –Aurora, Illinois	11/13/06	1995	60,000	100%	2	60,000	8,300,000	3,662,584
Santee –Santee, California	11/30/06	2003	76,977	100%	1	76,977	19,000,000	12,022,693
Houston Lakes –Houston, Texas	12/18/06	1993	119,527	100%	1	119,527	17,267,000	8,987,523
Kinross Lakes –Richfield, Ohio	01/10/07	1997	86,000	100%	1	86,000	17,500,000	10,563,142
Denver Highlands –Highlands Ranch, Colorado	01/23/07	1986	85,680	100%	1	85,680	14,600,000	10,500,000
Industrial Properties
Doral –Brookfield, Wisconsin	10/18/06	1991	43,500	100%	1	43,500	2,400,000	1,364,493
500 Hartland –Hartland, Wisconsin	10/19/06	2000	134,210	100%	1	134,210	10,800,000	5,860,131
55th Street –Kenosha, Wisconsin	10/20/06	2001	175,052	100%	1	175,052	13,500,000	7,350,732
Industrial Drive –Horicon, Wisconsin	10/23/06	1996	139,000	100%	1	139,000	7,400,000	3,708,608
Deerpark –Deer Park, Texas	11/09/06	1999	23,218	100%	1	23,218	5,900,000	2,964,819
Kirk Road –St. Charles, Illinois	11/09/06	1995	299,176	100%	1	299,176	14,400,000	7,862,815
Westport –Mechanicsburg	11/09/06	1996	178,600	100%	1	178,600	7,900,000	4,028,814

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Pennsylvania
1800 Bruning Drive –Itasca, Illinois	11/17/06	2001	202,000	100%	1	202,000	19,000,000	10,156,344
Baymeadow –Glen Burnie, Maryland	11/29/06	1998	120,000	100%	1	120,000	26,000,000	13,824,427
Clarion –Clarion, Iowa	12/13/06	1997	126,900	100%	1	126,900	5,241,000	3,171,555
Stevenson Road –Ottawa, Illinois	01/12/07	1992	38,285	100%	1	38,285	3,300,000	1,855,615
Faulkner Road –North Little Rock, Arkansas	01/12/07	1995	712,000	100%	1	712,000	45,700,000	25,635,743
Foster Avenue –Wood Dale, Illinois	01/23/07	1987	137,607	100%	1	137,607	9,300,000	4,895,239
Airport Road –Houston, Texas	01/23/07	1999	223,599	100%	1	223,599	13,600,000	6,686,883
Indianhead Road –Mosinee, Wisconsin	01/23/07	1992	193,200	100%	1	193,200	9,400,000	4,548,795
Mt. Zion Road –Lebanon, Indiana	01/24/07	2001	1,091,435	100%	1	1,091,435	47,200,000	25,850,000
US Highway 45 –Libertyville, Illinois	01/30/07	1995	197,100	100%	1	197,100	26,500,000	14,807,000
Bradley – Kinston –Kinston, North Carolina	06/13/07	1994/1996	400,000	100%	1	400,000	16,300,000	8,930,000
11500 Melrose Avenue –Franklin Park, Illinois	07/26/07	1969/1984	97,766	100%	1	97,766	8,093,000	4,561,000
Coloma Road –Coloma, Michigan	08/17/07	1966	423,230	100%	1	423,230	18,798,000	10,017,000
Bradley-Union Venture –West Chester, Ohio	10/26/07	1999	970,168	100%	1	970,168	64,800,000	38,031,977
Total:			6,582,064		33	6,582,064	486,999,000	271,653,091

NewQuest Portfolio.  The following tables set forth, as of December 31, 2007, certain information regarding the location and character of the properties in the NewQuest Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
24 Hour Fitness –Houston, Texas	10/13/05	2001	61,650	73%	5	85,000	10,500,000	—
24 Hour Fitness –The Woodlands, Texas	10/13/05	2001	45,906	100%	1	45,906	13,600,000	—
6101 Richmond Ave –Houston, Texas	10/13/05	1994	19,230	100%	1	19,230	3,100,000	—
Pinehurst Shopping Center –Humble, Texas	10/14/05	1984	22,686	57%	18	39,934	3,800,000	—
Saratoga Town Center –Corpus Christi, Texas	10/27/05	2004	60,282	98%	21	61,682	15,600,000	—
Willis Town Center –Willis, Texas	10/27/05	2000	15,240	87%	9	17,540	4,000,000	—
Woodforest Square –Houston, Texas	10/27/05	1980	28,666	72%	13	39,966	3,400,000	—

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Windermere Village –Houston, Texas	11/01/05	2004	18,880	74%	11	25,360	8,800,000	—
Eldridge Town Center –Houston, Texas	11/02/05	2000	75,671	96%	26	78,471	21,500,000	—
NTB Eldridge –Houston, Texas	11/02/05	2003	6,290	100%	1	6,290	970,000	—
Blackhawk Town Center –Houston, Texas	11/08/05	2005	127,128	100%	12	127,128	22,500,000	—
Carver Creek –Dallas, Texas	11/08/05	1985	33,321	100%	3	33,321	2,100,000	—
Chili’s –Jacinto City, Texas	11/08/05	1998	5,476	100%	1	5,476	950,000	—
Joe’s Crab Shack –Jacinto City, Texas	11/08/05	1998	7,282	100%	1	7,282	1,300,000	—
Cinemark Theaters –Jacinto City, Texas	11/10/05	1998	68,000	100%	1	68,000	10,200,000	—
Antoine Town Center –Houston, Texas	11/16/05	2003	39,362	100%	16	39,362	9,800,000	—
Ashford Plaza –Houston, Texas	11/16/05	1980	24,209	79%	14	33,094	3,700,000	—
Highland Plaza –Houston, Texas	11/16/05	1993-2002	72,730	99%	21	73,780	19,100,000	—
West End Square –Houston, Texas	11/16/05	1980	30,350	83%	9	36,637	3,800,000	—
Winchester Town Center –Houston, Texas	11/22/05	2005	18,000	100%	10	18,000	4,700,000	—
Atascocita Shopping Center –Humble, Texas	11/22/05	1984	47,326	100%	8	47,326	10,300,000	—
Cypress Town Center –Houston, Texas	11/22/05	2003	51,720	94%	24	55,000	15,300,000	—
Friendswood Shopping Center –Friendswood, Texas	12/08/05	2000	67,199	96%	13	70,276	14,400,000	—
Cinemark Theaters –Webster, Texas	12/09/05	2001	80,000	100%	1	80,000	14,700,000	—
Stables at Town Center – I and II –Spring, Texas	12/16/05	2001-2002	83,683	87%	30	95,793	27,900,000	—
Walgreens –Springfield, Missouri	12/20/05	2003	14,560	100%	1	14,560	3,600,000	—
Tomball Town Center –Tomball, Texas	12/22/05	2004	54,040	88%	22	61,690	20,300,000	—
Bay Colony Town Center –League City, Texas	12/22/05	2004	189,969	98%	28	193,650	41,800,000	—
Cinemark 12 –Pearland, Texas	12/28/05	2004	38,910	100%	1	38,910	9,300,000	—
Hunting Bayou –Jacinto City, Texas	02/09/06	1985	89,570	67%	18	133,165	20,300,000	—
CyFair Town Center –Cypress, Texas	07/21/06	2003-2005	55,520	100%	27	55,520	16,000,000	—

Eldridge Lakes Town Center	07/21/06	2003-2006	54,980	100%	19	54,980	16,600,000	—

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
–Houston, Texas
Spring Town Center I & II –Spring, Texas	07/21/06	2003-2005	38,911	96%	13	40,571	17,000,000	—
Sherman Town Center –Sherman, Texas	08/17/06	2002	285,498	100%	33	285,498	60,100,000	37,560,052
Office Properties
6234 Richmond Ave –Houston, Texas	10/27/05	1972	17,940	75%	2	23,940	3,000,000	—
11500 Market Street –Houston, Texas	11/08/05	1987	2,719	100%	1	2,719	520,000	—
Total:			1,952,904		435	2,115,057	$454,540,000	$37,560,052

Potential Acquisitions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Potential Acquisitions,” which begins on page 168 of the prospectus.

Alcoa Exchange.  We anticipate purchasing a retail shopping center commonly known as the Alcoa Exchange and located in Bryant, Arkansas. The shopping center consists of two phases.  Phase I was constructed in 2006 through 2007 and consists of a total of 90,740 gross leasable square feet. We anticipate purchasing Phase I of the property for approximately $21.3 million in May 2008. Phase II is, as of the date of this supplement, under construction and consists of 43,850 gross leasable square feet.  We anticipate purchasing Phase II of the property for approximately $7.3 million in late fall 2008.  Phases I and II will be acquired for a total purchase price of $28.6 million. We anticipate purchasing this property in cash and equivalents.

Financing Transactions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Financing Transactions,” which begins on page 169 of the prospectus.

The following table summarizes, as of the date of this prospectus supplement, the material terms of any outstanding loans that we or our subsidiaries have obtained, or assumed at closing, that are secured by first priority mortgages on our properties.

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum		Maturity Date
Atlas Cold Storage Portfolio (Four Properties)	04/04/2008	44,485,650	5.870%		04/04/2012
Persis Portfolio – UPS E-Logistics	04/03/2008	9,250,000	5.650%		05/01/2013
Persis Portfolio – Anheuser Busch	04/03/2008	7,550,000	5.650%		05/01/2013
SunTrust Bank Portfolio II (1)(2)	03/28/2008	34,311,000	5.650%		04/01/2013
SunTrust Bank Portfolio II (1)	03/28/2008	34,500,000	5.750%		03/28/2013
SunTrust Bank Portfolio II (1)(3)	03/28/2008	33,062,000	4.870	%(4)	03/31/2013
SunTrust Bank Portfolio II (1)(5)	03/28/2008	35,450,000	3.900	%(6)	03/31/2010
Atlas Cold Storage Portfolio (Seven Properties)	03/18/2008	50,000,000	5.060	%(7)	03/31/2013
Landings at Clear Lakes Apartments	03/14/2008	18,590,000	4.720%		04/01/2013
Urban Hotels – 3 New Loans	02/08/2008	62,420,000		(8)		(8)

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum		Maturity Date
Urban Hotels – 19 Assumed Loans(9)	02/08/2008	364,233,645		(10)		(10)
CFG Portfolio (11)	01/31/2008	200,000,000		(11)	01/31/2010
Hilton University of Florida Hotel & Convention Center	01/09/2008	27,775,000		6.455%	02/01/2018
SunTrust Bank Portfolio II – Parkway Bank and Trust Company loan (12)(13)	12/20/2007	36,651,173		5.980%	01/01/2013
SunTrust Bank Portfolio II – Principal Life Insurance Company loan (12)(13)	12/20/2007	41,963,668		5.980%	01/01/2013
Twenty-seven lodging facilities (14)	12/17/2007	344,850,000		6.500%	01/01/2018
SunTrust Bank Portfolio I	12/10/2007	281,168,046	5.270	%(15)	12/10/2008
The Woodlands Waterway ® Marriott Hotel & Convention Center	11/21/2007	75,400,000		6.500%	12/01/2017
Bradley-Union Venture	10/26/2007	38,420,642		5.540%	02/01/2013
Streets of Cranberry	10/19/2007	24,425,000	5.950	%(16)	04/01/2009
Seven Palms Apartments	10/17/2007	18,750,000		5.620%	11/01/2017
Bradley Portfolio – Pool C (17)	10/12/2007	38,315,000		6.343%	11/01/2017
Penn Park	10/10/2007	31,000,000		5.880%	01/01/2017
Encino Canyon Apartments	10/10/2007	12,000,000		5.870%	11/01/2017
Forest Plaza	09/21/2007	2,264,493		5.750%	04/01/2015
Lord Salisbury Center	08/31/2007	12,600,000		5.446%	09/01/2007
Wickes Furniture	08/24/2007	5,767,155		6.596%	09/01/2017
Villages at Kitty Hawk	08/09/2007	11,550,000		5.686%	09/01/2017
AT&T – Cleveland (18)	07/31/2007	29,242,000		5.813%	08/11/2037
Washington Park Plaza	07/24/2007	30,600,000		5.920%	05/11/2016
Pavilions at Hartman Heritage	07/19/2007	23,450,000		5.595%	08/01/2017

(1)           These loans are secured by certain of the properties that were purchased as part of the SunTrust Bank Portfolio II on March 28, 2008.

(2)           In the event that the lender has exhausted its remedies against the collateral securing the loan, we will be liable for up to 100% of the amount of the loan, or approximately $34.3 million; provided, however, that this guaranty will take effect only if the tenant’s credit rating is downgraded lower than BBB+.  SunTrust Bank’s current credit ranking is investment grade.

(3)           In the event that the lender has exhausted its remedies against the collateral securing the loan, we will be liable for up to 100% of the amount of the loan, or approximately $33.1 million.

(4)           On March 28, 2008, we entered into an interest rate swap agreement in connection with this loan.  Pursuant to the terms of the promissory note in favor of the lender, the loan bears interest at a per annum rate equal to LIBOR plus 155 basis points.  As a result of the swap agreement, we will pay interest at a fixed rate of 4.87% per annum.

(5)           In the event that the lender has exhausted its remedies against the collateral securing the loan, we will be liable for up to 35% of the amount of the loan.  In the event that six or more of the banking facilities close, the amount of our guaranty will increase to cover that amount of the loan allocated to the closed facilities.  Further, our guaranty will spring into a full guaranty, equal to 100% of the amount of the loan, or approximately $35.5 million, if the tenant’s credit rating is downgraded lower than BBB+.

(6)           On March 28, 2008, we entered into an interest rate swap agreement in connection with this loan.  Pursuant to the terms of the promissory note in favor of the lender, the loan bears interest at a per annum rate equal to LIBOR plus 150 basis points.  As a result of the swap agreement, we will pay interest at a fixed rate of 3.90% per annum.

(7)           On March 28, 2008, we entered into an interest rate swap agreement in connection with this loan.  Pursuant to the terms of the promissory note in favor of the lender, the loan bears interest at a per annum rate equal to LIBOR plus 225 basis points.  As a result of the swap agreement, we will pay interest at a fixed rate of 5.06% per annum.

(8)           These loans are secured by first priority mortgages on the Residence Inn® located in Baltimore, Maryland, the Courtyard by Marriott® located in Birmingham, Alabama and the Hampton Inn Suites® located in Denver, Colorado, each as acquired in connection with our merger with Lodging Master (collectively, the “New Debt Hotels”).  These loans mature from February 2009 to February 2010.  The loans bear interest at floating rates ranging from LIBOR plus 1.70% to LIBOR plus 1.75% per annum and require the borrowers to make interest-only payments on a monthly basis until the loans mature.  As of the closing, the effective interest rates on these loans ranged from 4.82% to 4.87%.  Our subsidiary, Inland American Lodging Group, Inc., has agreed to guarantee the performance of the obligations of the borrowers with respect to certain losses that may be caused by certain acts of misconduct of the borrowers, for example, any fraud or willful destruction of the property securing these loans.

(9)           In connection with the assumption of these nineteen loans, we paid interest rate swap breakage fees of approximately $7.5 million and loan assumption fees of approximately $2.4 million.

(10)     These loans are secured by first priority mortgages on certain of the hotels acquired in connection with our merger with Lodging Master.  These loans mature from April 2008 to September 2015.  Five of the assumed loans bear interest at fixed rates ranging from 5.41% to 6.93% per annum and require the borrowers to make monthly payments of interest and principal until the loans mature.  The remainder of the assumed loans bear interest at floating rates ranging from LIBOR plus 1.40% to LIBOR plus 2.50% per annum and require the borrowers to make interest-only payments on a monthly basis until the loans mature.  As of the closing, the effective interest rates on these loans ranged from 4.52% to 5.62%.  Our subsidiaries, Inland American Lodging Corporation and Inland American Lodging Group, Inc., have agreed to guarantee the performance of the obligations of the borrowers with respect to certain losses that may be caused by certain acts of misconduct of the borrowers, for example, any fraud or willful destruction of the property securing these loans

(11)     The CFG Portfolio consists of 158 retail banking properties known as Citizens Banks that we purchased on June 14, 2007 and June 26, 2007.  The loan may be extended for two one-year periods subject to a $100,000 extension fee per year.  The annual interest rate of the loan is based on LIBOR plus 175 basis points and we are required to make interest only payments on the loan.

(12)     These loans are secured by first priority mortgages on the seventy-two properties within the SunTrust Bank Portfolio II purchased on December 20, 2007.  Each loan is secured by thirty-six of these properties.

(13)     In the event that the lender has exhausted its remedies against the collateral securing the loan, we and our subsidiaries are liable for a deficiency guaranty equal to the lesser of (i) $9,162,793 (in the case of the Parkway Bank and Trust Company loan) or 4310,490,917 (in the case of the Principal Life Insurance Company loan) and (ii) the remaining amount of the indebtedness that is owed to the lender. In addition, in the event that SunTrust Bank’s credit rating is downgraded to BBB+ or less by Standard & Poor’s Ratings Services during the term of the loan, the loan also provides for a springing guaranty of the entire amount of the indebtedness at the option of the lender (we can choose this option or cash management).

(14)     This loan is secured by those twenty-seven lodging facilities that we acquired in connection with our merger with Apple.  Because this loan is a significant financing transaction, its terms are described in more detail below.

(15)     On December 14, 2007, we entered into an interest rate swap agreement with LaSalle Bank, National Association (“LaSalle”) in connection with this loan. Pursuant to the terms of the promissory note in favor of LaSalle, the loan bears interest, at our option, at either: (1) a floating per annum rate equal to the Prime Rate, as announced by LaSalle from time to time or (2) a per annum rate equal to LIBOR plus 95 basis points.  As a result of the swap agreement, we will pay interest at a fixed rate of 4.32% plus 95 basis points, or 5.27%, per annum from December 18, 2007.

(16)     On November 20, 2007, we entered into an interest rate swap agreement with Fifth Third Bank (“Fifth Third”) in connection with this loan.  Pursuant to the terms of the promissory note in favor of Fifth Third, the loan bears interest at a per annum rate equal to LIBOR plus 150 basis points.  As a result of a swap agreement, we will pay interest at a fixed rate of 4.45% plus 150 basis points, or 5.95%, per annum.

(17)     This loan is secured by first priority mortgages on four properties from the Bradley Portfolio, located in Kinston, North Carolina; Franklin Park, Illinois; Libertyville, Illinois; and Coloma, Michigan.

(18)     If the loan is not paid in full by August 11, 2012, the anticipated repayment date, the interest will adjust to the lesser of (a) the maximum rate permitted by law or (b) 2% above the current interest rate.

Significant Financing Transactions

Lodging Facility Financing Transaction.  On December 17, 2007, fifty-four of our wholly owned subsidiaries, referred to herein as the “borrowers,” entered into a loan agreement with Bear Stearns Commercial Mortgage, Inc. and Bank of America, N.A. (together, the “lenders”).  Each of the borrowers is a special-purpose entity owning or leasing one of the twenty-seven lodging facilities that we acquired in connection with our merger with Apple Hospitality Five, Inc., referred to herein as the “Apple properties.”  We are acting as guarantor with respect to certain of the borrowers’ obligations under the loan agreement, as described herein.

The aggregate principal amount of the loan, as evidenced by four promissory notes, is approximately $344.9 million.  The loan is secured by first priority mortgages on the Apple properties and bears interest at a rate of 6.50% per annum.  The borrowers are required to make interest-only payments on a monthly basis in an amount equal to approximately $1.9 million per month until the loan matures on January 1, 2018.  Upon maturity, the borrowers will be required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After July 1, 2008, the borrowers may, in certain circumstances, prepay the unpaid principal balance of the loan along with other amounts due under the loan documents plus, if the prepayment occurs prior to the payment that is one month prior to the maturity date, a prepayment premium.

The loan agreement contains customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the agreement.  Among other things, the loan agreement requires the borrowers in certain circumstances to set aside reserve funds for paying such items as taxes and insurance and replacements and repairs for the Apple properties and for performing PIP requirements for certain of the Apple properties.  As used herein, a “PIP requirement” is an obligation of a borrower to comply with any property improvement program, or “PIP,” pursuant to the property’s management or franchise agreement.  The borrowers have granted to the lenders a first priority security interest in each of these reserve funds.  The funds will constitute additional security for the debt.  In addition, we have guaranteed the payment and performance of the PIP requirements in an amount not to exceed $20 million.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representations or warranties that are materially false or misleading; violation of any covenant prohibiting the creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, the lenders may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, subject to customary cure rights granted the borrowers.  In connection with the loan, we and the borrowers have agreed to indemnify and hold the lenders harmless against various losses, including among others, losses caused by certain misconduct of the borrowers, for example, the commission of fraud, breaches of the environmental indemnity agreement and termination or modification of any property management or franchise agreement related to an Apple property.  We and the borrowers also have agreed to guarantee the full payment of the indebtedness under the loan documents upon the occurrence of certain bankruptcy or insolvency events of the borrowers.  In addition, we separately have agreed to indemnify those borrowers that are lessees of the Apple properties (referred to herein as the “lessee borrowers”) for any claims, losses or damages incurred by the lessee borrowers as a result of any action taken by the lenders under the loan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion updates the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 173 of the prospectus.

 The following discussion and analysis relates to the years ended December 31, 2007, 2006 and 2005 and as of December 31, 2007 and 2006.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this Supplement.

Overview

We seek to invest in real estate assets that we believe will produce attractive current yields and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate.  Our Property Managers for our non-lodging properties actively seek to lease and release space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We oversee the management of our lodging facilities through active engagement with our third party managers and franchisors.  We intend to create additional value through redeveloping and repositioning some of our properties in the future.

On a consolidated basis, essentially all of our revenues and operating cash flows this year were generated by collecting rental payments from our tenants, room revenues from lodging properties, interest income on cash investments, and dividend and sale income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on our mortgages and notes payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, utilities, insurance, landscaping, snow removal and periodic renovations to meet tenant needs.

In evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

•                                          Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

•                                          Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•                                          Leasing activity - new leases, renewals and expirations.

•                                          Average daily room rate, revenue per available room, and average occupancy to measure our lodging properties.

Results of Operations

General

Consolidated Results of Operations

This section describes and compares our results of operations for the years ended December 31, 2007, 2006 and 2005.  We generate most of our net operating income from property operations.  In order to evaluate our overall portfolio, management analyzes the operating performance of all properties from period to period and properties we have owned and operated for the twelve month period during 2006 and 2007.  A total of 38 of our investment properties satisfied the criteria of being owned for the entire twelve month period for 2006 and 2007 and are referred to herein as “same store” properties for the years ended 2007 to 2006 which comprise approximately 3.7 million square feet.  The “same store” properties represent approximately 10% of the square footage of our portfolio at December 31, 2007.  This analysis allows management to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio. Additionally, we are able to determine the effects of our new acquisitions on net income.  A majority of our acquisitions that satisfied the criteria for “same store” analysis are in the office and retail segments.  Therefore, “same store” analysis is only presented in the office and retail segment results. All dollar amounts are stated in thousands (except per share amounts).  We cannot present a same store analysis for 2006 compared to 2005 because we did not own any properties for twelve months in 2005.

Comparison of the years ended December 31, 2007 and December 31, 2006

Rental Income, Tenant Recovery Income, Lodging Income and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs.  Lodging income consists of room revenues, food and beverage revenues, telephone revenues and miscellaneous revenues.  Other property income consists of other miscellaneous property income.  Total property revenues were $478,736 and $123,202 for the years ended December 31, 2007 and 2006, respectively.

Except for our lodging properties, the majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Our lodging properties generate revenue through sales of rooms and associated food and beverage services.  We measure our financial performance by revenue generated per available room known as (RevPAR), which is an operational measure commonly used in the hotel industry to evaluate hotel performance.  RevPAR represents the product of the average daily room rate charged and the average daily occupancy achieved but excludes other revenue generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues.

	Year ended December 31, 2007	Year ended December 31, 2006	2007 increase (decrease) from 2006
Property rentals	$267,816	$93,428	$174,388
Straight-line rents	12,765	4,588	8,177
Amortization of acquired above and below market leases, net	155	403	(248)

Total rental income	$280,736	$98,419	$182,317

Tenant recoveries	55,192	21,547	33,645
Other income	16,416	3,236	13,180
Lodging operating income	126,392	—	126,392

Total property revenues	$478,736	$123,202	$355,534

Total property revenues increased $355,534 for the year ended December 31, 2007 over the same period of the prior year.  The increase in property revenues in 2007 and 2006 was due primarily to acquisitions of 624 properties.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to Property Managers including affiliates of IREIC and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, utilities, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $174,755 for the year ended December 31, 2007 and $32,791 for the year ended December 31, 2006, respectively.  Lodging Operating Expenses include the payroll, utilities, management fees paid to our third party operators, insurance, marketing, and other expenses required to maintain and operate our lodging facilities.

	For the year ended December 31, 2007	For the year ended December 31, 2006	2007 increase from 2006
Operating expenses	$59,678	$20,951	$38,727
Lodging operating expenses	75,412	—	75,412
Real estate taxes	39,665	11,840	27,825

Total property expenses	$174,755	$32,791	$141,964

Total operating expenses increased $141,964 for the year ended December 31, 2007 compared to the year ended December 31, 2006 due primarily to effect of the properties acquired in 2007, including lodging facilities.

Other Operating Income and Expenses

Other operating expenses are summarized as follows:

	For the year ended December 31, 2007	For the year ended December 31, 2006	2007 increase from 2006
Depreciation and amortization	$174,163	$49,681	$124,482
Interest expense	108,060	31,553	76,507
General and administrative (1)	19,466	7,613	11,853
Business manager fee	9,000	2,400	6,600

	$310,689	$91,247	$219,442

(1)  Includes expenses paid to affiliates as described below.

Depreciation and amortization

The $124,482 increase in depreciation and amortization expense for the year ended December 31, 2007 relative to the year ended December 31, 2006 was due substantially to the impact of the properties acquired in 2007.

Interest expense

The $76,507 increase in interest expense for the year ended December 31, 2007 as compared to the year ended December 31, 2006 was primarily due to (1) mortgage debt financings during 2007 which increased to $2,959,480 from $1,062,703 and (2) the increase in margin borrowing due to the increase in ownership of marketable securities.

A summary of interest expense for the year ended December 31, 2007 and 2006 appears below:

	For the year ended December 31, 2007	For the year ended December 31, 2006	2007 increase from 2006
Debt Type
Margin and other interest expense	$15,933	$4,922	$11,011
Mortgages	92,127	26,631	65,496

Total	$108,060	$31,553	$76,507

General and Administrative Expenses. General and administrative expenses consist of investment advisor fees, professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the Business Manager for, among other things, maintaining our accounting and investor records, common share purchase discounts related to shares sold to persons employed by our Business Manager or its related parties and affiliates, directors’ and officers’ insurance, postage, board of directors fees, printer costs and state tax based on property or net worth.  Our expenses were $19,466 for the year ended December 31, 2007 and $7,613 for the year ended December 31, 2006, respectively.  The increase is due primarily to the growth of our asset and stockholder base during late 2006 and 2007.

Business Manager Fee.  After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus.  We paid our Business Manager a business management fee of $9,000, or approximately 0.20% of average invested assets for the year ended December 31, 2007, as well as investment advisory fees of approximately $2,120, together which are less than the full 1% fee that the Business Manager is entitled to receive.  The $2,120 investment advisor fee is included in general and administrative expenses.  We paid our Business Manager $2,400 for the year ended December 31, 2006.  The Business Manager has waived any further fees that may have been permitted under the agreement for the years ended December 31, 2007 and 2006, respectively.  Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the Business Manager is determined by the Business Manager up to the amount permitted by the agreement.

Interest and Dividend Income and Realized Gain on Securities.  Interest income consists of interest earned on short term investments and dividends from investments in our portfolio of marketable securities.  We generally seek to invest in marketable securities issued by other REIT entities.  We focus on investing in REIT entity securities where we believe the yields and returns will exceed those of other short-term investments or where the investment is consistent with our long-term strategy of taking positions in companies which we may have an interest in acquiring.  These investments have historically generated both current dividend income and gains on sale, offset by impairments on securities where we believe the decline in stock price are other than temporary.  Our interest and dividend income was $84,288 and $22,164 for the years ended December 31, 2007 and 2006, respectively.  We also realized a gain (loss) on sale of securities, net of $(2,466) and $4,096 for the years ended December 31, 2007 and 2006.

	For the year ended December 31, 2007	For the year ended December 31, 2006
Interest Income	$61,546	$15,855
Dividend Income	22,742	6,309

Total	$84,288	$22,164

Realized Gains on investment securities	19,280	4,096
Other than temporary impairments	(21,746)	—
Total	(2,466)	4,096

Interest income was $61,546 and $15,855 for the years ended December 31, 2007 and 2006, respectively, resulting primarily from interest earned on cash investments which were significantly greater during the year ended December 31, 2007 due to our capital raise compared to the year ended December 31, 2006.

Dividend income increased by $16,433 for the year ended December 31, 2007 compared to the year ended December 31, 2006 as a result of increasing our investments in marketable securities during 2007 compared to 2006.  Although the value of our investments declined during 2007, the dividend yields on our investments were consistent during the year ended December 31, 2007.  There is no assurance that we will be able to generate the same level of interest and dividend income in the future.

Our realized gains increased by $15,184 for the year ended December 31, 2007 compared to the year ended December 31, 2006 because we sold more of our stock investments during 2007 compared to 2006.  Other than temporary impairments was $21,746 for the year ended December 31, 2007.  These impairments resulted, in our view, from the overall decline in the stock market, generally, and the market for REIT stocks particularly.  Depending on market conditions, we may be required to further reduce the carrying value of our portfolio in future periods.  A discussion of our other than temporary impairment policy is included in the discussion of our Critical Accounting Policies and Estimates, below.

Minority Interest

The minority interest represents the interests of the third parties in Minto Builders (Florida), Inc. (“MB REIT”) and consolidated joint ventures owned by third parties.

Equity in Earnings of Unconsolidated Entities

Our equity in earnings of unconsolidated entities increased to $4,477 from $1,903 as a result of our investment in unconsolidated entities increasing $467,193 from $15,683 at December 31, 2006 to $482,876 at December 31, 2007.  For 2006, our only investment in unconsolidated entities represented our investment in Feldman Mall Properties and Oak Property and Casualty.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value associated with the put/call arrangements was a liability $2,349 and $283 as of December 31, 2007 and 2006, respectively.  Other expense of $2,065 and $46 was recognized for the years ended December 31, 2007 and 2006, respectively. The liability associated with the put/call arrangements increased from December 31, 2006 to December 31, 2007 due to the life of the put/call being reduced and volatility in interest rates.

An analysis of results of operations by segment follows:

The following table summarizes certain key operating performance measures for our properties as of December 31, 2007 and 2006.

Office Segment

	Total Properties
	As of December 31,
	2007	2006
Office Properties
Physical occupancy	98%	97%
Economic occupancy	98%	97%
Base rent per square foot	$14.77	$13.58

The investments in office property largely represent assets leased and occupied to either a diverse group of stable tenants or to single tenants that view the assets as mission-critical to their core operations and that fully utilize the space leased.  Examples of the former include the IDS Center located in the central business district of Minneapolis, and Dulles Executive Plaza and Worldgate Plaza, both located in metropolitan Washington D.C. and catering to medium to high-technology companies funded through prominent federal government initiatives.  Examples of the latter include three buildings leased and occupied by AT&T and located in three distinct US office markets - Chicago, St. Louis, and Cleveland.  In addition, our office portfolio holds multiple properties leased on a full net basis to a financially strong US-based financial institution with the leased locations located in the east and southeast regions of the Country.

We continue to see positive trends in our portfolio including high occupancy and increasing rental rates for newly acquired properties.  For example, we believe the Minneapolis, MN and Dulles, VA office markets, where a majority of our multi-tenant office properties are located, continue to remain strong with high increasing occupancy and increasing rental rates in these markets.  Office property yields on new acquisitions remain competitive at rates slightly above our other segments.  The increase in our base rent per square foot from $13.58 to $14.77 was primarily a result of acquisitions during 2007.  These rates are as of the end of the period and do not represent the average rate during the years ended December 31, 2007 and 2006.

Comparison of Years Ended December 31, 2007 to December 31, 2006

The table below represents operating information for the office segment of 26 properties and for the same store portfolio consisting of five properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire year ended December 31, 2007 and December 31, 2006.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$98,764	$42,363	$56,401	$29,178	$28,989	$189
Tenant recovery incomes	22,743	7,359	15,384	79	307	(228)
Other property income	7,066	1,870	5,196	272	25	247

Total revenues	$128,573	$51,592	$76,981	$29,529	$29,321	$208

Expenses:
Property operating expenses	$25,842	$9,186	$16,656	$1,989	$1,875	$114
Real estate taxes	11,494	3,085	8,409	342	293	49

Total operating expenses	$37,336	$12,271	$25,065	$2,331	$2,168	$163

Net property operations	91,237	39,321	51,916	27,198	27,153	45

Comparison of Years Ended December 31, 2007 to 2006.  Office properties real estate rental revenues increased from $51,592 in 2006 to $128,573 in 2007 mainly due to the acquisition of 11 properties since December 31, 2006.  Office properties real estate and operating expenses also increased from $12,271 in 2006 to $37,336 in 2007 as a result of these acquisitions.

Straight-line rent adjustments are included in rental income are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. In addition, office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition which also are adjusted through rental income.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

On a same store office basis, property net operating income increased to $27,198 from $27,153 for a total increase of $45.  Same store office property operating revenues for the years ended December 31, 2007 and 2006 were $29,529 and $29,321, respectively, resulting in an increase of $208.  The primary reason for the increase was an increase in rental income due to new tenants at these properties that filled vacancies that existed at the time of purchase.  Same store office property operating expenses for the years ended December 31, 2007 and 2006 were $2,331 and $2,168, respectively, resulting in an increase of $163.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Retail Segment

	Total Properties
	As of December 31,
	2007	2006
Retail Properties
Physical occupancy	95%	95%
Economic occupancy	96%	96%
Base rent per square foot	$16.04	$13.77

Retail operations remain solid with consistent and rising rental revenue, stable occupancy results, and continued positive return on investment.  Our retail business is not highly dependant on specific retailers or specific retail industries which shields the portfolio from significant revenue variances over time.  The increase in our base rent per square foot from $13.77 to $16.04 was primarily a result of acquisitions during 2007.  These rates are as of the end of the period and do not represent the average rate during the years ended December 31, 2007 and 2006.

Our retail business is centered on multi-tenant properties with fewer than 120,000 square feet of total space, located in thriving communities, with primary locations in the Southwest and Southeast regions of the country.  Adding to this core investment profile is a select number of traditional mall properties, and single-tenant properties.  Among the single-tenant properties, the largest holdings are comprised of investments in bank branches where the tenant-occupant pays rent with contractual increases over time, and bears virtually all expenses associated with operating the facility.

Our tenants largely consist of basic-need retailers such as grocery, pharmacy, moderate-fashion shoes and clothing, and services.  We have only limited exposure to retail categories such as books/music/video, big-box electronics, fast-food restaurants, new-concept, and other goods-providers for which the Internet or economic conditions represents a major risk to continued profitability.

It is commonplace for tenants to periodically adjust their retailing strategies, and therefore review existing retail outlets as to their congruency with any revised strategy.  In the event any specific store is inconsistent with a retailer’s revised strategy, the retail company may chose to close select stores.  Economic downturns frequently catalyze these types of reviews among retailers as the retailers seek new ways to meet ever-changing consumer needs.  In some instances, tenants will continue paying rent despite vacating the space; in other instances, tenants will approach the landlord and seek a settlement to allow early termination of the contractual lease.

During 2007, our retail portfolio had a limited number of tenant issues related to retailer bankruptcy.  Only four retailers, 96,891 square feet, had filed for some level of bankruptcy protection, and all associated stores in our portfolio continued paying as-agreed rent through year-end 2007.  We foresee no material issues to our retail business as a result of these tenant bankruptcy actions.  Furthermore, we continued to actively monitor retail tends and remain cautiously optimistic regarding the retail environment overall, and our portfolio of retail properties and associated tenants.  Our diversification among property locations, tenant categories, and in-fill sites supports our view.

Comparison of Years Ended December 31, 2007 to 2006

The table below represents operating information for the retail segment of 546 properties and for the same store portfolio consisting of 32 properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire years ended December 31, 2007 and December 31, 2006.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$121,428	$51,270	$70,158	$26,285	$25,942	$343
Tenant recovery incomes	30,103	13,894	16,209	6,370	7,087	(717)
Other property income	3,128	1,248	1,880	283	223	60

Total revenues	$154,659	$66,412	$88,247	$32,938	$33,252	$(314)

Expenses:
Property operating expenses	$25,308	$10,986	$14,322	$6,397	$5,571	$826
Real estate taxes	19,400	8,395	11,005	4,501	4,175	326

Total operating expenses	$44,708	$19,381	$25,327	$10,898	$9,746	$1,152

Net property operations	109,951	47,031	62,920	22,040	23,506	(1,466)

Retail properties real estate rental revenues increased from $66,412 in the year ended 2006 to $154,659 in the year ended 2007 mainly due to the acquisition of 483 retail properties since December 31, 2006.  Retail properties real estate and operating expenses also increased from $19,381 in 2006 to $44,708 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are greater than the office segment primarily due to less gross leasable square feet for the office properties.  Straight-line rents, which are adjusted through rental income, for our retail segment are less than the office segment because the increases are less frequent and in lower increments.  In addition, the retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition which are also adjusted through rental income.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is lower than the other segments due to lease termination fee income and miscellaneous income collected from tenants for the other segments.  Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

On a same store retail basis, property net operating income decreased from $23,506 to $22,040 for a total decrease of $1,466 or 6%.  The primary reason for the decrease is a reduction in tenant recovery percentages related to common area maintenance and insurance.  Same store retail property operating revenues for the years ended December 31, 2007 and 2006 were $32,938 and $33,252, respectively, resulting in a decrease of $314 or 1%.  The primary reason for the decrease was a decrease in tenant recovery income.  Same store retail property operating expenses for the years ended December 31, 2007 and 2006 were $10,898 and $9,746, respectively, resulting in an increase of $1,152 or 12%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, and insurance costs in 2007.

Industrial Segment

	Total Properties
	As of December 31,
	2007	2006
Industrial Properties
Physical occupancy	93%	100%
Economic occupancy	99%	100%
Base rent per square foot	$5.10	$5.85

Our industrial holdings continue showing high occupancy rates, which we believe largely reflects the nature of the property locations in active industrial districts.  Our base rent per square foot has moved lower as a result of new acquisitions.  However, the overall returns for the industrial business remain within our target range.  Our industrial business is diversified to include higher-tech space, which carries relatively higher rental rates, as well as warehouse and distribution space which carries relatively low rental rates. Average rental rates may change from period to period as a result of additional industrial/warehouse space being mixed into our existing portfolio.

The majority of the properties are located in what we believe are active and sought-after industrial markets including the Memphis Airport market of Memphis, TN and the O’Hare Airport market of Chicago, IL, the latter being one of the largest industrial markets in the world.  We believe that future portfolio occupancy and rental income are expected to remain consistent with year-end 2007 results.

Comparison of Years Ended December 31, 2007 to December 31, 2006

The table below represents operating information for the industrial segment of 61 properties.  A same store analysis is not presented for the industrial segment because only one property was owned for the entire years ended December 31, 2007 and December 31, 2006.

	Total Industrial Segment
	2007	2006	Increase
Revenues:
Rental income	$47,039	$3,111	$43,928
Tenant recovery incomes	2,346	294	2,052
Other property income	4,801	2	4,799

Total revenues	$54,186	$3,407	$50,779

Expenses:
Property operating expenses	$3,277	$137	$3,140
Real estate taxes	1,740	259	1,481

Total operating expenses	$5,017	$396	$4,621

Net property operations	49,169	3,011	46,158

Industrial properties real estate revenues increased from $3,407 for the year ended December 31, 2006 to $54,186 for the year ended December 31, 2007 mainly due to the acquisition of 45 properties since December 31, 2006.  Industrial properties real estate and operating expenses also increased from $396 in 2006 to $5,017 in 2007 as a result of these acquisitions.

A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.  Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Multi-family Segment

	Total Properties
	As of December 31,
	2007	2006
Multi-Family Properties
Physical occupancy	89%	91%
Economic occupancy	89%	91%
End of month scheduled base rent per unit per month	$916.00	$612.00

Multi-family represents the smallest amount of investment in the overall portfolio due to the highly competitive nature for acquisitions, and the relatively small number of quality opportunities during 2007.  We remain interested in multi-family acquisitions and continue to monitor market activity.  Our portfolio contains eight multi-family properties, each reporting high occupancies and rental rate levels.  We believe that recent changes in the housing market have made rentals a more attractive option and we expect the portfolio to continue its stable performance.  The increase in monthly base rent from $612 per month to $916 per month was a result of 2007 acquisitions.  These rates are as of the end of the period and do not represent the average rate during the years ended December 31, 2007 and 2006.

Comparison of Year Ended December 31, 2007 to December 31, 2006

The table below represents operating information for the multi-family segment of eight properties.   A same store analysis is not presented for the multi-family segment because only one property was owned for the entire year ended December 31, 2007 and December 31, 2006.

	Total Multi-Family Segment
	2007	2006	Increase
Revenues:
Rental income	$13,505	$1,675	$11,830
Tenant recovery incomes	—	—	—
Other property income	1,421	116	1,305

Total revenues	$14,926	$1,791	$13,135

Expenses:
Property operating expenses	$5,251	$643	$4,608
Real estate taxes	1,815	100	1,715

Total operating expenses	$7,066	$743	$6,323

Net property operations	7,860	1,048	6,812

Multi-family real estate rental revenues increased from $1,791 for the year ended December 31, 2006 to $14,926 for the year ended December 31, 2007.  The increases are mainly due to the acquisition of six properties since December 31, 2006.  Multi-family properties real estate and operating expenses also increased from $743 in 2006 to $7,066 in 2007 as a result of these acquisitions.

Multi-family property yields on new acquisitions remain the lowest of all segments.

Lodging Segment

Total Properties
For the period of ownership
2007
Lodging Properties
Revenue per available room	$79
Average daily rate	$117
Occupancy	67%

Lodging facilities represent a relatively new, diversifying class of commercial real estate for our portfolio, and our entire year-end holdings have been acquired during 2007.  Unlike revenue generated from office, retail and industrial properties, revenue generated from lodging facilities is seasonal fluctuating with increases or decreases in travel.  We expect our revenues to be greater during the second and third quarters with lower revenues in the first and fourth quarters.

Lodging facilities have characteristics different from those found in office, retail, industrial, and multi-family properties (also known as “traditional asset classes”).  Revenue, operating expenses, and net income are directly tied to the hotel operation whereas office, retail, industrial, and multi-family properties generate revenue from medium to long-term lease contracts.  In this way, net operating income is somewhat more predictable among the properties in the traditional asset classes, though we believe that opportunities to grow revenue are in many cases limited because of the duration of the existing lease contracts.  Lodging facilities have the benefit of capturing increased revenue opportunities on a monthly or weekly basis but are also subject to immediate decreases in revenue as a result of declines in daily rental rates.

Due to the unique character of the lodging industry, two practices are commonplace:  association with national franchise organizations; and professional management by specialized third-party managers.  Our portfolio consists of assets aligned with what we believe are the top franchise enterprises in the lodging industry: Marriott, Hilton, Intercontinental, and Choice Hotels.  By doing so, we believe our lodging operations benefit from enhanced advertising, marketing, and sales programs through a franchise arrangement while the franchisee (in this case the hotel owner) pays only a fraction of the overall cost for such programs.  Effective TV, radio, print, on-line, and other forms of advertisement help draw customers to our lodging facilities which creates higher occupancy and rental rates, and increased revenue.  Additionally, by using the franchise system we are also able to benefit from the travel rewards or “point awards” systems which further bolsters occupancy and rental rate.

All of our lodging facilities are managed by third-party managers with extensive experience and skill in hospitality operations.  These third-party managers report to a dedicated, specialized group within Inland American that has, in our view, extensive expertise in lodging ownership and operation within a REIT environment.  Our lodging group has daily interaction with all third-party managers, and closely monitors all aspects of our lodging interests.  Additionally, this group also maintains close relationships with the franchisors to assure that each property maintains high levels of customer satisfaction, franchise conformity, and revenue-management.

During 2007, the hotel industry experienced high growth in both occupancy levels and rental rates (better known as “Average Daily Rate” or “ADR”) due mainly to continued rebounds across virtually all segments of the travel industry (e.g., corporate travel, group travel, and leisure travel).  Supply of new hotel product was moderate.  For 2008, industry analysts see continued growth in the national lodging industry but at a much slower rate of growth than experienced during 2007.  More specifically, occupancy rates are projected to hold, or decline modestly as compared with 2007, while ADR is expected to grow modestly, resulting in overall modest growth in total lodging revenue.

Our lodging facilities are generally classified in the middle to upper-middle lodging categories; as such, we project that our facilities will experience operating levels in-step with industry trends during the coming year with no significant weaknesses expected across the portfolio.

Operations of the year ended December 31, 2007

Total Lodging Segment
2007
Revenues:
Lodging operating income	$126,392

Total revenues	$126,392

Expenses:
Lodging operating expenses to non-related parties	$75,412
Real estate taxes	5,216

Total operating expenses	$80,628

Net lodging operations	45,764

Comparison of the year ended December 31, 2006 to December 31, 2005

Rental Income, Tenant Recovery Income and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $123,202 and $6,668 for the years ended December 31, 2006 and 2005, respectively.

	2006	2005	2006 increase from 2005
Property rentals	$93,428	$5,877	$87,551
Straight-line rents	4,588	250	4,338
Amortization of acquired above and below market leases, net	403	25	378

Total rental income	$98,419	$6,152	$92,267

Tenant recoveries	21,547	509	21,038
Other income	3,236	7	3,229

Total property revenues	$123,202	$6,668	$116,534

Total property revenues increased $116,534 in 2006 as compared to 2005.  The increase in property revenues in 2006 was due primarily to acquisitions of properties made in 2006 and the increase in revenues from properties acquired in 2005 and 2006.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to Property Managers and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $32,792 and $987 for the years ended December 31, 2006 and 2005, respectively.

	2006	2005	2006 increase from 2005

Property operating expenses	$20,951	$626	$20,325
Real estate taxes	11,840	361	11,479

Total property expenses	$32,791	$987	$31,804

Real estate operating expenses as a percentage of total property revenues were 26.5% for 2006 and 14.8% for 2005.

Total property operating expenses and real estate taxes increased $31, 804 in 2006 compared to 2005 due primarily to the properties acquired in 2005 and 2006.

Other Operating Income and Expenses

Other operating expenses are summarized as follows:

	2006	2005	2006 increase from 2005

Depreciation and amortization	$49,681	$3,459	$46,222
Interest expense	31,553	1,412	30,141
General and administrative	7,613	1,266	6,347
Business manager fee	2,400	—	2,400

	$91,247	$6,137	$85,110

Depreciation and Amortization

The $46,222 increase in depreciation and amortization expense in 2006 relative to 2005 was due substantially to the impact of the properties acquired in 2006.

Interest Expense

The $30,141 increase in interest expense in 2006 as compared to 2005 was primarily due to (1) 2006 mortgage debt financings, (2) the increase in margin borrowing on our stock and (3) the assumption of mortgage debt on four newly purchased properties.

A summary of interest expense for the years ended December 31, 2006 and 2005 appears below:

	2006	2005	2006 increase from 2005
Debt Type
Margin and notes payable	$4,922	$78	$4,844
Mortgages	26,631	1,334	25,297

Total	$31,553	$1,412	$30,141

General and Administrative Expenses. General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates of the Business Manager for maintaining our accounting and investor records, affiliates of the Business Manager common share purchase discounts, directors and officers insurance, postage, board of directors fees and printer costs.  Our expenses were $7,613 and $1,266 for the years ended December 31, 2006 and 2005, respectively.  The increase in 2006 as compared to 2005 is due primarily to a full year property ownership in 2006.

Business Manager Fee.  After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus.  We paid our Business Manager a business management fee of $2,400 for the year ended December 31, 2006, as well as investment advisory fees of approximately $2,086, together which are les than the full 1% fee that the Business Manager is entitled to receive.  The investment advisor fee is included in general and administrative expenses.  We did not pay a Business Manager management fee in 2005.  The Business Manager has waived any further fees that may have been permitted under the agreement for the years ended December 31, 2006 and 2005, respectively.  Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the Business Manager is determined by the Business Manager up to the amount permitted by the agreement.

Interest and Dividend Income and Realized Gain on Securities.  Interest income consists of interest earned on short term investments and distributions from investments in REIT shares.  Our interest and dividend income was $22,164 and $1,663 for the years ended December 31, 2006 and 2005, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments.  We also realized a gain on securities in 2006 of $4,096. Interest income was $15,855 and $1,608 for the years ended December 31, 2006 and 2005, respectively, resulting primarily from interest earned on cash investments.  There is no assurance that we will be able to generate the same level of investment income or gains in the future.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $304 and $237 as of December 31, 2006 and 2005, respectively.  Other expense of $46 and $237 was recognized for the year ended December 31, 2006 and 2005, respectively. The value of the put/call arrangements increased from December 31, 2005 to December 31, 2006 due in part to the life of the put/call being reduced by one year and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

An analysis of results of operations by segment follows:

Office Segment

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Rental income	$42,363	$3,394	$38,969
Tenant recoveries	7,359	26	7,333
Other property income	1,870	1	1,869

Total real estate rental revenue	$51,592	$3,421	$48,171

Expenses
Property operating	$9,186	$257	$8,929
Real estate taxes	3,085	20	3,065

Total operating and real estate expenses	$12,271	$277	$11,994

Comparison of Year Ended December 31, 2006 to 2005.  Office properties real estate rental revenues increased from $3,421 in 2005 to $51,592 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operations for properties purchased in 2005.  Office properties real estate expenses also increased from $277 in 2005 to $12,271 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operation for properties purchased in 2005.

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance.  We own fewer office properties than retail properties.

Retail Segment

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Rental income	$51,270	$2,590	$48,680
Tenant recoveries	13,894	481	13,413
Other property income	1,248	6	1,242

Total real estate rental revenue	$66,412	$3,077	$63,335

Expenses
Property operating	$10,986	$360	$10,626
Real estate taxes	8,395	339	8,056

Total operating and real estate expenses	$19,381	$699	$18,682

Retail properties real estate rental revenues increased from $3,077 in 2005 to $66,412 in 2006 mainly due to the acquisition of 32 retail properties in 2006 and an entire year of operation for properties purchased in 2005.  Retail properties real estate expenses also increased from $699 in 2005 to $19,381 in 2006 mainly due to the acquisition of 32 retail properties in 2006 and an entire year of operations for properties purchased in 2005.

Retail segment property rental revenues are greater than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect sales taxes from their tenants, which we record as other income and operating expense.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and then receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

Industrial Segment

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Rental income	$3,111	$168	$2,943
Tenant recoveries	294	2	292
Other property income	2	—	2

Total real estate rental revenue	$3,407	$170	$3,237

Expenses
Property operating	$137	$9	$128
Real estate taxes	259	2	257

Total operating and real estate expenses	$396	$11	$385

Industrial properties real estate rental revenues increased from $170 in 2005 to $3,407 in 2006 mainly due to the acquisition of 14 properties in 2006 and an entire year of operations for properties purchased in 2005.  Industrial properties real estate expenses also increased from $11 in 2005 to $396 in 2006 mainly due to the acquisition of 14 properties in 2006 and an entire year of operations for properties purchased in 2005.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs. We own fewer industrial properties than office and retail properties.

Multi-family Segment

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$1,675	$—	$1,675
Other income	116	—	116

Total real estate rental revenue	$1,791	$—	$1,791

Real Estate Expenses
Operating expenses and real estate taxes	$743	$—	$743

Total operating and real estate expenses	$743	$—	$743

Multi—family real estate rental revenues and expenses increased from $0 in 2005 to $1,791 in 2006 and $0 in 2005 to $743 in 2006, respectively, because no multi-family properties were owned in 2005.

Other Investments

Notes Receivable

The Company’s notes receivable balance of $281,221 as of December 31, 2007 consisted of installment notes from unrelated parties that mature on various dates through May 2012 and installment notes assumed in the Winston acquisition.  The notes are secured by mortgages on vacant land and shopping center and lodging facilities and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 13.27% per annum.  For the twelve months ended December 31, 2007 and 2006, the Company recorded interest income from notes receivable of $18,423 and $1,323, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

Developments

We own several consolidated properties in various stages of development or pre-development.  These developments are funded by working capital and construction loans.  Specifically identifiable direct acquisition, development and construction costs are capitalized, including, where applicable, salaries and related costs, real estate taxes and interest incurred in developing the property.  The properties under development and all figures stated below are as of December 31, 2007.  (Dollar amounts stated in thousands)

Name	Location (City, State)	Property Type	Square Feet	Costs Incurred to Date ($) (a)	Total Estimated Costs ($) (b)	Estimated Placed in Service Date (a)

Cityville Perimeter	Atlanta, GA	Multi-family	220,590	1,304	45,572	Q4 2009
Block 121	Birmingham, AL	Multi-family	222,436	5,749	32,758	Q3 2009
Oak Park	Dallas, TX	Multi-family	557,504	36,291	92,178	2009/2010
Cityville Carlisle	Dallas, TX	Multi-family	193,232	4,916	32,109	Q3 2009
Penn	Philadelphia, PA	Multi-family	212,585	37,398	78,547	Q3 2008
Gainesville	Gainesville, FL	Multi-family	198,361	20,308	39,170	Q3 2008
Huntsville	Huntsville, TX	Multi-family	240,264	10,690	27,920	Q3 2008
UH @ Lafayette	Lafayette, LA	Multi-family	138,915	5,117	16,418	Q3 2008
Stonebriar	Plano, TX	Retail	329,968	40,949	121,000	Q4 2008
Stone Creek	San Marcos, TX	Retail	506,169	21,797	76,100	Q2 2009
			2,820,024	184,519	561,772

(a)       The Estimated Placed in Service Date represents the date the certificate of occupancy was or is currently anticipated to be obtained.  Subsequent to obtaining the certificate of occupancy, the property is expected to undergo a lease-up period.

(b)      The Total Estimated Costs represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any.  The Total Estimated Costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Acquisition of Businesses

Acquisitions of businesses are accounted for using purchase accounting as required by Statement of Financial Accounting Standards 141 (SFAS 141) Business Combinations. The assets and liabilities of the acquired entities are recorded using the fair value at the date of the transaction and allocated to tangible and intangible assets.  Any additional amounts are allocated to goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed.  We amortize identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired.  Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), the Company evaluates its equity method investments for impairment indicators.  The valuation analysis considers the investment positions in relation to the underlying business and activities of the Company’s investment.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and five to 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five to ten years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Investment in Marketable Securities

In accordance with FASB 115 “Accounting for Certain Investments in Debt and Equity Securities”, a decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other-than-temporary results in an impairment to reduce the carrying amount to fair value.  The impairment is charged to earnings and a new cost basis for the security is established.  To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.  We consider the following factor in evaluating our securities for impairments that are other than temporary:

(i)                                     declines in the REIT and overall stock market relative to our security positions;

(ii)                                  the estimated net asset value (“NAV”) of the companies we invest in relative to their current market prices; and

(iii)                               future growth prospects and outlook for companies using analyst reports and company guidance, including dividend coverage, NAV estimates and FFO growth.

Revenue Recognition

We commence revenue recognition on our leases based on a number of factors.  In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset.  Generally, this occurs on the lease commencement date.  The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins.  If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If we conclude we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease.  In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements.  We consider a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes.  These factors include:

•                                          whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•                                          whether the tenant or landlord retains legal title to the improvements;

•                                          the uniqueness of the improvements;

•                                          the expected economic life of the tenant improvements relative to the length of the lease; and

•                                          who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment.  In making that determination, we consider all of the above factors.  No one factor, however, necessarily establishes its determination.

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease.  We periodically review the collectability of outstanding receivables.  Allowances are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenses are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.  As of December 31, 2007, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, collectability is reasonably assured and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

We recognize lodging operating revenue on an accrual basis consistent with operations.

Partially-Owned Entities

We consider FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where we determine that a joint venture is not a VIE, we first consider EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” determined without regard to the deduction for dividends paid and by excluding any net capital gain to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders.  If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.  Even if we or MB REIT qualify for taxation as a REIT, we or MB REIT may be subject to certain state and local taxes on our income, property, or net worth, and to federal income and excise taxes on our undistributed taxable income.  In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.

In 2007, we formed the following wholly-owned taxable REIT subsidiaries in connection with the acquisition of the lodging portfolios and student housing: Barclay Holdings, Inc., Inland American Holding TRS, Inc., and Inland American Communities Third Party, Inc. Taxable income from non-REIT activities managed through these taxable REIT subsidiaries is subject to federal, state, and local income taxes. As such, our taxable REIT subsidiaries are required to pay income taxes at the applicable rates.

Liquidity and Capital Resources

Our principal demand for funds has been:

•	to invest in properties;

•	to invest in joint ventures;

•	to fund notes receivable;

•	to invest in REIT marketable securities;

•	to pay our operating expenses and the operating expenses of our properties;

•	to pay expenses associated with our public offerings; and

•	to make distributions to our stockholders.

•	Generally, our cash needs have been funded from:

•	the net proceeds from the public offerings of our shares of common stock;

•	interest income on investments and dividend and gain on sale income earned on our investment in marketable securities;

•	income earned on our investment properties;

•	proceeds from borrowings on properties; and

•	distributions from our joint venture investments.

Acquisitions and Investments

We completed approximately $4.0 billion of real estate and real estate company acquisitions and investments in 2007 and $1.5 billion in 2006.  In addition, we made $269 million of loans during 2007 and $50 million in 2006.  These acquisitions and investments were consummated through our subsidiaries and were funded with available cash, mortgage indebtedness, and the proceeds from the offering of our shares of common stock.  Details of our 2007 and 2006 acquisitions and investments are summarized below.

Real Estate and Real Estate Company Acquisitions

•

During 2007, we purchased 491 retail properties containing approximately 4.8 million square feet for approximately $1.5 billion and during 2006, we purchased 32 retail properties containing approximately 4.3 million square feet for approximately $693.3 million.

•

During 2007, we purchased 13 office properties containing approximately 2.0 million square feet for approximately $252.6 million and during 2006, we purchased eight office properties containing approximately 3.9 million square feet for approximately $702.3 million.

•

During 2007, we purchased 45 industrial properties containing approximately 8.0 million square feet for approximately $547.6 million and during 2006, we purchased 15 industrial properties containing approximately 5.0 million square feet for approximately $276.3 million.

•

During 2007, we purchased seven multi-family properties containing approximately 2,003 units for approximately $199.7 million and during 2006, we purchased one multi-family property containing approximately 256 units for approximately $19.5 million.

• During 2007, (excluding lodging properties acquired through a company acquisition) we purchased five lodging properties containing approximately 979 rooms for approximately $270.3 million.

•

On May 18, 2007, we through our wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), purchased the assets of Utley Residential Company L.P. related to the development of conventional and student housing for approximately $23.1 million, including rights to its existing development projects.  We paid $13.1 million at closing with $10.0 million to be paid upon the presentation of future development projects.

•

On July 1, 2007, we completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which we purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston, a publicly traded real estate investment trust headquartered in Raleigh, North Carolina, that owns extended-stay and select-service lodging properties and other limited-service lodging properties.  At the time of the merger Winston owned 44 hotels. The hotels were located in thirteen states and, in aggregate, consist of 5,993 rooms. The transaction valued Winston at approximately $822.0 million, plus $19.8 million paid to our Business Manager which is capitalized as part of the purchase for a total cost of $841.8 million.

•

On October 5, 2007, we consummated the merger among our wholly-owned subsidiary, Inland American Orchard Hotels, Inc., and Apple Hospitality Five, Inc., referred to herein as “Apple,” a public, non-listed real estate investment trust headquartered in Richmond, Virginia, that owns upscale, extended-stay and select-service lodging properties and other limited-service lodging properties.  At the time of the merger Apple owned 27 hotels. The hotels were located in fourteen states and, in aggregate, consist of 3,439 rooms. The total merger consideration was approximately $682.4 million, plus $16.9 million paid to our Business Manager which is capitalized as part of the purchase for a total cost of $699.3 million.

Investments in Joint Ventures

Details of our investment in joint ventures for 2007 are summarized below.

•

On April 27, 2007, we entered into a joint venture to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas.  Under the joint venture agreement, we are required to invest approximately $90.0 million and are entitled to a preferred dividend equal to 8.5% per annum

•

On June 8, 2007, we entered into a venture for the purpose of funding the development and ownership of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, we are required to invest up to $250 million in exchange for the Class A Participating Preferred Interests which entitles us to a 9.5% preferred dividend.

•	On June 29, 2007, we entered into a venture to invest up to $149.0 million in shares of common beneficial interest. Our investment gives us the right to a preferred dividend equal to 9% per annum.

•

On July 9, 2007, we entered into an agreement with third parties to form a joint venture to be known as the Village at Stonebriar LLC (“Stonebriar”).  Stonebriar acquired two tracts of land located in Plano, Texas, and intends to develop and construct a commercial retail shopping center on that land in three phases.  The total cost of acquiring and developing the land is expected to be approximately $55.0 million for the first two phases of the project, and approximately $66.0 million for the third phase of the project. As of December 31, 2007, we had contributed $20.0 million to Stonebriar. We may be required to contribute an additional $11.3 million to the Stonebriar if the Class A Members determine that an additional contribution is necessary to complete the project. Our capital contribution will entitle us to a preferred distribution equal to 12% per annum.

•

On September 24, 2007, we entered into an agreement with Direct Retail, L.L.C. to form “Stone Creek Crossing GP, L.L.C.,” referred to herein as the “general partner.”  Also on September 24, 2007, the general partner, our subsidiary and S&D Investments 06-4, J.V., an unaffiliated third party (referred to herein as “S&D”), entered into an agreement to form a joint venture to be known as “Stone Creek Crossing, L.P.”  The purpose of the venture is to acquire certain land located in San Marcos, Texas and then to develop and construct a commercial real estate shopping center on that land in two phases. The total cost of acquiring and developing the land is expected to be approximately $76.1 million for both phases of the project. On October 1, 2007, we contributed $25.7 million, or 100% of the capital, to the venture.  The venture is required to pay us an 11% cumulative return on our capital contribution until the aggregate capital contribution has been returned.

•

On August 10, 2007, we entered into a joint venture with two affiliates of Lexington Realty Trust to form “Net Lease Strategic Assets Fund, L.P.” On December 20, 2007, we initially contributed approximately $121.9 million to the venture for the purchase of thirty single-tenant net leased assets properties from Lexington. The thirty properties contain, in the aggregate, more than 3.5 million net rentable square feet and are located in twenty-three states. Our investment is entitled to a 9% preferred dividend.

Investments in Marketable Securities

As part of our overall strategy, we may acquire REITs and other real estate operating companies and we may also invest in the marketable securities of other REIT entities.  During 2007 and 2006 we invested approximately $131.5 million and $267 million, respectively in the marketable securities of other REIT entities.  As of the December 31, 2007, we had an unrealized loss of $(64,278) on our marketable securities compared to an unrealized gain of $20,470 at December 31, 2006.

Distributions

We declared cash distributions to our stockholders per weighted average number of shares outstanding during the period from January 1, 2007 to December 31, 2007 totaling $242.6 million or $.611 per share.  Beginning with the distribution paid on December 12, 2007, we increased our monthly distribution to $.05167 per share from $.05083 per share.  We expect to continue paying monthly cash distributions at a per share rate of $.05167 through the remainder of 2008. These cash distributions were paid from our cash flow from operations which were $263.4 million for the year ended December 31, 2007.

Financing Activities and Contractual Obligations

Stock Offering

Our initial offering of shares of common stock terminated as of the close of business on July 31, 2007.  We had sold a total of 469,598,762 shares in the primary offering and approximately 9,720,991 shares pursuant to the offering of shares through the dividend reinvestment plan.  A follow-on registration statement for an offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan was declared effective by the SEC on August 1, 2007.  Through December 31, 2007, we had sold a total of 62,491,002 shares in the follow-on offering and 6,358,234 shares pursuant to the offering of shares through the dividend reinvestment plan.  Our total offering costs for both our initial and follow on-offering as of December 31, 2007 were approximately $557.1 million.

Borrowings

During the years ended December 31, 2007 and 2006 we borrowed approximately $25.5 and $33.8 million, respectively, against our portfolio of marketable securities.  We borrowed approximately $1.6 billion secured by mortgages on our properties and paid approximately $18.6 million for loan fees to procure these mortgages for the year ended December 31, 2007.  We borrowed approximately $604.5 million secured by mortgages on our properties and paid approximately $13.0 million for loan fees to procure these mortgages for the year ended December 31, 2006.

We have entered into interest rate lock agreements with lenders to fix interest rates on mortgage debt on identified properties we own or expect to purchase in the future.  These agreements require us to deposit certain amounts with the lenders.  The deposits are applied as credits as the loans are funded.  As of December 31, 2007, we had approximately $4.5 million of rate lock deposits outstanding.  The agreements fixed interest rates ranging from 4.54% to 6.93% on approximately $694.5 million in principal.  There is no assurance, however, that the lenders will honor their commitments.  As of December 31, 2007, we had in $50 million in rate lock agreements with Bear Stearns.  Given the recent developments, there can be no assurance Bear Stearns will honor these agreements.  During 2007, certain of the lenders who are party to rate lock agreements asserted that due to “material adverse changes in the market”, they were no longer required to perform under the rate lock agreements we had with them on future unidentified property acquisitions.  We chose to expense approximately $5.0 million dollars in rate lock deposits and breakage fees.  These costs are included in interest expense in the consolidated statement of operations.

Our interest rate risk is monitored using a variety of techniques, including periodically evaluating fixed interest rate quotes on all variable rate debt and the costs associated with converting the debt to fixed rate debt.  Also, existing fixed and variable rate loans that are scheduled to mature in the next year or two are evaluated for possible early refinancing and or extension due to consideration given to current interest rates.  The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of December 31, 2007 (dollar amounts are stated in thousands).

	2008	2009	2010	2011	2012	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	161,000	79,541	94,027	2,227,750
Variable rate debt (mortgage loans)	283,923	38,391	36,858	16,214	7,776	14,000

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	5.00	5.06	5.73	5.73
Variable rate debt (mortgage loans)	5.28	6.21	6.81	6.83	6.88	6.74

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $4.3 million, net of accumulated amortization, is outstanding as of December 31, 2007.

Recent volatility in the capital markets could expose the company to capital resource risk.  We currently do not know the full extent to which the US credit markets disruption will affect us.  However, we currently do not expect the market developments of which we are aware to have a materially negative impact on our business or our results of operations.  Based upon our available cash balances as of December 31, 2007, anticipated common stock capital raise and potential borrowings, we believe we have sufficient liquidity to hold our real estate securities assets to maturity, and we are not dependent upon selling these investments in order to fund our operations or to meet our existing debt service requirements.

Statement of Cash Flows 2007 compared to 2006

Cash provided by operating activities was $263.4 million for the year ended December 31, 2007 and $65.9 million for the year ended December 31, 2006, respectively, and was generated primarily from operating income from property operations and interest and dividends.  The increase in cash flows from the year ended December 31, 2006 to the year ended December 31, 2007 was due primarily to the acquisition of 624 properties since December 31, 2006.

Cash used in investing activities was $4.87 billion for the year ended December 31, 2007 and $1.55 billion for the year ended December 31, 2006, respectively.  During the year ended December 31, 2007, cash was used primarily for the acquisition of Winston Hotels, Inc. and Apple Hospitality Five, Inc., the acquisition of 547 properties, the purchase of marketable securities, the funding of six notes receivable, and funding into our joint ventures.

Cash provided by financing activities was $4.72 billion for the year ended December 31, 2007 and $1.8 billion for the year ended December 31, 2006.  During the year ended December 31, 2007 and 2006, we generated proceeds from the sale of shares, net of offering costs paid and share repurchases, of approximately $3.4 and $1.4 billion, respectively.  We generated approximately $25.5 and $33.8 million by borrowing against our portfolio of marketable securities for the years ended December 31, 2007 and December 31, 2006, respectively.  We generated approximately $1.6 billion from borrowings secured by mortgages on our properties and paid approximately $18.6 million for loan fees to procure these mortgages for the year ended December 31, 2007.  We generated approximately $604.6 million from borrowings secured by mortgages on our properties and paid approximately $13.0 million for loan fees to procure these mortgages for the year ended December 31, 2006.  During the years ended December 31, 2007 and 2006, we paid approximately $222.7 and $33.4 million in distributions to our common stockholders.  We also paid off mortgage debt in the amount of $20.2 million in 2007.

Statement of Cash Flows 2006 compared to 2005

Cash provided by operating activities were approximately $65.9 million and $11.5 million for the years ended December 31, 2006 and 2005, respectively, and were generated primarily from operating income from property operations and interest and dividends.  The increase in cash from 2005 to 2006 was due to the acquisition of 56 properties in 2006 and an entire year of cash flow for properties acquired in 2005.

Cash used in investing activities was approximately $1.6 billion and $811 million for the years ended December 31, 2006 and 2005, respectively.  The 2006 cash was used primarily for the acquisition of 56 properties, the purchase of marketable securities and the funding of three notes receivables.  The 2005 cash was used to acquire 37 properties and purchase marketable securities.

Cash flows provided by financing activities were approximately $1.8 billion and $836.2 million for the years ended December 31, 2006 and 2005, respectively.  During 2006 and 2005, we generated proceeds from the sale of shares, net of offering costs paid, of approximately $1.4 billion and $85.7 million, respectively.  We generated approximately $33.8 million by borrowing against our portfolio of marketable securities for the year ended December 31, 2006 and $14.1 million for the year ended December 31, 2005.  We generated approximately $604.5 million from borrowings secured by mortgages on 55 properties and paid approximately $13.0 million for loan fees to procure these mortgages for the year ended December 31, 2006. We generated approximately $213.6 million from borrowings secured by mortgages on three properties and paid approximately $3.5 million for loan fees to procure these mortgages for the year ended December 31, 2005.  For the years ended December 31, 2006 and 2005, we generated approximately $40.1 and $517.5 million, respectively from the issuance of MB REIT preferred and common shares and paid approximately $264.0 million to redeem MB REIT preferred series C shares for the year ended December 31, 2006.  MB REIT paid approximately $29.7 million and $2.1 million in distributions to its common and preferred stockholders for the years ended December 31, 2006 and 2005 respectively.  We paid approximately $33.4 million in distributions to our common stockholders and repaid related parties in the amount of $9.4 million for the year ended December 31, 2006 and we paid approximately $123 thousand in distributions to our common stockholders for the year ended December 31, 2005.  For the year ended December 31, 2005, IREIC contributed amounts to pay the common stockholder distributions until funds from our operations were adequate to cover distributions.  The sponsor contributed $0.8 million and advanced approximately $2.7 million for the payment of common share distributions and certain of our expenses.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations (including interest), and lease agreements as of December 31, 2007 (dollar amounts are stated in thousands).

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$4,651,084	451,391	762,438	762,293	2,674,962

Ground Lease Payments	$41,433	868	2,620	2,641	35,304

Capital Commitments to Partially Owned Entities

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation. Assuming all the conditions are satisfied, as of December 31, 2007, we would be obligated to pay as much as $24.2 million in the future as vacant space covered by these earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

We have entered into two interest rate swap agreements that have converted two of our mortgage loans from variable to fixed rates.  One swap agreement is has a notional amount of $24.4 million with a fixed rate of 5.95% that matures on April 1, 2011.  The second swap has a notional amount of $281.2 million with a fixed rate of 5.27% that matures on December 10, 2008.

As of December 31, 2007 we had outstanding commitments to purchase approximately $1.2 billion of real estate properties through March 31, 2008 and fund approximately $500 million into joint ventures.  We intend on funding these acquisitions with cash on hand of approximately $400 million, anticipated capital raised through our second offering of approximately $550 million (net of offering costs) through March 31, 2008 and financing proceeds from assuming debt related to some of the acquisitions or financings that have been rate locked for specific identified properties that we have purchased or are included in the amount above of $1.1 billion.  There can be no assurance that we will raise the capital from our second offering or that lenders will honor their lending commitments.

Off Balance Sheet Arrangements

Unconsolidated Real Estate Joint Ventures

Unconsolidated joint ventures are those where we are not the primary beneficiary of a VIE and we have substantial influence over but do not control the entity.  We account for our interest in these ventures using the equity method of accounting.  Our ownership percentage and related investment in each joint venture is summarized in the following table.  (Dollar amounts stated in thousands).

Joint Venture	Ownership %	Investment at December 31, 2007
Net Lease Strategic Asset Fund L.P.	85%	$122,430

Cobalt Industrial REIT II	24%	51,215

Lauth Investment Properties, LLC	(a)	160,375

D.R. Stephens Institutional Fund, LLC	90%	57,974

New Stanley Associates, LLP	60%	9,621

Chapel Hill Hotel Associates, LLC	49%	10,394

Marsh Landing Hotel Associates, LLC	49%	4,802

Jacksonville Hotel Associates, LLC	48%	2,464

Inland CCC Homewood Hotel LLC	83%	1,846

Feldman Mall Properties, Inc.	(b)	53,964

Insurance Captive	22%	885

L-Street	20%	6,906

		$482,876

(a)                    We own 10% of the common stock and 100% of the preferred.

(b)                   We own 9.85% of the common stock as of December 31, 2007.

Seasonality

The lodging segment is seasonal in nature, reflecting higher revenue and operating income during the second and third quarters. This seasonality can be expected to cause fluctuations in our net property operations for the lodging segment.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to market risk associated with changes in interest rates both in terms of variable-rate debt and the price of new fixed-rate debt upon maturity of existing debt and for acquisitions.  We are also subject to market risk associated with our marketable securities investments.

Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  If market rates of interest on all of the floating rate debt permanently increased by 1%, the increase in interest expense on the floating rate debt would decrease future earnings and cash flows by approximately $4.0 million.  If market rates of interest on all of the floating rate debt permanently decreased by 1%, the decrease in interest expense on the floating rate debt would increase future earnings and cash flows by approximately $4.0 million.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

We monitor interest rate risk using a variety of techniques, including periodically evaluating fixed interest rate quotes on all variable rate debt and the costs associated with converting the debt to fixed rate debt.  Also, existing fixed and variable rate loans that are scheduled to mature in the next year or two are evaluated for possible early refinancing and or extension due to consideration given to current interest rates.  The table below presents mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes (dollar amounts are stated in thousands).

	2008	2009	2010	2011	2012	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	161,000	79,541	94,027	2,227,750
Variable rate debt (mortgage loans)	283,923	38,391	36,858	16,214	7,776	14,000

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	5.00	5.06	5.73	5.73
Variable rate debt (mortgage loans)	5.28	6.21	6.81	6.83	6.88	6.74

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $4.3 million, net of accumulated amortization, is outstanding as of December 31, 2007.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing.  In the alternative, we will seek to minimize the credit risk in derivative instruments by entering into transactions with what we believe are high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

We have, and may in the future enter into, derivative positions that do not qualify for hedge accounting treatment. Because these derivatives do not qualify for hedge accounting treatment, the gains or losses resulting from their mark-to-market at the end of each reporting period are recognized as an increase or decrease in “interest expense” on our consolidated statements of income. In addition, we are, and may in the future be, subject to additional expense based on the notional amount of the derivative positions and a specified spread over LIBOR. During 2007 we recognized losses of approximately $1.46 million from these positions.

Equity Price Risk

We are exposed to equity price risk as a result of our investments in marketable equity securities. Equity price risk changes as the volatility of equity prices changes or the values of corresponding equity indices change.

Other than temporary impairments were $21.7 million for the year ended December 31, 2007. The overall stock market and REIT stocks have declined since mid-2007, including our REIT stock investments, which have resulted in our recognizing impairments. We believe that our investments will continue to generate dividend income and, if the REIT market recovers, we could continue to recognize gains on sale. However, due to general economic and credit market uncertainties it is difficult to project where the REIT market and our portfolio value will be in 2008.  If our stock positions do not recover in 2008, we could take additional impairment losses, which could be material to our operations.

While it is difficult to project what factors may affect the prices of equity sectors and how much the effect might be, the table below illustrates the impact of a ten percent increase and a ten percent decrease in the price of the equities held by us would have on the value of the total assets and the book value of the Company as of December 31, 2007.  (dollar amounts stated in thousands)

			Hypothetical 10% Decrease in	Hypothetical 10% Increase in
	Cost	Fair Value	Market Value	Market Value
Marketable equity securities	305,808	241,862	(24,186)	24,186

Derivatives

The following table summarizes our interest rate swap contracts outstanding as of December 31, 2007 (dollar amounts stated in thousands):

Date Entered	Effective Date	SWAP End Date (1)	Pay Fixed Rate	Receive Floating Rate Index	Notional Amount	Fair Value as of December 31, 2007 (2)

November 16, 2007	November 20, 2007	April 1, 2011	4.45%	1 month LIBOR	$24,425	(501)
December 14, 2007	December 18, 2007	December 8, 2008	4.32%	1 month LIBOR	281,168	(963)

					$305,593	$(1,464)

(1)  Swap end date represents the outside date of the interest rate swap for the purpose of establishing its fair value.

(2)  The fair value was determined by a discounted cash flow model based on changes in interest rates.

We and MB REIT entered into a put/call agreement as a part of the MB REIT transaction.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives are required to be recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of the put/call agreement is estimated using the Black-Scholes model.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

This section modifies the second paragraph of the discussion contained in our prospectus under the heading “Summary of Our Organizational Documents,” which begins on page 218 of the prospectus.

We were formed on October 4, 2004. Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on June 14, 2007. The articles, as so amended and restated, became operative on June 14, 2007. Our current bylaws were adopted by our board on March 27, 2008, and are effective as of April 1, 2008.  Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

PLAN OF DISTRIBUTION

The following information is inserted at the end of the “Plan of Distribution” section on page 251 of our prospectus.

The following table provides information regarding shares sold in both our initial offering and our current follow-on offering as of April 18, 2008.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our sponsor:	20,000	200,000	—	200,000

Shares sold in the initial offering:	469,598,762	4,695,987,670	493,078,705	4,202,908,965

Shares sold in the follow-on offering:	126,041,894	1,260,418,940	132,343,989	1,128,074,951

Shares sold pursuant to our distribution reinvestment plan in the initial offering:	9,720,991	92,349,415	—	92,349,415

Shares sold pursuant to our distribution reinvestment plan in the follow-on offering:	13,687,954	130,035,563	—	130,035,563

Shares repurchased pursuant to our share repurchase program:	(2,566,779)	(23,785,465)	—	(23,785,465)
	616,502,822	6,155,206,123	625,422,694	5,529,783,429

(1)	Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.
(2)	Inland Securities Corporation serves as dealer manager of these offerings and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.
(3)	Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

OPTIONAL INDIVIDUAL RETIREMENT ACCOUNT PROGRAM

The following discussion modifies the discussion contained in the prospectus under the heading “Optional Individual Retirement Account Program,” which begins on page 264 of the prospectus.

Our agreement with FTCO offers a FTCO IRA accountholder the following benefits:

•                                          The FTCO IRA account set up fee of $25 will be waived for those accountholders who purchase $10,000 or more of shares of our common stock to be held in that FTCO IRA.

•                                          The ACH distribution fee of $1 per distribution will be waived.*

•                                          The $8 fee charged for the first purchase of our company shares will be waived. However, subsequent purchases of our shares by the FTCO IRA will incur an $8 fee which will be charged to the accountholder.*

•                                          The FTCO IRA closing fee has been reduced to $100. This fee will be charged to the accountholder.*

•                                          The accountholder will receive an annual statement from FTCO. If an accountholder elects to receive statements on a monthly or quarterly basis, a fee will be charged to the accountholder based on the frequency of statement receipt. The annual fee to receive monthly statements is $25, and the annual fee to receive quarterly statements is $10.*

•                                          We will pay the annual account fee for a FTCO IRA as long as that FTCO IRA holds shares of our company worth $10,000 or more.*

The new fee schedule went into effect on March 1, 2008.

*Effective January 1, 2008, any FTCO IRA accountholder who made an investment in shares of our common stock and whose investment in shares of our common stock has transferred to or accumulated to at least $10,000, including the value of DRP shares can take advantage of these benefits. (Each account handled separately must qualify with at least a $10,000 value. FTCO IRA accounts cannot be combined to reach the $10,000 value.)**

**The qualifying date will change to July 1, 2008.  FTCO IRA accounts with at least $10,000 can take advantage of these benefits for the period July 1, 2008 through June 30, 2009.

EXPERTS

The following discussion supplements the discussion contained in the prospectus under the heading “Experts,” which begins on page 273 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc. and subsidiaries, as of December 31, 2007 and 2006, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheet of The Woodlands Hotel, L.P. as of December 29, 2006 and the related statements of operations, partners’ equity (deficit), and cash flows for the period January 1, 2006 to December 29, 2006, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Apple Hospitality Five, Inc. at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Index to Financial Statements

The following financial statements supplement the section entitled “Financial Statements,” which begins on page F-i of the prospectus.  The following section includes the required financial statements relating to the acquisition of Apple Hospitality Five, Inc., the acquisition of Winston Hotels, Inc., the acquisition of The Woodlands Waterway Marriott Hotel and Convention Center, the acquisition of SunTrust Bank Portfolio I, the acquisition of the Sun Trust Bank Portfolio II, the Bradley Portfolio, Penn Park, and the acquisition of RLJ Urban Lodging Master, LLC (“Lodging Master”), as described above.  With respect to the acquisition of Lodging Master, we note that Lodging Master is 100% owned by RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which are respectively owned by RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. (together referred to as the “RLJ Funds”).   Substantially all of the RLJ Funds’ and the sellers’ assets are held by, and all of their operations are conducted through, Lodging Master or a wholly-owned subsidiary of Lodging Master.  Because the RLJ Funds serve as the ultimate corporate parent of Lodging Master and do not hold any substantial assets outside of this entity, our management believes that it is appropriate to provide the financial statements of the RLJ Funds rather than the entity we have acquired.

F-i

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2007	F-119

Notes to Unaudited Consolidated Financial Statements	F-120

Winston Hotels, Inc.:

Consolidated Balance Sheet as of June 30, 2007 (unaudited) and December 31, 2006	F-124

Unaudited Consolidated Statements of Operations for the three months ended June 30, 2007 and 2006	F-125

Unaudited Consolidated Statements of Operations for the six months ended June 30, 2007 and 2006	F-126

Unaudited Consolidated Statement of Shareholders’ Equity for the six months ended June 30, 2007 and 2006	F-127

Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006	F-128

Notes to Unaudited Consolidated Financial Statements	F-129

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.:

Report of Independent Auditors	F-153

Combined Consolidated Financial Statements

Combined Consolidated Balance Sheets of Discontinued Business as of December 31, 2007 and 2006	F-154

Combined Consolidated Statements of Discontinued Operations for the years ended December 31, 2007, 2006 and 2005	F-155

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit) of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	F-156

Combined Consolidated Statements of Cash Flows of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	F-157

Notes to Combined Consolidated Financial Statements of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	F-158

The Woodlands Waterway Marriott Hotel and Convention Center

Independent Auditors’ Report	F-181

Balance Sheet as of December 29, 2006	F-182

Statement of Operations for the period from January 1, 2006 to December 29, 2006	F-183

Statement of Partners’ Equity (Deficit) for the period from January 1, 2006 to December 29, 2006	F-184

Statement of Cash Flows for the period from January 1, 2006 to December 29, 2006	F-185

Notes to the Financial Statements	F-186

SunTrust Banks, Inc.:

Summary Financial Information for SunTrust Banks, Inc., which is subject to net lease, as of December 31, 2007, 2006 and 2005	F-191

Summary Financial Information for SunTrust Banks, Inc., which is subject to net lease, as of September 30, 2007 and 2006	F-192

F-ii

Bradley Portfolio:

Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2007 (unaudited)	F-193

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2007 (unaudited)	F-194

Penn Park:

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2007 (unaudited)	F-195

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2007 (unaudited)	F-196

F-iii

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Inland American Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland American Real Estate Trust, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Chicago, Illinois
March 29, 2008

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	December 31, 2007	December 31, 2006
Assets:
Investment properties:
Land	$1,162,281	$332,113
Building and other improvements	5,004,809	1,913,794
Construction in progress	204,218	—

	6,371,308	2,245,907
Less accumulated depreciation	(160,046)	(38,983)

Net investment properties	6,211,262	2,206,924

Cash and cash equivalents (including cash held by management company of $27,106 and $4,118 as of December 31, 2007 and December 31, 2006, respectively)	409,360	302,492
Restricted cash (Note 2)	17,696	41,387
Restricted escrow (Note 2)	24,465	22,415
Investment in marketable securities (Note 5)	248,065	143,444
Investment in unconsolidated entities (Note 1)	482,876	15,683
Accounts and rents receivable (net of allowance of $1,069 and $605 as of December 31, 2007 and December 31, 2006, respectively)	47,527	14,294
Notes receivable (Note 4)	281,221	53,152
Due from related parties (Note 3)	1,026	88
Acquired in-place lease intangibles (net of accumulated amortization of $63,566 and $13,727 as of December 31, 2007 and December 31, 2006, respectively)	339,433	205,853
Acquired above market lease intangibles (net of accumulated amortization of $2,930 and $583 as of December 31, 2007 and December 31, 2006, respectively)	12,673	8,333
Loan fees and leasing commissions (net of accumulated amortization of $2,631 and $559 as of December 31, 2007 and December 31, 2006, respectively)	32,941	16,109
Deferred tax asset (Note 9)	3,552	—
Other assets	99,661	9,863

Total assets	$8,211,758	$3,040,037

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	December 31, 2007	December 31, 2006
Liabilities:
Mortgages, notes and margins payable (Note 8)	$3,028,647	$1,107,113
Accounts payable	52,509	3,109
Accrued offering costs to related parties	3,856	3,557
Accrued offering costs to non-related parties	1,225	1,832
Accrued interest payable	3,019	941
Tenant improvement payable	1,683	2,667
Accrued real estate taxes	24,636	9,035
Distributions payable	28,008	8,099
Security deposits	3,032	1,587
Prepaid rental and recovery income and other liabilities	40,020	15,925
Acquired below market lease intangibles (net of accumulated amortization of $3,669 and $1,011 as of December 31, 2007 and December 31, 2006, respectively)	40,556	21,000
Restricted cash liability (Note 2)	17,696	41,387
Other financings (Note 1)	61,665	47,762
Due to related parties (Note 3)	1,690	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	3,309,748	1,267,797

Minority interest (Note 1)	287,915	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 548,168,989 and 168,620,150 shares issued and outstanding as of December 31, 2007 and December 31, 2006, respectively	548	169
Additional paid in capital (net of offering costs of $557,122 and $178,012 as of December 31, 2007 and December 31, 2006, of which $530,522 and $159,357 was paid or accrued to affiliates as of December 31, 2007 and December 31, 2006, respectively)	4,905,710	1,504,503
Accumulated distributions in excess of net income (loss)	(227,885)	(41,201)
Accumulated other comprehensive income (loss)	(64,278)	20,470

Total stockholders’ equity	4,614,095	1,483,941

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$8,211,758	3,040,037

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

	Year ended	Year ended	Year ended
	December 31, 2007	December 31, 2006	December 31, 2005

Income:
Rental income	$280,736	$98,419	$6,152
Tenant recovery income	55,192	21,547	509
Other property income	16,416	3,236	7
Lodging income	126,392	—	—

Total income	478,736	123,202	6,668

Expenses:
General and administrative expenses to related parties	6,412	4,318	339
General and administrative expenses to non-related parties	13,054	3,295	927
Property and lodging operating expenses to related parties	14,328	4,850	359
Property operating expenses to non-related parties	45,350	16,101	267
Lodging operating expenses	75,412	—	—
Real estate taxes	39,665	11,840	361
Depreciation and amortization	174,163	49,681	3,459
Business manager management fee	9,000	2,400	—

Total expenses	377,384	92,485	5,712

Operating income	$101,352	$30,717	$956

Interest and dividend income	84,288	22,164	1,663
Other income (loss)	(2,145)	(28)	(235)
Interest expense	(108,060)	(31,553)	(1,412)
Equity in earnings (loss) of unconsolidated entities	4,477	1,903	(7)
Impairment of investment in unconsolidated entities	(10,084)	—	—
Realized gain (loss) on investment securities, net	(2,466)	4,096	—

Income before income taxes and minority interest	$67,362	$27,299	$965

Income tax benefit (expense) (Note 9)	(2,093)	(1,393)	—
Minority interest	(9,347)	(24,010)	(2,422)

Net income (loss) applicable to common shares	$55,922	$1,896	$(1,457)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

	Year ended	Year ended	Year ended
	December 31, 2007	December 31,2006	December 31, 2005

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities	(75,123)	20,425	182
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	(9,625)	(137)	—

Comprehensive income (loss)	$(28,826)	$22,184	$(1,275)
Net income (loss) available to common shareholders per common share, basic and diluted	$.14	$.03	$(1.65)

Weighted average number of common shares outstanding, basic and diluted	396,752,280	68,374,630	884,058

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(continued)

(Dollar amounts in thousands)

For the years ended December 31, 2007, 2006 and 2005

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2004	20,000	—	200	(24)	—	176

Net loss applicable to common shares	—	—	—	(1,457)	—	(1,457)
Unrealized gain on investment securities	—	—	—		182	182

Distributions declared				(438)	—	(438)
Proceeds from offering	9,846,224	10	98,332	—	—	98,342
Offering costs	—	—	(13,147)	—	—	(13,147)
Proceeds from distribution reinvestment program	7,610	—	72	—		72
Contribution from sponsor advances	—	—	800	—	—	800
Issuance of stock options and discounts on shares issued to affiliates	—	—	153	—	—	153

Balance at December 31, 2005	9,873,834	10	86,410	(1,919)	182	84,683

Net income applicable to common shares	—	—	—	1,896	—	1,896
Unrealized gain on investment securities	—	—	—		20,425	20,425
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	—	—	—	—	(137)	(137)
Distributions declared	—	—	—	(41,178)		(41,178)
Proceeds from offering	156,569,365	157	1,562,073	—	—	1,562,230
Offering costs	—		(164,865)	—	—	(164,865)
Proceeds from distribution reinvestment program	2,202,357	2	20,920	—	—	20,922
Shares repurchased	(25,406)	—	(235)	—	—	(235)
Issuance of stock options and discounts on shares issued to affiliates	—	—	200	—	—	200

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,201)	20,470	1,483,941

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(continued)

(Dollar amounts in thousands)

For the years ended December 31, 2007, 2006 and 2005

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,201)	20,470	1,483,941

Net income applicable to common shares	—	—	—	55,922	—	55,922
Unrealized loss on investment securities	—	—	—	—	(75,123)	(75,123)
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	—	—	—	—	(9,625)	(9,625)
Distributions declared	—	—	—	(242,606)	—	(242,606)
Proceeds from offering	366,968,611	364	3,659,182	—	—	3,659,546
Offering costs	—	—	(379,110)	—	—	(379,110)
Proceeds from distribution reinvestment program	13,869,258	16	131,748	—	—	131,764
Shares repurchased	(1,289,030)	(1)	(11,924)	—	—	(11,925)
Issuance of stock options and discounts on shares issued to affiliates	—	—	1,311	—	—	1,311

Balance at December 31, 2007	548,168,989	548	4,905,710	(227,885)	(64,278)	4,614,095

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	Year ended
	December 31, 2007	December 31, 2006	December 31, 2005
Cash flows from operations:
Net income (loss) applicable to common shares	$55,922	$1,896	$(1,457)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	121,063	36,231	2,752
Amortization	53,100	13,029	707
Amortization of loan fees	5,305	546	—
Amortization on acquired above market leases	2,558	574	9
Amortization on acquired below market leases	(2,714)	(977)	(34)
Amortization of mortgage discount	1,356	294	—
Straight-line rental income	(12,764)	(4,588)	(250)
Straight-line rental expense	75	66	3
Other expense (income)	80	435	237
Minority interests	9,347	24,010	2,422
Equity in loss (earnings) of unconsolidated entities	(4,477)	(778)	84
Distributions from unconsolidated entities	7,529	—	—
Impairment of investment in unconsolidated entities	10,084	—	—
Discount on shares issued to affiliates	1,311	200	153
Realized gain on investments in securities	(19,280)	(4,096)	—
Impairment of investments in securities	21,746	—	—
Changes in assets and liabilities:
Accounts and rents receivable	(17,641)	(8,606)	(762)
Accounts payable	35,673	1,663	1,371
Other assets	(6,840)	(3,518)	(310)
Accrued real estate taxes	(3,484)	6,905	(341)
Accrued interest payable	1,011	79	862
Prepaid rental and recovery income	7,991	(2,652)	4,649
Due to related parties	—	—	649
Other liabilities	(206)	3,759	751
Deferred income tax asset	(3,552)	—	—
Deferred income tax liability	113	1,393	—
Security deposits	114	18	3

Net cash flows provided by operating activities	263,420	65,883	11,498

Cash flows from investing activities:
Purchase of Winston Hotels	(532,022)	—	—
Purchase of Apple Five	(617,175)	—	—
Purchase of investment securities	(266,950)	(131,470)	(24,350)
Sale of investment securities	75,115	36,941	—
Restricted escrows	2,453	12,341	(30,708)
Rental income under master leases	576	245	6
Acquired in-place lease intangibles	(186,112)	(173,261)	(46,319)
Tenant improvement payable	(2,196)	(2,754)	789
Purchase of investment properties	(2,448,648)	(1,235,594)	(707,993)
Acquired above market leases	(6,898)	(8,663)	(252)
Acquired below market leases	22,270	18,918	3,093
Investment in development projects	(196,628)	—	—
Investment in unconsolidated entities	(448,727)	(11,224)	(3,764)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Year ended	Year ended	Year ended
	December 31, 2007	December 31, 2006	December 31, 2005

Payment of leasing fees	(3,262)	(91)	—
Funding of notes receivable	(230,243)	(53,152)	—
Payoff of notes receivable	19,326	—	—
Other assets	(54,283)	(4,250)	(1,227)

Net cash flows used in investing activities	(4,873,404)	(1,552,014)	(810,725)

Cash flows from financing activities:
Proceeds from offering	3,659,546	1,562,233	98,341
Proceeds from the dividend reinvestment program	131,764	20,919	72
Shares repurchased	(11,925)	(235)	—
Payment of offering costs	(379,418)	(160,089)	(12,707)
Proceeds from mortgage debt and notes payable	1,566,482	604,566	213,557
Payoffs of mortgage debt	(20,194)	—	—
Principal payments of mortgage debt	(929)	(794)	—
Proceeds from margin securities debt	25,529	33,833	14,097
Payment of loan fees and deposits	(18,618)	(13,033)	(3,543)
Distributions paid	(222,697)	(33,394)	(123)
Distributions paid – MB REIT	(11,050)	(29,658)	(2,077)
Due from related parties	(938)	363	2,592
Due to related parties	(700)	(6,258)	4,955
Proceeds of issuance of preferred shares and common shares – MB REIT	—	40,125	517,483
Redemption of preferred shares - MB REIT	—	(264,003)	—
Sponsor advances	—	(3,081)	2,709
Contributions from sponsor	—	—	800

Net cash flows provided by financing activities	4,716,852	1,751,494	836,156

Net increase in cash and cash equivalents	106,868	265,363	36,929
Cash and cash equivalents, at beginning of period	302,492	37,129	200

Cash and cash equivalents, at end of period	$409,360	$302,492	$37,129

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(2,618,676)	$(1,535,826)	(710,512)
Tenant improvement liabilities assumed at acquisition	1,212	4,632	(89)
Real estate tax liabilities assumed at acquisition	13,069	529	1,942
Security deposit liabilities assumed at acquisition	1,331	900	666
Assumption of mortgage debt at acquisition	137,210	245,375	—

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Year ended	Year ended	Year ended
	December 31, 2007	December 31, 2006	December 31, 2005

Mortgage discount recorded at acquisition	2,128	(3,814)	—
Asset retirement obligation liability recorded at acquisition	—	8,919	—
Assumption of lender held escrows at acquisition	1,175	(4,047)	—
Other assets recorded at acquisition	—	(24)	—
Other financings	13,903	47,762	—

	(2,448,648)	(1,235,594)	(707,993)

Purchase of Winston Hotels	(843,137)	—	—
Assumption of mortgage debt at acquisition	209,952	—	—
Assumption of minority interest at acquisition	1,320	—	—
Cash assumed at acquisition	65,978	—	—
Net liabilities assumed at acquisition	33,865	—	—

	(532,022)	—	—

Purchase of Apple Five	(699,345)	—	—
Cash assumed at acquisition	78,898	—	—
Net liabilities assumed at acquisition	3,272	—	—

	(617,175)	—	—

Cash paid for interest, net capitalized interest of $2,488 for 2007	$99,553	$30,462	$460

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$28,008	$8,099	$315

Accrued offering costs payable	$5,081	$5,389	$614

Write off of in-place lease intangibles, net	$2,136	$411	$—

Write off of building and other improvements	$—	$180	$—

Write off of above market lease intangibles, net	$186	$—	$—

Write off of below market lease intangibles, net	$40	$—	$—

Write off of loan fees	$39	$—	$—

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and lodging properties, located in the United States and Canada. The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company. On August 31, 2005, the Company commenced an initial public offering (the “Initial Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan. On August 1, 2007, the Company commenced a second public offering (the “Second Offering”) of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distributes at least 90% of its REIT taxable income to stockholders (determined without regard to the deduction for dividends paid and by excluding any net capital gain). If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property, or net worth and federal income and excise taxes on its undistributed income.

The Company has elected to treat certain of its consolidated subsidiaries, and may in the future elect to treat newly formed subsidiaries, as taxable REIT subsidiaries pursuant to the Internal Revenue Code. Taxable REIT subsidiaries may participate in non-real estate related activities and/or perform non-customary services for tenants and are subject to federal and state income tax at regular corporate tax rates. The Company’s hotels are leased to certain of the Company’s taxable REIT subsidiaries. Lease revenue from these taxable REIT subsidiaries and its wholly-owned subsidiaries is eliminated in consolidation.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments. Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs). The effects of all significant intercompany transactions have been eliminated.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Consolidated entities

Minto Builders (Florida), Inc.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).MB REIT is not considered a VIE as defined in FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), however the Company has a controlling financial interest in MB REIT, has the direct ability to make major decisions for MB REIT through its voting interests, and holds key management positions in MB REIT. Therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT. The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”). Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. This derivative was not designated as a hedge.

Utley Residential Company L.P.

On May 18, 2007, the Company’s wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), purchased the assets of Utley related to the development of conventional and student housing for approximately $23,100, including rights to its existing development projects. The company paid $13,100 at closing with $10,000 of the purchase price to be paid upon the presentation of future development projects.

Village at Stonebriar LLC

On July 9, 2007, the Company, through a wholly owned subsidiary, entered into an agreement with third parties (together referred to herein as the “Class A Members”) to form a joint venture to be known as the Village at Stonebriar LLC (“Stonebriar”). Stonebriar acquired two tracts of land located in Plano, Texas, and intends to develop and construct a commercial retail shopping center on that land in three phases. The total cost of acquiring and developing the land is expected to be approximately $55,000 for the first two phases of the project, and approximately $66,000 for the third phase of the project. As of December 31, 2007, the Company had contributed $20,000 to Stonebriar. The Company may be required to contribute an additional $11,300 to the Stonebriar if the Class A Members determine that an additional contribution is necessary to complete the project. The Class A Members have contributed their rights, title and interest related to this development project.

The Company’s capital contribution will entitle it to a preferred distribution equal to 12% per annum. After the Company has received its preferred distribution and each member has been repaid in connection with any loans that it made to the venture, each of the Class A Members will receive 50% of the remaining net cash from the venture’s operations. Stonebriar is considered a VIE as defined in FIN 46R, and the Company is considered the primary beneficiary of Stonebriar. Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Stone Creek Crossing, L.P.

On September 24, 2007, the Company, through a wholly owned subsidiary, entered into an agreement with Direct Retail, L.L.C. (referred to herein as “Direct Retail”) to form “Stone Creek Crossing GP, L.L.C.,” referred to herein as the “general partner.” Also on September 24, 2007, the general partner, the Company’s subsidiary and S&D Investments 06-4, J.V., an unaffiliated third party (referred to herein as “S&D”), entered into an agreement to form a joint venture to be known as “Stone Creek Crossing, L.P.” The purpose of the venture is to acquire certain land located in San Marcos, Texas and then to develop and construct a commercial real estate shopping center on that land in two phases. The venture has a term of ten years.

The total cost of acquiring and developing the land is expected to be approximately $76,100 for both phases of the project. On October 1, 2007, the Company contributed $25,762, or 100% of the capital, to the venture. The venture is required to pay the Company a 11% cumulative return on our capital contribution until the aggregate capital contribution has been reduced to zero; and thereafter, to S&D. The general partner will manage the business of the venture, and all of the individual management duties have been specifically delegated to Direct Retail, except for major decisions. Stone Creek is considered a VIE as defined in FIN 46R, and the Company is considered the primary beneficiary of Stone Creek. Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Other

The Company has ownership interests of 67% to 80% in LLCs which own eleven shopping centers. These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC. Therefore, these entities are consolidated by the Company. The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.” Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements. Interest expense is recorded on these liabilities in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Unconsolidated entities

The entities listed below are owned by us and other unaffiliated parties in joint ventures. Net income, cash flow from operations and capital transactions for these properties are allocated to us and our joint venture partners in accordance with the respective partnership agreements. Except for our Insurance Captive and L-Street, these joint ventures are not considered Variable Interest Entities as defined in FIN 46(R), however, the Company does have significant influence over, but does not control the ventures. The Company’s partners manage the day-to-day operations of the properties and holds key management positions. Therefore, these entities are not consolidated by the Company and the equity method of accounting is used to account for these investments. Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity are reflected on the consolidated balance sheets and the consolidated statements of operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Joint Venture	Description	Ownership %	Investment at December 31, 2007	Investment at December 31, 2006
Net Lease Strategic Asset Fund L.P. (a)	Diversified portfolio of net lease assets	85%	$122,430	$—

Cobalt Industrial REIT II (b)	Industrial portfolio	24%	51,215	—

Lauth Investment Properties, LLC (c)	Diversified real estate fund	(c)	160,375	—

D.R. Stephens Institutional Fund, LLC (d)	Industrial and R&D assets	90%	57,974	—

New Stanley Associates, LLP (e)	Lodging facility	60%	9,621	—

Chapel Hill Hotel Associates, LLC (e)	Courtyard by Marriott lodging facility	49%	10,394	—

Marsh Landing Hotel Associates, LLC (e)	Hampton Inn lodging facility	49%	4,802	—

Jacksonville Hotel Associates, LLC (e)	Courtyard by Marriott lodging facility	48%	2,464	—

Inland CCC Homewood Hotel LLC (f)	Lodging development	83%	1,846	—

Feldman Mall Properties, Inc. (g)	Publicly traded shopping center REIT	(g)	53,964	15,482

Oak Property & Casualty LLC (h)	Insurance Captive	22%	885	201

L-Street Marketplace, LLC (i)	Retail center development	20%	6,906	—

			$482,876	$15,683

(a)                    On December 20, 2007, Net Lease Strategic Assets Fund L.P. acquired thirty primarily single-tenant net leased assets from Lexington Realty Trust and its subsidiaries for an aggregate purchase price of approximately $408,500, including assumption of debt. We contributed approximately $121,900 to the venture for the purchase of these properties. The thirty properties contain, in the aggregate, more than 3,500 net rentable square feet and are located in twenty-three states. Our investment is entitled to a9% preferred dividend. See Subsequent Events footnote for additional disclosures.

(b)                   On June 29, 2007, the Company entered into the venture to invest up to $149,000 in shares of common beneficial interest. The Company’s investment gives it the right to a preferred dividend equal to 9% per annum.

(c)                    On June 8, 2007, the Company entered into the venture for the purpose of funding the development and ownership of real estate projects in the office, distribution, retail, healthcare and mixed-use markets. Under

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

the joint venture agreement, the Company will invest up to $253,000 in exchange for the Class A Participating Preferred Interests for a 9.5% preferred dividend. The Company owns 5% of the common stock and 100% of the preferred.

(d)                   On April 27, 2007, the Company entered into the venture to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas. Under the joint venture agreement the Company will invest approximately $90,000 and is entitled to a preferred to 8.5% per annum.

(e)                    Through the acquisition of Winston on July 1, 2007, the Company acquired joint venture interests in four hotels.

(f)                      On September 20, 2007, the Company entered into a venture agreement for the purpose of developing a 111 room hotel in Homewood, Alabama. As of December, 31, 2007, Homewood Hotel has acquired a land parcel for future development of the hotel.

(g)                   The Company current owns 1,283,500 common shares of Feldman Mall Properties, Inc. (“Feldman”) which represent 9.85% of the total outstanding shares at September 30, 2007. The Company’s common stock investment was valued at $4,787 at December 31, 2007 based on the ending stock price of $3.73 per share. The Company has purchased 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. at a price of $25.00 per share, for a total investment of $50,000. The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”). Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates. The Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after September 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock). Furthermore, the series A preferred stock grants the Company two seat on the Board of Directors of Feldman. This investment is recorded in investment in unconsolidated entities on the Consolidated Balance Sheet and the preferred return is recorded in equity in earnings of unconsolidated entities on the Consolidated Statement of Operations.

Because the Company has the ability to significantly influence Feldman through a seat on the Board of Directors of Feldman, the Company’s investment in common stock of Feldman is retrospectively accounted for under the equity method of accounting. Such investment in common stock was previously accounted for as an investment in marketable securities. As a result of the retrospective application of the equity method to the investment in Feldman common shares, certain amounts as of December 31, 2006 were adjusted as follows: investment in marketable securities was decreased by $15,989, investment in unconsolidated entities was increased by $15,482, total assets decreased by $507, accumulated distributions in excess of net income (loss) was increased by $681, accumulated other comprehensive income was decreased by $1,188 and total stockholders’ equity decreased by $507. The 2006 amounts for the statement of operations and other comprehensive income were adjusted as follows: for the year ended December 31, 2006, interest and dividend income were decreased by $1,125 and the equity in earnings of unconsolidated entities was increased by $1,890, unrealized gain (loss) on investment securities was decreased by $870, and net income (loss) applicable to common shares decreased by $105. The 2005 amounts for the statement of operations and other comprehensive income were adjusted as follows: for the year ended December 31, 2005, interest and dividend income were decreased by $77 and the equity in earnings of unconsolidated entities was decreased by $7, unrealized gain (loss) on investment securities was decreased by $318, and net income (loss) applicable to common shares decreased by $84.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), the Company evaluates its equity method investments for impairment indicators. The valuation analysis considers the investment positions in relation to the underlying business and activities of the Company’s investment. Based on recent net losses and declines in the common stock price of Feldman, the Company has recognized a $10,084 impairment loss on its investment in unconsolidated entities.

(h)                   The Company is a member of a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc. The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance. The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program. This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary. This investment is accounted for utilizing the equity method of accounting.

(i)                       On October 16, 2007, the Company entered into a venture agreement to develop a retail center, known as the L Street Marketplace. The total cost of developing the land is expected to be approximately $55,800. As of December 31, 2007, we had contributed $7,000 to the venture. Operating proceeds will be distributed 80% to 120-L and 20% to us. We also will be entitled to receive a preferred return equal to 9.0% of our capital contribution. This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered a primary beneficiary.

Combined Financial Information

The Company’s carrying value of its Investment in Unconsolidated Joint Ventures differs from its share of the partnership or members equity reported in the combined balance sheet of the Unconsolidated Joint Ventures due to the Company’s cost of its investment in excess of the historical net book values of the Unconsolidated Joint Ventures. The Company’s additional basis allocated to depreciable assets is recognized on a straight-line basis over 30 years.

	December 31,
	2007	2006
	(Dollars in thousands)	(Dollars in thousands)
Balance Sheets:
Assets:
Real estate, net of accumulated depreciation	1,438,615	318,440
Other assets	455,879	100,947

Total Assets	1,894,494	419,387

Liabilities and Partners’ and Shareholders Equity:

Mortgage debt	929,232	240,831
Other liabilities	109,147	63,998
Partners’ and shareholders’ equity	856,115	114,558

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Total Liabilities and Partners’ and Shareholders’ Equity	1,894,494	419,387

Our share of historical partners’ and shareholders’ equity	475,183	11,022
Net excess of cost of investments over the net book value of underlying net assets (net of accumulated depreciation of $394 and $0, respectively)	7,693	4,661

Carrying value of investments in unconsolidated joint ventures	482,876	15,683

Statements of Operations:
Revenues	115,518	65,605

Expenses:
Interest expense and loan cost amortization	31,137	16,435
Depreciation and amortization	31,684	17,394
Operating expenses, ground rent and general and administrative expenses	63,657	40,729

Total expenses	126,478	74,558

Net income before gain on sale of Real estate	(10,960)	(8,953)
Gain on sale of real estate	15,866	29,397

Net income	4,906	20,444

Our share of:
Net income, net of excess basis depreciation of $394 and $0	4,477	1,903
Depreciation and amortization (real estate related)	6,538	1,697

Significant Acquisitions

Apple Acquisition

On October 5, 2007, the Company consummated the merger among its wholly-owned subsidiary, Inland American Orchard Hotels, Inc. (“Acquisition Sub”), and Apple Hospitality Five, Inc., referred to herein as “Apple.” Apple, was a public, non-listed real estate investment trust headquartered in Richmond, Virginia, who owned upscale, extended-stay and select-service lodging properties and other limited-service lodging properties. At the time of the merger Apple owned twenty-seven hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fourteen states and, in aggregate, consist of 3,439 rooms.

Pursuant to the merger agreement, Apple merged with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub was converted into one share of common stock of the surviving entity of the merger. Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, was converted into, and cancelled in exchange for $14.05 in cash. Each option to purchase the Units was converted into, and cancelled in exchange for, a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option. The total merger consideration was approximately $678,000.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

The transaction values Apple at approximately $699,345 which includes (i) the purchase of 100% of the outstanding shares of common stock, Units and options for $14.05 per share or $677,599, (ii) an acquisition fee to the Business Manager of $16,940, of which $2,000 was paid in company stock, (iii) professional fees and other transactional costs of $1,534, and (iv) the assumption of $3,272 of accounts payable and accrued liabilities.

The following condensed pro forma financial information is presented as if the acquisition of Apple had been consummated as of January 1, 2006, for the pro forma year ended December 31, 2006 and January 1, 2007 for the proforma year ended December 31, 2007. The following condensed pro forma financial information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at the beginning of January 1, 2006, for the pro forma year ended December 31, 2006 and January 1, 2007 for the proforma year ended December 31, 2007, nor does it purport to represent the results of operations for future periods.

	Proforma	Proforma
	Year ended	Year ended
	December 31,	December 31,
	2007	2006

Total income	$568,060	$233,741

Net income (loss)	$52,090	$(5,841)

Net income (loss) available to common shareholders per common share	$.13	$(.09)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Investment properties	$607,907
Cash	78,898
Other assets	12,540

Total assets acquired	$699,345

Other liabilities	3,272

Net assets acquired	$696,073

Winston Acquisition

On July 1, 2007, the Company completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which the Company purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston. The transaction values Winston at approximately $841,817, which includes (i) the purchase of 100% of the outstanding shares of common stock of Winstonfor $15.00 per share or $441,200, (ii) the purchase of the Series B preferred stock of Winston at $25.38 per share in cash, plus the accrued and unpaid dividends for $95,200, (iii) the purchase of 100 units of partnership interest in WINN Limited Partnership, the operating partnership of Winston for $19,500, (iv) an acquisition fee to the Business Manager of $19,793, of which $4,500 was paid in stock, (v) an $20,000 merger termination fee and reimbursement of expenses to Och-Ziff (vi) professional fees and other transactional costs of $2,307, (vii) the assumption of $209,952 of Winston’s outstanding debt and (viii) the assumption of $33,865 of accounts payable and accrued liabilities.

The following condensed pro forma financial information is presented as if the acquisition of Winston had been consummated and leased as of January 1, 2006, for the pro forma year ended December 31, 2006 and January 1, 2007 for the pro forma year ended December 31, 2007. The following condensed pro forma financial information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at the beginning of January 1, 2006, for the pro forma year ended December 31, 2006 and January 1, 2007 for the pro forma year ended December 31, 2007, nor does it purport to represent the results of operations for future periods.

	Proforma	Proforma
	Year ended	Year ended
	December 31,	December 31,
	2007 (1)	2006
Total income	$574,158	$289,085

Net income (loss) (1)	$49,407	$10,022

Net income (loss) available to common shareholders per common share	$.12	$.15

(1)                    The proforma net income for the year ended December 31, 2007 includes certain historical Winston expenses related to non-recurring expenses of $3,882 for an extinguishment of debt, $5,322 for a loss on sale of note receivable and $10,793 of merger-related general and administrative expenses, which result in an effect of approximately $(.05) per share. The proforma net income for the year ended December 31, 2006 includes non-recurring expenses of $3,961 for an extinguishment of debt, which results in an effect of approximately $(.06) per share.

The Company’s wholly owned indirect subsidiary, Inland American Winston Hotels, Inc., is the surviving entity of this merger. A holding company, Inland American Lodging Group, Inc., owns 100% of the stock of the lodging subsidiary, including the 100 partnership units of WINN.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Investment Properties	$702,601
Cash	$65,978
Other assets	74,558

Total assets acquired	$843,137

Mortgages and Notes	209,952
Other liabilities	33,865

Total liabilities assumed	$243,817

Minority interest	1,320

Net assets acquired	$598,000

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

 (2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements. The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:

•                  whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•                  whether the tenant or landlord retains legal title to the improvements;

•                  the uniqueness of the improvements;

•                  the expected economic life of the tenant improvements relative to the length of the lease; and

•                  who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment. In making that determination, the Company considers all of the above factors. No one factor, however, necessarily establishes its determination.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

Revenue for our lodging facilities is recognized when the services are provided. Additionally, we collect sales, use, occupancy and similar taxes at our lodging facilities which we present on a net basis (excluded from revenues) on our consolidated statements of operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, the tenant is no longer occupying the property and amounts due are considered collectible.

Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.  The Company records percentage rental revenue in accordance with SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

Consolidation

The Company considers FASB Interpretation No. 46(R) (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where the Company determines that a joint venture is not a VIE, the Company first considers EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Reclassifications

Certain reclassifications have been made to the 2006 and 2005 financial statements to conform to the 2007 presentations.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments, except as otherwise noted) necessary for a fair presentation of the financial statements have been made.

Capitalization and Depreciation

Real estate acquisitions are recorded at cost less accumulated depreciation.  Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method.  Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 5-15 years for site improvements.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Loan fees are amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loans as a component of interest expense.

Impairment

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.  This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of December 31, 2007.

Derivative Instruments

In the normal course of business, the Company is exposed to the effect of interest rate changes. The Company limits these risks by following established risk management policies and procedures including the use of derivatives to hedge interest rate risk on debt instruments.

The Company has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors. When viewed in conjunction with the underlying and offsetting exposure that the derivatives are designed to hedge, the Company has not sustained a material loss from those instruments nor does it anticipate any material adverse effect on its net income or financial position in the future from the use of derivatives

The Company accounts for its derivative instruments in accordance with  SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and its amendments (SFAS Nos. 137/138/149), which requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either shareholders’ equity or net income depending on whether the derivative instruments qualify as a hedge for accounting purposes and, if so, the nature of the hedging activity. When the terms of an underlying transaction are modified, or when the underlying transaction is terminated or completed, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the instrument matures. Any derivative instrument used for risk management that does not meet the hedging criteria of SFAS No. 133 is marked-to-market each period. The Company does not use derivatives for trading or speculative purposes.

Marketable Securities

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2007 and December 31, 2006 consists of common stock investments that are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

established. In accordance with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” or SFAS No. 115 and EITF 03-1, The Meaning of Other-than-temporary Impairment and Its Application to Certain Investments, for an impaired security the Company considers whether it has the ability and intent to hold the investment for a time sufficient to allow for any anticipated recovery in market value and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

Notes Receivable

Notes receivable are considered for impairment in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectibility of the principal balance of the impaired note is in doubt, all cash receipts on the impaired note are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of December 31, 2007 or 2006.

Acquisition of Real Estate Properties

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the years ended December 31, 2007, 2006 and 2005. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $2,373, $574 and $9 was applied as a reduction to rental income for the years ended December 31, 2007, 2006 and 2005, respectively.  Amortization pertaining to the below market lease costs of $2,674, $977 and $34 was applied as an increase to rental income for the years ended December 31, 2007, 2006 and 2005, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $50,394, $13,029 and $698 for the years ended December 31, 2007, 2006 and 2005, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of December 31, 2007, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2007.

	2008	2009	2010	2011	2012	Thereafter
Amortization of:
Acquired above market lease costs	$(2,449)	(2,020)	(1,877)	(1,550)	(978)	(3,799)

Acquired below market lease costs	2,807	2,663	2,595	2,511	2,355	27,625

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Net rental income Increase	$358	643	718	961	1,377	23,826

Acquired in-place lease Intangibles	$57,082	48,873	44,113	38,515	35,033	115,817

Acquisition of Real Estate Businesses

Acquisitions of businesses are accounted for using purchase accounting as required by Statement of Financial Accounting Standards 141 (SFAS 141) Business Combinations. The assets and liabilities of the acquired entities are recorded by the Company using the fair value at the date of the transaction and allocated to tangible and intangible. Any additional amounts are allocated to goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed. The Company amortizes identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value. Investments in lodging facilities are stated at acquisition cost and allocated to land, property and equipment, identifiable intangible assets and assumed debt and other liabilities at fair value. Any remaining unallocated acquisition costs would be treated as goodwill. Property and equipment are recorded at fair value based on current replacement cost for similar capacity and allocated to buildings, improvements, furniture, fixtures and equipment using appraisals and valuations performed by management and independent third parties. The purchase price allocation for the Woodland and Chelsea hotels are substantially complete, but is subject to adjustment within one year of acquisition, which would likely affect the amount of depreciation expense recorded. The Company could record goodwill on finalization of the purchase price allocation. The operating results of each of the consolidated acquired hotels are included in our statement of operations from the date acquired. As of December 31, 2007 and 2006, the carrying amounts of identified intangible assets resulting from the acquisition of a business were $19,278 and $0, respectively. Such amounts are included in “other assets” on the consolidated balance sheets.

Cash and Cash Equivalents

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

Restricted Cash and Escrows

Restricted escrows primarily consist of cash held in escrow comprised of lenders’ restricted escrows of $5,228 and $3,911, earnout escrows of $11,020 and $18,504 and lodging furniture, fixtures and equipment reserves of $8,217 and $0 as of December 31, 2007 and 2006, respectively. Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Restricted cash and offsetting liability consist of funds received from investors that have not been executed to purchase shares and funds contributed by sellers held by third party escrow agents pertaining to master leases, tenant improvements and other closing items.

Fair Value of Financial Instruments

The estimated fair value of the Company’s mortgage debt was $2,895,525 and $1,047,064 as of December 31, 2007 and 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The estimated fair value of the Company’s notes receivable was $280,137 and $53,152 as of December 31, 2007 and 2006, respectively. The Company estimates the fair value of its notes receivable by discounting the future cash flows of each instrument at rates currently available to the Company for similar instruments. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

Income Taxes

We account for income taxes in accordance with SFAS 109 “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have a material impact on its consolidated financial position, results of operations or cash flows. All of the Company’s tax years are subject to examination by tax jurisdictions.

Other

In March 2006, FASB Emerging Issues Task Force issued Issue 06-03 (“EITF 06-03”), “How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement.” A consensus was reached that entities may adopt a polity of presenting sales taxes in the income statement on either a gross or net basis. If taxes are significant, an entity should disclose its policy of presenting taxes. The guidance is effective for periods beginning after December 15, 2006. The Company presents sales net of sales taxes. Adoption on January 1, 2007 did not have an effect on the Company’s policy related to sales taxes and therefore, did not have an effect on the Company’s consolidated financial statements.

(3) Transactions with Related Parties

As of December 31, 2007, 2006 and 2005, the Company had incurred $557,123, $178,012, and $13,147 of offering costs, respectively, of which $530,522, $159,357 and $7,663, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of December 31, 2007, the offering costs for the initial offering did not exceed the 4.5% and 15% limitations. The Company anticipates that second offering costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings. In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings. Such costs are offset against the stockholders’ equity accounts. Such costs totaled $371,165, $149,937 and $9,420 for the years ended December 31, 2007, 2006 and 2005, of which $3,856 and $3,557 was unpaid as of December 31, 2007 and 2006, respectively, and is included in the offering costs described above.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration. Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions. For the years ended December 31, 2007, 2006 and 2005, the Company reimbursed $8,948, $5,957 and $419 of these costs, respectively, of which $1,690 and $2,390 remained unpaid as of December 31, 2007 and 2006, respectively.

A related party of the Business Manager provides loan servicing to the Company for an annual fee. Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations. Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for the Company and 200 dollars per month, per loan for MB REIT. For the years ended December 31, 2007, 2006 and 2005, fees totaled $169, $55 and $0, respectively, none of which remained unpaid as of December 31, 2007 and 2006.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company. Such costs are capitalized as loan fees and amortized over the respective loan term. During the years ended December 31, 2007, 2006 and 2005, the Company paid loan fees totaling $2,739, $2,191 and $427 respectively, to this related party. None remained unpaid as of December 31, 2007 and 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter. For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing real estate assets and providing other services as the board deems appropriate. This fee terminates if the Company acquires the Business Manager. Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager. For any year in

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses. For the years ended December 31, 2007, 2006 and 2005, our average invested assets were $4,587,822, $1,479,278, $476,545 and our operating expenses, as defined, were $24,553, $8,545, $984 or .54%, .58%, and ..21%, respectively, of average invested assets. The Company incurred fees of $9,000, $2,400 and $0 for the years ended December 31, 2007, 2006 and 2005, respectively, of which none remained unpaid as of December 31, 2007 and 2006. The Business Manager has agreed to waive all fees allowed but not taken, except for the $9,000 and $2,400 paid for the years ended December 31, 2007 and 2006.

The Company pays the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is capitalized as part of the purchase price of the company. The Company incurred fees of $37,060 for the year ended December 31, 2007, of which none remained unpaid as of December 31, 2007. No fees were incurred for the years ended December 31, 2006 and 2005 and no fees remained unpaid as of December 31, 2006.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees up to 4.5% of gross operating income (as defined), for management and leasing services. In addition, the property manager is entitled to receive an oversight fee of 1% of gross operating income (as defined) in operating companies purchased by the Company. The Company incurred and paid property management fees of $14,328, $4,850 and $359 for the years ended December 31, 2007, 2006 and 2005. The fees have been recorded in property and lodging operating expenses to related parties on the Consolidated Statement of Operations for the years ended December 31, 2007, 2006 and 2005, respectively. None remained unpaid as of December 31, 2007 and 2006.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. The Company sold 2,078,364, 310,075 and 130,737 shares to related parties and recognized an expense related to these discounts of $1,311, $200 and $153 for the years ended December 31, 2007, 2006 and 2005, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities. The Company incurred expenses totaling $2,120, $2,086 and $24 during the years ended December 31, 2007, 2006 and 2005, respectively, of which $340 and $1,521 remained unpaid as of December 31, 2007 and 2006, respectively. Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of December 31, 2007 and 2006, the Company owed funds to related parties of the Business Manager in the amount of $1,690 and $2,390, respectively, for reimbursement of general and administrative costs, monies paid on the Company’s behalf and acquisition fees.

(4) Notes Receivable

The Company’s notes receivable balance was $281,221 and $53,152 as of December 31, 2007 and 2006, respectively, consisted of installment notes from unrelated parties that mature on various dates through May 2012 and installment notes assumed in the Winston acquisition. The notes are secured by mortgages on vacant land and shopping center and hotel properties and guaranteed by the owners. Interest only is due each month at rates ranging from 7.1864% to 13.27% per annum. For the twelve months ended December 31, 2007 and 2006, the Company recorded interest income from notes

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

receivable of $18,423 and $1,323, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

(5) Investment Securities

Investment in securities of $248,065 at December 31, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value.

Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on December 31, 2007, the Company has accumulated other comprehensive income (loss) of $(64,278), which includes gross unrealized losses of $65,435. All such unrealized losses on investments have been in an unrealized loss position for less than twelve months and such investments have a related fair value of $211,248 as of December 31, 2007.

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the years ended December 31, 2007, 2006 and 2005, the Company realized gains of $19,280, $4,096, and $0, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and believes that decline to be other-than-temporary. During the year ended December 31, 2007, the Company recorded a write-down of $21,746 for other-than-temporary declines on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations. No write-downs were recorded for the years ended December 31, 2006 and 2005. Dividend income is recognized when earned. During the years ended December 31, 2007, 2006 and 2005, dividend income of $22,742, $6,309 and $56, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of December 31, 2007, the Company has recorded a payable of $73,459 for securities purchased on margin. This debt bears a variable interest rate of the London InterBank Offered Rate (“LIBOR”) plus 50 basis points. At December 31, 2007, this rate was 5.54%. Interest expense in the amount of $5,479, $2,395 and $21 was recognized in interest expense on the Consolidated Statement of Operations for the years ended December 31, 2007, 2006 and 2005, respectively.

(6) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the years ended December 31, 2007, 2006 and 2005, the Company issued 5,500, 17,500 and 0 options to its independent directors, respectively. As of December 31, 2007 and 2006, there were a total of 23,000 and 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model. During the years ended December 31, 2007, 2006 and 2005, the Company recorded $4, $4 and $0, respectively, of expense related to stock options.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The amount of such payments received was $576, $245 and $6 during the year ended December 31, 2007, 2006 and 2005, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding lodging properties and rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease
Payments
2008	$347,569
2009	339,888
2010	324,531
2011	305,640
2012	279,255
Thereafter	1,681,270

Total	$3,278,153

The remaining lease terms range from one year to 38 years. Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in tenant recovery income. “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments. The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases. Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease. Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid. Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy. Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations. Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084. Ground lease rent is recorded on a straight-line basis over the term of each lease. For the years ended December 31, 2007, 2006 and 2005, ground lease rent was $926, $245 and $6, respectively. Minimum future rental payments to be paid under the ground leases are as follows:

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Minimum Lease
Payments
2008	$868
2009	869
2010	875
2011	876
2012	878
Thereafter	37,067

Total	$41,433

(8) Mortgages, Notes and Margins Payable

Mortgage loans outstanding as of December 31, 2007 were $2,959,480 and had a weighted average interest rate of 5.66%. Properties with a net carrying value of $6,007,044 at December 31, 2007 and related tenant leases are pledged as collateral. As of December 31, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

	2008	2009	2010	2011	2012	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	161,000	79,541	94,027	2,227,750
Variable rate debt (mortgage loans)	283,923	38,391	36,858	16,214	7,776	14,000

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	5.00	5.06	5.73	5.73
Variable rate debt (mortgage loans)	5.28	6.21	6.81	6.83	6.88	6.74

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations. As of December 31, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $4,292 and $3,520, net of accumulated amortization, was outstanding at December 31, 2007 and 2006.

During the year ended December 31, 2007 based on language related to material adverse change in the market contained in certain of our blind rate lock agreements lenders did not honor outstanding rate lock agreements we had with them on future unidentified property acquisitions. Due to these circumstances, the Company expensed approximately $5,000 dollars in rate lock deposits and breakage fees. These costs are included in interest expense in the consolidated statement of operations for the year ended December 31, 2007.

In connection with our entering into two mortgages payables that have variable interest rates, we had entered into interest rate swap agreements, with a notional value of $305,593, that converted the variable-rate debt to fixed. The interest rate swaps were not considered effective as of December 31, 2007 and we recorded a loss and related liability of $1,464 for the year ended December 31, 2007. Such loss is included in interest expense on the consolidated statement of operations and the liability is included in other liabilities on the consolidated balance sheet.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

The Company has purchased a portion of its securities through margin accounts.  As of December 31, 2007, the Company has recorded a payable of $73,459 for securities purchased on margin.  This debt bears a variable interest rate of LIBOR plus 50 basis points.  At December 31, 2007, this rate was equal to 5.54%.

As of December 31, 2007, the Company guarantees $326,990 in mortgage and notes payable for two of its wholly-owned subsidiaries and one consolidated joint venture.

(9) Income Taxes

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distributes at least 90% of its REIT taxable income to stockholders (determined without regard to the deduction for dividends paid and by excluding any net capital gain).  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.

In 2007, the Company formed the following wholly-owned taxable REIT subsidiaries in connection with the acquisition of the lodging portfolios and student housing: Barclay Holdings, Inc., Inland American Holding TRS, Inc., and Inland American Communities Third Party, Inc. Taxable income from non-REIT activities managed through these taxable REIT subsidiaries is subject to federal, state, and local income taxes. As such, the Company’s taxable REIT subsidiaries are required to pay income taxes at the applicable rates.

Taxable REIT Subsidiaries

The components of income tax expense of the Company’s taxable REIT subsidiaries for the year ended December 31, 2007 consist of the following:

	Federal	State	Total
Current	$409	$113	$522
Deferred	404	40	444

Total expense	$813	$153	$966

The actual income tax expense of the Company’s taxable REIT subsidiaries for the year ended December 31, 2007 differs from the “expected” income tax expense (computed by applying the appropriate U.S. Federal income tax rate to earnings before income taxes) as a result of the following:

Computed “expected” income tax expense	$864
State income taxes, net Federal income tax effect	102
$966

The components of the deferred tax assets relating to the Company’s taxable REIT subsidiaries at December 31, 2007 were as follows:

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Net operating loss - Barclay Holding, Inc.	$4,689
Net operating loss - Inland American Holding TRS, Inc.	115
Lease acquisition costs - Barclay Holding, Inc.	3,138

Total deferred tax assets	7,942

Less: Valuation allowance	(4,390)

Net realizable deferred tax asset	$3,552

The Company estimated its tax expense relating to the taxable REIT subsidiaries using a combined federal and state rate of 38%. As of the year ended 2007 the Company’s taxable REIT subsidiaries had a deferred tax asset of $3,552 million, primarily due to past years’ tax net operating losses. These federal net operating loss carryforwards amounting to $3,493, $7,725, and $1,355 will expire in 2023, 2024 and 2025, respectively, if not utilized by then.

Deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including future reversal of existing taxable temporary difference, future projected taxable income, and tax planning strategies.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. We have considered various factors, including future reversals of existing taxable temporary differences,  projected future taxable income and tax-planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $9,523 prior to the expiration of the federal net operating loss carryforwards. Taxable income for the year ended December 31, 2007 was $1,204. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance of $4,390 at December 31, 2007. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

Texas Margin Tax

In 2006, the state of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  As such, the Company has recorded income tax expense of $810 and $1,393 for the years ended December 31, 2007 and 2006, respectively and has recorded a net deferred tax liability related to temporary differences of $1,506 and $1,393 for the years ended December 31, 2007 and 2006, respectively.

Income tax expense for the years ended December 31, 2007 and 2006 consists of the following:

	2007	2006
Current	$697	$—
Deferred	113	1,393

Total expense	$810	$1,393

The temporary differences that give rise to the net deferred tax liability at December 31, 2007 and 2006 consist of the following:

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

	2007	2006
Gain on sales of real estate, net of depreciation effect	$1,396	1,374
Straight-line rents	8	24
Others	102	(5)

Total cumulative temporary differences	$1,506	1,393

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Other Income Taxes

The Company is also subject to certain state and local taxes. Income tax expense for the year ended December 31, 2007 was $317. No taxes were required for 2006 and 2005.

Distributions

For federal income tax purposes, distributions may consist of ordinary income, qualifying dividends, return of capital, capital gains or a combination thereof.  Distributions to the extent of the Company’s current and accumulated earnings and profits for federal income tax purposes are taxable to the recipient as ordinary income.  Distributions in excess of these earnings and profits (calculate for tax purposes) will constitute a non-taxable return of capital rather than a distribution and will reduce the recipient’s basis in the shares.

A summary of the average taxable nature of the Company’s common distributions for each of the years in the three year period ended December 31, 2007 is as follows:

	2007	2006	2005
Ordinary income	$0.33	$0.28	$—
Capital gains	0.06	—	—
Return of capital	0.22	0.27	0.08

Total distributions per share	$0.61	$0.55	$0.08

(10)  Segment Reporting

The Company has five business segments: Office, Retail, Industrial, Lodging and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 16% and 25% of consolidated rental revenues for the years ended December 31, 2007 and 2006, respectively.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.  No amounts remain unpaid as of December 31, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

The following table summarizes net property operations income by segment for the year ended December 31, 2007.

	Total	Office	Retail	Industrial	Lodging	Multi- Family

Property rentals	$267,816	$93,965	$116,557	$43,789	$—	$13,505
Straight-line rents	12,765	5,513	3,670	3,582	—	—
Amortization of acquired above and below market leases, net	155	(714)	1,201	(332)	—	—
Total rentals	$280,736	$98,764	$121,428	$47,039	$—	$13,505

Tenant recoveries	55,192	22,743	30,103	2,346	—	—
Other income	16,416	7,066	3,128	4,801	—	1,421
Lodging operating income	126,392	—	—	—	126,392	—
Total revenues	$478,736	$128,573	$154,659	$54,186	$126,392	$14,926

Operating expenses	$174,755	$37,336	$44,708	$5,017	$80,628	$7,066
Total operating expenses	174,755	37,336	44,708	5,017	80,628	7,066

Net property operations	$303,981	$91,237	$109,951	$49,169	$45,764	$7,860

Depreciation and amortization	$(174,163)
Business manager management fee	$(9,000)
General and administrative	$(19,466)
Interest and other investment income	$84,288
Interest expense	$(108,060)
Income tax benefit	$(2,093)
Other income (loss)	$(4,611)
Equity in earnings (loss) of unconsolidated entities	$4,477
Impairment of investment in unconsolidated entities	(10,084)
Minority interest	$(9,347)

Net income applicable to common shares	$55,922

Balance Sheet Data:
Real estate assets, net	$6,334,356	$1,261,394	$2,525,967	$810,587	$1,529,722	$206,686
Capital expenditures	24,794	3,150	2,133	28	19,457	26
Non-segmented assets	1,852,608
Total assets	$8,211,758

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

The following table summarizes net property operations income by segment for the year ended December 31, 2006.

	Total	Office	Retail	Industrial	Lodging	Multi- Family

Property rentals	$93,428	$40,261	$48,670	$2,822	$—	$1,675
Straight-line rents	4,588	2,347	1,936	305	—	—
Amortization of acquired above and below market leases, net	403	(245)	664	(16)	—	—
Total rentals	$98,419	$42,363	$51,270	$3,111	$—	$1,675

Tenant recoveries	21,547	7,359	13,894	294	—	—
Other income	3,236	1,870	1,248	2	—	116
Lodging operating income	—	—	—	—	—	—
Total revenues	$123,202	$51,592	$66,412	$3,407	$—	$1,791

Operating expenses	$32,791	$12,271	$19,381	$396	$—	$743
Total operating expenses	32,791	12,271	19,381	396	—	743

Net property operations	$90,411	$39,321	$47,031	$3,011	$—	$1,048

Depreciation and amortization	$(49,681)
Business manager management fee	$(2,400)
General and administrative	$(7,613)
Interest and other investment income	$22,164
Interest expense	$(31,553)
Income tax expense	$(1,393)
Other income	$4,068
Equity in earnings of unconsolidated entities	$1,903
Impairment on investment in unconsolidated entities	$—
Minority interest	$(24,010)

Net income applicable to common shares	$1,896

Balance Sheet Data:
Real estate assets, net	$2,420,640	$1,086,020	$1,031,416	$285,397	$—	$17,807
Capital expenditures	470	332	138	—	—	—
Non-segmented assets	618,927
Total assets	$3,040,037

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

The following table summarizes net property operations income by segment for the year ended December 31, 2005.

	Total	Office	Retail	Industrial

Property rentals	$5,877	$3,260	$2,455	$162
Straight-line rents	250	140	104	6
Amortization of acquired above and below market leases, net	25	(6)	31	—
Total rentals	$6,152	$3,394	$2,590	$168

Tenant recoveries	509	26	481	2
Other income	7	1	6	—
Total revenues	$6,668	$3,421	$3,077	$170

Operating expenses	987	277	699	11

Net property operations	$5,681	3,144	2,378	159

Depreciation and amortization	(3,459)
General and administrative	(1,266)
Interest and other investment income	1,663
Interest expense	(1,412)
Other income (loss)	(235)
Equity in earnings (loss) of unconsolidated entities	(7)
Minority interest	(2,422)

Net loss applicable to common shares	$(1,457)

Balance Sheet Data:
Real estate assets, net	$753,620	$396,112	$347,775	$9,733
Non-segmented assets	112,231

Total assets	$865,851

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the years ended December 31, 2007 and 2006 and the net loss incurred for the year ended December 31, 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive because of a net loss or immaterial because of the immaterial number of common stock equivalents.

The basic and diluted weighted average number of common shares outstanding was 396,752,280, 68,374,630 and 884,058 for the years ended December 31, 2007, 2006, and 2005.

(12)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $24,198 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate and treasury rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of December 31, 2007, the Company has approximately $4,453 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 4.54% to 6.93% on approximately $694,500 in principal.

As of December 31, 2007, the Company had outstanding commitments to purchase approximately $1,200,000 of real estate properties (including the RLJ merger as described in Note 14) through March 31, 2008 and fund approximately $500,000 into joint ventures or mortgage notes.  The Company intends on funding these acquisitions with cash on hand of approximately $400,000, anticipated capital raised through our second offering of approximately $540,000 (net of offering costs) through March 31, 2008 and financing proceeds from assuming debt related to some of the acquisitions or financings that have been rate locked for specific identified properties that the Company has purchased or are included in the amount above of $1,100,000.  There can be no assurance that the Company will raise the capital from its second offering or that lenders will honor their lending commitments.

Contemporaneous with our merger with Winston Hotels, Inc., our wholly owned subsidiary, Inland American Winston Hotels, Inc., referred to herein as “Inland American Winston,” WINN Limited Partnership, or “WINN,” and Crockett Capital Corporation, or “Crockett,” memorialized in a development memorandum their intentions to subsequently negotiate and enter into a series of contracts to develop certain hotel properties, including without limitation a Westin Hotel in Durham, North Carolina, a Hampton Inn & Suites/Aloft Hotel in Raleigh, North Carolina, an Aloft Hotel in Chapel Hill, North Carolina and an Aloft Hotel in Cary, North Carolina (collectively referred to herein as the “development hotels”).

On March 6, 2008, Crockett filed an amended complaint in the General Court of Justice of the State of North Carolina against Inland American Winston and WINN.  The complaint alleges that the development memorandum reflecting the parties’ intentions regarding the development hotels was instead an agreement that legally bound the parties.  The complaint further claims that Inland American Winston and WINN breached the terms of the alleged agreement by failing to take certain actions to develop the Cary, North Carolina hotel and by refusing to convey their rights in the three other development hotels to Crockett.  The complaint seeks, among other things, monetary damages in an amount not less than

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

$4,800 with respect to the Cary, North Carolina property.  With respect to the remaining three development hotels, the complaint seeks specific performance in the form of an order directing Inland American Winston and WINN to transfer their rights in the hotels to Crockett or, alternatively, monetary damages in an amount not less than $20.1 million.

Inland American Winston and WINN deny these claims and, on March 26, 2008, filed a motion to dismiss the amended complaint.  Inland American Winston and WINN contend that the development memorandum was not a binding agreement but rather merely an agreement to negotiate and potentially enter into additional contracts relating to the development hotels, and therefore is unenforceable as a matter of law.  Inland American Winston and WINN have requested that the General Court of Justice of the State of North Carolina dismiss the amended complaint in its entirety, with prejudice.

In a separate matter, on February 20, 2008, Crockett has filed a demand for arbitration with the American Arbitration Association against Inland American Winston and WINN with respect to three construction management services agreements entered into by the parties in August 2007. The demand claims that Inland American Winston and WINN have failed to pay Crockett certain fees in exchange for Crockett providing construction management services for our hotel properties located in Chapel Hill, North Carolina, Jacksonville, Florida and Roanoke, Virginia. Pursuant to this arbitration demand, Crockett is seeking damages in an aggregate amount not less than $281.  On March 17, 2008, Inland American Winston and WINN filed an answer to this demand stating that they had paid Crockett the amounts due under the agreements and that all other damages sought by Crockett are penalty payments unenforceable against them.

The outcome of these actions cannot be predicted with any certainty and management is currently unable to estimate an amount or range of potential loss that could result if an unfavorable outcome occurs. While management does not believe that an adverse outcome in either action would have a material adverse effect on the Company’s financial condition, there can be no assurance that an adverse outcome would not have a material effect on the Company’s results of operations for any particular period.

(13)  New Accounting Pronouncements

In December 2007, the FASB issued Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This Statement amends Accounting Research Bulletin (ARB) 51 to establish accounting and reporting standards for the noncontrolling interest (previously referred to as a minority interest) in a subsidiary and for the deconsolidation of a subsidiary. The Statement also amends certain of ARB 51’s consolidation procedures for consistency with the requirements of FASB Statement No. 141 (Revised) “Business Combinations.” Statement No. 160 will require noncontrolling interests to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. Statement No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the application of this Statement and its effect on the Company’s financial position and results of operations.

Also in December 2007, the FASB issued Statement No. 141 (Revised) “Business Combinations.” This Statement establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and any goodwill acquired in the business combination or a gain from a bargain purchase. This Statement requires most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value.” Statement No. 141 (Revised) must be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early application is prohibited. The Company is currently evaluating the application of this Statement and its effect on the Company’s financial position and results of operations.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments and certain other items at

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

fair value that are not currently required to be measured at fair value. The Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. Statement No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, although early application is allowed.  The Company is currently evaluating the application of this Statement and its effect on the Company’s financial position and results of operations.

In September 2006, the FASB issued Statement No. 157 “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies to accounting pronouncements that require or permit fair value measurements, except for share-based payments transactions under FASB Statement No. 123 (Revised) “Share-Based Payment.” This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, except for non-financial assets and liabilities, for which this Statement will be effective for years beginning after November 15, 2008. The Company is currently evaluating the application of this Statement and its effect on the Company’s financial position and results of operations.

(14)  Subsequent Events

We paid distributions to our stockholders of $.05167 per share totaling $28,008, $28,832 and $29,714 in January, February and March 2008.

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent.  During the period from January 1, 2008 through March 28, 2008, the Company funded earnouts totaling $7,042 at ten of the existing properties and the Company’s joint venture partner contributed an earnout of $2,084 into the joint venture.

The mortgage debt financings obtained subsequent to December 31, 2007, are detailed in the list below.

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
Hilton University of Florida Hotel & Convention Center	01/09/2008	27,775	6.455%	02/01/2018

CFG Portfolio (1)	01/31/2008	200,000	(1)	01/31/2010

Landings at Clear Lake Apartments	03/14/2008	18,590	4.720%	04/01/2013

Atlas Cold Storage Portfolio (7 Properties)	03/18/2008	50,000	LIBOR + 2.25% (2)	03/31/2013

SunTrust	03/28/08	34,311	5.65%	03/31/2013

SunTrust	03/28/08	34,500	5.75%	03/31/2013

SunTrust	03/28/08	33,062	LIBOR + 155 (3)	03/31/2013

SunTrust	03/28/08	35,450	LIBOR + 150 (4)	03/31/2010

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

(1)   The CFG Portfolio consists of 158 retail banking properties known as Citizens Banks that we purchased on June 14, 2007 and June 26, 2007.  The loan may be extended for two one-year periods subject to a $100 extension fee per year.  The annual interest rate of the loan is based on LIBOR plus 175 basis points and we are required to make interest only payments on the loan.

(2)   The Company entered into an interest rate swap on March 28, 2008 to fix our rate at 5.06%.

(3)   The Company entered into an interest rate swap on March 28, 2008 to fix our rate at 4.87%.

(4)   The Company entered into an interest rate swap on March 28, 2008 to fix our rate at 3.90%.

Parkway Centre North – Phases I and II. On January 11, 2008, Stringtown Partners North, LLC exercised its right to require us to purchase its interest in this joint venture. We purchased the interest for approximately $8,300, and now own 100% of the equity interests in the joint venture.

The Market at Hamilton.  On January 15, 2008, Hamilton Road Retail, LLC exercised its right to require us to purchase its interests in this joint venture.  On January 30, 2008, we paid Hamilton Road Retail, LLC approximately $3,700 for its interests, and now own 100% of the equity interests in the joint venture.

Parkway Centre North - Outlot Building B.  On January 15, 2008, BA-Grove City North, LLC exercised its right to require us to purchase its interests in this joint venture.  On January 30, 2008, we paid BA-Grove City North LLC approximately $1,000 for its interests, and now own 100% of the equity interests in the joint venture

Woodbridge Crossing, L.P. On January 24, 2008, we, through a wholly owned subsidiary, entered into an agreement with Direct Retail, L.L.C. (referred to herein as “Direct Retail”) to form “Woodbridge Crossing GP, L.L.C.,” referred to herein as the “general partner.”  Also on January 24, 2008, the general partner, our subsidiary and DSW Investments 08-1, J.V., an unaffiliated third party (referred to herein as “DSW”), entered into an agreement to form a joint venture to be known as “Woodbridge Crossing, L.P.”  The purpose of the venture is to acquire certain land located in Wylie, Texas and then to develop and construct a 50,000 square foot shopping center on that land. The venture has a term of ten years.

The total cost of acquiring and developing the land is expected to be approximately $49,400. On February 15, 2008, we contributed approximately $14,100, or 73% of the capital, to the venture. We will receive an 11% preferred return.

Net Lease Strategic Assets Fund L.P. On February 20, 2008, we and The Lexington Master Limited Partnership (“LMLP”) and LMLP GP LLC, each an affiliate of Lexington Realty Trust (NYSE: “LXP”), referred to herein as “Lexington,” agreed to revise certain of the terms of the joint venture known as Net Lease Strategic Assets Fund L.P.  Under the revised terms, ten properties have been excluded from the venture’s initial target portfolio.  Consequently, the initial portfolio of properties that the venture intends to acquire now consists of forty-three primarily single-tenant net leased assets, referred to herein as the “Initial Properties,” with an aggregate purchase price of $747,500 (including the assumption of approximately $330,300 of non-recourse first mortgage financing and $4,000 in estimated closing costs). The Initial Properties contain an aggregate of more than six million net rentable square feet.  Under the revised terms of the venture, we are required to contribute approximately $210,000 to the venture toward the purchase of the Initial Portfolio. As previously disclosed in our Supplement No. 17, we have already contributed approximately $121,900 to the venture; these funds were used to purchase thirty of the Initial Properties from Lexington and its subsidiaries for an aggregate purchase price of approximately $408,500. On March 25, 2008, the company contributed $72.5 million to the venture; these funds were used to purchase eleven assets from Lexington for an aggregate purchase price of $270.2 million. If the venture does not complete the acquisition of the remaining Initial Properties by June 30, 2008, the venture may not purchase those properties.

The terms of the joint venture also have been modified to revise the sequence of distributions that will be paid on any future capital contributions by us and LMLP.  More specifically, we and LMLP intend to invest an additional $127,500

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

and $22,500, respectively, in the venture to acquire additional specialty single-tenant “triple-net” leased assets.  With respect to these contributions, after the preferred returns and the preferred equity redemption amounts have been paid, we and LMLP will be entitled to receive distributions until the point at which we have received distributions equal to the amount of capital we have invested, on a pro rata basis.

Cityville Dallas Haskell.  On February 25, 2008, our wholly owned subsidiary, Inland American Communities Group, Inc., referred to herein as “Communities,” purchased a 9.9 acre parcel of land located in Dallas, Texas.  The purchase price for this land was approximately $26,400.  Communities intends to develop this land, in two phases, into a conventional housing facility, comprised of approximately 600 apartment units, and approximately 65,000 square feet of retail space.  Communities anticipates that the construction and development of this land will last approximately five years and will cost approximately $92,300.  Communities has an option to purchase an additional acre adjacent to the land, which it would redevelop in connection with its overall development of this land.

PDG/Inland Concord Venture, L.L.C.  On March 10, 2008, we, through a wholly owned subsidiary, entered into a joint venture with GKK-Concord, Ltd.  The purpose of the joint venture is to acquire four parcels of land known as Christenbury Corners, located in Concord, North Carolina, and to develop a 404,593 square foot retail center on that land.  We will receive a preferred return, paid on a quarterly basis, in an amount equal to 11% per annum on our capital contribution through the first twenty-four months after the date of our initial investment; if we maintain our investment in the project for more than twenty-four months, we will receive a preferred return in an amount equal to 12% per annum over the remainder of the term. On March 10, 2008, we contributed $11 million to the venture.

SunTrust Bank Portfolio (Sale-Leaseback).  On March 28, 2008, the Company purchased fee simple interests in a portfolio of 143 single tenant retail banking facilities from an unaffiliated third party, SunTrust Bank, for approximately $230 million in cash.  All of the properties within this portfolio are single tenant facilities with SunTrust Bank as the tenant.  SunTrust Bank has agreed lease each facility for a term of ten years, commencing in March 2008.

RLJ Urban Lodging Master, LLC.  On February 8, 2008, the Company consummated the transactions contemplated by the Agreement and Plan of Merger, dated August 12, 2007, as amended (the “Merger Agreement”), among the Company, RLJ Urban Lodging Master, LLC (“Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together owned all of the membership interests of Lodging Master (together, the “Sellers” and, collectively with the Company and Lodging Master, the “Parties”).  Pursuant to the Merger Agreement, Lodging Master has merged with and into Inland American Urban Hotels, Inc., an indirect wholly owned subsidiary of the Company (“Urban Hotels”), with Urban Hotels continuing as the surviving entity of the merger.  At the closing of the merger, the Company paid a total of $893,400, including debt assumed as part of the merger plus new debt incurred concurrent with closing, to purchase all of the membership interests of Lodging Master.  Pursuant to the Merger Agreement, the purchase price may be adjusted up or down based on certain adjustments that will be determined within the next ninety days. The Company does not anticipate that the adjustments will increase or decrease the purchase price by more than $1,000. The  transaction costs also include the cost of breakage and swap fees associated with the debt assumed and incurred in the merger.  The Company expects to pay its business manager, Inland American Business Manager & Advisor Inc., an acquisition fee associated with the merger of approximately $22,300.

As noted above, at closing Lodging Master had approximately $364,200 of long-term debt that remained in place and is thus part of the purchase price paid for Lodging Master.  The Company refers to this indebtedness as the “Assumed Loans.”  The Company also borrowed an additional $62,400, which is referred to herein as the “New Loans” and which together with the Assumed Loans are referred to as the “Loans.”  At closing, the Company paid interest rate swap breakage fees of approximately $7,500 and loan assumption fees of approximately $2,400 with respect to the Assumed Loans. The terms of the Loans are described in more detail below.

The Assumed Loans consist of nineteen loans, each of which is secured by a first priority mortgage on one of the Acquired Hotels (as defined below).  The Assumed Loans mature from April 2008 to September 2015.  Five of the

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

Assumed Loans bear interest at fixed rates ranging from 5.41% to 6.93% per annum and require the borrowers to make monthly payments of interest and principal until the loans mature.  The remainder of the Assumed Loans bear interest at floating rates ranging from LIBOR plus 1.40% to LIBOR plus 2.50% per annum and require the borrowers to make interest-only payments on a monthly basis until the loans mature. As of the closing, the effective interest rates on these loans ranged from 4.52% to 5.62%.  The New Loans consist of three loans, each of which is secured by a first priority mortgage on one of the Acquired Hotels.  The New Loans mature from February 2009 to February 2010.  The New Loans bear interest at floating rates ranging from LIBOR plus 1.70% to LIBOR plus 1.75% per annum and require the borrowers to make interest-only payments on a monthly basis until the loans mature.  As of the closing, the effective interest rates on these loans ranged from 4.82% to 4.87%.  The Company’s subsidiaries, Inland American Lodging Corporation and Inland American Lodging Group, Inc., have agreed to guarantee the performance of the obligations of the borrowers with respect to certain losses that may be caused by certain acts of misconduct of the borrowers, for example, any fraud or willful destruction of the property securing the Loans.

As a result of the merger, the Company, through Urban Hotels, has acquired a portfolio of twenty-two full and select-service hotels (the “Acquired Hotels”) located primarily in and around major urban markets across the United States, including Atlanta, Georgia, Baltimore, Maryland, Chicago, Illinois and Washington, D.C.  This portfolio includes, among others, four Residence Inn® by Marriott hotels, four Courtyard by Marriott® hotels, four Hilton Garden Inn® hotels and two Embassy Suites® hotels. The Acquired Hotels contain an aggregate of 4,061 rooms.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2007, 2006 and 2005

(15) Supplemental Financial Information (unaudited)

The following represents the results of operations, for each quarterly period, during 2007 and 2006.

	2007
	Dec. 31	Sept. 30	June 30	March 31

Total income	$187,371	141,604	86,030	63,731

Net income (loss)	3,809	16,971	23,053	12,089

Net income (loss), per common share, basic and diluted	.01	.04	.06	.06

Weighted average number of common shares outstanding, basic and diluted	524,257,618	473,803,752	379,010,064	205,589,116

	2006
	Dec. 31	Sept. 30	June 30	March 31

Total income	$49,248	35,127	21,106	17,721

Net income (loss)	2,270	454	(929)	(1,757)

Net income (loss), per common share, basic and diluted	.02	.01	(.02)	(.09)

Weighted average number of common shares outstanding, basic and diluted	129,927,358	76,848,460	45,930,663	19,485,272

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
Retail

14th STREET MARKET Plano, TX	7,712	3,500	9,241	—	3,500	9,241	12,741	242	2007

24 HOUR FITNESS - 249 & JONES Houston, TX	—	2,650	7,079	—	2,650	7,079	9,729	584	2005

24 HOUR FITNESS -THE WOODLANDS Woodlands, TX	—	1,540	11,287	—	1,540	11,287	12,827	889	2005

6101 RICHMOND AVENUE Houston, TX	—	1,700	1,264	—	1,700	1,264	2,964	104	2005

ANTOINE TOWN CENTER Houston, TX	—	1,645	7,343	21	1,645	7,364	9,009	538	2005

ASHFORD PLAZA Houston, TX	—	900	2,440	92	900	2,532	3,432	189	2005

ATASCOCITA SHOPPING CENTER Humble, TX	—	1,550	7,994	—	1,550	7,994	9,544	612	2005

BAY COLONY League City, TX	—	3,190	30,828	3,956	3,190	34,783	37,973	2,204	2005

BELLERIVE PLAZA Nicholasville, KY	6,092	2,400	7,749	—	2,400	7,749	10,149	203	2007

BI-LO - GREENVILLE Greenville, SC	4,286	1,400	5,503	—	1,400	5,503	6,903	305	2006

BLACKHAWK TOWN CENTER Houston, TX	—	1,645	19,982	—	1,645	19,982	21,627	1,513	2005

BRANDON CENTRE SOUTH Brandon, FL	16,133	5,720	19,500	—	5,720	19,500	25,220	512	2007

BROOKS CORNER San Antonio, TX	14,276	10,600	13,648	2,532	10,600	16,180	26,780	818	2006

BUCKHORN PLAZA Bloomsburg, PA	9,025	1,651	11,770	710	1,651	12,479	14,130	580	2006

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CANFIELD PLAZA Canfield, OH	7,575	2,250	10,339	421	2,250	10,759	13,009	665	2006

CARVER CREEK Dallas, TX	—	650	560	716	650	1,276	1,926	67	2005

CHESAPEAKE COMMONS Chesapeake, VA	8,950	2,669	10,839	—	2,669	10,839	13,508	298	2007

CHILI’S - HUNTING BAYOU Jacinto City, TX	—	400	—	—	400	—	400	—	2005

CINEMARK - JACINTO CITY Jacinto City, TX	—	1,160	10,540	—	1,160	10,540	11,700	833	2005

CINEMARK - WEBSTER Webster, TX	—	1,830	12,094	—	1,830	12,094	13,924	922	2005

CINEMARK 12 - SILVERLAKE Pearland, TX	—	1,310	7,496	—	1,310	7,496	8,806	550	2005

CITIZENS (CFG) CONNECTICUT Hamden, CT	—	525	737	—	525	737	1,262	16	2007

CITIZENS (CFG) CONNECTICUT Colchester, CT	—	450	1,191	—	450	1,191	1,641	25	2007

CITIZENS (CFG) CONNECTICUT Deep River, CT	—	480	2,194	—	480	2,194	2,674	47	2007

CITIZENS (CFG) CONNECTICUT East Lyme, CT	—	430	1,242	—	430	1,242	1,672	26	2007

CITIZENS (CFG) CONNECTICUT Montville, CT	—	111	2,648	—	111	2,648	2,759	56	2007

CITIZENS (CFG) CONNECTICUT Stonington, CT	—	450	1,221	—	450	1,221	1,671	26	2007

CITIZENS (CFG) CONNECTICUT Stonington, CT	—	420	1,251	—	420	1,251	1,671	27	2007

CITIZENS (CFG) CONNECTICUT East Hampton, CT	—	490	879	—	490	879	1,369	19	2007

CITIZENS (CFG) DELAWARE Lewes, DE	—	525	353	—	525	353	878	7	2007

CITIZENS (CFG) DELAWARE Wilmington, DE	—	275	252	—	275	252	527	5	2007

CITIZENS (CFG) DELAWARE Wilmington, DE	—	485	212	—	485	212	697	5	2007

CITIZENS (CFG) ILLINOIS Orland Hills, IL	—	1,870	2,414	—	1,870	2,414	4,284	51	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CITIZENS (CFG) ILLINOIS Calumet City, IL	—	450	267	—	450	267	717	6	2007

CITIZENS (CFG) ILLINOIS Chicago, IL	—	815	133	—	815	133	948	3	2007

CITIZENS (CFG) ILLINOIS Villa Park, IL	—	575	379	—	575	379	954	8	2007

CITIZENS (CFG) ILLINOIS Westchester, IL	—	725	582	—	725	582	1,307	12	2007

CITIZENS (CFG) ILLINOIS Olympia Fields, IL	—	375	1,069	—	375	1,069	1,444	23	2007

CITIZENS (CFG) ILLINOIS Chicago Heights, IL	—	290	904	—	290	904	1,194	19	2007

CITIZENS (CFG) MELLON BANK BLD Georgetown, DE	—	725	2,248	—	725	2,248	2,973	48	2007

CITIZENS (CFG) MICHIGAN Farmington, MI	—	500	174	—	500	174	674	4	2007

CITIZENS (CFG) MICHIGAN Troy, MI	—	1,100	219	—	1,100	219	1,319	5	2007

CITIZENS (CFG) NEW HAMPSHIRE Keene, NH	—	1,050	2,121	—	1,050	2,121	3,171	45	2007

CITIZENS (CFG) NEW HAMPSHIRE Manchester, NH	—	554	1,119	—	554	1,119	1,673	24	2007

CITIZENS (CFG) NEW HAMPSHIRE Manchester, NH	—	618	1,251	—	618	1,251	1,869	27	2007

CITIZENS (CFG) NEW HAMPSHIRE Salem, NH	—	641	1,297	—	641	1,297	1,938	28	2007

CITIZENS (CFG) NEW HAMPSHIRE Manchester, NH	—	9,620	15,633	—	9,620	15,633	25,253	334	2007

CITIZENS (CFG) NEW HAMPSHIRE Hinsdale, NH	—	172	281	—	172	281	453	6	2007

CITIZENS (CFG) NEW HAMPSHIRE Ossipee, NH	—	111	250	—	111	250	361	5	2007

CITIZENS (CFG) NEW HAMPSHIRE Pelham, NH	—	176	259	—	176	259	435	6	2007

CITIZENS (CFG) NEW JERSEY Haddon Heights, NJ	—	500	466	—	500	466	966	10	2007

CITIZENS (CFG) NEW JERSEY Marlton, NJ	—	850	468	—	850	468	1,318	10	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CITIZENS (CFG) NEW YORK Plattsburgh, NY	—	70	1,342	—	70	1,342	1,412	29	2007

CITIZENS (CFG) OHIO Fairlawn, OH	—	400	1,736	—	400	1,736	2,136	37	2007

CITIZENS (CFG) OHIO Bedford, OH	—	450	420	—	450	420	870	9	2007

CITIZENS (CFG) OHIO Parma, OH	—	625	477	—	625	477	1,102	10	2007

CITIZENS (CFG) OHIO Parma, OH	—	900	505	—	900	505	1,405	11	2007

CITIZENS (CFG) OHIO Parma Heights, OH	—	750	508	—	750	508	1,258	11	2007

CITIZENS (CFG) OHIO South Russell, OH	—	850	876	—	850	876	1,726	19	2007

CITIZENS (CFG) PENNSYLVANIA Altoona, PA	—	50	771	—	50	771	821	16	2007

CITIZENS (CFG) PENNSYLVANIA Ashley, PA	—	85	1,134	—	85	1,134	1,219	24	2007

CITIZENS (CFG) PENNSYLVANIA Brodheadsville, PA	—	675	1,144	—	675	1,144	1,819	24	2007

CITIZENS (CFG) PENNSYLVANIA Butler, PA	—	75	1,434	—	75	1,434	1,509	31	2007

CITIZENS (CFG) PENNSYLVANIA Camp Hill, PA	—	1,150	1,420	—	1,150	1,420	2,570	30	2007

CITIZENS (CFG) PENNSYLVANIA Camp Hill, PA	—	500	1,342	—	500	1,342	1,842	29	2007

CITIZENS (CFG) PENNSYLVANIA Carnegie, PA	—	125	1,830	—	125	1,830	1,955	39	2007

CITIZENS (CFG) PENNSYLVANIA Charlerol, PA	—	40	1,555	—	40	1,555	1,595	33	2007

CITIZENS (CFG) PENNSYLVANIA Dallas, PA	—	325	1,427	—	325	1,427	1,752	30	2007

CITIZENS (CFG) PENNSYLVANIA Dallastown, PA	—	150	962	—	150	962	1,112	21	2007

CITIZENS (CFG) PENNSYLVANIA Dillsburg, PA	—	260	1,458	—	260	1,458	1,718	31	2007

CITIZENS (CFG) PENNSYLVANIA Drexel Hill, PA	—	485	1,655	—	485	1,655	2,140	35	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CITIZENS (CFG) PENNSYLVANIA Ford City, PA	—	50	1,106	—	50	1,106	1,156	24	2007

CITIZENS (CFG) PENNSYLVANIA Glenside, PA	—	385	1,727	—	385	1,727	2,112	37	2007

CITIZENS (CFG) PENNSYLVANIA Greensburg, PA	—	125	909	—	125	909	1,034	19	2007

CITIZENS (CFG) PENNSYLVANIA Highspire, PA	—	300	1,092	—	300	1,092	1,392	23	2007

CITIZENS (CFG) PENNSYLVANIA Homestead, PA	—	100	1,009	—	100	1,009	1,109	22	2007

CITIZENS (CFG) PENNSYLVANIA Kingston, PA	—	300	1,697	—	300	1,697	1,997	36	2007

CITIZENS (CFG) PENNSYLVANIA Kittanning, PA	—	50	1,388	—	50	1,388	1,438	30	2007

CITIZENS (CFG) PENNSYLVANIA Matamoras, PA	—	330	1,819	—	330	1,819	2,149	39	2007

CITIZENS (CFG) PENNSYLVANIA McKees Rocks, PA	—	100	1,157	—	100	1,157	1,257	25	2007

CITIZENS (CFG) PENNSYLVANIA Mechanicsburg, PA	—	250	2,931	—	250	2,931	3,181	63	2007

CITIZENS (CFG) PENNSYLVANIA Mercer, PA	—	40	521	—	40	521	561	11	2007

CITIZENS (CFG) PENNSYLVANIA Milford, PA	—	275	1,623	—	275	1,623	1,898	35	2007

CITIZENS (CFG) PENNSYLVANIA Philadelphia, PA	—	600	1,237	—	600	1,237	1,837	26	2007

CITIZENS (CFG) PENNSYLVANIA Philadelphia, PA	—	245	1,054	—	245	1,054	1,299	23	2007

CITIZENS (CFG) PENNSYLVANIA Philadelphia, PA	—	700	1,342	—	700	1,342	2,042	29	2007

CITIZENS (CFG) PENNSYLVANIA Pitcairn, PA	—	75	1,131	—	75	1,131	1,206	24	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	75	3,668	—	75	3,668	3,743	78	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	100	2,069	—	100	2,069	2,169	44	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	900	3,146	—	900	3,146	4,046	67	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	150	1,032	—	150	1,032	1,182	22	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	75	3,322	—	75	3,322	3,397	71	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	75	1,583	—	75	1,583	1,658	34	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	50	1,527	—	50	1,527	1,577	33	2007

CITIZENS (CFG) PENNSYLVANIA Reading, PA	—	165	2,265	—	165	2,265	2,430	48	2007

CITIZENS (CFG) PENNSYLVANIA Reading, PA	—	120	1,336	—	120	1,336	1,456	29	2007

CITIZENS (CFG) PENNSYLVANIA Souderton, PA	—	650	1,249	—	650	1,249	1,899	27	2007

CITIZENS (CFG) PENNSYLVANIA State College, PA	—	400	1,672	—	400	1,672	2,072	36	2007

CITIZENS (CFG) PENNSYLVANIA Tannersville, PA	—	730	1,225	—	730	1,225	1,955	26	2007

CITIZENS (CFG) PENNSYLVANIA Turtle Creek, PA	—	150	1,257	—	150	1,257	1,407	27	2007

CITIZENS (CFG) PENNSYLVANIA Tyrone, PA	—	50	919	—	50	919	969	20	2007

CITIZENS (CFG) PENNSYLVANIA Upper Darby, PA	—	530	1,289	—	530	1,289	1,819	28	2007

CITIZENS (CFG) PENNSYLVANIA West Chester, PA	—	115	964	—	115	964	1,079	21	2007

CITIZENS (CFG) PENNSYLVANIA West Hazelson, PA	—	125	2,776	—	125	2,776	2,901	59	2007

CITIZENS (CFG) PENNSYLVANIA York, PA	—	400	3,016	—	400	3,016	3,416	64	2007

CITIZENS (CFG) PENNSYLVANIA Aliquippa, PA	—	150	668	—	150	668	818	14	2007

CITIZENS (CFG) PENNSYLVANIA Allison Park, PA	—	750	761	—	750	761	1,511	16	2007

CITIZENS (CFG) PENNSYLVANIA Altoona, PA	—	100	573	—	100	573	673	12	2007

CITIZENS (CFG) PENNSYLVANIA Beaver Falls, PA	—	350	504	—	350	504	854	11	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CITIZENS (CFG) PENNSYLVANIA Carlisle, PA	—	350	567	—	350	567	917	12	2007

CITIZENS (CFG) PENNSYLVANIA Cranberry, PA	—	100	483	—	100	483	583	10	2007

CITIZENS (CFG) PENNSYLVANIA Erie, PA	—	275	610	—	275	610	885	13	2007

CITIZENS (CFG) PENNSYLVANIA Grove City, PA	—	90	383	—	90	383	473	8	2007

CITIZENS (CFG) PENNSYLVANIA Grove City, PA	—	40	612	—	40	612	652	13	2007

CITIZENS (CFG) PENNSYLVANIA Harrisburg, PA	—	625	676	—	625	676	1,301	14	2007

CITIZENS (CFG) PENNSYLVANIA Haertown, PA	—	690	782	—	690	782	1,472	17	2007

CITIZENS (CFG) PENNSYLVANIA Hollidaysburg, PA	—	50	733	—	50	733	783	16	2007

CITIZENS (CFG) PENNSYLVANIA Kutztown, PA	—	420	589	—	420	589	1,009	13	2007

CITIZENS (CFG) PENNSYLVANIA Lancaster, PA	—	650	614	—	650	614	1,264	13	2007

CITIZENS (CFG) PENNSYLVANIA Lancaster, PA	—	500	671	—	500	671	1,171	14	2007

CITIZENS (CFG) PENNSYLVANIA Latrobe, PA	—	200	538	—	200	538	738	11	2007

CITIZENS (CFG) PENNSYLVANIA Lititz, PA	—	175	552	—	175	552	727	12	2007

CITIZENS (CFG) PENNSYLVANIA Lower Burrell, PA	—	225	644	—	225	644	869	14	2007

CITIZENS (CFG) PENNSYLVANIA Mountain Top, PA	—	210	542	—	210	542	752	12	2007

CITIZENS (CFG) PENNSYLVANIA Munhall, PA	—	125	275	—	125	275	400	6	2007

CITIZENS (CFG) PENNSYLVANIA New Stanton, PA	—	500	688	—	500	688	1,188	15	2007

CITIZENS (CFG) PENNSYLVANIA Oakmont, PA	—	225	966	—	225	966	1,191	21	2007

CITIZENS (CFG) PENNSYLVANIA Oil City, PA	—	50	536	—	50	536	586	11	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CITIZENS (CFG) PENNSYLVANIA Philadelphia, PA	—	225	682	—	225	682	907	15	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	500	1,723	—	500	1,723	2,223	37	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	300	1,446	—	300	1,446	1,746	31	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	275	1,121	—	275	1,121	1,396	24	2007

CITIZENS (CFG) PENNSYLVANIA Pittsburgh, PA	—	250	936	—	250	936	1,186	20	2007

CITIZENS (CFG) PENNSYLVANIA Saxonburg, PA	—	75	799	—	75	799	874	17	2007

CITIZENS (CFG) PENNSYLVANIA Shippensburg, PA	—	225	417	—	225	417	642	9	2007

CITIZENS (CFG) PENNSYLVANIA Slovan, PA	—	200	241	—	200	241	441	5	2007

CITIZENS (CFG) PENNSYLVANIA State College, PA	—	325	535	—	325	535	860	11	2007

CITIZENS (CFG) PENNSYLVANIA Temple, PA	—	245	650	—	245	650	895	14	2007

CITIZENS (CFG) PENNSYLVANIA Verona, PA	—	300	647	—	300	647	947	14	2007

CITIZENS (CFG) PENNSYLVANIA Warrendale, PA	—	1,250	1,086	—	1,250	1,086	2,336	23	2007

CITIZENS (CFG) PENNSYLVANIA West Grove, PA	—	390	659	—	390	659	1,049	14	2007

CITIZENS (CFG) PENNSYLVANIA Wexford, PA	—	600	647	—	600	647	1,247	14	2007

CITIZENS (CFG) PENNSYLVANIA Wilkes-Barre, PA	—	225	968	—	225	968	1,193	21	2007

CITIZENS (CFG) PENNSYLVANIA York, PA	—	700	703	—	700	703	1,403	15	2007

CITIZENS (CFG) PENNSYLVANIA Mount Lebanon, PA	—	250	2,182	—	250	2,182	2,432	47	2007

CITIZENS (CFG) RHODE ISLAND Coventry, RI	—	438	1,095	—	438	1,095	1,533	23	2007

CITIZENS (CFG) RHODE ISLAND Cranston, RI	—	643	1,607	—	643	1,607	2,250	34	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CITIZENS (CFG) RHODE ISLAND Johnston, RI	—	538	1,346	—	538	1,346	1,884	29	2007

CITIZENS (CFG) RHODE ISLAND North Providence, RI	—	821	1,980	—	821	1,980	2,801	42	2007

CITIZENS (CFG) RHODE ISLAND Providence, RI	—	600	1,168	—	600	1,168	1,768	25	2007

CITIZENS (CFG) RHODE ISLAND Wakefield, RI	—	666	1,457	—	666	1,457	2,123	31	2007

CITIZENS (CFG) RHODE ISLAND Providence, RI	—	1,278	3,817	—	1,278	3,817	5,096	81	2007

CITIZENS (CFG) RHODE ISLAND Warwick, RI	—	2,254	15,856	—	2,254	15,856	18,110	338	2007

CITIZENS (CFG) RHODE ISLAND East Greenwich, RI	—	375	639	—	375	639	1,013	14	2007

CITIZENS (CFG) RHODE ISLAND North Providence, RI	—	472	783	—	472	783	1,255	17	2007

CITIZENS (CFG) RHODE ISLAND Rumford, RI	—	366	705	—	366	705	1,070	15	2007

CITIZENS (CFG) RHODE ISLAND Warren, RI	—	353	657	—	353	657	1,010	14	2007

CITIZENS (CFG) VERMONT Middlebury, VT	—	1,270	153	—	1,270	153	1,423	3	2007

CITIZENS (CFG) MASSACHUSETTS Ludlow, MA	—	400	1,002	—	400	1,002	1,402	21	2007

CITIZENS (CFG) MASSACHUSETTS Malden, MA	—	1,263	1,802	—	1,263	1,802	3,065	38	2007

CITIZENS (CFG) MASSACHUSETTS Malden, MA	—	607	809	—	607	809	1,416	17	2007

CITIZENS (CFG) MASSACHUSETTS Medford, MA	—	952	1,258	—	952	1,258	2,210	27	2007

CITIZENS (CFG) MASSACHUSETTS Milton, MA	—	1,431	2,287	—	1,431	2,287	3,717	49	2007

CITIZENS (CFG) MASSACHUSETTS Randolph, MA	—	998	1,424	—	998	1,424	2,421	30	2007

CITIZENS (CFG) MASSACHUSETTS South Dennis, MA	—	743	1,177	—	743	1,177	1,920	25	2007

CITIZENS (CFG) MASSACHUSETTS Springfield, MA	—	310	856	—	310	856	1,166	18	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
CITIZENS (CFG) MASSACHUSETTS Woburn, MA	—	1,050	1,085	—	1,050	1,085	2,135	23	2007

CITIZENS (CFG) MASSACHUSETTS Dorchester, MA	—	300	424	—	300	424	724	9	2007

CITIZENS (CFG) MASSACHUSETTS Needham, MA	—	440	553	—	440	553	994	12	2007

CITIZENS (CFG) MASSACHUSETTS New Bedford, MA	—	450	530	—	450	530	980	11	2007

CITIZENS (CFG) MASSACHUSETTS Somerville, MA	—	595	601	—	595	601	1,195	13	2007

CITIZENS (CFG) MASSACHUSETTS Springfield, MA	—	300	243	—	300	243	543	5	2007

CITIZENS (CFG) MASSACHUSETTS Tewksbury, MA	—	621	712	—	621	712	1,333	15	2007

CITIZENS (CFG) MASSACHUSETTS Watertown, MA	—	552	527	—	552	527	1,079	11	2007

CITIZENS (CFG) MASSACHUSETTS Wilbraham, MA	—	350	399	—	350	399	749	9	2007

CITIZENS (CFG) MASSACHUSETTS Winthrop, MA	—	541	824	—	541	824	1,365	18	2007

CITIZENS (CFG) MASSACHUSETTS Dedham, MA	—	379	824	—	379	824	1,203	18	2007

CITIZENS (CFG) MASSACHUSETTS Hanover, MA	—	542	1,032	—	542	1,032	1,574	22	2007

CROSS TIMBERS COURT Flower Mound, TX	8,193	3,300	9,939	—	3,300	9,939	13,239	261	2007

CROSSROADS AT CHESAPEAKE SQUARE Chesapeake, VA	11,210	3,970	13,732	—	3,970	13,732	17,702	378	2007

CUSTER CREEK VILLAGE Richardson, TX	10,149	4,750	12,245	—	4,750	12,245	16,995	321	2007

CYFAIR TOWN CENTER Cypress, TX	—	1,800	13,093	—	1,800	13,093	14,893	648	2006

CYPRESS TOWN CENTER Houston, TX	—	1,850	11,630	—	1,850	11,630	13,480	847	2005

DONELSON PLAZA Nashville, TN	2,315	1,000	3,147	—	1,000	3,147	4,147	87	2007

EAST GATE Aiken, SC	6,800	2,000	10,305	—	2,000	10,305	12,305	282	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
ELDRIDGE LAKES TOWN CENTER Houston, TX	—	1,400	14,048	—	1,400	14,048	15,448	697	2006

ELDRIDGE TOWN CENTER Houston, TX	—	3,200	16,663	—	3,200	16,663	19,863	1,324	2005

FABYAN RANDALL PLAZA Batavia, IL	13,405	2,400	22,198	(129)	2,400	22,069	24,469	1,159	2006

FLOWER MOUND CROSSING Flower Mound, TX	8,342	4,500	9,049	—	4,500	9,049	13,549	248	2007

FOREST PLAZA Fond du Lac, WI	2,248	3,400	14,550	—	3,400	14,550	17,950	133	2007

FRIENDSWOOD SHOPPING CENTER Friendswood, TX	—	1,550	10,887	1,013	1,550	11,900	13,450	859	2005

FURY’S FERRY Augusta, GA	6,381	1,600	9,783	—	1,600	9,783	11,383	268	2007

GLENDALE HEIGHTS I, II, III Glendale Heights, IL	4,705	2,220	6,399	60	2,220	6,460	8,680	276	2006

GRAVOIS DILLON PLAZA High Ridge, MO	12,630	7,300	15,392	—	7,300	15,392	22,692	359	2007

HERITAGE HEIGHTS Grapevine, TX	10,719	4,600	13,502	—	4,600	13,502	18,102	354	2007

HIGHLAND PLAZA Katy, TX	—	2,450	15,642	—	2,450	15,642	18,092	1,140	2005

HUNTER’S GLEN CROSSING Plano, TX	9,790	4,800	11,719	—	4,800	11,719	16,519	307	2007

HUNTING BAYOU Jacinto City, TX	—	2,400	16,265	711	2,400	16,976	19,376	1,095	2006

JOE’S CRAB SHACK-HUNTING BAYOU Jacinto City, TX	—	540	—	—	540	—	540	—	2005

JOSEY OAKS CROSSING Carrollton, TX	9,346	2,620	13,989	—	2,620	13,989	16,609	366	2007

LAKEPORT COMMONS Sioux City, IA	—	7,800	39,984	—	7,800	39,984	47,784	346	2007

LAKEWOOD SHOPPING CENTER Margate, FL	11,715	4,115	20,646	(41)	4,115	20,605	24,720	1,449	2006

LAKEWOOD SHOPPING CTR PHASE II Margate, FL	—	6,340	6,996	—	6,340	6,996	13,336	148	2007

LEGACY CROSSING Marion, OH	10,890	4,280	13,896	—	4,280	13,896	18,176	331	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
LEXINGTON ROAD Athens, GA	5,454	1,980	7,105	—	1,980	7,105	9,085	304	2006

LINCOLN MALL Lincoln, RI	33,835	11,000	50,395	395	11,000	50,790	61,790	2,793	2006

LINCOLN VILLAGE Chicago, IL	22,035	13,600	25,053	95	13,600	25,148	38,748	1,103	2006

LORD SALISBURY CENTER Salisbury, MD	12,600	11,000	9,567	—	11,000	9,567	20,567	175	2007

MARKET AT MORSE / HAMILTON Columbus, OH	7,893	4,490	8,734	—	4,490	8,734	13,224	307	2007

MARKET AT WESTLAKE Westlake Hills, TX	4,803	1,200	6,274	—	1,200	6,274	7,474	165	2007

MCKINNEY TC OUTLOTS McKinney, TX	—	6,260	12	—	6,260	12	6,272	0	2007

MIDDLEBURG CROSSING Middleburg, FL	—	2,760	7,145	—	2,760	7,145	9,905	126	2007

MONADNOCK MARKETPLACE Keene, NH	26,785	7,000	39,008	—	7,000	39,008	46,008	2,730	2006

NEW FOREST CROSSING II Houston, TX	3,438	1,490	3,922	10	1,490	3,932	5,422	144	2006

NEWTOWN ROAD Virginia Beach, VA	968	905	877	—	905	877	1,782	35	2006

NORTHWEST MARKETPLACE Houston, TX	19,965	2,910	30,340	—	2,910	30,340	33,250	619	2007

NTB ELDRIDGE Houston, TX	—	960	—	—	960	—	960	—	2005

PARADISE SHOPS OF LARGO Largo, FL	7,325	4,640	7,483	(27)	4,640	7,456	12,096	594	2005

PARK WEST PLAZA Grapevine, TX	7,532	4,250	8,186	—	4,250	8,186	12,436	224	2007

PARKWAY CENTRE NORTH Grove City, OH	—	4,680	16,046	—	4,680	16,046	20,726	535	2007

PARKWAY CENTRE NORTH OUTLOT B Grove City, OH	—	900	2,590	—	900	2,590	3,490	73	2007

PAVILIONS AT HARTMAN HERITAGE Independence, MO	23,450	9,700	28,849	—	9,700	28,849	38,549	661	2007

PENN PARK Oklahoma City, OK	29,691	6,260	29,424	—	6,260	29,424	35,684	271	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
PINEHURST SHOPPING CENTER Humble, TX	—	625	2,157	76	625	2,233	2,858	179	2005

PIONEER PLAZA Mesquite, TX	2,250	325	3,099	—	325	3,099	3,424	85	2007

PLAZA AT EAGLE’S LANDING Stockbridge, GA	5,310	1,580	7,002	1	1,580	7,003	8,583	286	2006

RIVERSTONE SHOPPING CENTER Missouri City, TX	—	12,000	26,395	—	12,000	26,395	38,395	484	2007

RIVERVIEW VILLAGE Arlington, TX	10,121	6,000	9,649	—	6,000	9,649	15,649	253	2007

SARATOGA TOWN CENTER Corpus Christi, TX	—	1,500	12,971	—	1,500	12,971	14,471	965	2005

SCOFIELD CROSSING Austin, TX	8,435	8,100	4,992	—	8,100	4,992	13,092	137	2007

SHAKOPEE SHOPPING CENTER Shakopee, MN	8,800	6,900	8,583	—	6,900	8,583	15,483	550	2006

SHALLOTTE COMMONS Shallotte, NC	6,078	1,650	9,028	—	1,650	9,028	10,678	184	2007

SHERMAN PLAZA Evanston, IL	30,275	9,655	30,982	5,070	9,655	36,052	45,707	1,132	2006

SHERMAN TOWN CENTER Sherman, TX	37,160	4,850	49,273	—	4,850	49,273	54,123	2,301	2006

SHILOH SQUARE Garland, TX	3,238	1,025	3,946	—	1,025	3,946	4,971	103	2007

SPRING TOWN CENTER Spring, TX	—	3,150	12,433	—	3,150	12,433	15,583	645	2006

SPRING TOWN CENTER III Spring, TX	—	1,320	3,070	—	1,320	3,070	4,390	56	2007

STABLES TOWN CENTER I and II Spring, TX	—	4,650	19,006	311	4,650	19,318	23,968	1,321	2005

STATE STREET MARKET Rockford, IL	10,450	3,950	14,184	279	3,950	14,464	18,414	566	2006

STOP & SHOP - SICKLERVILLE Sicklerville, NJ	8,535	2,200	11,559	—	2,200	11,559	13,759	640	2006

STOP N SHOP - BRISTOL Bristol, RI	8,368	1,700	11,830	—	1,700	11,830	13,530	656	2006

STOP N SHOP - CUMBERLAND Cumberland, RI	11,531	2,400	16,196	—	2,400	16,196	18,596	897	2006

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
STOP N SHOP - FRAMINGHAM Framingham, MA	9,269	6,500	8,517	—	6,500	8,517	15,017	472	2006

STOP N SHOP - HYDE PARK Hyde Park, NY	8,100	2,000	12,274	—	2,000	12,274	14,274	829	2006

STOP N SHOP - MALDEN Malden, MA	12,753	6,700	13,828	—	6,700	13,828	20,528	766	2006

STOP N SHOP - SOUTHINGTON Southington, CT	11,145	4,000	13,938	—	4,000	13,938	17,938	772	2006

STOP N SHOP - SWAMPSCOTT Swampscott, MA	11,066	4,200	13,613	—	4,200	13,613	17,813	754	2006

STREETS OF CRANBERRY Cranberry Township, PA	24,425	4,300	20,215	—	4,300	20,215	24,515	124	2007

SUNCREEK VILLAGE Plano, TX	2,683	900	3,155	—	900	3,155	4,055	87	2007

SUNTRUST BANK I AL Muscle Shoals, AL	1,511	675	1,018	—	675	1,018	1,693	3	2007

SUNTRUST BANK I AL Killen, AL	667	633	449	—	633	449	1,082	1	2007

SUNTRUST BANK I DC Brightwood, DC	2,001	500	2,082	—	500	2,082	2,582	6	2007

SUNTRUST BANK I FL Panama City, FL	1,294	1,200	603	—	1,200	603	1,803	2	2007

SUNTRUST BANK I FL Orlando, FL	1,686	1,400	786	—	1,400	786	2,186	2	2007

SUNTRUST BANK I FL Apopka, FL	1,329	1,276	620	—	1,276	620	1,896	2	2007

SUNTRUST BANK I FL Bayonet Point, FL	1,252	1,285	584	—	1,285	584	1,869	2	2007

SUNTRUST BANK I FL West Palm Beach, FL	1,886	800	879	—	800	879	1,679	3	2007

SUNTRUST BANK I FL Daytona Beach, FL	1,289	1,218	601	—	1,218	601	1,819	2	2007

SUNTRUST BANK I FL Sarasota, FL	1,145	900	534	—	900	534	1,434	2	2007

SUNTRUST BANK I FL Dade City, FL	911	759	425	—	759	425	1,184	1	2007

SUNTRUST BANK I FL Pensacola, FL	769	725	359	—	725	359	1,084	1	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I FL New Smyrna Beach, FL	864	300	403	—	300	403	703	1	2007

SUNTRUST BANK I FL Clearwater, FL	879	1,100	410	—	1,100	410	1,510	1	2007

SUNTRUST BANK I FL Daytona Beach, FL	1,460	600	681	—	600	681	1,281	2	2007

SUNTRUST BANK I FL Deltona, FL	1,242	950	579	—	950	579	1,529	2	2007

SUNTRUST BANK I FL Boca Raton, FL	1,821	1,900	849	—	1,900	849	2,749	3	2007

SUNTRUST BANK I FL Clearwater, FL	1,719	900	802	—	900	802	1,702	2	2007

SUNTRUST BANK I FL Ocala, FL	1,638	1,500	764	—	1,500	764	2,264	2	2007

SUNTRUST BANK I FL Palm Coast, FL	1,145	1,100	534	—	1,100	534	1,634	2	2007

SUNTRUST BANK I FL Tampa, FL	746	650	348	—	650	348	998	1	2007

SUNTRUST BANK I FL Fort Meade, FL	1,526	1,400	712	—	1,400	712	2,112	2	2007

SUNTRUST BANK I FL Fruitland Park, FL	689	575	321	—	575	321	896	1	2007

SUNTRUST BANK I FL Ocala, FL	1,092	953	509	—	953	509	1,462	2	2007

SUNTRUST BANK I FL Ormond Beach, FL	1,653	950	771	—	950	771	1,721	2	2007

SUNTRUST BANK I FL Gainesville, FL	729	730	340	—	730	340	1,070	1	2007

SUNTRUST BANK I FL Lakeland, FL	785	625	366	—	625	366	991	1	2007

SUNTRUST BANK I FL Hobe Sound, FL	1,374	950	641	—	950	641	1,591	2	2007

SUNTRUST BANK I FL Mulberry, FL	673	600	314	—	600	314	914	1	2007

SUNTRUST BANK I FL Indian Harbour Beach, FL	1,187	1,060	553	—	1,060	553	1,613	2	2007

SUNTRUST BANK I FL Inverness, FL	1,533	500	715	—	500	715	1,215	2	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I FL Lake Mary, FL	3,049	2,100	1,422	—	2,100	1,422	3,522	4	2007

SUNTRUST BANK I FL Melbourne, FL	1,408	910	656	—	910	656	1,566	2	2007

SUNTRUST BANK I FL St. Petersburg, FL	1,420	1,540	662	—	1,540	662	2,202	2	2007

SUNTRUST BANK I FL Lutz, FL	1,015	1,100	474	—	1,100	474	1,574	1	2007

SUNTRUST BANK I FL Marianna, FL	1,803	275	841	—	275	841	1,116	3	2007

SUNTRUST BANK I FL Gainesville, FL	1,151	1,100	537	—	1,100	537	1,637	2	2007

SUNTRUST BANK I FL Vero Beach, FL	947	850	441	—	850	441	1,291	1	2007

SUNTRUST BANK I FL Mount Dora, FL	1,655	500	772	—	500	772	1,272	2	2007

SUNTRUST BANK I FL Sarasota, FL	1,822	1,800	850	—	1,800	850	2,650	3	2007

SUNTRUST BANK I FL New Smyrna Beach, FL	2,449	1,100	1,142	—	1,100	1,142	2,242	3	2007

SUNTRUST BANK I FL Lakeland, FL	1,511	1,700	705	—	1,700	705	2,405	2	2007

SUNTRUST BANK I FL North Palm Beach, FL	1,256	1,300	585	—	1,300	585	1,885	2	2007

SUNTRUST BANK I FL Port St. Lucie, FL	1,479	1,050	689	—	1,050	689	1,739	2	2007

SUNTRUST BANK I FL Clearwater, FL	2,000	1,700	933	—	1,700	933	2,633	3	2007

SUNTRUST BANK I FL Okeechobee, FL	1,329	1,200	620	—	1,200	620	1,820	2	2007

SUNTRUST BANK I FL Ormond Beach, FL	1,417	580	661	—	580	661	1,241	2	2007

SUNTRUST BANK I FL Osprey, FL	1,542	1,100	719	—	1,100	719	1,819	2	2007

SUNTRUST BANK I FL Panama City Beach, FL	649	601	303	—	601	303	903	1	2007

SUNTRUST BANK I FL New Port Richey, FL	985	975	459	—	975	459	1,434	1	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I FL Pembroke Pines, FL	1,519	1,750	708	—	1,750	708	2,458	2	2007

SUNTRUST BANK I FL Orlando, FL	2,448	2,200	1,142	—	2,200	1,142	3,342	3	2007

SUNTRUST BANK I FL Pompano Beach, FL	1,922	1,800	896	—	1,800	896	2,696	3	2007

SUNTRUST BANK I FL Jacksonville, FL	923	861	431	—	861	431	1,292	1	2007

SUNTRUST BANK I FL Brooksville, FL	719	600	335	—	600	335	935	1	2007

SUNTRUST BANK I FL Miami, FL	2,990	2,803	1,394	—	2,803	1,394	4,197	4	2007

SUNTRUST BANK I FL Rockledge, FL	1,237	490	577	—	490	577	1,067	2	2007

SUNTRUST BANK I FL Tampa, FL	871	812	406	—	812	406	1,218	1	2007

SUNTRUST BANK I FL Seminole, FL	2,447	1,565	1,141	—	1,565	1,141	2,706	3	2007

SUNTRUST BANK I FL Orlando, FL	1,542	1,023	719	—	1,023	719	1,743	2	2007

SUNTRUST BANK I FL Jacksonville, FL	1,006	1,050	469	—	1,050	469	1,519	1	2007

SUNTRUST BANK I FL Ocala, FL	1,230	1,476	574	—	1,476	574	2,049	2	2007

SUNTRUST BANK I FL Orlando, FL	1,530	1,430	714	—	1,430	714	2,144	2	2007

SUNTRUST BANK I FL Brooksville, FL	333	298	155	—	298	155	453	0	2007

SUNTRUST BANK I FL Spring Hill, FL	1,632	600	761	—	600	761	1,361	2	2007

SUNTRUST BANK I FL St. Augustine, FL	1,625	1,000	758	—	1,000	758	1,758	2	2007

SUNTRUST BANK I FL Port St. Lucie, FL	1,183	900	552	—	900	552	1,452	2	2007

SUNTRUST BANK I FL Vero Beach, FL	2,100	900	979	—	900	979	1,879	3	2007

SUNTRUST BANK I FL Gulf Breeze, FL	1,236	1,150	576	—	1,150	576	1,726	2	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I FL Casselberry, FL	1,957	2,400	913	—	2,400	913	3,313	3	2007

SUNTRUST BANK I FL Winter Park, FL	2,304	2,700	1,075	—	2,700	1,075	3,775	3	2007

SUNTRUST BANK I FL Fort Pierce, FL	1,479	1,500	690	—	1,500	690	2,190	2	2007

SUNTRUST BANK I FL Plant City, FL	977	600	456	—	600	456	1,056	1	2007

SUNTRUST BANK I FL St. Petersburg, FL	1,125	1,000	525	—	1,000	525	1,525	2	2007

SUNTRUST BANK I FL Ormond Beach, FL	1,843	650	859	—	650	859	1,509	3	2007

SUNTRUST BANK I FL West St. Cloud, FL	1,686	1,840	786	—	1,840	786	2,626	2	2007

SUNTRUST BANK I FL Tamarac, FL	1,398	1,450	652	—	1,450	652	2,102	2	2007

SUNTRUST BANK I GA Brunswick, GA	1,054	1,050	584	—	1,050	584	1,634	2	2007

SUNTRUST BANK I GA Kennesaw, GA	1,723	2,100	955	—	2,100	955	3,055	3	2007

SUNTRUST BANK I GA Columbus, GA	1,538	675	852	—	675	852	1,527	3	2007

SUNTRUST BANK I GA Austell, GA	1,293	925	716	—	925	716	1,641	2	2007

SUNTRUST BANK I GA Atlanta, GA	6,011	7,184	3,329	—	7,184	3,329	10,513	10	2007

SUNTRUST BANK I GA Chamblee, GA	1,365	1,375	756	—	1,375	756	2,131	2	2007

SUNTRUST BANK I GA Conyers, GA	1,421	525	787	—	525	787	1,312	2	2007

SUNTRUST BANK I GA Atlanta, GA	2,187	1,750	1,211	—	1,750	1,211	2,961	4	2007

SUNTRUST BANK I GA Savannah, GA	872	300	483	—	300	483	783	1	2007

SUNTRUST BANK I GA Dunwoody, GA	2,148	1,325	1,190	—	1,325	1,190	2,515	4	2007

SUNTRUST BANK I GA Douglasville, GA	1,113	800	617	—	800	617	1,417	2	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I GA Albany, GA	456	325	253	—	325	253	578	1	2007

SUNTRUST BANK I GA Athens, GA	841	865	466	—	865	466	1,330	1	2007

SUNTRUST BANK I GA Macon, GA	736	250	408	—	250	408	658	1	2007

SUNTRUST BANK I GA Atlanta, GA	1,178	500	652	—	500	652	1,152	2	2007

SUNTRUST BANK I GA Duluth, GA	2,113	1,275	1,171	—	1,275	1,171	2,446	4	2007

SUNTRUST BANK I GA Thomson, GA	1,020	360	565	—	360	565	925	2	2007

SUNTRUST BANK I GA Madison, GA	1,109	90	614	—	90	614	704	2	2007

SUNTRUST BANK I GA Savannah, GA	1,217	325	674	—	325	674	999	2	2007

SUNTRUST BANK I GA Marietta, GA	2,023	2,025	1,120	—	2,025	1,120	3,145	3	2007

SUNTRUST BANK I GA Marietta, GA	1,790	1,200	992	—	1,200	992	2,192	3	2007

SUNTRUST BANK I GA Cartersville, GA	2,060	1,000	1,141	—	1,000	1,141	2,141	3	2007

SUNTRUST BANK I GA Atlanta, GA	4,078	4,539	2,259	—	4,539	2,259	6,797	7	2007

SUNTRUST BANK I GA Lithonia, GA	840	300	465	—	300	465	765	1	2007

SUNTRUST BANK I GA Peachtree City, GA	1,866	1,500	1,034	—	1,500	1,034	2,534	3	2007

SUNTRUST BANK I GA Stone Mountain, GA	1,242	575	688	—	575	688	1,263	2	2007

SUNTRUST BANK I GA Atlanta, GA	2,855	1,600	1,581	—	1,600	1,581	3,181	5	2007

SUNTRUST BANK I GA Waycross, GA	1,187	175	658	—	175	658	833	2	2007

SUNTRUST BANK I GA Union City, GA	626	475	347	—	475	347	822	1	2007

SUNTRUST BANK I GA Savannah, GA	833	650	462	—	650	462	1,112	1	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I GA Morrow, GA	1,586	525	878	—	525	878	1,403	3	2007

SUNTRUST BANK I GA Norcross, GA	715	575	396	—	575	396	971	1	2007

SUNTRUST BANK I GA Stockbridge, GA	1,089	869	603	—	869	603	1,472	2	2007

SUNTRUST BANK I GA Stone Mountain, GA	811	250	449	—	250	449	699	1	2007

SUNTRUST BANK I GA Sylvester, GA	701	575	388	—	575	388	963	1	2007

SUNTRUST BANK I GA Evans, GA	1,922	1,100	1,065	—	1,100	1,065	2,165	3	2007

SUNTRUST BANK I GA Thomson, GA	530	200	294	—	200	294	494	1	2007

SUNTRUST BANK I MD Annapolis, MD	2,152	1,000	1,925	—	1,000	1,925	2,925	6	2007

SUNTRUST BANK I MD Landover, MD	1,312	800	1,174	—	800	1,174	1,974	4	2007

SUNTRUST BANK I MD Avondale, MD	1,581	600	1,414	—	600	1,414	2,014	4	2007

SUNTRUST BANK I MD Cambridge, MD	1,634	800	1,462	—	800	1,462	2,262	4	2007

SUNTRUST BANK I MD Cockeysville, MD	1,761	800	1,575	—	800	1,575	2,375	5	2007

SUNTRUST BANK I MD Glen Burnie, MD	2,492	700	2,229	—	700	2,229	2,929	7	2007

SUNTRUST BANK I MD Annapolis, MD	2,765	100	2,473	—	100	2,473	2,573	8	2007

SUNTRUST BANK I MD Prince Frederick, MD	1,942	1,100	1,737	—	1,100	1,737	2,837	5	2007

SUNTRUST BANK I NC Greensboro, NC	978	600	844	—	600	844	1,444	3	2007

SUNTRUST BANK I NC Greensboro, NC	833	550	719	—	550	719	1,269	2	2007

SUNTRUST BANK I NC Apex, NC	1,039	190	896	—	190	896	1,086	3	2007

SUNTRUST BANK I NC Arden, NC	553	450	477	—	450	477	927	1	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I NC Asheboro, NC	800	400	690	—	400	690	1,090	2	2007

SUNTRUST BANK I NC Bessemer City, NC	700	75	604	—	75	604	679	2	2007

SUNTRUST BANK I NC Durham, NC	515	500	444	—	500	444	944	1	2007

SUNTRUST BANK I NC Charlotte, NC	813	550	701	—	550	701	1,251	2	2007

SUNTRUST BANK I NC Charlotte, NC	1,033	200	891	—	200	891	1,091	3	2007

SUNTRUST BANK I NC Greensboro, NC	1,060	425	915	—	425	915	1,340	3	2007

SUNTRUST BANK I NC Creedmoor, NC	593	320	512	—	320	512	832	2	2007

SUNTRUST BANK I NC Durham, NC	923	280	796	—	280	796	1,076	2	2007

SUNTRUST BANK I NC Dunn, NC	952	400	821	—	400	821	1,221	3	2007

SUNTRUST BANK I NC Harrisburg, NC	451	550	389	—	550	389	939	1	2007

SUNTRUST BANK I NC Hendersonville, NC	1,077	450	929	—	450	929	1,379	3	2007

SUNTRUST BANK I NC Cary, NC	821	230	708	—	230	708	938	2	2007

SUNTRUST BANK I NC Mebane, NC	1,199	300	1,034	—	300	1,034	1,334	3	2007

SUNTRUST BANK I NC Lenoir, NC	2,760	175	2,380	—	175	2,380	2,555	7	2007

SUNTRUST BANK I NC Roxboro, NC	867	130	747	—	130	747	877	2	2007

SUNTRUST BANK I NC Winston-Salem, NC	715	300	617	—	300	617	917	2	2007

SUNTRUST BANK I NC Oxford, NC	1,350	280	1,164	—	280	1,164	1,444	4	2007

SUNTRUST BANK I NC Pittsboro, NC	472	25	408	—	25	408	433	1	2007

SUNTRUST BANK I NC Charlotte, NC	1,230	500	1,061	—	500	1,061	1,561	3	2007

									Date of
									Completion
									of
		Total Cost (A)			Gross amount at which carried at end of period				Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I NC Greensboro, NC	650	500	561	—	500	561	1,061	2	2007

SUNTRUST BANK I NC Stanley, NC	475	350	410	—	350	410	760	1	2007

SUNTRUST BANK I NC Salisbury, NC	442	275	382	—	275	382	657	1	2007

SUNTRUST BANK I NC Stokesdale, NC	553	250	477	—	250	477	727	1	2007

SUNTRUST BANK I NC Sylva, NC	517	600	446	—	600	446	1,046	1	2007

SUNTRUST BANK I NC Lexington, NC	275	150	237	—	150	237	387	1	2007

SUNTRUST BANK I NC Walnut Cove, NC	781	140	674	—	140	674	814	2	2007

SUNTRUST BANK I NC Waynesville, NC	733	200	632	—	200	632	832	2	2007

SUNTRUST BANK I NC Concord, NC	878	550	757	—	550	757	1,307	2	2007

SUNTRUST BANK I NC Yadkinville, NC	1,091	250	941	—	250	941	1,191	3	2007

SUNTRUST BANK I NC Rural Hall, NC	412	275	356	—	275	356	631	1	2007

SUNTRUST BANK I NC Summerfield, NC	555	450	479	—	450	479	929	1	2007

SUNTRUST BANK I SC Greenville, SC	1,302	260	1,255	—	260	1,255	1,515	4	2007

SUNTRUST BANK I SC Fountain Inn, SC	938	36	904	—	36	904	940	3	2007

SUNTRUST BANK I SC Liberty, SC	787	80	758	—	80	758	838	2	2007

SUNTRUST BANK I SC Mauldin, SC	911	350	878	—	350	878	1,228	3	2007

SUNTRUST BANK I SC Greenville, SC	847	160	816	—	160	816	976	2	2007

SUNTRUST BANK I SC Greenville, SC	641	360	618	—	360	618	978	2	2007

SUNTRUST BANK I SC Greenville, SC	1,237	800	1,192	—	800	1,192	1,992	4	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I TN Kingsport, TN	533	240	319	—	240	319	559	1	2007

SUNTRUST BANK I TN Morristown, TN	391	370	234	—	370	234	604	1	2007

SUNTRUST BANK I TN Brentwood, TN	1,732	1,110	1,036	—	1,110	1,036	2,146	3	2007

SUNTRUST BANK I TN Brentwood, TN	1,558	1,100	932	—	1,100	932	2,032	3	2007

SUNTRUST BANK I TN Nashville, TN	1,719	1,450	1,028	—	1,450	1,028	2,478	3	2007

SUNTRUST BANK I TN Nashville, TN	585	675	350	—	675	350	1,025	1	2007

SUNTRUST BANK I TN East Ridge, TN	669	250	400	—	250	400	650	1	2007

SUNTRUST BANK I TN Nashville, TN	1,458	735	872	—	735	872	1,607	3	2007

SUNTRUST BANK I TN Chattanooga, TN	683	370	409	—	370	409	779	1	2007

SUNTRUST BANK I TN Lebanon, TN	1,416	675	848	—	675	848	1,523	3	2007

SUNTRUST BANK I TN Chattanooga, TN	1,053	425	630	—	425	630	1,055	2	2007

SUNTRUST BANK I TN Chattanooga, TN	821	185	491	—	185	491	676	2	2007

SUNTRUST BANK I TN Loudon, TN	641	410	383	—	410	383	793	1	2007

SUNTRUST BANK I TN Nashville, TN	1,122	1,400	671	—	1,400	671	2,071	2	2007

SUNTRUST BANK I TN Soddy Daisy, TN	658	150	394	—	150	394	544	1	2007

SUNTRUST BANK I TN Oak Ridge, TN	1,212	660	725	—	660	725	1,385	2	2007

SUNTRUST BANK I TN Savannah, TN	1,077	335	645	—	335	645	980	2	2007

SUNTRUST BANK I TN Signal Mountain, TN	627	550	375	—	550	375	925	1	2007

SUNTRUST BANK I TN Smyrna, TN	991	870	593	—	870	593	1,463	2	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I TN Murfreesboro, TN	887	1,000	530	—	1,000	530	1,530	2	2007

SUNTRUST BANK I TN Murfreesboro, TN	444	391	265	—	391	265	657	1	2007

SUNTRUST BANK I TN Johnson City, TN	281	180	168	—	180	168	348	1	2007

SUNTRUST BANK I TN Chattanooga, TN	464	453	278	—	453	278	731	1	2007

SUNTRUST BANK I TN Nashville, TN	759	620	454	—	620	454	1,074	1	2007

SUNTRUST BANK I VA Accomack, VA	362	30	260	—	30	260	290	1	2007

SUNTRUST BANK I VA Richmond, VA	424	300	306	—	300	306	606	1	2007

SUNTRUST BANK I VA Fairfax, VA	2,287	1,000	1,647	—	1,000	1,647	2,647	5	2007

SUNTRUST BANK I VA Fredericksburg, VA	1,406	1,000	1,012	—	1,000	1,012	2,012	3	2007

SUNTRUST BANK I VA Richmond, VA	406	500	292	—	500	292	792	1	2007

SUNTRUST BANK I VA Collinsville, VA	533	140	384	—	140	384	524	1	2007

SUNTRUST BANK I VA Doswell, VA	480	150	346	—	150	346	496	1	2007

SUNTRUST BANK I VA Lynchburg, VA	1,372	380	988	—	380	988	1,368	3	2007

SUNTRUST BANK I VA Stafford, VA	2,058	2,200	1,482	—	2,200	1,482	3,682	5	2007

SUNTRUST BANK I VA Gloucester, VA	1,586	760	1,142	—	760	1,142	1,902	3	2007

SUNTRUST BANK I VA Chesapeake, VA	1,008	450	726	—	450	726	1,176	2	2007

SUNTRUST BANK I VA Lexington, VA	317	310	228	—	310	228	538	1	2007

SUNTRUST BANK I VA Radford, VA	257	90	185	—	90	185	275	1	2007

SUNTRUST BANK I VA Williamsburg, VA	760	530	547	—	530	547	1,077	2	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST BANK I VA Salem, VA	665	860	479	—	860	479	1,339	1	2007

SUNTRUST BANK I VA Roanoke, VA	1,885	1,170	1,357	—	1,170	1,357	2,527	4	2007

SUNTRUST BANK I VA New Market, VA	880	150	634	—	150	634	784	2	2007

SUNTRUST BANK I VA Onancock, VA	1,387	200	999	—	200	999	1,199	3	2007

SUNTRUST BANK I VA Painter, VA	244	120	176	—	120	176	296	1	2007

SUNTRUST BANK I VA Stuart, VA	1,286	260	926	—	260	926	1,186	3	2007

SUNTRUST BANK I VA Roanoke, VA	692	450	498	—	450	498	948	2	2007

SUNTRUST BANK I VA Vinton, VA	337	399	243	—	399	243	642	1	2007

SUNTRUST II FLORIDA Miami, FL	1,537	1,533	893	—	1,533	893	2,427	—	2007

SUNTRUST II FLORIDA Destin, FL	1,396	1,392	811	—	1,392	811	2,204	—	2007

SUNTRUST II FLORIDA Dunedin, FL	1,466	1,463	852	—	1,463	852	2,315	—	2007

SUNTRUST II FLORIDA Palm Harbor FL	1,085	1,082	630	—	1,082	630	1,713	—	2007

SUNTRUST II FLORIDA Tallahassee, FL	1,679	1,675	976	—	1,675	976	2,651	—	2007

SUNTRUST II FLORIDA Orlando, FL	1,224	1,221	711	—	1,221	711	1,933	—	2007

SUNTRUST II FLORIDA Orlando, FL	1,432	1,429	832	—	1,429	832	2,262	—	2007

SUNTRUST II FLORIDA Melbourne, FL	1,130	1,127	656	—	1,127	656	1,784	—	2007

SUNTRUST II FLORIDA Coral Springs, FL	1,322	1,319	768	—	1,319	768	2,087	—	2007

SUNTRUST II FLORIDA Lakeland, FL	1,040	1,038	604	—	1,038	604	1,642	—	2007

SUNTRUST II FLORIDA Palm Coast, FL	1,224	1,221	711	—	1,221	711	1,933	—	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST II FLORIDA Plant City, FL	1,531	1,527	890	—	1,527	890	2,417	—	2007

SUNTRUST II FLORIDA Orlando, FL	1,391	1,388	808	—	1,388	808	2,196	—	2007

SUNTRUST II FLORIDA South Daytona, FL	1,028	1,026	598	—	1,026	598	1,623	—	2007

SUNTRUST II FLORIDA Fort Lauderdale, FL	1,199	1,196	697	—	1,196	697	1,893	—	2007

SUNTRUST II FLORIDA Pensacola, FL	984	982	572	—	982	572	1,554	—	2007

SUNTRUST II FLORIDA West Palm Beach, FL	1,243	1,240	722	—	1,240	722	1,963	—	2007

SUNTRUST II FLORIDA Lake Wells, FL	817	815	475	—	815	475	1,290	—	2007

SUNTRUST II FLORIDA Dunnellon, FL	340	339	198	—	339	198	537	—	2007

SUNTRUST II FLORIDA Kissimmee, FL	1,182	1,180	687	—	1,180	687	1,867	—	2007

SUNTRUST II FLORIDA Port Orange, FL	1,133	1,131	659	—	1,131	659	1,789	—	2007

SUNTRUST II FLORIDA North Port, FL	1,121	1,119	652	—	1,119	652	1,770	—	2007

SUNTRUST II FLORIDA Hudson, FL	1,098	1,095	638	—	1,095	638	1,733	—	2007

SUNTRUST II FLORIDA Port Orange, FL	1,032	1,030	600	—	1,030	600	1,630	—	2007

SUNTRUST II GEORGIA Atlanta, GA	1,160	1,064	772	—	1,064	772	1,836	—	2007

SUNTRUST II GEORGIA Bowden, GA	1,022	938	680	—	938	680	1,618	—	2007

SUNTRUST II GEORGIA Cedartown, GA	500	459	333	—	459	333	791	—	2007

SUNTRUST II GEORGIA St. Simons Island, GA	1,276	1,171	849	—	1,171	849	2,020	—	2007

SUNTRUST II GEORGIA Dunwoody, GA	1,968	1,806	1,310	—	1,806	1,310	3,116	—	2007

SUNTRUST II GEORGIA Atlanta, GA	1,589	1,458	1,057	—	1,458	1,057	2,515	—	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST II GEORGIA Jessup, GA	1,147	1,052	763	—	1,052	763	1,816	—	2007

SUNTRUST II GEORGIA Brunswick, GA	180	165	120	—	165	120	285	—	2007

SUNTRUST II GEORGIA Roswell, GA	1,439	1,320	958	—	1,320	958	2,278	—	2007

SUNTRUST II GEORGIA Norcross, GA	1,579	1,449	1,051	—	1,449	1,051	2,500	—	2007

SUNTRUST II GEORGIA Augusta, GA	689	632	459	—	632	459	1,091	—	2007

SUNTRUST II MARYLAND Annapolis, MD	2,924	1,747	2,890	—	1,747	2,890	4,637	—	2007

SUNTRUST II MARYLAND Frederick, MD	1,207	721	1,193	—	721	1,193	1,914	—	2007

SUNTRUST II MARYLAND Waldorf, MD	2,123	1,269	2,099	—	1,269	2,099	3,368	—	2007

SUNTRUST II MARYLAND Ellicott City, MD	1,610	962	1,591	—	962	1,591	2,553	—	2007

SUNTRUST II NORTH CAROLINA Belmont, NC	940	453	1,038	—	453	1,038	1,491	—	2007

SUNTRUST II NORTH CAROLINA Carrboro, NC	625	301	690	—	301	690	991	—	2007

SUNTRUST II NORTH CAROLINA Monroe, NC	1,246	601	1,375	—	601	1,375	1,976	—	2007

SUNTRUST II NORTH CAROLINA Lexington, NC	780	376	861	—	376	861	1,237	—	2007

SUNTRUST II NORTH CAROLINA Burlington, NC	605	292	668	—	292	668	960	—	2007

SUNTRUST II NORTH CAROLINA Mocksville, NC	2,395	1,155	2,645	—	1,155	2,645	3,800	—	2007

SUNTRUST II NORTH CAROLINA Durham, NC	1,299	627	1,434	—	627	1,434	2,061	—	2007

SUNTRUST II NORTH CAROLINA Oakboro, NC	550	265	607	—	265	607	872	—	2007

SUNTRUST II NORTH CAROLINA Concord, NC	862	416	951	—	416	951	1,367	—	2007

SUNTRUST II NORTH CAROLINA Raleigh, NC	800	386	883	—	386	883	1,269	—	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST II NORTH CAROLINA Greensboro, NC	700	338	773	—	338	773	1,110	—	2007

SUNTRUST II NORTH CAROLINA Pittsboro, NC	220	106	243	—	106	243	349	—	2007

SUNTRUST II NORTH CAROLINA Yadkinville, NC	348	168	385	—	168	385	553	—	2007

SUNTRUST II NORTH CAROLINA Matthews, NC	700	338	773	—	338	773	1,110	—	2007

SUNTRUST II NORTH CAROLINA Burlington, NC	468	226	517	—	226	517	742	—	2007

SUNTRUST II NORTH CAROLINA Zebulon, NC	379	183	419	—	183	419	602	—	2007

SUNTRUST II SOUTH CAROLINA Belton, SC	642	220	798	—	220	798	1,018	—	2007

SUNTRUST II SOUTH CAROLINA Anderson, SC	1,000	343	1,243	—	343	1,243	1,586	—	2007

SUNTRUST II SOUTH CAROLINA Travelers Rest, SC	910	312	1,132	—	312	1,132	1,444	—	2007

SUNTRUST II TENNESSEE Nashville, TN	1,764	1,190	1,619	—	1,190	1,619	2,809	—	2007

SUNTRUST II TENNESSEE Lavergne, TN	232	156	213	—	156	213	369	—	2007

SUNTRUST II TENNESSEE Nashville, TN	750	506	689	—	506	689	1,195	—	2007

SUNTRUST II TENNESSEE Nashville, TN	533	360	489	—	360	489	849	—	2007

SUNTRUST II TENNESSEE Chattanooga, TN	922	622	847	—	622	847	1,469	—	2007

SUNTRUST II TENNESSEE Madison, TN	870	587	798	—	587	798	1,385	—	2007

SUNTRUST II VIRGINIA Richmond, VA	1,371	759	1,423	—	759	1,423	2,182	—	2007

SUNTRUST II VIRGINIA Richmond, VA	425	235	441	—	235	441	676	—	2007

SUNTRUST II VIRGINIA Norfolk, VA	667	369	692	—	369	692	1,061	—	2007

SUNTRUST II VIRGINIA Lynchburg, VA	437	242	454	—	242	454	695	—	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST II VIRGINIA Cheriton, VA	367	203	382	—	203	382	585	—	2007

SUNTRUST II VIRGINIA Rocky Mount, VA	1,107	613	1,149	—	613	1,149	1,762	—	2007

SUNTRUST II VIRGINIA Petersburg, VA	251	139	260	—	139	260	399	—	2007

THE CENTER AT HUGH HOWELL Tucker, GA	7,722	2,250	11,091	—	2,250	11,091	13,341	304	2007

THE HIGHLANDS Flower Mound, TX	9,745	5,500	9,589	—	5,500	9,589	15,089	251	2007

THE MARKET AT HILLIARD Hilliard, OH	11,220	4,450	13,308	811	4,450	14,119	18,569	713	2006

TOMBALL TOWN CENTER Tomball, TX	—	1,950	14,233	856	1,950	15,089	17,039	1,010	2005

TRIANGLE CENTER Longview, WA	23,600	12,770	24,556	(31)	12,770	24,525	37,295	1,672	2005

WALGREENS - SPRINGFIELD Springfield, MO	—	855	2,530	—	855	2,530	3,385	185	2005

WASHINGTON PARK PLAZA Homewood, IL	30,600	6,500	33,912	—	6,500	33,912	40,412	494	2007

WEST END SQUARE Houston, TX	—	675	2,784	13	675	2,797	3,472	185	2005

WICKES - LAKE ZURICH Lake Zurich, IL	5,767	1,700	7,931	—	1,700	7,931	9,631	121	2007

WILLIS TOWN CENTER Willis, TX	—	1,550	1,820	6	1,550	1,826	3,376	124	2005

WINCHESTER TOWN CENTER Houston, TX	—	495	3,966	—	495	3,966	4,461	289	2005

WINDERMERE VILLAGE Houston, TX	—	1,220	6,331	615	1,220	6,946	8,166	483	2005

WOODFOREST SQUARE Houston, TX	—	300	2,136	666	300	2,803	3,103	192	2005

Office

11500 MARKET STREET Jacinto City, TX	—	140	346	—	140	346	486	27	2005

6234 RICHMOND AVENUE Houston, TX	—	500	970	901	500	1,871	2,371	105	2005

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
AT&T - ST LOUIS St Louis, MO	112,695	8,000	170,169	12	8,000	170,181	178,181	5,956	2006

AT&T CLEVELAND Cleveland, OH	29,242	870	40,033	—	870	40,033	40,903	1,067	2007

BRIDGESIDE POINT OFFICE BLDG Pittsburg, PA	17,325	1,525	28,609	—	1,525	28,609	30,134	2,086	2005

COMMONS DRIVE Aurora, IL	3,663	1,600	5,746	1	1,600	5,747	7,347	246	2006

DENVER HIGHLANDS Highlands Ranch, CO	10,500	1,700	11,839	—	1,700	11,839	13,539	398	2007

DULLES EXECUTIVE PLAZA Herndon, VA	68,750	15,500	96,083	539	15,500	96,622	112,122	4,792	2006

HOUSTON LAKES Houston, TX	8,988	3,000	12,950	16	3,000	12,966	15,966	475	2006

IDS CENTER Minneapolis, MN	159,187	24,900	202,016	1,173	24,900	203,189	228,089	9,596	2006

KINROSS LAKES Richfield, OH	10,563	825	14,639	—	825	14,639	15,464	512	2007

LAKE VIEW TECHNOLOGY CENTER Suffolk, VA	14,470	884	22,072	—	884	22,072	22,956	1,609	2005

REGIONAL ROAD Greensboro, NC	8,679	950	10,501	—	950	10,501	11,451	449	2006

SANTEE - CIVIC CENTER Santee, CA	12,023	—	17,838	18	—	17,856	17,856	677	2006

SBC CENTER Hoffman Estates, IL	200,472	35,800	287,424	87	35,800	287,511	323,311	21,795	2005

SUNTRUST OFFICE I FL Bal Harbour, FL	5,951	5,700	2,417	—	5,700	2,417	8,117	7	2007

SUNTRUST OFFICE I FL Bushnell, FL	895	315	363	—	315	363	678	1	2007

SUNTRUST OFFICE I FL Melbourne, FL	1,631	1,260	662	—	1,260	662	1,922	2	2007

SUNTRUST OFFICE I GA Douglas, GA	748	275	675	—	275	675	950	2	2007

SUNTRUST OFFICE I MD Bethesda, MD	4,147	650	4,617	—	650	4,617	5,267	14	2007

SUNTRUST OFFICE I NC Winston-Salem, NC	1,486	400	1,471	—	400	1,471	1,871	4	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
SUNTRUST OFFICE I NC Raleigh, NC	1,718	500	1,700	—	500	1,700	2,200	5	2007

SUNTRUST OFFICE I VA Richmond, VA	5,987	1,360	6,272	—	1,360	6,272	7,632	4	2007

SUNTRUST II OFFICE GEORGIA Atlanta, GA	4,402	2,625	4,355	—	2,625	4,355	6,980	—	2007

WASHINGTON MUTUAL - ARLINGTON Arlington, TX	20,115	4,870	30,915	3	4,870	30,918	35,788	1,322	2006

WORLDGATE PLAZA Herndon, VA	59,950	14,000	79,048	—	14,000	79,048	93,048	1,613	2007

Apartment

ENCINO CANYON APARTMENTS San Antonio, TX	12,000	1,700	16,443	—	1,700	16,443	18,143	212	2007

FIELDS APARTMENT HOMES Bloomington, IN	18,700	1,850	29,783	—	1,850	29,783	31,633	917	2007

IA COMMUNITIES BALANCE Birmingham, AL	—	4,250	27,478	—	4,250	27,478	31,728	271	2007

LANDINGS AT CLEARLAKE Webster, TX	—	3,770	27,843	—	3,770	27,843	31,613	795	2007

SEVEN PALMS APARTMENTS Webster, TX	18,750	3,550	24,348	—	3,550	24,348	27,898	312	2007

SOUTHGATE APARTMENTS Louisville, KY	10,725	1,730	16,356	—	1,730	16,356	18,086	1,127	2006

VILLAGES AT KITTY HAWK Universal City, TX	11,550	2,070	17,397	—	2,070	17,397	19,467	395	2007

WATERFORD PLACE AT SHADOW CREE Pearland, TX	16,500	2,980	24,573	—	2,980	24,573	27,553	763	2007

Industrial

11500 MELROSE AVE -294 TOLLWAY Franklin Park, IL	4,561	2,500	5,071	—	2,500	5,071	7,571	77	2007

1800 BRUNING Itasca, IL	10,156	10,000	7,971	32	10,000	8,002	18,002	317	2006

500 HARTLAND Hartland, WI	5,860	1,200	7,459	—	1,200	7,459	8,659	319	2006

55th STREET Kenosha, WI	7,351	1,600	11,115	—	1,600	11,115	12,715	475	2006

AIRPORT DISTRIB CENTER #10 Memphis, TN	2,042	600	2,861	—	600	2,861	3,461	75	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
AIRPORT DISTRIB CENTER #11 Memphis, TN	1,539	400	2,120	—	400	2,120	2,520	56	2007

AIRPORT DISTRIB CENTER #15 Memphis, TN	1,203	200	1,651	—	200	1,651	1,851	45	2007

AIRPORT DISTRIB CENTER #16 Memphis, TN	2,714	600	3,750	—	600	3,750	4,350	99	2007

AIRPORT DISTRIB CENTER #18 Memphis, TN	1,007	200	1,317	—	200	1,317	1,517	36	2007

AIRPORT DISTRIB CENTER #19 Memphis, TN	2,546	600	3,866	—	600	3,866	4,466	101	2007

AIRPORT DISTRIB CENTER #2 Memphis, TN	1,734	400	2,282	—	400	2,282	2,682	60	2007

AIRPORT DISTRIB CENTER #4 Memphis, TN	1,287	300	1,662	—	300	1,662	1,962	44	2007

AIRPORT DISTRIB CENTER #7 Memphis, TN	699	200	832	—	200	832	1,032	23	2007

AIRPORT DISTRIB CENTER #8 Memphis, TN	448	100	630	—	100	630	730	17	2007

AIRPORT DISTRIB CENTER #9 Memphis, TN	811	200	948	—	200	948	1,148	26	2007

ANHEUSER BUSCH (PERSIS) Devens, MA	—	2,200	13,598	—	2,200	13,598	15,798	159	2007

ATLAS - BELVIDERE Belvidere, IL	—	1,600	15,521	—	1,600	15,521	17,121	136	2007

ATLAS - CARTERSVILLE Cartersville, GA	—	900	13,112	—	900	13,112	14,012	115	2007

ATLAS - DOUGLAS Douglas, GA	—	75	6,681	—	75	6,681	6,756	58	2007

ATLAS - GAFFNEY Gaffney, SC	—	950	5,114	—	950	5,114	6,064	45	2007

ATLAS - GAINESVILLE Gainesville, GA	—	550	12,783	—	550	12,783	13,333	112	2007

ATLAS - PENDERGRASS Pendergrass, GA	—	1,250	24,259	—	1,250	24,259	25,509	212	2007

ATLAS - PIEDMONT Piedmont, SC	—	400	23,113	—	400	23,113	23,513	202	2007

ATLAS - ST PAUL St. Paul, MN	—	3,890	10,093	—	3,890	10,093	13,983	88	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
ATLAS-BROOKLYN PARK Brooklyn Park, MN	—	2,640	8,934	—	2,640	8,934	11,574	78	2007

ATLAS-NEW ULM New Ulm, MN	—	900	9,359	—	900	9,359	10,259	82	2007

ATLAS-ZUMBROA Zumbrota, MN	—	1,300	16,437	—	1,300	16,437	17,737	144	2007

BAYMEADOW - GLEN BURNIE Glen Burnie, MD	13,824	1,225	23,407	24	1,225	23,431	24,656	888	2006

C&S - ABERDEEN Aberdeen, MD	22,720	4,650	33,276	13	4,650	33,289	37,939	1,165	2006

C&S - NORTH HATFIELD Hatfield, MA	20,280	4,800	30,103	14	4,800	30,117	34,917	1,054	2006

C&S - SOUTH HATFIELD Hatfield, MA	10,000	2,500	15,251	11	2,500	15,262	17,762	534	2006

C&S - WESTFIELD Westfield, MA	29,500	3,850	45,906	13	3,850	45,919	49,769	1,607	2006

CLARION Clarion, IA	3,172	87	4,790	63	87	4,853	4,940	183	2006

COLOMA Coloma, MI	10,017	410	17,110	—	410	17,110	17,520	199	2007

DEER PARK SEACO Deer Park, TX	2,965	240	5,271	—	240	5,271	5,511	225	2006

DELP DISTRIBUTION CENTER #2 Memphis, TN	1,623	280	2,282	—	280	2,282	2,562	81	2007

DELP DISTRIBUTION CENTER #5 Memphis, TN	1,623	390	2,050	—	390	2,050	2,440	54	2007

DELP DISTRIBUTION CENTER #8 Memphis, TN	1,399	760	1,388	—	760	1,388	2,148	38	2007

DORAL - WAUKESHA Waukesha, WI	1,364	240	2,013	—	240	2,013	2,253	86	2006

FAULKNER ROAD North Little Rock, AR	25,636	950	42,334	—	950	42,334	43,284	1,552	2007

INDUSTRIAL DRIVE Horican, WI	3,709	200	6,812	—	200	6,812	7,012	278	2006

KINSTON Kinston, NC	8,930	460	14,837	—	460	14,837	15,297	303	2007

KIRK ROAD St. Charles, IL	7,863	2,200	11,413	42	2,200	11,455	13,655	489	2006

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
LIBERTYVILLE ASSOCIATES Libertyville, IL	14,807	3,600	20,563	—	3,600	20,563	24,163	660	2007

McKESSON DISTRIBUTION CENTER Conroe, TX	5,760	345	8,952	—	345	8,952	9,297	711	2005

MOUNT ZION ROAD Lebanon, IN	25,850	2,570	41,667	—	2,570	41,667	44,237	1,337	2007

OTTAWA Ottawa, IL	1,856	200	2,905	—	200	2,905	3,105	106	2007

SCHNEIDER ELECTRIC Loves Park, IL	11,000	2,150	14,720	—	2,150	14,720	16,870	429	2007

SOUTHWIDE INDUSTRIAL CENTER #5 Memphis, TN	392	122	425	—	122	425	547	12	2007

SOUTHWIDE INDUSTRIAL CENTER #6 Memphis, TN	1,007	248	1,361	—	248	1,361	1,609	37	2007

SOUTHWIDE INDUSTRIAL CENTER #7 Memphis, TN	2,014	483	2,792	—	483	2,792	3,275	77	2007

SOUTHWIDE INDUSTRIAL CENTER #8 Memphis, TN	196	42	286	—	42	286	328	8	2007

STONE FORT DISTRIB CENTER #1 Chattanooga, TN	6,770	1,910	9,264	—	1,910	9,264	11,174	254	2007

STONE FORT DISTRIB CENTER #4 Chattanooga, TN	1,399	490	1,782	—	490	1,782	2,272	49	2007

THERMO PROCESS SYSTEMS Sugar Land, TX	8,201	1,202	11,995	—	1,202	11,995	13,197	843	2006

TRI-STATE HOLDINGS I Wood Dale, IL	4,895	4,700	3,973	—	4,700	3,973	8,673	133	2007

TRI-STATE HOLDINGS II Houston, TX	6,687	1,630	11,252	—	1,630	11,252	12,882	361	2007

TRI-STATE HOLDINGS III Mosinee, WI	4,549	650	8,083	—	650	8,083	8,733	259	2007

UNION VENTURE West Chester, OH	37,445	4,600	54,292	—	4,600	54,292	58,892	317	2007

UPS E-LOGISTICS (PERSIS) Elizabethtown, KY	—	950	18,453	—	950	18,453	19,403	215	2007

WESTPORT - MECHANICSBURG Mechanicsburg, PA	4,029	1,300	6,185	—	1,300	6,185	7,485	253	2006

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
Hotel

COMFORT INN - RIVERVIEW Charleston, SC	—	2,220	7,421	83	2,220	7,505	9,725	150	2007

COMFORT INN - UNIVERSITY Durham, NC	—	2,137	6,652	85	2,137	6,738	8,875	140	2007

COMFORT INN - CROSS CREEK Fayetteville, NC	—	571	8,789	25	571	8,815	9,386	265	2007

COMFORT INN - ORLANDO Orlando, FL	—	722	5,278	66	722	5,344	6,066	162	2007

COURTYARD BY MARRIOTT QUORUM Addison, TX	18,860	4,000	26,141	—	4,000	26,141	30,141	300	2007

COURTYARD BY MARRIOTT Ann Arbor, MI	12,225	4,989	18,988	365	4,989	19,353	24,342	480	2007

COURTYARD BY MARRIOTT DUNN LORING-FAIRFAX Vienna, VA	30,810	12,100	40,242	5	12,100	40,248	52,348	552	2007

COURTYARD BY MARRIOTT - WEST LANDS END Fort Worth, TX	7,550	1,500	13,416	—	1,500	13,416	14,916	172	2007

COURTYARD BY MARRIOTT Harlingen, TX	6,790	1,600	13,247	11	1,600	13,258	14,858	157	2007

COURTYARD BY MARRIOTT - NORTHWEST Houston, TX	7,263	1,428	15,085	364	1,428	15,449	16,877	342	2007

COURTYARD BY MARRIOTT - WESTCHASE Houston, TX	16,680	4,400	22,626	—	4,400	22,626	27,026	268	2007

COURTYARD BY MARRIOTT WEST UNIVERSITY Houston, TX	10,980	2,200	16,408	—	2,200	16,408	18,608	203	2007

COURTYARD BY MARRIOTT - COUNTRY CLUB PLAZA Kansas City, MO	10,621	3,426	16,349	37	3,426	16,385	19,811	469	2007

COURTYARD BY MARRIOTT Lebanon, NJ	10,320	3,200	19,009	—	3,200	19,009	22,209	236	2007

COURTYARD BY MARRIOTT Houston, TX	—	5,272	12,778	402	5,272	13,180	18,451	372	2007

COURTYARD BY MARRIOTT - ROANOKE AIRPORT Roanoke, VA	14,651	3,311	22,242	24	3,311	22,266	25,577	464	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
COURTYARD BY MARRIOTT SEATTLE - FEDERAL WAY Federal Way, WA	22,830	7,700	27,167	—	7,700	27,167	34,867	308	2007

COURTYARD BY MARRIOTT CHICAGO- ST.CHARLES St. Charles, IL	—	1,685	9,355	635	1,685	9,990	11,675	224	2007

COURTYARD BY MARRIOTT - WILLIAM CENTER Tucson, AZ	16,030	4,000	20,942	5	4,000	20,946	24,946	233	2007

COURTYARD BY MARRIOTT Wilmington, NC	—	2,397	18,560	147	2,397	18,708	21,105	433	2007

COURTYARD BY MARRIOTT - RICHMOND Richmond, VA	—	2,173	17,068	—	2,173	17,068	19,241	76	2007

FAIRFIELD INN Ann Arbor, MI	—	1,981	6,353	230	1,981	6,583	8,564	195	2007

HAMPTON INN ATLANTA - PERIMETER CENTER Atlanta, GA	8,450	2,768	14,072	258	2,768	14,330	17,098	278	2007

HAMPTON INN BALTIMORE-INNER HARBOR Baltimore, MD	14,000	1,700	21,067	32	1,700	21,099	22,799	432	2007

HAMPTON INN RALEIGH-CARY Cary, NC	—	2,268	10,503	267	2,268	10,771	13,039	210	2007

HAMPTON INN UNIVERSITY PLACE Charlotte, NC	—	3,509	11,335	184	3,509	11,519	15,028	222	2007

HAMPTON INN SUITES DULUTH - INNETT Duluth, GA	9,585	488	12,991	163	488	13,154	13,641	253	2007

HAMPTON INN Durham, NC	—	1,228	7,049	49	1,228	7,098	8,326	142	2007

HAMPTON INN WHITE PLAINS - TARRYTOWN Elmsford, NY	15,643	3,200	26,160	146	3,200	26,306	29,506	513	2007

HAMPTON INN Jacksonville, NC	—	2,753	3,782	230	2,753	4,012	6,765	86	2007

HAMPTON INN CRABTREE VALLEY Raleigh, NC	—	1,168	6,415	385	1,168	6,800	7,968	146	2007

HILTON GARDEN INN TAMPA YBOR Tampa, FL	9,460	2,400	16,159	—	2,400	16,159	18,559	183	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
HILTON GARDEN INN - AKRON Akron, OH	—	900	11,556	13	900	11,569	12,469	365	2007

HILTON GARDEN INN ALBANY AIRPORT Albany, NY	7,776	1,645	20,263	526	1,645	20,789	22,434	416	2007

HILTON GARDEN INN ATLANTA WINWARD Alpharetta, GA	10,503	1,030	18,206	605	1,030	18,811	19,841	370	2007

HILTON GARDEN INN Evanston, IL	19,928	2,920	27,995	701	2,920	28,696	31,616	558	2007

HILTON GARDEN INN RALEIGH - DURHAM Raleigh, NC	—	2,754	26,050	673	2,754	26,723	29,476	526	2007

HILTON GARDEN INN Westbury, NY	21,680	8,900	25,156	—	8,900	25,156	34,056	282	2007

HILTON GARDEN INN Wilmington, NC	—	6,354	10,328	95	6,354	10,424	16,778	345	2007

HILTON GARDEN INN HARTFORD NORTH Windsor, CT	10,384	5,606	13,892	463	5,606	14,355	19,961	292	2007

HILTON GARDEN INN - CHELSEY Chelsey, NY	—	15,301	40,599	2	15,301	40,601	55,902	473	2007

HILTON - UNIVERSITY OF FLORIDA Gainesville, FL	—	—	50,407	—	—	50,407	50,407	746	2007

HOLIDAY INN EXPRESS - CLEARWATER GATEWAY Clearwater, FL	—	2,283	6,202	1,300	2,283	7,501	9,784	179	2007

HOLIDAY INN HARMON MEADOW SECAUCUS Secaucus, NJ	—	—	23,291	64	—	23,356	23,356	502	2007

HOMEWOOD SUITES Albuquerque, NM	10,160	2,400	18,071	—	2,400	18,071	20,471	209	2007

HOMEWOOD SUITES Baton Rouge, LA	12,930	4,300	15,629	—	4,300	15,629	19,929	178	2007

HOMEWOOD SUITES Cary, NC	12,747	1,478	19,404	486	1,478	19,890	21,368	390	2007

HOMEWOOD SUITES HOUSTON - CLEARLAKE Houston, TX	7,222	1,235	12,655	7	1,235	12,663	13,898	244	2007

HOMEWOOD SUITES Durham, NC	7,950	2,403	10,441	559	2,403	11,000	13,402	223	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
HOMEWOOD SUITES Lake Mary, FL	9,900	721	9,592	532	721	10,124	10,845	198	2007

HOMEWOOD SUITES METRO CENTER Phoenix, AZ	6,330	2,684	9,740	123	2,684	9,863	12,547	198	2007

HOMEWOOD SUITES Princeton, NJ	—	3,203	21,300	138	3,203	21,438	24,640	593	2007

HOMEWOOD SUITES CRABTREE VALLEY Raleigh, NC	12,869	2,194	21,292	783	2,194	22,075	24,269	436	2007

HOMEWOOD SUITES CLEVELAND SOLON Solon, OH	5,490	1,900	10,757	—	1,900	10,757	12,657	129	2007

HOMEWOOD SUITES COLORADO SPRINGS NORTH Colorado Springs, CO	7,830	2,900	14,011	—	2,900	14,011	16,911	167	2007

MARRIOTT - WOODLANDS WATERWAY Woodlands, TX	75,400	7,500	112,186	—	7,500	112,186	119,686	387	2007

QUALITY SUITES Charleston, SC	10,350	1,331	13,709	482	1,331	14,191	15,522	294	2007

RESIDENCE INN Brownsville, TX	6,900	1,700	12,629	—	1,700	12,629	14,329	149	2007

RESIDENCE INN SOUTH BRUNSWICK-CRANBURY Cranbury, NJ	10,000	5,100	15,368	—	5,100	15,368	20,468	181	2007

RESIDENCE INN CYPRESS - LOS ALAMITOS Cypress, CA	20,650	9,200	25,079	—	9,200	25,079	34,279	292	2007

RESIDENCE INN DFW AIRPORT NORTH Dallas-Fort Worth, TX	9,560	2,800	14,782	—	2,800	14,782	17,582	175	2007

RESIDENCE INN PARK CENTRAL Dallas , TX	8,970	2,600	17,322	—	2,600	17,322	19,922	208	2007

RESIDENCE INN SOMERSET-FRANKLIN Franklin , NJ	9,890	3,100	14,322	9	3,100	14,330	17,430	169	2007

RESIDENCE INN Hauppauge, NY	10,810	5,300	14,632	—	5,300	14,632	19,932	165	2007

RESIDENCE INN WESTCHASE Westchase, TX	12,550	4,300	16,969	7	4,300	16,976	21,276	203	2007

		Total Cost (A)			Gross amount at which carried at end of period				Date of Completion of Construction
	Encumbrance	Land	Building and Improvements	Adjustments to Basis (C)	Land and Improvements	Building and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	or Acquisition
RESIDENCE INN WEST UNIVERSITY Houston, TX	13,100	3,800	18,834	—	3,800	18,834	22,634	232	2007

RESIDENCE INN NASHVILLE AIRPORT Nashville, TN	12,120	3,500	14,147	—	3,500	14,147	17,647	169	2007

RESIDENCE INN Phoenix, AZ	—	1,688	10,812	651	1,688	11,463	13,151	358	2007

RESIDENCE INN ROANOKE AIRPORT Roanoke, VA	5,593	500	9,499	—	500	9,499	9,999	136	2007

RESIDENCE INN WILLIAMS CENTRE Tucson, AZ	12,770	3,700	17,601	—	3,700	17,601	21,301	217	2007

SPRINGHILL SUITES Danbury, CT	9,130	3,200	14,833	12	3,200	14,845	18,045	175	2007

TOWNEPLACE SUITES NORTHWEST Austin, TX	—	5,332	8,301	71	5,332	8,373	13,705	229	2007

TOWNEPLACE SUITES BIRMINGHAM-HOMEWOOD Birmingham, AL	—	2,220	7,307	47	2,220	7,354	9,573	209	2007

TOWNEPLACE SUITES NORTHWEST College Station, TX	—	2,065	5,223	45	2,065	5,267	7,332	155	2007

TOWNEPLACE SUITES NORTHWEST - CLEARLAKES Houston, TX	—	2,267	9,037	57	2,267	9,094	11,362	224	2007

TOWNEPLACE SUITES NORTHWEST Houston, TX	—	1,607	11,644	72	1,607	11,717	13,324	271	2007

RALEIGH HILLSBOROUGH Raleigh, NC	—	2,605	—	—	2,605	—	2,605	—	2007

TOTAL:	2,901,608	1,162,281	4,969,905	34,904	1,162,281	5,004,809	6,167,090	160,046

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III (continued)
Real Estate and Accumulated Depreciation

December 31, 2007

Notes:

(A)

The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)	The aggregate cost of real estate owned at December 31, 2007 for Federal income tax purposes was approximately $6,382,000,000 (unaudited).

(C)

Cost capitalized subsequent to acquisition includes payments under master lease agreements as well as additional tangible costs associated with investment properties, including any earnout of tenant space.

(D)	Reconciliation of real estate owned:

	2007	2006	2005

Balance at December 31, 2006	$2,245,907	710,506	—
Purchases of investment properties	4,089,650	1,698,654	753,990
Payments received under master leases	(576)	(245)	(6)
Acquired in-place lease intangibles	(183,419)	(173,262)	(46,319)
Acquired above market lease intangibles	(6,686)	(8,664)	(252)
Acquired below market lease intangibles	22,214	18,918	3,093

Balance at December 31,	$6,167,090	2,245,907	710,506

(E)                        Reconciliation of accumulated depreciation:

Balance at January 1,	$38,983	2,751	—
Depreciation expense	121,063	36,232	2,751

Balance at December 31,	$160,046	38,983	2,751

(F)                        Depreciation is computed based upon the following estimated lives:

Buildings and improvements	5-30 years
Tenant improvements	Life of the lease
Furniture, fixtures & equipment	5-10 years

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

December 31, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions had occurred on December 31, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 2007, nor does it purport to represent our future financial position.  Pro forma adjustments have been made for the properties that were purchased subsequent to December 31, 2007.  The pro forma adjustments were made for Cityville Dallas Haskell, the remaining 143 properties in the SunTrust Bank Portfolio II that was purchased on March 28, 2008 and the Company’s acquisition of RLJ Urban Lodging Master, LLC.  There are no properties that have not yet been purchased as of April 18, 2008 that the Company considers to be probable under Rules 3-14 and 3-05 of Regulation S-X.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

December 31, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma Adjustments	RLJ Historical	RLJ Adjustments
	(A)	(B)	(L)	(M)	Pro Forma

Assets
Net investment properties (C) (N)	$6,211,262	244,328	608,128	317,085	7,380,803
Cash and cash equivalents (J) (O) (U)	409,360	567,155	22,235	(526,925)	471,825
Restricted cash	17,696	—	11,687	—	29,383
Restricted escrows	24,465	—	—	—	24,465
Investment in marketable securities	248,065	—	—	—	248,065
Investment in unconsolidated joint ventures (I)	482,876	127,679	—	—	610,555
Accounts and rents receivable, net (U)	47,527	—	4,374	(4)	51,897
Notes receivable (H)	281,221	33,833	—	—	315,054
Due from related parties	1,026	—	—	—	1,026
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization)(C) (E)	339,433	12,024	—	—	351,457
Acquired above market lease intangibles (net of accumulated amortization) (C)(E)	12,673	—	—	—	12,673
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization) (K) (R)	32,941	3,311	1,506	3,219	40,977
Deferred tax asset	3,552	—	—	—	3,552
Other assets (G)	99,661	(80,523)	4,589	—	23,727

Total assets	$8,211,758	907,807	652,519	(206,625)	9,565,459
Liabilities and Stockholders’ Equity
Mortgages and notes payable (C) (P)	3,028,647	494,974	414,558	12,096	3,950,275
Accounts payable (U) (S)	52,509	—	20,996	(4,267)	69,238
Accrued offering costs	5,081	—	—	—	5,081
Accrued interest payable (V)	3,019	—	2,088	(217)	4,890
Tenant improvement payable	1,683	—	—	—	1,683
Accrued real estate taxes	24,636	—	—	—	24,636
Distributions payable	28,008	—	—	—	28,008
Security deposits	3,032	—	—	—	3,032
Prepaid rental income and recovery income and other liabilities	40,020	—	640	—	40,660

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

December 31, 2007

 (unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma Adjustments	RLJ Historical	RLJ Adjustments
	(A)	(B)	(L)	(M)	Pro Forma
Acquired below market lease intangibles (net of accumulated amortization) (C)(E)	40,556	—	—	—	40,556
Restricted cash liability	17,696	—	—	—	17,696
Other financings (T)	61,665	(12,441)	—	—	49,224
Due to related parties	1,690	—	—	—	1,690
Deferred income tax	1,506	—	—	—	1,506

Total liabilities	3,309,748	482,533	438,282	7,612	4,238,175

Minority interests	287,915	—	—	—	287,915

Preferred stock (O) (Q)	—	—	57	(57)	—
Common stock (D)	548	45	—	—	593
Additional paid-in capital (net of offering costs for pro forma) (D) (Q)	4,905,710	425,229	112,812	(112,812)	5,330,939
Accumulated distributions in excess of net income (F) (Q)	(227,885)	—	105,440	(105,440)	(227,885)
Accumulated other comprehensive income (Q) (S)	(64,278)	—	(4,072)	4,072	(64,278)

Total stockholders’ equity	4,614,095	425,274	214,237	(214,237)	5,039,369

Total liabilities and stockholders’ equity	$8,211,758	907,807	652,519	(206,625)	9,565,459

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

December 31, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(A)                         The historical column represents the Company’s Consolidated Balance Sheet as of December 31, 2007 as filed with the Securities Exchange Commission on Form 10-K.

(B)                           The other pro forma adjustments column include adjustments related to our acquisitions which is detailed below as follows:

	Sun Trust Portfolio II (*)	Other Acquisitions	Pro Forma Adjustments
Net investment properties	$217,928	26,400	244,328
Acquired in-placed lease intangibles and customer relationship value (net of accumulated amortization)	12,024	—	12,024
Mortgages and notes payable	137,323	357,651	494,974

(*) Represents the remaining 143 properties that were acquired on March 28, 2008.

(C)                           The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Properties
SunTrust Portfolio II (*)	$229,952	$137,323
Cityville Dallas Haskell	26,400	—
Atlas Cold Storage Portfolio (**)	—	44,486
Persis Portfolio – UPS E-Logistics	—	9,250
Persis Portfolio – Anheuser Busch	—	7,550
Atlas Cold Storage Portfolio (***)	—	50,000
The Landings at Clear Lakes	—	18,590
CFG Portfolio (****)	—	200,000
Hilton University of Florida Hotel & Conversion Center	—	27,775
Total	$256,352	$494,974

(*)	Represents the remaining 143 properties that were acquired on March 31, 2008.
(**)	Represents loans on four of the eleven properties that consist of the Atlas Cold Storage Portfolio.
(***)	Represents loans on seven of the eleven properties that consist of the Atlas Cold Storage Portfolio.
(****)	Represents loans on 158 retail banking properties that consist of the CFG Portfolio.

Allocation of net investments in properties:

Land	$146,720
Building and improvements	97,608
Acquired in-place lease intangibles and customer relationship value	12,024
Total	$256,352

Allocations are preliminary and subject to change.

(D)                          Represents additional offering proceeds of $493,574 less offering costs of $68,300, are reflected as received as of April 18, 2008 based on offering proceeds actually received as of April 18, 2008.  Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(E)                            Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant.  The value of the acquired intangibles will be amortized over the lease term.  Allocations are preliminary and subject to change.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

December 31, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(F)                          No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised by the Company.

(G)                         Change in Other assets of $80,523 represents advance purchase deposits applied to the purchase price of properties purchased as described in (C) which consist of $68,884 for RLJ prepaid acquisition costs and $11,639 for SunTrust Bank Portfolio II prepaid acquisition costs.

(H)                        The pro forma adjustments to notes receivable consist of additional fundings on our existing notes in the amount of $11,230 and includes a funding on a new note to an unrelated party totaling $22,603 with an annual interest rate of 30 day LIBOR plus 1.05%.

(I)                             Adjustment to Investment in unconsolidated joint ventures consists of additional fundings to the PDG/Inland Concord Venture, L.L.C., Lauth Investment Properties, LLC joint venture, the Cobalt Industrial REIT II joint venture, Net Lease Strategic Assets Fund L.P., and D.R. Stephens Institutional Fund, LLC joint venture, and additionally includes a funding to our new unconsolidated joint venture, Woodbridge Crossing, L.P.

(J)                            Pro forma cash proceeds of $567,155 represent the aggregate cash proceeds received from the issuance of equity and mortgage financings through April 18, 2008 less the proforma net acquisition price of investments in real estate and other ventures of properties purchased as described in (C).

(K)                        Change in loan fees, leasing fees and loan fee deposits (net of accumulated amortization) of $3,311 represents loan fee deposits applied to the mortgage debt financing as described in (C).

(L)                          The RLJ Historical column represents the RLJ Urban Lodging Fund Combined Consolidated Balance Sheet as of December 31, 2007.  The Company purchased a subsidiary of the RLJ Urban Lodging Fund.  Substantially all of the balances and activity of the RLJ Urban Lodging Fund are those of the entity which was purchased.  All balances and activity related to the portion of the RLJ Urban Lodging Fund that is not being purchased have been eliminated in the RLJ Adjustments column, as described in Notes (N), (O), (P), (Q), (R), (S), (U) and (V).

(M)                     Represents adjustments to record the merger of the RLJ Urban Lodging Fund that occurred on February 8, 2008.

(N)                        The $317,085 adjustment represents the difference between the purchase of approximately $608,128 of RLJ’s real estate assets at the historical cost and the estimated fair market value of such assets and includes an acquisition fee to be capitalized. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(O)                        Pro forma cash adjustment of $526,925 represents $504,690 paid to RLJ in accordance with the definitive merger agreement and $22,235 in cash of the entity which was not acquired in the purchase and additional costs and prorations.

(P)                          Represents net adjustments to reflect the mortgage debt that was assumed by the Company in the acquisition of RLJ of approximately $364,234 and the placement of new debt in the amount of $62,420 on these properties. RLJ debt is assumed to be at fair value for purposes of purchase price allocation.  This allocation is preliminary and subject to change based on final valuations of the assumed debt.

(Q)                        Elimination of RLJ equity accounts consistent with the purchase method of accounting.

(R)                         Represents the write off of RLJ’s deferred financing costs of $1,506 which are not assigned any value in the allocation of the merger acquisition cost and the capitalization of our preliminary loan fees are $4,725 which consists of mortgage broker fees of $858, legal fees of $506, title costs of $202, loan assumption fees of $2,824 and loan fees related to the placement of new debt of $335.

(S)                          Represents the elimination of RLJ’s unrealized losses included in accumulated other comprehensive income related to interest rate hedges and the corresponding derivative included in accounts payable.  On February 8, 2008 in conjunction with the assumption of certain loans for RLJ, we terminated swap interest rate agreements with the lenders of those loans.

(T)                         IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North, Parkway Centre North Outlot Building B, The Market at Hamilton and Streets of Cranberry.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  On January 11, 2008, our joint venture partners exercised their right to require us to purchase their respective interests in Parkway Center North.  On January 15, 2008, our joint venture partners exercised their respective rights to require us to purchase their interests in Parkway Center Outlot

Building B and The Market at Hamilton, respectively.  For the year ended December 31, 2007, the pro forma other financing excluded $12,441 related to purchase of the ownership interests that were purchased in these joint ventures.

(U)                        Represents elimination of entities that were not sold as part of the merger transaction but which had been included in the RLJ historical financial statements. See RLJ Urban Lodging Fund’s Combined Consolidated Financial Statements of Discontinued Business as of December 31, 2007, and 2006.

(V)                         Represents pro forma adjustment for the debt that we assumed and that we placed on February 8, 2008 in relation to the RLJ merger. Approximately $ 240,463 of the assumed debt has variable interest rates of 30 day LIBOR plus between 140 to 250 basis points. Approximately $123,771 of the assumed debt has fixed interest rates between 5.41% -6.93%. All of the new debt have variable rates of 30 day LIBOR plus between 170 to 175 basis points. The average LIBOR rate at December 31, 2007 was 5.28%.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the Company’s acquisitions of RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2007 or the date significant operations commenced. Pro Forma adjustments have been made for the 143 properties remaining in the Sun Trust Bank Portfolio II that we acquired on March 28, 2008 and the Company’s acquisition of the RLJ Urban Lodging Fund and for properties and companies purchased during the first quarter of 2008.  No proforma adjustments have been made for Cityville Dallas Haskell, as this was a vacant land acquisition.  There are no properties that have not yet been purchased as of April 18, 2008 that the Company considers to be probable under Rules 3-14 and 3-05 of Regulation S-X, respectively.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2007, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels		Apple		RLJ
		Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(E)	(F)	(C)	(D)	(T)	(U)	Pro Forma
Rental income (H)	$280,736	107,559	—	—	—	—	—	—	388,295
Tenant recovery income	55,192	9,370	—	—	—	—	—	—	64,562
Other property income	16,416	—	—	—	—	—	—	—	16,416
Hotel operating income (Q) (Z)	126,392	47,465	95,422	—	100,918	(11,594)	165,997	11,970	536,570

Total income	478,736	164,394	95,422	—	100,918	(11,594)	165,997	11,970	1,005,843

General and administrative expenses (Q)	19,466	—	17,026	—	1,777	(75)	1,452	(80)	39,566
Property operating expenses (K) (Z)	59,678	19,483	—	—	—	—	—	543	79,704
Hotel operating expense (Q) (S) (Z)	75,412	29,682	80,285	(20,000)	60,060	(6,825)	96,489	8,269	323,372
Real estate taxes	39,665	—	—	—	—	—	8,789	—	48,454
Depreciation and amortization (H) (I) (P) (V)	174,163	40,849	12,372	159	9,989	11,419	16,058	24,405	289,414
Business manager management fee (G)	9,000	—	—	—	—	—	—	—	9,000

Total expenses	377,384	90,014	109,683	(19,841)	71,826	4,519	122,788	33,137	789,510

Operating income (loss)	101,352	74,380	(14,261)	19,841	29,092	(16,113)	43,209	(21,167)	216,333

Loss on extinguishment of debt	—	—	(3,882)	—	—	—	—	—	(3,882)
Loss on sale of note receivable	—	—	(5,322)	—	—	—	—	—	(5,322)
Interest and dividend income (O) (W)	84,288	—	3,061	—	—	—	695	(695)	87,349
Other income	(2,145)	—	—	—	—	—	934	—	(1,211)
Interest expense (L) (M) (X) (Y)	(108,060)	(68,569)	(7,449)	—	(358)	(21,120)	(26,040)	1,936	(229,660)
Preferred share expense (R)	—	—	—	—	(31,982)	31,982	—	—	—
Equity in earnings of unconsolidated entities	4,477	—	1,384	—	—	—	—	—	5,861
Fee income from unconsolidated joint ventures	—	—	127	—	—	—	—	—	127
Impairment of investment in unconsolidated entities	(10,084)	—	—	—	—	—	—	—	(10,084)
Realized gain on securities (N)	(2,466)	—	—	(248)	—	—	—	—	(2,714)
Income (loss) before income tax and minority interest	67,362	5,811	(26,342)	19,593	(3,248)	(5,251)	18,798	(19,926)	56,797

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels		Apple		RLJ
		Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(E)	(F)	(C)	(D)	(T)	(U)	Pro Forma

Income tax expense	(2,093)	—	(979)	—	—	—	—	(38)	(3,110)
Minority interest	(9,347)	(94)	1,213	—	—	—	—	—	(8,228)

Net income (loss) before gain on sale of properties (AA)	$55,922	5,717	(26,108)	19,593	(3,248)	(5,251)	18,798	(19,964)	45,459

Gain on sale of properties (AA)	—	—	—	—	—	—	115	(115)	—
Net income (loss) applicable to common shareholders	$55,922	5,717	(26,108)	19,593	(3,248)	(5,251)	18,913	(20,079)	45,459

Weighted average number of shares of common stock outstanding, basic and diluted (J)	396,752,280								595,640,649

Net income per share, basic and diluted (J)	.14								.08

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(A)              The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2007 as filed with the Securities Exchange Commission.

(B)                Total pro forma adjustments for acquisitions consummated as of April 18, 2008 are as though the properties were acquired January 1, 2007. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Gravois Dillon Phase II, Inland American Communities, University House at UAB (14th Street)-Birmingham, Streets of Cranberry, McKinney Towne Center Outlots, Hilton Garden Inn Chelsea and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.  No pro forma adjustments were made for Cityville Dallas Haskell as this was a vacant land acquisition.

Unaudited combined gross income and direct operating expenses or hotel operating revenues and expenses presented from January 1, 2007 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio	Pavilions at Hartman Heritage	Worldgate Plaza
ProLogis Properties	Villages at Kitty Hawk	Shops at Riverstone
Shallotte Commons	Northwest Marketplace	Schneider Electric
Six Pines Portfolio	Lakeport Commons	The Market at Hamilton
The Landings at Clear Lake	Citizens Portfolio	Chesapeake Commons
Gravois Dillon I & II	Washington Park Plaza	Crossroads at Chesapeake
Fields Apartment Homes	AT&T – Cleveland	Waterford Place at Shadow
Middleburg Crossings	Lord Salisbury Center	Creek Ranch Apartments
Penn Park	Persis National Portfolio	Courtyard by Marriott-Richmond, VA
Encino Canyon Apartments Atlas Cold Storage Portfolio	Forest Plaza Seven Palms Apartments	Hilton University of Florida Hotel & Convention Center-Gainesville
SunTrust Bank Portfolio I	SunTrust Bank Portfolio II	The Woodlands Waterway Marriott Hotel & Convention Center

The pro forma adjustments are composed of the following adjustments:

	The Woodlands
	Waterway
	Marriott Hotel &
	Convention	Sun Trust	Other	Pro Forma
	Center	Portfolio I & II	Acquisitions	Adjustments
Rental income	$—	51,152	56,407	107,559
Tenant recovery income	—	—	9,370	9,370
Hotel operating income	31,636	—	15,829	47,465

Total income	31,636	51,152	81,606	164,394

Property operating expenses	1,424	2,385	15,674	19,483
Hotel operating expense	19,535	—	10,147	29,682
Depreciation and amortization	2,935	11,118	26,796	40,849

Total expenses	23,894	13,503	52,617	90,014

Operating income	7,742	37,649	28,989	74,380

Interest expense	(4,364)	(25,440)	(38,765)	(68,569)

Income (loss) before income tax and minority interest	3,378	12,209	(9,776)	5,811

Minority interest	—	—	(94)	(94)

Net income (loss) applicable to common shareholders	$3,378	12,209	(9,870)	5,717

(C)                The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the nine months ended September 30, 2007.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(D)               Represents adjustments to record the merger of Apple Hospitality Five, Inc., which was consummated on October 5, 2007.

(E)                 The historical information represents the consolidated historical statement of operations income (loss) from continuing operations of Winston Hotels for the six months ended June 30, 2007.

(F)                 Represents adjustments to record the merger of Winston Hotels, which was consummated on July 1, 2007.

(G)                No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(H)               Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures, and equipment.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense. For the RLJ Urban Lodging Master merger, the purchase price allocation for pro forma financial statement purposes, is preliminary and may be subject to change subsequent to the completion of the merger.

(I)                    To reflect depreciation expense for Winston Hotels acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets*	$692,406
Investment in joint venture (consolidated)	31,795
Less: Non-depreciable real estate assets*	(98,815)
Depreciable real estate assets	$625,386

Depreciation expense for six months	$12,531
Less: Depreciation recorded by Winston Hotels	(12,372)
Depreciation expense adjustment	$159

* Wholly owned hotels only.

(J)                   The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2007.

(K)               Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the year ended December 31, 2007, pro forma property operating expenses included incremental management fees of $8,023.

(L)                 IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North, Parkway Centre North Outlot Building B, The Market at Hamilton and Streets of Cranberry.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the year ended December 31, 2007, the pro forma interest expense included other financing interest expense of $53.  On January 11, 2008, our joint venture partners exercised their right to require us to purchase their respective interests in Parkway Center North. On January 15, 2008, our joint venture partners exercised their respective rights to require us to purchase their interests in Parkway Center Outlot Building B and The Market at Hamilton, respectively.  For the year ended December 31, 2007, the pro forma interest expense excluded other financing interest expense of $465 related to the purchase of the ownership interests in these joint ventures.

(M)            The pro forma adjustments relating to incremental interest expense were based on the following debt terms:

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

	Principal	Interest	Maturity
	Balance	Rate	Date
Bradley Portfolio Pool B	80,000	5.9048%	01/01/2017
Bradley Portfolio Denver Highlands (***)	10,500	5.4800%	10/01/2025
Bradley Portfolio Pool C	38,315	6.3430%	01/01/2017
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Portfolio	158,500	5.4100%	06/01/2017
The Market at Hamilton	7,893	5.7700%	06/01/2012
Gravois Dillon I	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.5240%	07/01/2017
C&S Portfolio	82,500	5.4809%	04/01/2037
State Street Market	10,450	5.6230%	03/11/2012
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park (***)	31,000	6.5000%	01/02/2017
Forest Plaza (***)	2,264	5.7500%	04/01/2015
Villages of Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T – Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017
The Woodlands Waterway Marriott Hotel & Convention Center	75,400	6.5000%	12/01/2017
SunTrust Bank Portfolio I	281,168	5.2700%	01/01/2009
SunTrust Bank Portfolio II (*)	78,615	5.9800%	01/01/2013
Sun Trust Bank Portfolio II (**)	34,311	5.6500%	04/01/2013
Sun Trust Bank Portfolio II (**)	34,500	5.7500%	03/28/2013
Sun Trust Bank Portfolio II (**) (****)	33,062	4.8700%	03/31/2013
Sun Trust Bank Portfolio II (**) (****)	35,450	3.9000%	03/31/2010
Bradley-Union Venture (***)	38,421	6.0000%	02/01/2013
Encino Canyon Apartments	12,000	5.8700%	11/01/2017
Seven Palms Apartments	18,750	5.6200%	11/01/2017
Gainesville Hilton	27,775	6.5000%	02/01/2018
CFG Portfolio (*****)	200,000	7.0300%	01/31/2010
The Landings at Clear Lake	18,590	4.7200%	04/01/2013
Atlas Cold Storage (Four Properties) (****)	50,000	5.0600%	03/31/2013
Atlas Cold Storage (Seven Properties)	44,486	5.8700%	04/04/2013
Persis Portfolio	16,800	5.6500%	05/01/2013

(*)                                The amount represents the total of two loans secured by seventy-two properties within the SunTrust Bank II portfolio purchased on December 20, 2007. Each loan is secured by thirty-six properties.

(**)                         These loans are secured by the 143 properties that were purchased as part of the SunTrust Bank Portfolio II on March 28, 2008.

(***)                  These loans were assumed at the time of acquisition of the properties respectively and the interest rate shown is the market rate at the date of assumption. The Penn Park interest rate of 6.5000% is the debt fair value interest rate. The Bradley — Union Venture interest rate of 6.0000% is the debt fair value interest rate.

(****)           These three loans have swap interest rate agreements.

(*****)    This loan is at LIBOR and 175 basis points. We have used an interest rate of 7.0300% for purposes of this calculation.

(N)                 Represents the elimination of realized gain on Winston Hotels common stock sold by the Company.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(O)               No pro forma adjustment has been made to interest income for the notes receivable additions.

(P)                 To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007 (unaudited)
(Amounts in thousands, except per share amounts)

Adjusted value of real estate assets	$607,218
Less: Non-depreciable real estate assets	(111,800)
Depreciable real estate assets	$495,418

Depreciation expense for nine months	$21,408
Less: Depreciation recorded by Apple	(9,989)
Depreciation expense adjustment	$11,419

(Q)               Pro forma adjustments represent operations and reduction in Apple’s advisory fee for the property sold subsequent to September 30, 2007.

(R)                The adjustment of $31,982 represents the elimination of Apple’s Series B preferred share expense.  The Series B preferred shareholders were paid off prior to the Company’s acquisition.

(S)                 The adjustment of $(20,000) represents the elimination of Winston Hotel’s termination fee expense in accordance with the definitive merger agreement.

(T)                The historical information represents the combined consolidated historical statement of discontinued operations of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (PF #1), L.P. for the year ended December 31, 2007.  The Company is purchasing a subsidiary of the RLJ Lodging Fund.  Substantially all of the balances and activity of the RLJ Lodging Fund are those of the entity which is being purchased.  All balances and activity related to the portion of the RLJ Lodging Fund that is not being purchased have been eliminated in the RLJ Merger Adjustments column.

(U)               Represents adjustments to record the merger of the RLJ Urban Lodging Fund that occurred on February 8, 2008.

(V)                To reflect depreciation expense for RLJ acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$925,213
Less: Non-depreciable real estate assets	(166,538)
Depreciable real estate assets	$758,675

Depreciation expense for twelve months	$40,463
Less: Depreciation recorded by RLJ	(16,058)
Depreciation expense adjustment	$24,405

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(W)           Represents the adjustment for interest income on cash of the entity not assumed by the Company in the purchase of the RLJ Urban Lodging Fund.

(X)               The pro forma adjustments relating to Apple’s interest expense were based on the placement of new debt in the amount of approximately $344,850 on the hotels at an interest rate of 6.5%.

(Y)                The pro forma adjustments relating to RLJ Urban Lodging Fund’s interest expense were based on assumed debt of approximately $364,234.  Approximately $240,463 of the assumed debt has variable interest rates of 30 day LIBOR plus between 140 to 250 basis points. Approximately $123,771 of the assumed debt has fixed interest rates between 5.41% -6.93%. All of the new debt has variable rates of 30 day LIBOR plus between 170 to 175 basis points. The average LIBOR rate at December 31, 2007 was 5.28%.  The pro forma adjustment for interest expense for the assumed and new debt was approximately $(3,593).  An additional adjustment of $(34) represents interest expense for entities not sold as part of the RLJ merger.  We have placed approximately $62,420 of new financing on three of the hotels at an estimated interest rate of 5.84%.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2007 (unaudited)
(Amounts in thousands, except per share amounts)

To reflect amortization expense for RLJ financing using the life of the remaining term of the loans respectively based on either the assumption of loans or new placement of debt.  The remaining terms of the assumed loans range from two to seventy months.  The terms of the new debt range from twelve to twenty-four months.  The adjustment is calculated as follows:

Amortizable loan financing fees	$4,725

Amortization expense for twelve months	$2,244
Less: Amortization recorded by RLJ	(553)
Amortization expense adjustment	$1,691

The effect of a 1/8% increase in interest rates would result in a $301 increase in interest expense and no impact on proforma net income per share. The effect of a 1/8% decrease in interest rates would result in a $301 decrease in interest expense, and no impact on proforma net income per share.

(Z)     Represents pro forma adjustments for hotel operations for four hotels purchased by RLJ during June and July 2007, respectively.  The four hotels are as follows: Hilton Garden Inn in Burlington, Massachusetts, Hilton Garden Inn in San Antonio, Texas, Courtyard Elizabeth and Residence Inn Elizabeth in Newark, New Jersey.

(AA) Represents elimination of entities that were not sold as part of the merger transaction, but which had been included in the RLJ historical financial statements.  See RLJ Urban Lodging Fund’s Combined Consolidated Financial Statements of Discontinued Business for the years ended December 31, 2007 and 2006.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Apple Hospitality Five, Inc.

We have audited the accompanying consolidated balance sheets of Apple Hospitality Five, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule listed in the Index of Item 15. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Hospitality Five, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Apple Hospitality Five, Inc.’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 7, 2007 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
March 7, 2007

Apple Hospitality Five, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2006	December 31, 2005

ASSETS
Investment in hotels, net of accumulated depreciation of $36,688 and $23,934, respectively	$398,461	$401,732
Cash and cash equivalents	747	1,082
Restricted cash-furniture, fixtures and other escrows	4,423	4,277
Due from third party managers, net	4,021	3,157
Other assets, net	156	3,199

TOTAL ASSETS	$407,808	$413,447

LIABILITIES
Notes payable-secured	$4,497	$4,575
Accounts payable and accrued expenses	3,295	1,986

TOTAL LIABILITIES	7,792	6,561

SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; outstanding 45,202,535 and 45,226,571 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24	24
Common stock, no par value, authorized 200,000,000 shares; outstanding 45,202,535 and 45,226,571 shares, respectively	443,553	443,722
Distributions greater than net income	(43,561)	(36,860)

TOTAL SHAREHOLDERS’ EQUITY	400,016	406,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$407,808	$413,447

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004
Revenues:
Suite revenue	$117,470	$102,329	$83,588
Other revenue	7,899	7,084	6,672

Total revenue	125,369	109,413	90,260

Expenses:
Operating expense	29,322	27,797	23,533
Hotel administrative expense	10,464	9,575	7,884
Sales and marketing	8,570	7,434	6,263
Utilities	5,441	5,051	3,942
Repair & maintenance	5,515	5,081	4,268
Franchise fees	2,616	1,835	1,325
Management fees	5,579	4,657	3,711
Taxes, insurance and other	8,100	6,970	6,095
General and administrative	3,274	2,807	2,086
Depreciation expense	12,856	11,187	9,452

Total expenses	91,737	82,394	68,559

Operating income	33,632	27,019	21,701
Other	241	—	—
Interest income	185	524	825
Interest expense	(292)	(397)	(404)

Net income	$33,766	$27,146	$22,122

Basic and diluted income per common share	$0.75	$0.60	$0.50

Weighted average shares outstanding—basic and diluted	45,100	45,198	44,524
Distributions declared per common share	$0.90	$0.88	$0.88

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Shareholders’ Equity

(in thousands)

	Common Stock		Class B Convertible Stock		Distributions	Total
	Number of Shares	Amount	Number of Shares	Amount	Greater than Net income	Shareholders’ Equity

Balance at January 1, 2004	36,300	$355,989	240	$24	$(7,419)	$348,594

Net proceeds from the sale of common shares	9,372	92,514	—	—	—	92,514
Common shares issued through reinvestment of distributions	523	5,755				5,755
Common shares redeemed	(775)	(8,433)	—	—	—	(8,433)
Net income	—	—	—	—	22,122	22,122
Cash distributions declared to shareholders ($.88 per share)	—	—	—	—	(38,928)	(38,928)

Balance at December 31, 2004	45,420	445,825	240	24	(24,225)	421,624

Common shares issued through reinvestment of distributions	1,060	11,645	—	—	—	11,645
Common shares redeemed	(1,253)	(13,748)	—	—	—	(13,748)
Net income	—	—	—	—	27,146	27,146
Cash distributions declared to shareholders ($.88 per share)	—	—	—	—	(39,781)	(39,781)

Balance at December 31, 2005	45,227	443,722	240	24	(36,860)	406,886

Common shares issued through reinvestment of distributions	1,147	12,614	—	—	—	12,614
Common shares redeemed	(1,171)	(12,840)	—	—	—	(12,840)
Stock options granted	—	57	—	—	—	57
Net income	—	—	—	—	33,766	33,766
Cash distributions declared to shareholders ($.90 per share)	—	—	—	—	(40,467)	(40,467)

Balance at December 31, 2006	45,203	$443,553	240	$24	$(43,561)	$400,016

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004
Cash flow provided by operating activities:
Net income	$33,766	$27,146	$22,122
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	12,856	11,187	9,452
Stock option expense	57	—	—
Other non-operating income	(241)	—	—
Changes in operating assets and liabilities, net of amounts acquired/assumed:
Due from third party manager	(864)	(393)	(747)
Debt service and other escrows	47	15	37
Other assets	79	(432)	(110)
Accrued expenses	1,308	981	201
Net cash provided by operating activities	47,008	38,504	30,955
Cash flow used in investing activities:
Cash paid in acquisition of hotels	—	(28,983)	(65,175)
Proceeds from sale of airplane	2,852	—	—
Decrease in cash paid for future acquisitions	—	846	322
Capital improvements	(9,231)	(6,542)	(1,043)
Net decrease (increase) in cash restricted for property improvements	(193)	582	(1,097)
Net cash used in investing activities	(6,572)	(34,097)	(66,993)
Cash flow from (used in) financing activities
Net proceeds from issuance of common stock	12,614	11,645	98,269
Redemptions of common stock	(12,840)	(13,748)	(8,433)
Repayment of secured notes payable	(78)	(71)	(60)
Cash distributions paid to shareholders	(40,467)	(39,781)	(38,928)
Net cash provided by (used in) financing activities	(40,771)	(41,955)	50,848
Increase (decrease) in cash and cash equivalents	(335)	(37,548)	14,810
Cash and cash equivalents, beginning of period	1,082	38,630	23,820
Cash and cash equivalents, end of period	$747	$1,082	$38,630
Supplemental information:
Interest paid	$577	$397	$370

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Note 1

General Information and Summary of Significant Accounting Policies

Organization

Apple Hospitality Five, Inc. (the “Company”) is a Virginia corporation, formed on September 20, 2002, with the first investor closing under its best-efforts offering commencing on January 3, 2003. The offering concluded on March 18, 2004. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

The Company owns 28 hotels and is operated as and has annually elected to be taxed as a real estate investment trust (“REIT”). The REIT Modernization Act, effective January 1, 2001, permits a REIT to establish taxable businesses to conduct certain previously disallowed business activities. The Company has formed wholly-owned taxable REIT subsidiaries, and has leased all of its hotels to these subsidiaries (collectively, the “Lessee”).

Cash and Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may at times exceed federal depository insurance limits.

Investment in Hotels and Related Depreciation

The hotels are stated at cost, net of depreciation, and include real estate brokerage commissions paid to Apple Suites Realty Group, Inc. (“ASRG”) (a related party owned by Glade M. Knight, Chairman of the Company). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, 10 years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Comprehensive Income

The Company recorded no comprehensive income for the years ended December 31, 2006, 2005 and 2004 other than net income.

Notes to Consolidated Financial Statements—(Continued)

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no potential common shares with a dilutive effect at December 31, 2006, 2005 and 2004; therefore, basic and diluted earnings per share were equal for the periods presented. Series B convertible preferred shares are not included in earnings per common share calculations until such time the Series B convertible preferred shares are converted to common shares (see Note 4).

Federal Income Taxes

As a REIT, the Company receives a deduction for its distributions to shareholders and is required to distribute 90% of its earnings and profits. Earnings and profits will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation. The Company’s distributions are taxable to its shareholders to the extent the distribution is characterized as ordinary income. The characterization of 2006 distributions of $0.90 per share for tax purposes was 95% ordinary income and 5% return of capital and 2005 distributions of $0.88 per share for tax purposes was 71% ordinary income and 29% return of capital (unaudited).

The Lessee, as a taxable REIT subsidiary of the Company, is subject to federal and state income taxes. The taxable REIT subsidiary incurred a financial reporting and taxable loss for the years ended December 31, 2006, 2005 and 2004 and therefore did not have any federal tax expense. No operating loss benefit has been recorded in the consolidated balance sheet since realization is uncertain. The total net operating loss carry-forward for federal income tax purposes was approximately $8.9 million at December 31, 2006 and $6.9 million at December 31, 2005. The net operating losses expire beginning in 2023. There are no material differences between the book and tax basis of the Company’s assets.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Stock Incentive Plans

Effective January 1, 2006, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation and elected the modified prospective transition method. Accordingly, no prior year amounts have been restated. Statement 123 (R) supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees, (elected by the Company prior to 2006), and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123 (R) is similar to the approach described in Statement 123. However, Statement 123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. During 2006 approximately 60,000 directors’ stock options were issued and share based expense of approximately $57,000 was recorded.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Notes to Consolidated Financial Statements—(Continued)

Summary of Significant Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. The Company will adopt this interpretation in the first quarter of 2007. The Company is currently evaluating the impact, if any, of this interpretation.

Note 2

Investments in Hotels

At December 31, 2006, the Company owned 28 hotels which were acquired during 2005, 2004 and 2003. Twenty-two of the hotels are Marriott brands of which 11 are Residence Inn by Marriott, nine of the hotels are Courtyard by Marriott, one hotel is a Marriott Suites and one hotel is a SpringHill Suites. The other six are Hilton brand hotels of which four are Homewood Suites by Hilton and two are Hilton Garden Inns. The hotels are located in fifteen states.

Investment in hotels consisted of the following at December 31 (in thousands):

	2006	2005
Land	$76,798	$76,798
Building and Improvements	333,737	328,244
Furniture, Fixtures and Equipment	24,614	20,624
	435,149	425,666
Less Accumulated Depreciation	(36,688)	(23,934)
Investments in Hotels, net	$398,461	$401,732

Notes to Consolidated Financial Statements—(Continued)

Acquisitions

As of December 31, 2006, the Company owned the following 28 hotels:

City	State	Franchise/Brand	Date Acquired	Gross Purchase Price	# of Guestrooms
Tucson	Arizona	Courtyard	October 2003	$12,500,000	153
Tucson	Arizona	Residence Inn	December 2004	12,000,000	120
Cypress	California	Residence Inn	May 2003	19,000,000	155
Colorado Springs	Colorado	Homewood Suites	February 2003	12,300,000	127
Danbury	Connecticut	SpringHill Suites	August 2003	11,500,000	106
Tampa	Florida	Hilton Garden Inn	September 2003	12,250,000	95
Baton Rouge	Louisiana	Homewood Suites	February 2003	7,000,000	115
Las Vegas	Nevada	Marriott Suites	October 2003	42,500,000	278
Lebanon	New Jersey	Courtyard	August 2003	15,000,000	125
Cranbury	New Jersey	Residence Inn	May 2003	11,000,000	108
Somerset	New Jersey	Residence Inn	May 2003	13,000,000	108
Albuquerque	New Mexico	Homewood Suites	February 2003	12,900,000	151
Westbury	New York	Hilton Garden Inn	December 2003	19,000,000	140
Hauppauge	New York	Residence Inn	May 2003	18,500,000	100
Solon	Ohio	Homewood Suites	September 2003	10,050,000	86
Nashville	Tennessee	Residence Inn	June 2003	8,800,000	168
Addison	Texas	Courtyard	October 2003	15,600,000	176
Harlingen	Texas	Courtyard	October 2003	10,000,000	114
Houston	Texas	Courtyard	October 2003	15,000,000	153
Houston	Texas	Courtyard	August 2004	11,000,000	100
Houston	Texas	Residence Inn	August 2004	13,200,000	120
Fort Worth	Texas	Courtyard	March 2004	10,500,000	92
Brownsville	Texas	Residence Inn	October 2003	11,300,000	102
Dallas Fort Worth	Texas	Residence Inn	October 2003	11,000,000	100
Houston Westchase	Texas	Residence Inn	January 2003	14,300,000	120
Park Central	Texas	Residence Inn	October 2003	13,900,000	139
Merrifield	Virginia	Courtyard	August 2005	27,925,000	206
Federal Way	Washington	Courtyard	September 2004	16,900,000	160
				$407,925,000	3,717

Substantially all of the purchase price for all of the hotels was funded by the Company’s best efforts offering of Units. The Company leased all of its hotels to wholly-owned taxable REIT subsidiaries (collectively, the “lessee”) under master hotel lease agreements.

No goodwill or intangible assets were recorded in connection with any of the acquisitions.

Note 3

Notes Payable and Credit Agreements

In conjunction with the acquisition of eight operating hotels in October 2003, the Company assumed debt with the Harlingen hotel in the approximate amount of $4,850,000 which is secured by a first mortgage on the hotel. The loan matures on June 1, 2011. As of December 31, 2006, the outstanding principal balance for this loan was approximately $4.5 million. The annual interest rate is 8.5% and payments of principal and interest are

Notes to Consolidated Financial Statements—(Continued)

due in monthly installments. The amount due each month is $39,053. The loan is amortized for a period of twenty-five years and a balloon payment in the amount of $4.1 million is due on June 1, 2011. At the request of the lender, the Company formed new subsidiaries to serve as the owner and lessee for this hotel, and caused these subsidiaries to be “special purpose entities.” To qualify as special purpose entities, these subsidiaries have organizational documents that impose certain requirements on them while the loan is outstanding. In particular, these subsidiaries must maintain separate legal identities and must limit their activities to dealing with the hotel that secures the loan.

The aggregate amounts of principal payable under the Company’s promissory note, for the five years subsequent to December 31, 2006 are as follows (in thousands):

2007	$84
2008	91
2009	100
2010	109
2011	4,113
$4,497

In January 2006, the Company entered into a $10 million revolving line of credit (one-year maturity). The line bears interest based on LIBOR or the prime lending rate and is used for working capital needs. The line of credit was renewed in January 2007 for an additional year.

Note 4

Shareholders’ Equity

The Company registered its Units (each Unit consists of one common share and one Series A preferred share) on Registration Statement Form S-11 (File No. 333-100044) filed with the Securities and Exchange Commission on December 3, 2002. The Company began its best-efforts offering of its Units, no par value, the same day the Registration Statement was declared effective by the Securities and Exchange Commission. The managing underwriter was David Lerner Associates, Inc. All of the Units were sold for the Company’s account. The Company concluded its best efforts offering on March 18, 2004.

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The Series A preferred shares have no distribution rights except a priority distribution upon the sale of the Company’s assets. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights.

The Company currently has 240,000 Series B convertible preferred shares issued and outstanding, which are owned by the Company’s Chairman and Chief Executive Officer. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares. Upon liquidation of the Company, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However, the priority liquidation payment to the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would convert. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A

Notes to Consolidated Financial Statements—(Continued)

preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events: (1) substantially all of the Company’s assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company’s business; or (2) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into 12.11423 Units. No additional consideration is due upon the conversion of the Series B convertible preferred shares. If the Company terminates or fails to renew the Advisory Agreement with AFA, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

Expense related to the issuance of the 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. The beneficial conversion feature at December 31, 2005, assuming a conversion event had occurred, would be approximately 2.9 million common shares, which based upon the sales price of the Company’s shares at $11 per share would result in approximately $32 million of expense.

During the first quarter of 2004, the Company instituted a dividend reinvestment plan. The purpose of the plan is to provide the Company’s shareholders with a convenient and inexpensive way to increase their investment in the Company by reinvesting their dividends to purchase additional Units. As of December 31, 2006, 2.7 million Units have been reinvested representing $30.0 million in proceeds to the Company through the plan. During 2006, 1.1 million Units were reinvested, representing $12.6 million in proceeds to the Company.

The Company has instituted a share redemption program to provide its shareholders who have held their Units for at least one year with the benefit of limited interim liquidity, by presenting for redemption all or any portion of their Units at any time and in accordance with certain procedures. Once this time limitation has been met, the Company may, subject to certain conditions and limitations, redeem the Units presented for redemption for cash, to the extent that the Company has sufficient funds available to fund the redemption. If Units are held for the required one-year period, the Units may be redeemed for a purchase price equal to the lesser of: (1) $11.00 per unit; or (2) the purchase price per Unit that was actually paid for the Units. The board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period, reject any request for redemption, change the purchase price for redemptions or otherwise amend the terms of, suspend, or terminate the share redemption program. Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. As of December 31, 2006, the Company has redeemed $35.0 million representing 3.2 million Units. During 2006, the Company redeemed $12.8 million, representing 1.2 million Units.

The Company’s articles of incorporation authorize issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares (discussed above) have been issued. The Company believes that the authorization to issue additional preferred shares benefits the Company and its shareholders by permitting flexibility in financing additional growth, giving the Company additional financing options in corporate planning and in responding to developments in business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred

Notes to Consolidated Financial Statements—(Continued)

shares available for issuance in the future gives the Company the ability to respond to future developments and allows preferred shares to be issued without the expense and delay of a special shareholders’ meeting. At present, the Company has no specific financing or acquisition plans involving the issuance of additional preferred shares and the Company does not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares other than the Series A preferred shares and Series B convertible preferred shares discussed above. The Company cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Note 5

Stock Incentive Plans

On January 2, 2003, the Board of Directors approved a Non-Employee Directors Stock Option Plan (the “Directors Plan”) whereby directors, who are not employees of the Company or affiliates, automatically receive options to purchase stock for five years from the adoption of the plan. Under the Directors Plan, the number of Units authorized for issuance is equal to 45,000 plus 1.8% of the number of Units sold in excess of 4,761,905 Units. This plan currently relates to the initial public offering of 45,670,995 Units; therefore, the maximum number of Units authorized under the Directors Plan is currently 781,364. The options expire 10 years from the date of grant.

On January 2, 2003, the Board of Directors approved an Incentive Stock Option Plan (the “Incentive Plan”) whereby incentive awards may be granted to certain employees of the Company or affiliates. The maximum number of Units that can be issued under the Incentive Plan is 1,927,045. As of December 31, 2006, no options have been issued under the plan.

Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the Units on the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable to exercise the options. In 2006, 2005 and 2004 the Company granted 59,590, 50,715 and 36,388 options to purchase shares under the Directors Plan and granted no options under the Incentive Plan. All options vested on the date of issuance. Activity in the Company’s share option plan during 2006, 2005 and 2004 is summarized in the following table:

	2006	2005	2004
Outstanding, beginning of year:	121,343	70,628	34,240
Granted	59,590	50,715	36,388
Exercised	—	—	—
Expired or canceled	—	—	—
Outstanding, end of year:	180,933	121,343	70,628
Exercisable, end of year:	180,933	121,343	70,628
The weighted-average exercise price:	$11.00	$11.00	$11.00

Notes to Consolidated Financial Statements—(Continued)

Beginning January 1, 2006, the Company adopted FASB Statement 123 (R) under the modified prospective transition method and recorded $57,000 of stock based expense for the 59,590 options issued.

Prior to January 1, 2006, the Company used the intrinsic value method, as defined by APB 25, to account for stock-based compensation. This method required compensation expense to be recognized for the excess of the quoted market price of the stock at the grant date or the measurement date over the amount an employee must pay to acquire the stock.

Note 6

Management Agreements

Except for nine Marriott brand hotels that are managed by Western International, Inc. (“Western”), the Company’s Marriott brand hotels are subject to management agreements under which Marriott or its affiliates (the “Manager”) manages the hotels and provides access to the Company to Marriott’s intellectual property and proprietary sales and reservation system, generally for an initial term of 30 years with renewal terms at the option of the Manager and the Company of up to an additional 30 years. The agreements generally provide for payment of base management fees, which are calculated annually and are a percentage of sales, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements have termination provisions for the Company if certain operating results are not achieved. During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $701 thousand, $332 thousand and $425 thousand in incentive management fees.

Western manages five of the Company’s Residence Inn hotels and four of the Company’s Courtyard by Marriott hotels. These hotels are given access to Marriott’s intellectual property and proprietary sales and reservation system under franchise agreements with Marriott. Western manages day-to-day operations of these hotels and charges management fees for this function, which are calculated as a percent of revenue. Each hotel is also subject to incentive management fees, if certain levels of operating profit are reached. For the year ended December 31, 2006, the Company incurred $41,000 in incentive management fees. In 2005 and 2004, the Company did not incur incentive management fees. These management agreements are for a term of five years and include a provision for early termination if certain results and conditions are not met.

Hilton, or one of its affiliates, manages day-to-day operations of the Company’s Homewood Suites and Hilton Garden Inn hotels. Hilton charges fees for this function, which are calculated as a percentage of revenue. Hilton also charges a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system. The terms of these management agreements and franchise agreements range from 15 to 20 years.

During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $8.2 million, $6.5 million and $5.0 million associated with these agreements.

Note 7

Related Parties

The Company has significant transactions with related parties. These transactions cannot be construed to be arms length, and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

The Company has contracted with ASRG to provide brokerage services for the acquisition and disposition of the Company’s real estate assets. In accordance with the contract, ASRG is paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions. These acquisition fees are capitalized as part of the purchase price of the hotels. There were

Notes to Consolidated Financial Statements—(Continued)

no acquisitions or dispositions during 2006; therefore, there were no costs incurred with ASRG during 2006. Total payments to date to ASRG for services under the terms of this contract were approximately $8.2 million, which have been capitalized as a part of the purchase price of the hotels.

Effective January 3, 2003, the Company contracted with Apple Hospitality Five Advisors, Inc. (“AFA”), which in turn subcontracts with Apple Suites Advisors, Inc. (“ASA”), a subsidiary of Apple Hospitality Two, Inc., to advise and provide day-to-day management services for the Company and due-diligence services on acquisitions. In accordance with the contract, the Company pays AFA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. AFA in turn pays that total amount to ASA. For the years ended December 31, 2006, 2005 and 2004 , the Company incurred and paid advisory and other reimbursable expenses of approximately $2.4 million, $1.7 million and $1.0 million under this agreement. These amounts are included in general and administrative expense.

AFA and ASRG are 100% owned by Mr. Glade M. Knight, the Company’s Chairman. ASA is a wholly-owned subsidiary of Apple Hospitality Two, Inc. Mr. Knight also serves as the Chairman and CEO of Apple Hospitality Two, Inc., a hospitality REIT, Apple REIT Six, Inc., a diversified REIT and Apple REIT Seven, Inc., a diversified REIT. The Company’s Board of Directors has members that are also on the Board of Directors of Apple Hospitality Two, Inc., Apple REIT Six, Inc., or Apple REIT Seven, Inc.

Note 8

Pro Forma Information (Unaudited)

The following unaudited pro forma information for the year ended December 31, 2004 is presented as if the hotel acquisitions occurred on January 1, 2004. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on January 1, 2004, nor does it purport to represent the results of operations for future periods.

(In thousands, except per share data)	Year ended December 31, 2004
Hotel revenues	$94,987
Net income	$23,341
Net income per share basic and diluted	$0.52

The pro forma information reflects adjustments for actual revenues and expenses of the 5 hotels acquired in 2004 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company’s basis in the hotels; (2) advisory expenses have been adjusted based on the Company’s contractual arrangements; and (3) common stock raised during 2004 to purchase these hotels has been adjusted to reflect issuances as of January 1, 2004.

Note 9

Other Assets

On May 17, 2006, the Company sold its Lear jet for approximately $2.9 million. The disposal resulted in a gain of approximately $241,000.

Note 10

Subsequent Events

During January 2007, the Company paid distributions in the amount of $3.4 million. Of that amount, $2.2 million was paid out in cash dividends and $1.2 million was reinvested into additional Units of the Company.

Notes to Consolidated Financial Statements—(Continued)

During February 2007, the Company paid distributions in the amount of $3.4 million. Of that amount, $2.2 million was paid out in cash dividends and $1.2 million was reinvested into additional Units of the Company.

During January 2007, the Company redeemed 322,563 Units representing approximately $3.5 million, under its Share Redemption Program.

In January 2007, the Company extended the term of its $10 million revolving line of credit for an additional year. The other terms of the line of credit remain the same.

Apple Hospitality Two, Inc. entered into a definitive merger agreement in February 2007 with an unrelated third party. The transaction is subject to numerous due diligence items and shareholder approval. If the merger is completed as anticipated during the second quarter of 2007, the Company would become self-advised. By becoming self-advised the Company plans on terminating its advisory agreement with AFA and ASRG and retaining the employees it currently utilizes through its relationship with Apple Hospitality Two, Inc. The Company would incur no incremental cost by retaining the employees, the Company would eliminate its annual advisory fee (approximately $1.2 million in 2006) and eliminate a potential fee of 2% per transaction on the sale of any properties. The termination does trigger dividend and voting rights for the Series B convertible preferred shares, which requires the Company to record the value of those shares at the time of termination. The Company is currently analyzing the amount of this expense and does anticipate it to be a material item.

SCHEDULE III

Real Estate and Accumulated Depreciation

As of December 31, 2006

(In thousands)

		Initial Cost		Subsequently Capitalized
Description	Encumbrances	Land	Bldg./FF&E	Bldg. Imp. & FF&E	Total Gross Cost (1)	Acc. Deprec.	Date of Construction	Date Acquired	Depreciable Life	# of Guestrooms
Albuquerque, New Mexico	$—	$1,111	$12,214	$556	$13,881	$(1,778)	2001	February 2003	3 - 39 yrs.	151
Baton Rouge, Louisiana	—	1,553	5,734	746	8,033	(916)	1999	February 2003	3 - 39 yrs.	115
Brownsville, Texas	—	1,944	9,426	944	12,314	(1,071)	2000	October 2003	3 - 39 yrs.	102
Cleveland/Solon, Ohio	—	2,446	7,996	128	10,570	(1,058)	2002	September 2003	3 - 39 yrs.	86
Colorado Springs, Colorado	—	1,447	11,237	143	12,827	(1,476)	2000	February 2003	3 - 39 yrs.	127
Cranbury, New Jersey	—	2,432	9,017	144	11,593	(1,055)	2002	May 2003	3 - 39 yrs.	108
Cypress, California	—	4,108	15,449	119	19,676	(1,953)	2002	May 2003	3 - 39 yrs.	155
Dallas/Addison, Texas	—	2,992	12,669	1,613	17,274	(1,444)	2000	October 2003	3 - 39 yrs.	176
Dallas/DFW Airport, Texas	—	2,138	9,051	805	11,994	(1,004)	2001	October 2003	3 - 39 yrs.	100
Dallas/Park Central, Texas	—	3,248	11,043	74	14,365	(1,237)	2001	October 2003	3 - 39 yrs.	139
Danbury, Connecticut	—	1,649	10,160	52	11,861	(1,240)	2002	August 2003	3 - 39 yrs.	106
Federal Way, Washington	—	3,535	13,281	1,079	17,895	(994)	1999	September 2004	3 - 39 yrs.	160
Franklin, New Jersey	—	2,821	10,677	143	13,641	(1,180)	2002	May 2003	3 - 39 yrs.	108
Ft. Worth, Texas	—	2,486	8,244	101	10,831	(881)	2004	March 2004	3 - 39 yrs.	92
Harlingen, Texas	4,497	2,533	7,696	142	10,371	(712)	1995	October 2003	3 - 39 yrs.	114
Hauppauge, New York	—	3,288	15,856	171	19,315	(1,678)	2002	May 2003	3 - 39 yrs.	100
Houston Westchase, Texas	—	2,336	12,460	1,300	16,096	(1,841)	1999	January 2003	3 - 39 yrs.	120
Houston, Texas	—	2,206	12,829	1,374	16,409	(1,364)	1999	October 2003	3 - 39 yrs.	153
Houston, Texas	—	2,357	10,894	86	13,337	(822)	2004	August 2004	3 - 39 yrs.	120
Houston, Texas	—	1,692	9,871	64	11,627	(732)	2004	August 2004	3 - 39 yrs.	100
Las Vegas, Nevada	—	6,342	36,170	4,078	46,590	(3,944)	1997	October 2003	3 - 39 yrs.	278
Lebanon, New Jersey	—	3,615	11,693	88	15,396	(1,386)	2003	August 2003	3 - 39 yrs.	125
Merrifield, Virginia	—	4,285	24,698	29	29,012	(1,159)	2005	August 2005	3 - 39 yrs.	206
Nashville, Tennessee	—	1,746	7,319	2,321	11,386	(1,151)	1986	June 2003	3 - 39 yrs.	168
Tampa, Florida	—	2,962	9,746	940	13,648	(1,303)	1999	September 2003	3 - 39 yrs.	95
Tucson, Arizona	—	1,777	10,520	6	12,303	(696)	2004	December 2004	3 - 39 yrs.	120
Tucson, Arizona	—	3,120	9,514	329	12,963	(948)	1996	October 2003	3 - 39 yrs.	153
Westbury, New York	—	4,655	15,222	64	19,941	(1,665)	2003	December 2003	3 - 39 yrs.	140

	$4,497	$76,824	$340,686	$17,639	$435,149	$(36,688)				3,717

	2006	2005	2004		2006	2005	2004
Real estate owned:				Accumulated depreciation:
Balance as of January 1	$425,666	$390,446	$324,747	Balance as of January 1	$23,934	$13,018	$3,850
Improvements	9,483	6,237	1,349	Depreciation expense	12,754	10,916	9,168
Acquisition	—	28,983	64,350
Balance at December 31	$435,149	$425,666	$390,446	Balance at December 31	$36,688	$23,934	$13,018

(1)   The gross cost basis for Federal Income Tax purposes approximates the basis used in this schedule.

APPLE HOSPITALITY FIVE, INC.

Apple Hospitality Five, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	September 30, 2007	December 31, 2006
ASSETS
Investment in hotels, net of accumulated depreciation of $43,499 and $36,688, respectively	$349,028	$398,461
Cash and cash equivalents	83,395	747
Restricted cash-furniture, fixtures and other escrows	5,546	4,423
Due from third party managers, net	5,155	4,021
Other assets, net	1,032	156

TOTAL ASSETS	$444,156	$407,808

LIABILITIES
Notes payable	$4,497	$4,497
Accounts payable and accrued expenses	3.304	3,295

TOTAL LIABILITIES	7,801	7,792
SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; outstanding 45,205,980 and 45,202,535 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	32.006	24
Common stock, no par value, authorized 200,000,000 shares; outstanding 45,205,980 and 45,202,535 shares, respectively	443.666	443,553
Distributions greater than net income	(39,317)	(43,561)

TOTAL SHAREHOLDERS’ EQUITY	436,355	400,016

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$444,156	$407,808

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statement of Operations (unaudited)

(in thousands, except per share data)

Nine months ended September 30, 2007
Revenues:
Suite revenue	$94,741
Other revenue	6,177

Total revenue	100,918
Expenses:
Operating expense	22,720
Hotel administrative expense	8,056
Sales and marketing	6,647
Utilities	4,245
Repair & maintenance	5,104
Franchise fees	2,209
Management fees	5,233
Taxes, insurance and other	5,537
General and administrative	1,777
Transaction advisory expense	309
Depreciation expense	9,989

Total expenses	71,826

Operating income	29,092
Series B convertible preferred share expense	(31,982)
Interest expense, net	(358)

Net income (loss)	(3,248)
Preferred stock dividends	220

Net income (loss) applicable to common shareholders	$(3,028)

Basic and diluted income per common share applicable to common shareholders	$(.07)

Weighted average shares outstanding - basic and diluted	45,115
Distributions declared per common share

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statement of Cash Flows (unaudited)

(in thousands)

Nine months ended September 30, 2007
Cash flow from operating activities:
Net loss	(3,028)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	9,989
Series B convertible preferred share expense	31,982
Stock option expense	72
Changes in operating assets and liabilities:
Due from third party managers	(1,134)
Other assets	(876)
Accrued expenses	9

Net cash from operating activities	37,014

Cash flow used in investing activities:
Sale of property	87,500
Capital improvements	(10,392)

Net cash provided by investing activities	77,108

Cash flow used in financing activities:
Net proceeds from issuance of common stock	7,218
Redemptions of common stock	(7,154)
Cash distributions paid to shareholders	(31,538)

Net cash used in financing activities	(31,474)

Increase in cash and cash equivalents	82,648
Cash and cash equivalents, beginning of period	747

Cash and cash equivalents, end of period	$83,395

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Note 1

General Information and Summary of Significant Accounting Policies

Organization

Apple Hospitality Five, Inc. (the “Company”), a Virginia corporation, was formed on September 20, 2002, and its first investor closing was on January 3, 2003. The Company completed its best-efforts offering on March 18, 2004. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Income Taxes

Effective January 1, 2007, the Company adopted FASB (“Financial Accounting Standards Board”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. This interpretation did not have a material impact on the Company’s results of operations or statement of financial position.

Earnings Per Common Share

In May 2007 due to the termination by the Company of its advisory agreements with Apple Five Advisors, Inc. and Apple Suites Realty Group, the dividend rights, on an as converted basis, of the Series B convertible preferred shares were triggered. As a result, beginning in June 2007, the Series B convertible shares will receive dividends on an as converted basis when distributions are made to common shareholders. For basic earnings per share purposes, net income or loss applicable to common shareholders is divided by the weighted average number of shares outstanding during the period. For diluted earnings per share purposes, net income or loss available to common shareholders is divided by the weighted average number of shares outstanding after giving effect to all potential common shares that were dilutive and outstanding for the period. Because of the net loss applicable to common shareholders for the three and nine months ended September 30, 2007, the impact of the Series B convertible preferred shares on an as converted basis had an anti-dilutive affect and therefore are not included in the weighted average shares outstanding for the nine months ended September 30, 2007.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Note 2

Notes payable

In January 2007, the Company extended the term of its $10 million revolving line of credit for an additional year. The other terms of the line of credit remain the same.

Note 3

Shareholders’ Equity

The Company has a Unit Redemption Program to provide limited interim liquidity to its shareholders. Redemption of Units, when requested, is made quarterly on a first-come, first-served basis. Shareholders may request redemption of Units for a purchase price equal to the lesser of: (1) the purchase price per Unit that the shareholder actually paid for the Unit; or (2) $11.00 per Unit. The Company reserves the right to change the purchase price of redemptions, reject any request for redemption, or otherwise amend the terms of, suspend, or terminate the Unit Redemption Program.

During 2004, the Company instituted a dividend reinvestment plan to its shareholders. The plan provides a convenient and cost effective way to increase shareholder investment in the Company by reinvesting dividends to purchase additional Units of the Company. The uses of the proceeds from this plan may include purchasing Units under the Company’s Unit Redemption Program, enhancing properties, satisfying financing obligations and other expenses, increasing working capital, funding various corporate operations, and acquiring hotels. The Company has registered 7 million shares for potential issuance under the plan.

The Company’s termination of its advisory agreements with affiliates, Apple Five Advisors, Inc. and Apple Suites Realty Group, in May 2007, triggered dividend and voting rights for the Company’s Series B preferred shares on an as converted basis. In conjunction with this event, the Company recorded a non-cash charge of $32.0 million to reflect the estimated fair market value of these shares.

Note 4

Related Parties

The Company has significant transactions with related parties. These transactions cannot be construed to be arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

On May 24, 2007, the Company became self-advised as it terminated its advisory agreement with Apple Five Advisors, Inc. (“AFA”) and terminated its brokerage agreement with Apple Suites Realty Group, Inc. (“ASRG”). AFA and ASRG had been utilizing employees of an affiliated company Apple Hospitality Two, Inc. to provide the advisory and other services. On May 23, 2007, Apple Hospitality Two, Inc. completed a merger with an unrelated third party and was no longer able to provide these services. As a result, the Company retained the employees that had been providing these services and became self advised. The Company eliminated its annual advisory fee paid to AFA of approximately $1.2 million and eliminated a potential fee of 2% per transaction on the sale or purchase of any properties.  The termination of this advisory agreement in May 2007 triggered dividend and voting rights for the Company’s Series B convertible preferred shares on an as converted basis, and the Company recorded a non-cash charge of $32.0 million in the second quarter of 2007.

Effective May 24, 2007, through a wholly-owned subsidiary, Apple Fund Management, LLC, the Company now provides support services to Apple Suites Realty Group, Inc. (“ASRG”), Apple Six Advisors, Inc. (“A6A”), Apple REIT Six, Inc., Apple Seven Advisors, Inc. (“A7A”), Apple REIT Seven, Inc., Apple Eight Advisors, Inc. (“A8A”), and Apple REIT Eight, Inc. A6A provides day to day advisory and real estate due diligence services to Apple REIT Six, Inc. A7A provides day to day advisory and real estate due diligence services to Apple REIT Seven, Inc., and A8A provides day to day advisory and real estate due diligence services to Apple REIT Eight, Inc. ASRG, A6A, A7A and A8A are 100% owned by Mr. Glade Knight, the Company’s Chairman and Chief Executive Officer. ASRG provides real estate brokerage services to Apple REIT Six, Inc., Apple REIT Seven, Inc., and Apple REIT Eight, Inc. Each of these companies has agreed to reimburse the Company for its costs in providing these services. Mr. Knight is Chairman and Chief Executive Officer of Apple REIT Six Inc, Apple REIT Seven, Inc., and Apple REIT Eight, Inc. Additionally, the Company’s Board of Directors has members that are also on the Board of Directors of Apple REIT Six, Inc., Apple REIT Seven, Inc. or Apple REIT Eight, Inc.

Note 5

Subsequent Event

On October 4, 2007, the Company repaid the mortgage note payable in the amount of $4,497.

On October 5, 2007, the Company completed its merger with Inland American Real Estate Trust, Inc.

Winston Hotels, Inc.

Unaudited Consolidated Financial Statements

June 30, 2007

WINSTON HOTELS, INC.

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2007	December 31, 2006
ASSETS
Land	$59,670	$59,803
Buildings and improvements	429,468	430,968
Furniture and equipment	68,763	66,745
Operating properties	557,901	557,516
Less accumulated depreciation	145,618	140,826
	412,283	416,690
Properties under development and land for development	9,501	11,748
Net investment in hotel properties	421,784	428,438

Assets held for sale	6,000	10,327
Corporate furniture, fixtures and equipment, net	488	551
Cash	70,527	7,822
Accounts receivable, net	2,258	2,723
Notes receivable	15,966	52,146
Investment in joint ventures	3,938	4,209
Deferred expenses, net	5,296	9,490
Prepaid expenses and other assets	18,329	14,135
Deferred tax asset	10,466	10,367
Total assets	$555,052	$540,208

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Lines of credit	$—	$7,850
Mortgage loans	235,721	231,694
Accounts payable and accrued expenses	26,637	21,479
Contingent liability (Note 2)	20,000	—
Distributions payable	1,840	6,413
Total liabilities	284,198	267,436

Minority interest	15,503	13,804

Shareholders’ equity:
Preferred stock, Series B, $.01 par value, 5,000 shares authorized, 3,680 shares issued and outstanding (liquidation preference of $93,840)	37	37
Common stock, $.01 par value, 50,000 shares authorized, 29,415 and 29,191 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	294	292
Additional paid-in capital	352,713	351,274
Distributions in excess of earnings	(97,693)	(92,635)
Total shareholders’ equity	255,351	258,968
Total liabilities, minority interest and shareholders’ equity	$555,052	$540,208

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Three Months Ended June 30,	2007	2006
Operating revenue:
Rooms	$47,212	$39,106
Food and beverage	3,329	2,881
Other operating departments	1,563	1,575
Joint venture fee income	59	51
Total operating revenue	52,163	43,613
Hotel operating expenses:
Rooms	8,779	7,797
Food and beverage	2,315	2,046
Other operating departments	1,239	1,046
Undistributed operating expenses:
Property operating expenses	9,447	7,785
Real estate taxes and property and casualty insurance	2,230	1,908
Franchise costs	3,243	2,707
Maintenance and repair	2,183	1,960
Management fees	2,443	1,559
General and administrative	10,698	2,498
Termination fee	20,000	—
Depreciation	5,819	4,987
Amortization	416	514
Total operating expenses	68,812	34,807
Operating income (loss)	(16,649)	8,806

Extinguishment of debt	(3,610)	(3,961)
Interest and other income	1,341	2,020
Interest expense	(3,553)	(4,938)
Income (loss) before allocation to minority interests, income taxes, and equity in income of unconsolidated joint ventures	(22,471)	1,927
Loss allocation to minority interest in Partnership	1,079	54
Income allocation to minority interest in consolidated joint ventures	(316)	(353)
Income tax expense	(968)	(967)
Equity in income of unconsolidated joint ventures	80	41
Income (loss) from continuing operations	(22,596)	702
Discontinued operations:
Income from discontinued operations	162	1,384
Gain on sale of discontinued operations	2,098	3,479
Loss on impairment of asset held for sale	(1,999)	—
Income (loss) before gain on sale of properties	(22,335)	5,565
Gain on sale of properties, less applicable income tax	14,107	—
Net income (loss)	(8,228)	5,565
Preferred stock distribution	(1,840)	(1,840)
Net income (loss) available to common shareholders	$(10,068)	$3,725
Basic weighted average number of common shares outstanding	28,988	26,479
Diluted weighted average number of common shares outstanding	28,988	26,479
Income (loss) per common share basic and diluted:
Loss from continuing operations and gain from sale of properties	$(0.36)	$(0.04)
Income from discontinued operations	0.01	0.18
Net income (loss) available to common shareholders	$(0.35)	$0.14
Per share dividends to common shareholders	$—	$0.15

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Six Months Ended June 30,	2007	2006
Operating revenue:
Rooms	$86,825	$72,374
Food and beverage	5,777	4,874
Other operating departments	2,820	2,657
Joint venture fee income	127	103
Total operating revenue	95,549	80,008
Hotel operating expenses:
Rooms	16,682	14,731
Food and beverage	4,235	3,742
Other operating departments	2,187	1,865
Undistributed operating expenses:
Property operating expenses	18,547	15,382
Real estate taxes and property and casualty insurance	4,342	3,624
Franchise costs	5,999	4,958
Maintenance and repair	4,322	3,842
Management fees	3,971	2,852
General and administrative	17,026	5,526
Termination Fee	20,000	—
Depreciation	11,410	9,678
Amortization	962	1,003
Total operating expenses	109,683	67,203
Operating income (loss)	(14,134)	12,805
Extinguishment of debt	(3,882)	(3,961)
Loss on sale of note receivable	(5,322)	—
Interest and other income	3,061	3,406
Interest expense	(7,449)	(9,350)
Income (loss) before allocation to minority interests, income taxes, and equity in income of unconsolidated joint ventures	(27,726)	2,900
Loss allocation to minority interest in Partnership	1,316	88
Income allocation to minority interest in consolidated joint ventures	(103)	(219)
Income tax expense	(979)	(994)
Equity in income of unconsolidated joint ventures	1,384	64
Income (loss) from continuing operations	(26,108)	1,839
Discontinued operations:
Income from discontinued operations	528	2,279
Gain on sale of discontinued operations	12,094	7,728
Loss on impairment of asset held for sale	(1,999)	—
Income (loss) before gain on sale of properties	(15,485)	11,846
Gain on sale of properties, less applicable tax	14,107	—
Net income (loss)	(1,378)	11,846
Preferred stock distribution	(3,680)	(3,680)
Net income (loss) available to common shareholders	$(5,058)	$8,166
Basic weighted average number of common shares outstanding	28,981	26,449
Diluted weighted average number of common shares outstanding	28,981	26,449
Income (loss) per common share basic and diluted:
Loss from continuing operations and gain from sale of properties	$(0.54)	$(0.07)
Income from discontinued operations	0.37	0.38
Net income (loss) available to common shareholders	$(0.17)	$0.31
Per share dividends to common shareholders	$—	$0.30

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(in thousands, except per share amounts)

					Additional	Distributions	Total
	Preferred Stock		Common Stock		Paid-in	In Excess of	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2006	3,680	$37	29,191	$292	$351,274	$(92,635)	$258,968
Issuance of shares and other	—	—	224	2	(10)	—	(8)
Restricted stock expense recognition	—	—	—	—	1,449	—	1,449
Distributions ($0.50 per preferred B share)	—	—	—	—	—	(3,680)	(3,680)
Net loss	—	—	—	—	—	(1,378)	(1,378)
Balances at June 30, 2007	3,680	$37	29,415	$294	$352,713	$(97,693)	$255,351

					Additional	Distributions	Total
	Preferred Stock		Common Stock		Paid-in	In Excess of	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2005	3,680	$37	26,509	$265	$325,238	$(100,875)	$223,211
Presentation reclassification - SFAS 123R adoption	—	—	(136)	(1)	(1,453)	—	—
Restricted stock expense recognition	—	—	117	1	1,166	—	1,167
Distributions ($0.30 per common share)	—	—	—	—	—	(8,041)	(8,041)
Distributions ($1.00 per preferred B share)	—	—	—	—	—	(3,680)	(3,680)
Net income	—	—	—	—	—	11,846	11,846
Balances at June 30, 2006	3,680	$37	26,490	$265	$324,951	$(100,750)	$224,503

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Six Months Ended June 30,	2007	2006
Cash flows from operating activities:
Net income (loss)	$(1,378)	$11,846
Adjustments to reconcile net income to net cash provided by operating activities:
Income allocation to minority interest	(758)	395
Income allocation to minority interest in consolidated joint ventures	103	219
Depreciation	11,593	10,955
Amortization	1,065	1,135
Deferred income tax (benefit) expense	(99)	762
Extinguishment of debt	3,333	3,961
Loss on sale of note receivable	5,322	—
Loss on impairment of asset held for sale	2,087	—
Gain on sale of hotel properties	(12,094)	(8,103)
Equity in income of unconsolidated joint ventures	(1,384)	(64)
Distributions from joint ventures	442	50
Unearned compensation amortization	1,449	1,155
Changes in assets and liabilities:
Accounts receivable	465	218
Prepaid expenses and other assets	(4,194)	1,636
Accounts payable and accrued expenses	4,785	(820)
Net cash provided by operating activities	10,737	23,345
Cash flows from investing activities:
Investment in hotel properties	(18,497)	(23,995)
Proceeds from state historic tax credits	2,923	—
Proceeds from sale of hotel properties	25,694	23,282
Issuance of notes receivable	(3,530)	(21,685)
Collection and sale of notes receivable	34,633	26
Distributions from (investment in) unconsolidated joint ventures	1,214	(7,516)
Purchase of restricted marketable securities	—	(64,578)
Franchise and loan origination costs	(141)	(473)
Net cash provided by (used in) investing activities	42,296	(94,939)
Cash flows from financing activities:
Termination fee advance	20,000	—
Net decrease in lines of credit	(7,850)	(91,100)
Proceeds from mortgage loans	17,457	187,775
Payment of mortgage loans	(13,430)	(12,317)
Distributions to shareholders	(8,058)	(11,677)
Distributions to minority interest in partnership	(195)	(390)
Contributions from (distributions to) minority interest in consolidated joint ventures	1,811	(160)
Fees paid in connection with financing activities	(63)	(4,316)
Net cash provided by financing activities	9,672	67,815
Net increase (decrease) in cash	62,705	(3,779)
Cash at beginning of period	7,822	15,047
Cash at end of period	$70,527	$11,268

See Notes to the Consolidated Financial Statements

1.     ORGANIZATION

Winston Hotels, Inc. (the “Company”), headquartered in Raleigh, North Carolina, owns and develops hotel properties directly and through joint ventures, provides and acquires hotel loans, and provides hotel development and asset management services.  The Company conducts substantially all of its operations through its consolidated operating partnership, WINN Limited Partnership (the “Partnership”).  The Company and the Partnership (together with the Partnership’s wholly owned subsidiaries) are collectively referred to as the “Company”.  As of June 30, 2007, the Company’s ownership interest in the Partnership was 95.77% (See Note 4).  The Company operates so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes under Sections 853-860 of the Internal Revenue Code of 1986, as amended.

As of June 30, 2007, the Company owned or was invested in 50 hotel properties in 18 states, having an aggregate of 6,782 rooms.  This included 42 wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the Company.  As of June 30, 2007, the Company also had $16 million in loan receivables from owners of several hotels.  The Company does not hold an ownership interest in any of the hotels for which it has provided debt financing.

The Company has elected to be taxed as a REIT.  The Company believes that it qualifies for taxation as a REIT and, with certain exceptions, the Company will not be subject to tax at the corporate level on its taxable income that is distributed to the shareholders of the Company.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.  Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the shareholders in any such year will not be deductible by the Company.

Under the REIT Modernization Act of 1999 (the “RMA”), which became effective January 1, 2001, a REIT is permitted to lease hotels to wholly owned taxable REIT subsidiaries of the REIT (“TRS Lessees”).  The Company has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As of June 30, 2007, 41 of the Company’s 42 wholly owned hotels were operated under leases with Barclay Hospitality.  The remaining wholly owned hotel, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland, was leased to an entity owned 0.1% by Barclay Holding.  One joint venture hotel, the Chapel Hill, NC Courtyard by Marriott, was leased to an entity owned 48.78% by Barclay Holding.  A second joint venture hotel, the Ponte Vedra, FL Hampton Inn, was leased to an entity owned 49% by Barclay Holding.  A third joint venture hotel, the Stanley Hotel in Estes Park, CO, was leased to an entity owned 60% by Barclay Holding.  A fourth joint venture hotel, the Kansas City, MO Courtyard by Marriott, was leased directly to Barclay Holding.  A fifth joint venture hotel, the Akron, OH Hilton Garden Inn, was leased to an entity owned 41.7% by Barclay Holding.  The remaining three joint venture hotels, the West Des Moines, IA Fairfield Inn & Suites, the Houston, TX SpringHill Suites and the West Des Moines, IA SpringHill Suites by Marriott were leased to entities owned 13.05% by Barclay Holding.

To qualify as a REIT, the Company cannot operate hotels.  The Company’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts.  Under these management contracts, the Company’s third-party managers have direct control of the daily operations of the Company’s hotels.  As of June 30, 2007, Alliance Hospitality Management, LLC managed 39 of the Company’s 50 hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, and GHG-Stanley Management, LLC each managed one hotel.  Marriott reports the operating results for the hotels it manages on a fiscal year consisting of thirteen four-week periods.  Therefore, for the six Marriott-managed hotels, the Company’s fiscal year will reflect twelve weeks of operations for each of the first three quarters of the year and sixteen weeks for the fourth quarter of the year.  Therefore, in any given quarterly period, period-over-period results will have different ending dates for the Marriott managed hotels.

2.              MERGER

On February 21, 2007, the Company entered into a definitive agreement and plan of merger with affiliates of Och-Ziff Real Estate and Norge Churchill, Inc. (“Och-Ziff”).  On March 8, 2007, the Company received an unsolicited offer from Inland American Real Estate Trust, Inc. (“Inland”) to acquire all of the outstanding common stock of the Company for $15.00 per share, together with all of the common units of the Partnership for $15.00 per unit.  On March 27, 2007, the Company received a letter from Inland confirming their prior offer to acquire the Company’s common stock and the Partnership’s common units, and also providing that Inland would acquire all of the Company’s 8.00% Series B Cumulative preferred stock (“Series B Preferred Stock”).  On April 2, 2007, in connection with the decision by the Board of Directors and the independent Special Committee of the Board of Directors of the Company to enter into an agreement and plan of merger with Inland, the Company terminated its agreement and plan of merger with Och-Ziff (“Och-Ziff Merger Agreement”).  On April 2, 2007, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Inland and Inland American Acquisition (Winston), LLC, a wholly-owned Subsidiary of Inland (“IAA” and together with Inland, “Inland”).

In connection with executing the Merger Agreement, the Company expensed and paid Wilbur Acquisition Holding Company, LLC a total of $20.0 million in satisfaction of termination fees and reimbursement of expenses relating to the termination of the Och-Ziff Merger Agreement.  Pursuant to the terms of the Merger Agreement, Inland reimbursed the Company for the $20.0 million payment.  The Company was required to repay Inland in the event the merger with Inland was not consummated.  Accordingly, this amount is reflected as a contingent liability as of June 30, 2007.  In connection with executing the Merger Agreement, the Company agreed to pay at a future date, severance and retention payments to employees totaling $8.1 million.  These payments will be included in the total cost of acquiring the Company and have not been expensed in the accompanying financial statements.

Pursuant to the Merger Agreement, on July 1, 2007 (i) the Company merged with and into IAA, with IAA continuing as the surviving entity (the “Merger”), and (ii) Inland purchased one hundred (100) common units of partnership interest in the Partnership for a purchase price of one hundred dollars, whereby Inland became a limited partner of the Partnership.  Under the terms of the Merger Agreement, at the Effective Time:

a.                         each common unit of the Partnership was converted into one validly issued, fully paid and nonassessable common unit of the surviving entity of the merger;

b.                        each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Inland and their respective subsidiaries) was converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to $15.00, without interest (the “Common Share Merger Consideration”);

c.                         each share of the Company’s Series B Preferred Stock, issued and outstanding immediately prior to the Effective Time, was converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to the sum of (i) $25.38 per share plus (ii) any accrued and unpaid dividends as of the Effective Time including the $0.50 Series B preferred stock dividend for the second quarter to shareholders of record as of June 29, 2007;

d.                        each partnership interest in the Partnership that was not specifically designated as a Series B preferred unit, issued and outstanding immediately prior to the Effective Time, was converted into, and cancelled in exchange for, the right to receive an amount in cash equal to $15 per unit, multiplied by a conversion factor (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership), which was one (1); and

e.                         the Company was released from its contingent obligation to repay Inland the $20 million advanced on the termination fees.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the United States Securities and Exchange Commission (“SEC”) on April 3, 2007.

3.              BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair statement of the results for the interim periods presented.  All such adjustments are of a normal and recurring nature.  Due to the seasonality of the hotel business, the information for the three and six months ended June 30, 2007 and 2006 is not necessarily indicative of the results for a full year.   These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements included within the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc.  The year-end Consolidated Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements are prepared in accordance with GAAP.  The consolidated financial statements include the accounts of Winston Hotels, Inc., the Partnership, the Partnership’s wholly owned subsidiaries, and joint ventures which were consolidated in accordance with the provision of Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46R”).  All significant inter-company balances and transactions have been eliminated.

Accounting for Long-Lived Assets

Investment in Hotel Properties.   Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets of between 5 and 10 years for furniture, fixtures and equipment, and between 30 and 40 years for buildings and improvements.  Upon disposition, both the assets and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement.  The Company expenses repairs and maintenance costs of the hotels as they are incurred.  During the six months ended June 30, 2007 and 2006, the Company capitalized interest of $405 and $935, respectively, related to hotels under development or major renovation.

Impairment.   The Company evaluates the potential impairment of its individual long-lived assets, principally its wholly owned hotel properties and the hotel properties in which it owns an interest through consolidated joint ventures, in accordance with Statement of Financial Accounting Standards (“SFAS”)  No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).  The Company records an impairment charge when it believes an investment in a hotel has been impaired such that the Company’s estimate of future undiscounted cash flows, together with its estimate of an anticipated liquidation amount, would not recover the then current carrying value of the investment in the hotel property, or when the Company classifies a property as “held for sale” and the carrying value exceeds fair market value.  The Company considers many factors and makes certain subjective assumptions when making this assessment, including but not limited to, general market and economic conditions, operating results over the past several years, the performance of similar properties in the same market, and expected future operating results based on a variety of assumptions.  Changes in market conditions or poor operating results of underlying investments could adversely impact the Company’s assumptions regarding future undiscounted cash flows and anticipated liquidation amounts therefore requiring an immediate material impairment charge.  Further, the Company currently owns certain hotels for which the carrying value exceeds current market value.  Other than the impairment charge discussed below, the Company does not believe an impairment charge for any of these hotels is appropriate at this time since the Company’s forecast of each hotel’s future undiscounted cash flows, together with its estimated liquidation amount, exceeds the current carrying value of each of these hotels.  Should the Company approve a plan to sell any of the hotels for which the carrying value exceeds fair market value, an impairment charge would be required at that time and could be material in the aggregate.

The Company prepares an impairment analysis quarterly based on facts and circumstances existing at the end of each quarter.  In accordance with SFAS 144, the Company recorded a $2.0 million (net of allocation to minority interest) non-cash impairment charge in the second quarter of 2007 relating to the Orlando, FL Comfort Suites.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the aforementioned hotel to the estimated sales price, net of estimated selling costs.  The Company’s estimated sales price was based management’s current best estimate of the fair market value. The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

Recently Issued Accounting Standards

Refer to Note 10 for information regarding the Company’s implementation of the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FAS No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes.

In September 2006, the FASB released SFAS 157, “Fair Value Measurements” (“SFAS 157”).  This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS 157 clarifies the exchange price notion in the fair value definition to mean the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price).  This statement also clarifies that market participant assumptions should include assumptions about risk, should include assumptions about the effect of a restriction on the sale or use of an asset and should reflect its nonperformance risk (the risk that the obligation will not be fulfilled).  Nonperformance risk should include the reporting entity’s credit risk.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SFAS 157.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007.

Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SFAS 159.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) released SOP 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”), which provides guidance for determining whether specialized industry accounting principles should be retained by a parent company in consolidation or by an investor that has the ability to exercise significant influence over an investment company and applies the equity method of accounting to its investment in the entity.  In addition, SOP 07-1 includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor.  SOP 07-1 is effective for financial statements issued for fiscal years beginning after December 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SOP 07-1.

4.              MINORITY INTEREST IN PARTNERSHIP

Certain hotel properties have been acquired, in part, by the Partnership, through the issuance of units of limited partnership interest in the Partnership to third parties.  This equity interest in the Partnership held by these limited partners represents the Company’s minority interest.  The Company’s minority interest is: (i) increased or decreased by its pro-rata share of the net income or net loss, respectively, of the Partnership; (ii) decreased by distributions; (iii) decreased by redemption of limited partnership units for cash or the Company’s common stock; and (iv) adjusted to equal the net equity of the Partnership multiplied by the limited partners’ ownership percentage immediately after each issuance of units and/or common stock of the Company through an adjustment to additional paid-in capital.  Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the period.

The Company is the general partner of, and as of June 30, 2007, owned a 95.77% ownership interest in the Partnership.  The remaining 4.23% interest in the Partnership was owned by Hubbard Realty of Winston-Salem, Inc. (0.21%), Cary Suites, Inc. (3.32%), WJS – Perimeter, Inc. (0.36%), and Charles M. Winston (0.34%).  Hubbard Realty of Winston-Salem, Inc. is owned by parties unrelated to the Company.  Mr. Robert W. Winston, III, Chief Executive Officer of the Company, is the sole officer and director of Cary Suites.  Cary Suites is a corporation owned 29.1% by Mr. Robert Winston, 20.8% by his wife, 15.75% by each of his parents, 17.9% by trusts for the benefit of his children, and 0.7% by his sister.  Mr. Robert Winston’s father is Mr. Charles M. Winston, Chairman of the Company’s Board of Directors (“the Board”).  Mr. Charles Winston serves as a director and owns a 33.33% ownership interest in WJS – Perimeter, Inc.  The remaining 66.67% ownership interest in WJS – Perimeter, Inc. is owned by parties unrelated to the Company.  Minority interest in the Partnership as of June 30, 2007 and December 31, 2006 was $7,129 and $7,345, respectively.

5.              CONCENTRATION RISK

The Company’s investments are all concentrated within the hotel industry.  The Company’s current investment strategy is to acquire or develop premium-limited service, extended-stay, mid-scale, upscale, upper upscale and, in certain cases, full-service hotels either directly or through joint ventures, and to originate and acquire mortgage loans and other instruments such as mezzanine loans to hotel owners and operators.  At present, all of the Company’s owned hotels or hotels with respect to which the Company has provided debt financing are located within the United States.  Accordingly, adverse conditions in the hotel industry will have a material adverse effect on the Company’s operating and investment revenues and cash available for distribution to shareholders.

At June 30, 2007, 23 out of the Company’s 42 wholly owned hotels were located in the six eastern seaboard states ranging from Maryland to Florida, including 13 hotels located in North Carolina.  Adverse events in these areas, such as economic recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels, which could have a greater adverse effect on the Company as a result of its concentration of assets in this area.  The Company’s geographic concentration also exposes it to risks of oversupply and competition in its principal markets.

In addition, the Company expects to originate or acquire additional hotel loans that are not typically collateralized by a first mortgage.  These types of loans involve a higher degree of risk than long-term senior mortgage loans collateralized by income-producing real property due to a variety of factors, including the loan being entirely uncollateralized or, if collateralized, becoming uncollateralized as a result of foreclosure by the senior lender.  The Company may not recover some or all of its investment in these loans.  In addition, these loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

6.              DISCONTINUED OPERATIONS

In April 2007, the Brunswick, GA Hampton Inn was sold for net proceeds of $6.1 million, resulting in a net gain of $2.2 million in the second quarter of 2007.  As of March 31, 2007, this hotel was included in assets held for sale.  In March 2007, the Tinton Falls, NJ Holiday Inn was sold for net proceeds of $14.6 million, resulting in a net gain of $8.1 million.  In February 2007, the Abingdon, VA Holiday Inn Express was sold for net proceeds of $5.0 million, resulting in a net gain of $2.4 million.  As of December 31, 2006, the Abingdon, VA Holiday Inn Express hotel was included in assets held for sale.  In November 2006, the Winston Salem, NC Courtyard by Marriott was sold for net proceeds of $9.7 million, resulting in a net gain of $2.8 million.  In August 2006, the Alpharetta, GA Homewood Suites was sold for net proceeds of $9.7 million, resulting in a net gain of $3.3 million.  In July 2006, the Company sold the West Springfield, MA Hampton Inn for net proceeds of $9.5 million, resulting in a net gain of $3.9 million.  In June 2006, the Company sold the Boone, NC Hampton Inn for net proceeds of $4.9 million, resulting in a net gain of $2.2 million.  In April 2006, the Company sold the Wilmington, NC Comfort Inn for net proceeds of $5.7 million, resulting in a net gain of $1.0 million.  The Company sold the Southlake, GA Hampton Inn in March 2006 for net proceeds of $8.5 million, resulting in a net gain of $4.4 million.

In accordance with SFAS 144, the Company recorded an additional $2.0 million (net of allocation to minority interest) non-cash impairment charge in the second quarter of 2007 relating to the Orlando, FL Comfort Suites.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the aforementioned hotel to the estimated sales price, net of estimated selling costs.  The Company’s estimated sales price was based on management’s current best estimate of the fair market value.  The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

The operating results for these hotels are included in discontinued operations in the statements of operations until their sale date.  The Company has elected not to allocate interest expense to the results of the discontinued operations in accordance with SFAS 144.  The inclusion of additional hotels in discontinued operations resulted in certain reclassifications to the financial statement amounts for the three and six months ended June 30, 2006.  Condensed financial information of the results of operations for the hotels included in discontinued operations is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Total revenue	$1,124	$7,597	$4,186	$15,192
Total expenses	984	6,170	3,800	13,037
Income from hotel operations	140	1,427	386	2,155
Allocation to minority interest in Partnership-income from discontinued operations	(7)	(65)	(23)	(108)
Gain on sale of discontinued operations	104	3,648	10,542	8,103
Allocation to minority interest in Partnership-gain on sale of discontinued operations	(93)	(169)	(535)	(375)
Loss on impairment of assets held for sale	88	—	88	—
Income tax benefit	29	22	165	232
Income from discontinued operations	$261	$4,863	$10,623	$10,007

7.              HOTEL DEVELOPMENT AND ACQUISITION

Developments

Downtown Raleigh.  In April 2007, the Company purchased a 0.73-acre vacant site in downtown Raleigh, N.C.  for $2.6 million on which it plans to build a high-rise, mixed-use development that will include a 120-room Hampton Inn and Suites, an 80-room aloft hotel and approximately 5,000 square feet of retail and restaurant space.  The high-rise may also include up to 250 residential condominiums.  Pending city planning, permitting and other required government approvals, construction is expected to begin in the first quarter of 2008.

Raleigh Aloft.  During November 2006, the Company purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel.  The cost of the 151-room aloft is expected to be approximately $18.5 million.  The Company expects to break ground on the wholly owned hotel during the fourth quarter of 2007 with an expected opening date during the fourth quarter of 2008.

Roanoke Residence Inn.  In 2006, the Company began construction on a wholly owned, 79-room Residence Inn in Roanoke, VA, with a planned opening in the 2007 fourth quarter.  The cost of the Residence Inn is expected to be approximately $10.7 million.  The Company is funding part of the project’s cost through a first mortgage loan (See Note 12).  As of June 30, 2007, the Company had invested approximately $7.0 million in this project.

Wilmington Hilton Garden Inn.  In March 2007, the Company opened a 119-room Hilton Garden Inn hotel in the Mayfaire Town Center development in Wilmington, NC.  As of June 30, 2007, the Company had invested approximately $12.5 million in this project.

Joint Venture Developments.  During the 2006 fourth quarter, the Company broke ground on a 22-room, $3.4 million expansion of the Chapel Hill, NC Courtyard by Marriott hotel.  The project is scheduled for completion in the 2007 fourth quarter.  The property is owned by a joint venture in which the Company holds a 48.78% equity interest (See Note 8).  As of June 30, 2007, the Company had invested approximately $1.9 million in this project.  The Company is also building a 120-room Courtyard by Marriott in Jacksonville, FL, the estimated cost of which is $15.1 million.  The property is owned by a joint venture in which the Company holds a 48 % equity interest (See Note 8).

Acquisitions

Potential Acquisition of Two New York Hotels

In August 2006, the Company announced that it had entered into definitive agreements to acquire two hotels under construction in New York City (one each in the Tribeca and Chelsea sections of Manhattan) for a purchase price of $55 million each.  The Tribeca hotel experienced construction delays and the Company pursued legal action against the seller.  As of June 30, 2007, the lawsuit has been settled with the seller and the seller paid the Company $16 million, which netted to a gain of $14.7 million, in June 2007 which is included in gain on sale of properties, less applicable income tax in the unaudited consolidated statements of operations for three and six months ended June 30, 2007.  As a result, the Company has agreed to terminate the contract to acquire the Tribeca hotel.   The Company has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for the Hilton Garden Inn Chelsea.  The Hilton Garden Inn Chelsea is expected to open in the fourth quarter of 2007.

8.              SUMMARIZED FINANCIAL STATEMENT INFORMATION FOR JOINT VENTURES

As of June 30, 2007, the Company was invested in ten hotels through joint ventures, which included nine operating hotels and one hotel under development.  The Company consolidates all voting interest entities in which it owns a controlling voting interest and all variable interest entities (“VIE”) for which it is the primary beneficiary in accordance with FIN 46R.  As a result, the Company consolidated the balance sheets and the results of operations for six of the hotels it has invested in through joint ventures.  The Company’s investments in the remaining four joint venture hotels are not consolidated and instead are accounted for under the equity method.

Consolidated Joint Ventures

Operating Hotels

During 2005, the Company formed a joint venture, Gateway Hotel Associates, LLC (“Gateway Hotel Associates”), with DeHoff Development Company to build a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Ohio.  The hotel opened on November 2, 2006.  The Company currently owns a 41.7% interest in both Gateway Hotel Associates, which owns the hotel, and Gateway Hotel Associates Lessee, LLC (“Gateway Hotel Lessee”), which leases the hotel from Gateway Hotel Associates.  In addition, the Company has made a preferred equity investment of $2.2 million in Gateway Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  Pursuant to FIN 46R, this joint venture is considered to be a VIE and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, New Stanley Associates, LLLP (“Stanley Associates”), with Stanley Holdings, LLC to acquire the Stanley Hotel in Estes Park, CO.  The joint venture acquired the Stanley Hotel on August 5, 2005 and simultaneously closed on a $13.0 million first mortgage loan to finance the acquisition (See Note 12).  The Company currently owns a 60% interest in both Stanley Associates, which owns the hotel, and New Stanley Associates Lessee, LLC (“Stanley Lessee”), which leases the hotel from Stanley Associates.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, 131 East Redwood (Tenant) LLC, with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  The joint venture leases the Hampton Inn & Suites Baltimore Inner Harbor hotel in Maryland from the Company.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel, and is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2004, the Company formed a joint venture, Winston Kansas City, LP, with U.S. Bancorp Community Development Corporation (“US Banc”) to acquire a historic residential building in Kansas City, MO.  The property, which underwent extensive renovations in connection with its conversion into a 123-room Courtyard by Marriott hotel, opened on April 20, 2006.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  The Company currently owns a 0.21% interest in Winston Kansas City, LP, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Winston Kansas City, LP.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company,   and the Company is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2003, the Company entered into a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill Hotel Associates”), with Chapel Hill Investments, LLC to develop and own hotel properties.  The Company currently owns a 48.78% interest in both Chapel Hill Hotel Associates, which owns the Chapel Hill, NC Courtyard by Marriott, and Chapel Hill Lessee Company, LLC (“Chapel Hill Lessee”), which leases the hotel.    The Company has also invested $1.2 million in exchange for a preferred equity interest in Chapel Hill Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%.  Chapel Hill Investments, LLC,  which owns a 51.22% interest of both Chapel Hill Hotel Associates and Chapel Hill Lessee, is owned 52% by Charles M. Winston, Chairman of the Board, and his brother James H. Winston, a former member of the Board, collectively, and 48% by three other unaffiliated owners collectively.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2000, the Company entered into a joint venture, Marsh Landing Hotel Associates, LLC (“Marsh Landing Hotel Associates”), with Marsh Landing Investments, LLC to develop and own hotel properties.  The Company currently owns a 49% interest in both Marsh Landing Hotel Associates, which owns the Ponte Vedra, FL Hampton Inn, and Marsh Landing Lessee Company, LLC (“Marsh Landing Lessee”), which leases the hotel from Marsh Landing Hotel Associates.  Marsh Landing Investments, LLC, which owns 51% interest of both Marsh Landing Hotel Associates and Marsh Landing Lessee, is owned by Mr. Charles M. Winston, Chairman of the Board, and his brother Mr. James H. Winston, a former member of the Board.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheets of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

Unconsolidated Joint Ventures

Hotel Under Development

During 2006, the Company entered into a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville Hotel Associates”), with Skyline Hotel Investors, LLC (“Skyline”) to develop and own hotel properties.  Jacksonville Hotel Associates plans to build a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15.1 million.  The total equity investment in Jacksonville Hotel Associates is expected to be approximately $5.3 million.  Jacksonville Hotel Associates expects to fund the remainder of the development costs with borrowings under a mortgage loan.  Jacksonville Hotel Associates entered into a five-year construction-to-permanent first mortgage loan for $9.8 million, at a variable interest rate of 30-day LIBOR plus 2.6%.  Interest is added to the principal balance during construction.  The loan will require interest only payments through July 1, 2010 at which time principal and interest payments will start based on a 25-year amortization schedule.  Jacksonville Hotel Associates plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville Hotel Associates, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC (“Jacksonville Lessee”), which will lease the hotel from Jacksonville Hotel Associates.  Skyline owns a 52% interest in each of Jacksonville Hotel Associates and Jacksonville Lessee.  Pursuant to FIN 46R, these joint ventures were not considered to be VIE’s.  The results of operations and the balance sheet of these joint ventures are not consolidated in the Company’s consolidated financial statements, but instead are accounted for under the equity method of accounting.  As of June 30, 2007, Jacksonville Hotel Associates had total assets of $9.7 million, liabilities of $4.5 million and stockholders’ equity of $5.3 million.  As of December 31, 2006, total assets and stockholders’ equity of Jacksonville Hotel Associates were each approximately $4.6 million.  As of June 30, 2007 and December 31, 2006, the Company held equity of approximately $2.5 million in Jacksonville Hotel Associates.

Operating Hotels

During the fourth quarter of 2002, the Company formed a joint venture (the “Charlesbank Venture”) with Boston-based Charlesbank Capital Partners, LLC (“Charlesbank”).  The Company owns 15% of the Charlesbank Venture and Charlesbank owns 85%.  The Charlesbank Venture focuses on acquisitions that the partners believe have turnaround or upside potential and can benefit from additional capital and aggressive asset management, which often includes renovating, repositioning, rebranding and/or a change in management.  The Charlesbank Venture invested in four hotels through a joint venture (“WCC Project Company LLC”) comprised of Concord Hospitality Enterprises Company (“Concord”) and the Charlesbank Venture.  Concord owns a 13% interest in the projects acquired by WCC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WCC Project Company LLC.  In December 2005, the joint venture sold one of the four hotels.  As of December 31, 2005, the Company held approximately $6.9 million in cash from the hotel sale that was distributed to the other partners in the unconsolidated joint venture in January 2006.

The Charlesbank Venture invested in another hotel through a joint venture (“WNC Project Company LLC”) comprised of Shelton III Hotel Equity LLC, owned by New Castle Hotels LLC (“New Castle”) and the Charlesbank Venture.  New Castle owns a 13% interest in WNC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WNC Project Company LLC.  In March 2007, WNC Project Company LLC sold this hotel and the Company received a $1.7 million distribution, $0.4 million of which was a return of capital, and an allocation of $1.3 million of the related gain, which is included in equity in income of unconsolidated joint ventures on the accompanying Consolidated Statements of Operations for the six months ended June 30, 2007.  In August 2007, WCC Project Company sold the three remaining hotels and received a $5.2 million distribution.  The Company is currently in the process of finalizing the distribution on investment and the related gain allocation.

During 2006, the Company formed four joint ventures to lease the three hotels from WCC Project Company LLC and the one hotel from WNC Project Company LLC.  The ownership structure for the lessee joint ventures is the same as the structure for the hotel ownership joint ventures.

The Company’s carrying amount of its investment in the WCC Project Company LLC joint venture differs from its share of the partnership equity reported in the balances of the unconsolidated joint venture due to the Company’s cost of its investment in excess of the historical net book values.  The additional basis is allocated to depreciable assets and depreciation is recognized on a straight-line basis over 30 years.  The Company accounts for its investment in these hotels under the equity method of accounting.  Therefore, results of operations and the balance sheets of these hotels are not consolidated in the Company’s consolidated financial statements.

Under the terms of the operating agreement for each joint venture, the Company and its venture partner each must approve all major decisions, including refinancing or selling the respective hotels, making loans, changes in partners’ interests, entering into material contracts, purchasing or acquiring assets, and approving operating and capital expenditure budgets.  The following tables set forth a summary of the balance sheet and statement of operations for all joint ventures for which operations have begun, including the Company’s share related to the Charlesbank Venture as of June 30, 2007 and December 31, 2006 and for the three and  six months ended June 30, 2007 and 2006:

	June 30, 2007	December 31, 2006
Gross fixed assets	$28,593	$41,418
Accumulated depreciation	(3,923)	(4,860)
Other assets	3,604	3,653
Total assets	28,274	40,211
Miscellaneous liabilities	4,592	4,847
Mortgage loans:
Ten-year loan collateralized by West Des Moines Fairfield Inn and Suites hotel, matures February 2013, with a 20-year amortization period, at an interest rate of 30-day LIBOR plus 3%.	2,718	2,760
Five-year loan collateralized by Houston Springhill Suites hotel, matures October 2009, with a 20-year amortization period, at a fixed rate of 6.57% for $4.8 million of the original note, and a variable interest rate of 30-day LIBOR plus 3.8% for the remaining $4.9 million of the original note.	9,048	9,210
Five-year loan collateralized by West Des Moines Springhill Suites hotel, matures July 2010, with a 20-year amortization period, at an interest rate of 90-day LIBOR plus 3.5%.	4,546	4,598
Five-year loan collateralized by Shelton Courtyard by Marriott hotel, matures February 2007 with two additional one year extensions, interest only, at an interest rate of 30-day LIBOR plus 3.35%.	—	9,000
Total liabilities	20,904	30,415
Equity	7,370	9,796
Company’s share of equity	1,108	1,534
Company's additional basis	142	145
Investment in joint ventures	$1,250	$1,679

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue	$2,757	$4,270	$6,612	$8,117
Hotel department expenses	(697)	(2,305)	(1,839)	(4,415)
Management fees	(83)	(142)	(214)	(286)
Undistributed and fixed expenses	(1,307)	(1,425)	(3,867)	(2,776)
Gain on sale of hotel	—	—	10,100	—
Hotel net income	670	398	10,792	640
Charlesbank Venture’s 87% share of net income	583	346	9,389	557
Corporate charges	(38)	(56)	(141)	(108)
Charlesbank Venture net income	545	290	9,248	449
Winston’s 15% share of Charlesbank Venture net income	81	42	1,387	67
Amortization of investment true-up	(1)	(1)	(3)	(3)

Equity in income of unconsolidated joint ventures	$80	$41	$1,384	$64

9.              NOTES RECEIVABLE

The Company provides mezzanine and first-mortgage financing to third-party owners of hotels. The Company does not hold an ownership interest in any of these hotels. These loan arrangements are considered to be variable interests in the entities that own the hotels, all of which are VIEs. However, the Company is not considered to be the primary beneficiary for any of these VIEs. Therefore, the Company will not consolidate the results of operations of these hotels. The Company does not have any additional lending commitments to these specific VIEs, except as disclosed below

Notes receivable as of	June 30, 2007	December 31, 2006
$1.1 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hilton Garden Inn in Atlanta (Sugarloaf) GA; matured December 2006; interest rate of 30-day LIBOR plus 7.36%, with interest-only payments through maturity, with additional interest of 2% of gross monthly revenues until maturity, paid off in January 2007.	$—	$1,080
$2.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Sheraton hotel in Atlantic Beach, NC; matures February 2009; interest rate of 60-day LIBOR (with a 2% floor) plus 9%, with interest-only payments through maturity, with additional interest of 2% of outstanding principal balance accruing monthly, paid off in May 2007.	—	2,400
$6.0 million mezzanine loan collateralized by the ownership interest in the entity that owns the LaPosada de Santa Fe Resort in Santa Fe, NM; matures December 2007; interest rate of 30-day LIBOR plus 9%, with interest only payments until maturity, paid off in August 2007.	6,000	6,000
$1.4 million first mortgage loan collateralized by the Comfort Inn in Greenville, SC; matures January 2010; interest rate of prime plus 1.5%, with fixed principal payments of $6 plus interest until maturity; paid off in May 2007.	—	1,294
$3.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hampton Inn & Suites in Albany, NY; matures August 2011; interest rate of 30-day LIBOR plus 9.41%, with interest only payments until maturity, with additional interest of 4% accruing monthly until maturity, paid in May 2007.	—	3,375

Notes receivable as of	June 30, 2007	December 31, 2006
$2.8 million in B-notes purchased for $2.3 million; collateralized by second mortgages on the SpringHill Suites and TownePlace Suites in Boca Raton, FL and the TownePlace Suites in Fort Lauderdale, FL; matures September 2011; effective interest rate of 9.3% (and a yield to maturity of 11.7%), interest and principal payments.	2,342	2,338
$14.0 million from four mezzanine loans collateralized by senior participation interests in four loans to Walton Street Capital, which owns four Marriott Renaissance hotels; matures October 2008 with two one-year extensions; interest rate of 30-day LIBOR plus 4.5%, with interest only payments until maturity, one of the four loans was paid off in December 2006, another was paid off in January 2007, and the remaining two were paid off in April 2007.	—	11,250
$2.3 million B-note, of a $12 million total loan amount for a 140-room Hilton Garden Inn under construction in Columbia, SC; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 6.12% during the construction period with a 6.00% accrual, and 90-day LIBOR plus 5.87% during year one with a 6.00% accrual and 90-day LIBOR plus 7.87% for years two through five of the permanent loan with a 4.00% accrual; funded ratably over the construction period.	2,243	2,250
$1.7 million “B” note for a 122-room Hilton Garden Inn under construction in Tuscaloosa, AL; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 7.63% during the construction period with an incremental 3.29% accrual; thereafter the interest rate is 90-day LIBOR plus 7.43%, with an incremental 3.29% accrual during the first year only; the accrual is due upon maturity, which is five years from the date the property opens to the general public; funded ratably over the construction period.	1,770	1,318
$2.2 million five-year “B” note for a 101-room Hampton Inn & Suites under construction in Murfreesboro, TN; interest rate of 30-day LIBOR plus 6.05%, with an additional 3.86% accrual per annum; payments are interest only during construction of the hotel and the first 12 months of hotel operations and thereafter include principal payments based on a 25-year amortization period; funded ratably over the construction period.	1,967	533
$20.3 million “B” note as part of a $66 million senior note to fund the $91.5 million refinance and refurbishment of the Lady Luck casino and adjacent hotel in Las Vegas, NV; interest at a fixed rate of 12.63% for two years with two one-year extensions, sold February 2007.	—	20,308
$2.2 million mezzanine loan collateralized by the ownership interest in the entity that owns the Homewood Suites in Denver, CO; interest rate of 30-day LIBOR plus 7.50%; funded ratably over the construction period.	990	—
$1.2 million “B” note, as part of a total $7.8 million financing, collateralized by a 104-room Holiday Inn Express under construction in Webster, NY, construction-to-five-year permanent loan, interest at 90-day LIBOR plus approximately 7.00%, with an additional 3.94% of the original principal balance accruing until the loan is paid in full; funded ratably over the construction period.	654	—
Total notes receivable	$15,966	$52,146
Total interest receivable and deposit related to notes	$421	$1,759

At June 30, 2007 and December 31, 2006, 30-day LIBOR was 5.32%. At June 30, 2007 and December 31, 2006, 60-day LIBOR was 5.34% and 5.35%, respectively. At June 30, 2007 and December 31, 2006, 90-day LIBOR was 5.36%. At June 30, 2007 and December 31, 2006, the prime interest rate was 8.25%.

The Company purchased the junior participation interest in the Lady Luck Loan for $20.3 million pursuant to a Participation Agreement with the senior participant, dated May 5, 2006 (the “Participation Agreement”). On February 20, 2007, the parties to the Participation Agreement entered into a Put Agreement (the “Put Agreement”), whereby the parties established a put option that permitted the Company, at any time within seven calendar days of the execution of the Put Agreement, at its sole option, to sell its junior participation interest to the senior participant in the Lady Luck Loan. The Put Agreement was entered into in connection with Och-Ziff Merger Agreement negotiations with Wilbur Acquisition Holding Company, LLC. Upon exercise of the Company’s put option, the senior participant was obligated to purchase from the Company the junior participation interest in its entirety for a purchase price of approximately $15.2 million. The Company exercised this put option on February 21, 2007. Accordingly, the Company recognized a loss of approximately $5.3 million, including the put fee and accrued, unpaid interest, during the six months ended June 30, 2007 as a result of this sale. Management did not consider this note to be impaired as of December 31, 2006 and accordingly no loss was recognized at December 31, 2006.

10.       INCOME TAXES

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2003. The Company is currently under examination by various states for sales and use tax, including Connecticut for the years 2002-2005, Texas for the years 2002-2006 and North Carolina for the years 2003-2004 and North Carolina for income tax for the years 2002-2004. The Company adopted the provisions of FIN 48 on January 1, 2007. The Company believes it has no material exposures. Therefore, both before and after the adoption of FIN 48 no reserves for uncertain income tax positions have been recorded. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company’s policy is that it recognizes interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The income tax expense for the three months ended June 30, 2007 included federal income tax expense of $841 and a state income tax expense of $99. The income tax expense for the six months ended June 30, 2007 included federal income tax expense of $729 and state income tax expense of $86. The income tax expense for the three months ended June 30, 2006 included federal income tax expense of $518 and state income tax expense of $61. The income tax expense for the six months ended June 30, 2006 included federal income tax expense of $682 and state income tax expense of $80. These tax expenses were calculated using an effective tax rate of 38% applied to the net income of Barclay. The Company believes that Barclay will generate sufficient future taxable income to realize its deferred tax asset.

11.       EARNINGS PER SHARE

Net income per common share is computed by dividing net income applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Net income per common share assuming dilution is computed by dividing net income available to common shareholders, plus income allocated to minority interest, by the weighted-average number of common shares assuming dilution during the period. Weighted average number of common shares assuming dilution includes common shares and dilutive common share equivalents, including redeemable limited partnership units, stock options, and unvested stock grants. The following is a reconciliation of the amounts used in calculating basic and fully diluted income per common share for the three and six months ended June 30, 2007 and 2006:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Income (loss) from continuing operations	$(22,596)	$702	$(26,108)	$1,839
Less: preferred stock distributions	(1,840)	(1,840)	(3,680)	(3,680)

Loss from continuing operations available to common shareholders	$(24,436)	$(1,138)	$(29,788)	$(1,841)
Income from discontinued operations	$261	$4,863	$10,623	$10,007
Gain on sale of properties, less applicable income tax	$14,107	$—	14,107	$—
Net income available to common shareholders	$(10,068)	$3,725	$(5,058)	$8,166
Weighted average number of common shares basic and diluted	28,988	26,479	28,981	26,449
Earnings per share – basic and diluted
Loss from continuing operations, and gain on sale of properties available to common shareholders	$(0.36)	$(0.04)	$(0.54)	$(0.07)
Income from discontinued operations	$0.01	$0.18	$0.37	$0.38
Net income available to common shareholders	$(0.35)	$0.14	$(0.17)	$0.31

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three and six months ended June 30, 2006 totaled 1,370,937 and 1,404,767, respectively. For the three and six months ended June 30, 2006 there were 10,000 stock options, 375,190 and 320,345 unvested stock grants, respectively, and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted (loss) per share.

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three and six months ended June 30, 2007 totaled 1,439,855 and 1,475,018. For the three and six months ended June 30, 2007 there were 10,000 stock options, 371,950 and 427,253 unvested stock grants, respectively, and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted (loss) per share.

Pursuant to the merger agreements with Och-Ziff and Inland (see Note 2), the Company was prohibited from paying common dividends in each of the first and second quarters of 2007. During the first and second quarters of 2007, the Company declared a quarterly cash dividend of $0.50 per Series B preferred share. For the first and second quarters of 2006, the Company declared quarterly cash dividends of $0.15 per common share and $0.50 per Series B preferred share.

12.       CREDIT FACILITIES AND MORTGAGE LOANS

Credit Facilities

On March 11, 2005, the Company through its wholly owned subsidiary, Winston SPE II, LLC (“SPE II”), entered into a $215 million credit facility (the “GE Line”) with General Electric Capital Corporation (“GECC”). In June 2007, the Company terminated the GE Line. At June 30, 2007 and December 31, 2006 the balance under this facility was $0 and $1.1 million, respectively.

In October 2004, the Company entered into a $50 million master repurchase agreement with Marathon Structured Finance Fund, L.P. (“Marathon”). Under the agreement, the Company sold assets to Marathon and agreed to repurchase those assets on a certain date. In February 2007, the Company terminated this master repurchase agreement.

In November 2005, the Company entered into an $8.4 million credit facility with Marathon. The facility was originally collateralized by four existing mezzanine loans with an aggregate carrying value of $14.0 million. In December 2006, one of the mezzanine loans and the related portion of the facility were paid off. Therefore, at December 31, 2006 the balance under this facility was $6.8 million. In January 2007, another of the mezzanine loans and the related portion of the facility were paid off. In April 2007, the remaining two mezzanine loans and the related portion of the facility were paid off, bringing the balance to $0 and closing the facility.

Mortgage Loans

The Company’s mortgage loans consisted of the following:

	June 30, 2007	December 31, 2006
Collateralized by wholly-owned hotels

Sixteen ten-year CMBS loans collateralized by 16 hotels, at a fixed interest rate of 5.94%, interest only for four years, thereafter interest and principal payments based on a 30-year amortization period.	$176,000	$176,000

Five-year first mortgage loan collateralized by the Homewood Suites hotel in Princeton, NJ, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments starting on May 1, 2007, (paid off April 2007).	—	9,868

Five-year recourse construction-to-permanent first mortgage loan for $9.0 million, collateralized by the Hilton Garden Inn hotel which opened during March 2007 in Wilmington, NC, at a variable interest rate of 30-day LIBOR plus 1.8%, interest added to principal during construction, (paid off May 2007).	—	3,156

Five-year construction-to-permanent first mortgage loan for $7.0 million, collateralized by the Residence Inn hotel under construction in Roanoke, VA, at a variable interest rate of 30-day LIBOR plus 1.5%, interest added to principal during construction, principal and interest payments starting after the final construction disbursement.	1,330	—

Collateralized by consolidated joint venture hotels (See Note 8)

Five-year loan collateralized by the Chapel Hill Courtyard by Marriott hotel matures March 8, 2010, at a fixed interest rate of 7.51%, with interest and principal payments based on a 20-year amortization period.	8,581	8,694

Ten-year loan collateralized by the Ponte Vedra Hampton Inn hotel, matures February 1, 2011, at a variable interest rate of 30-day LIBOR plus 3%, with interest and principal payments.	4,610	4,659

Five-year loan collateralized by the Stanley hotel matures August 11, 2010, with a 10-year amortization period, at a fixed interest rate of 6.19%, with interest and principal payments.	12,578	12,696

Five-year first mortgage loan collateralized by the Courtyard by Marriott hotel in Kansas City, MO, matures November 1, 2011, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments based on a 20-year amortization period.	10,752	10,879

Five-year first mortgage loan collateralized by the Hilton Garden Inn hotel in Akron, OH, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments starting on May 1, 2007.	7,870	5,742

Seven year first mortgage loan collateralized by the Hampton Inn & Suites hotel in Baltimore, MD at a variable interest rate of 30 day LIBOR plus 1.5%. Interest only for five years, thereafter interest and principal payments beginning on August 1, 2012	14,000	—

Total	$235,721	$231,694

At June 30, 2007 and December 31, 2006 30-day LIBOR was 5.32%. At June 30, 2007 and December 31, 2006 90-day LIBOR was 5.36%. The combined aggregate maturities of mortgage loans for the remainder of 2007 through 2011 and thereafter, in millions, are approximately $.5, $1.2, $1.3, $21.7, $22.8 and $193.8. Construction-to-permanent notes will not have final payment schedules until they become permanent. The maturities noted above show the expected maturity date for these notes to be the year that the construction note is expected to convert to the permanent note.

13.       SEGMENT REPORTING

The Company presently operates in two business segments within the hotel lodging industry: Hotel Ownership and Hotel Financing. Hotel Ownership refers to owning hotels directly or through joint ventures and includes the Company’s and it’s joint ventures’ development activities. Hotel Financing refers to owning hotel-related loans through origination or acquisition. The Company does not allocate certain corporate-level accounts to its operating segments, including corporate general and administrative expenses, interest and other income unrelated to notes receivable and minority interest in the Partnership. Interest expense related to hotel acquisition and development activities is allocated to Hotel Ownership and interest expense related to funding hotel-related loans is allocated to Hotel Financing. Aside from the Company’s portfolio of notes receivable and related interest receivable, all assets of the Company relate to the Hotel Ownership segment. In addition, all capital expenditures incurred by the Company relate to the Hotel Ownership segment. Financial information related to the Company’s reportable segments for the three and six months ended June 30, 2007 and 2006 was as follows:

Three Months Ended June 30, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$52,163	$—	$—	$52,163
Operating expenses	(31,879)	(1)	(10,697)	(42,577)
Termination Fee	(20,000)	—	—	(20,000)
Depreciation and amortization	(6,235)	—	—	(6,235)
Extinguishment of debt	—	—	(3,610)	(3,610)
Interest and other income	—	888	453	1,341
Interest expense	(3,178)	(375)	—	(3,553)

Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	(9,129)	512	(13,854)	(22,471)
Loss allocation to minority interest in Partnership	—	—	1,079	1,079
Loss allocation to minority interest in consolidated joint ventures	(316)	—	—	(316)
Income tax expense	(968)	—	—	(968)
Equity in income of unconsolidated joint ventures	80			80
Income (loss) from continuing operations	$(10,333)	$512	$(12,775)	$(22,596)
Income from discontinued operations				261
Gain on sale of properties	14,107			14,107
Net loss				$(8,228)

Total assets	$538,665	$16,387	$—	$555,052

Three Months Ended June 30, 2007

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$43,613	$—	$—	$43,613
Operating expenses	(26,808)	(1)	(2,497)	(29,306)
Depreciation and amortization	(5,501)	—	—	(5,501)
Extinguishment of debt	—	—	(3,961)	(3,961)
Interest and other income	—	1,825	195	2,020
Interest expense	(3,933)	(1,005)	—	(4,938)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	7,371	819	(6,263)	1,927
Loss allocation to minority interest in Partnership	—	—	54	54
Loss allocation to minority interest in consolidated joint ventures	(353)	—	—	(353)
Income tax expense	(967)	—	—	(967)
Equity in income of unconsolidated joint ventures	41	—	—	41
Income (loss) from continuing operations	$6,092	$819	$(6,209)	$702
Income from discontinued operations				4,863
Net income				$5,565

Total assets	$546,627	$61,113	$—	$607,740

Six Months Ended June 30, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$95,549	$—	$—	$95,549
Operating expenses	(60,285)	(3)	(17,023)	(77,311)
Termination Fee	(20,000)	—	—	(20,000)
Depreciation and amortization	(12,372)	—	—	(12,372)
Extinguishment of debt	—	—	(3,882)	(3,882)
Loss on sale of note receivable	—	(5,322)	—	(5,322)
Interest and other income	—	2,388	673	3,061
Interest expense	(6,278)	(1,171)	—	(7,449)
Loss before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	(3,386)	(4,108)	(20,232)	(27,726)
Loss allocation to minority interest in Partnership	—	—	1,316	1,316
Loss allocation to minority interest in consolidated joint ventures	(103)	—	—	(103)
Income tax expense	(979)	—	—	(979)
Equity in income of unconsolidated joint ventures	1,384	1,384
Income (loss) from continuing operations	$(3,084)	$(4,108)	$(18,916)	$(26,108)
Income from discontinued operations				10,623
Gain on sale of properties	14,107			14,107
Net loss				$(1,378)

Total assets	$538,665	$16,387	$—	$555,052

Six Months Ended June 30, 2006:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$80,008	$—	$—	$80,008
Operating expenses	(50,996)	(1)	(5,525)	(56,522)
Depreciation and amortization	(10,681)	—	—	(10,681)
Extinguishment of debt	—	—	(3,961)	(3,961)
Interest and other income	—	3,068	338	3,406
Interest expense	(7,724)	(1,626)	—	(9,350)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	10,607	1,441	(9,148)	2,900
Loss allocation to minority interest in Partnership	—	—	88	88
Loss allocation to minority interest in consolidated joint ventures	(219)	—	—	(219)
Income tax expense	(994)	—	—	(994)
Equity in income of unconsolidated joint ventures	64	—	—	64
Income (loss) from continuing operations	$9,458	$1,441	$(9,060)	$1,839
Income from discontinued operations				10,007
Net income				$11,846

Total assets	$546,627	$61,113	$—	$607,740

14.       STOCK INCENTIVE PLAN

The Winston Hotels, Inc. Stock Incentive Plan (the “Plan”) permits the grant of incentive or nonqualified stock options, stock appreciation rights, stock awards and performance shares to eligible participants.  Stock options and stock awards are granted upon approval of the Compensation Committee of the Board and generally are subject to vesting over a period of four years.

Share Awards

The Plan allows the Company to grant shares of restricted common stock to executives and employees.  Long-term incentives for executive compensation, which generally take the form of restricted stock awards, are provided primarily pursuant to the Plan, which is administered by the Compensation Committee.  Awards of restricted stock under the Plan are based on comparisons to incentives offered among a peer group of REITs.  The restricted shares generally vest 20% immediately and 20% on the anniversary of the grant date over each of the next four years.  Compensation expense, which is based on the closing sale price for the Company’s common stock on the grant date, is recognized over the applicable vesting period, with corresponding increases in common stock and additional paid-in capital.  As a result of the adoption of SFAS No. 123R, which revises SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“SFAS 123R”), on a prospective basis, the Company will not show unearned restricted shares as a negative component of shareholders’ equity; rather, such amounts will be included in the determination of common stock and additional paid-in capital presented in the Consolidated Balance Sheets.  A summary of the status of unearned restricted shares under the Plan as of June 30, 2007 and changes since December 31, 2006 are presented below:

	Number of Shares	Weighted Average Grant-Date Fair Value Per Share	Fair Value
	(in thousands)
Non-vested at December 31, 2006	246	$10.10	$2,484
Granted	224	$13.66	$3,054
Vested	(119)	$12.16	$(1,449)
Forfeited	—	$—	—
Non-vested at June 30, 2007	351	$11.67	$4,089

The Company’s compensation costs under the stock-based compensation plan were $1,449 and $1,156 for the six months ended June 30, 2007 and 2006, respectively.  Of these compensation costs, approximately $473 and $150 were capitalized for the six months ended June 30, 2007 and 2006, respectively, as investment in hotel properties in accordance with the provisions of FASB 67 “Accounting for Costs and Initial Rental Operations of Real Estate Projects”.

On January 1, 2007, the Company issued 1,125 shares to employees and on January 29, 2007, the Company issued 222,543 shares to executives.  The stock price on the grant date was $13.76 and $13.66, respectively. All unvested shares as of July 1, 2007 vested as a result of the change in control.  See Note 2.

15.       COMMITMENTS AND CONTINGENCIES

Merger

See Note 2 for commitments and contingencies related to the Merger.

Lawsuit related to Och-Ziff Merger

On February 21, 2007, the Company entered into the Och-Ziff Merger Agreement.  On March 5, 2007, a lawsuit styled Whitney v. Winston Hotels, Inc., et al. (Case No. 07-CVS-3449), was filed in Superior Court in Wake County, North Carolina, naming the Company, the individual members of the Company’s board of directors, Wilbur Acquisition Holding Company, LLC (“Wilbur Acquisition”) and its wholly-owned subsidiary (“Wilbur Subsidiary”) formed for the purpose of effecting the proposed merger, as defendants.  On April 2, 2007, the Company entered into the Merger Agreement.

On April 5, 2007, the Company filed a notice of designation requesting that the lawsuit be designated as a mandatory complex business case and moved to the North Carolina Business Court.  This request was granted on April 11, 2007.  On May 2, 2007, the plaintiff filed an amended complaint in Superior Court in Wake County, North Carolina naming Inland and IAA as defendants in addition to those defendants set forth above.  The lawsuit seeks class action status and generally alleges that members of the Company’s board of directors breached fiduciary duties to the Company’s shareholders by entering into each of the merger agreements, and that Wilbur Acquisition, Wilbur Subsidiary, Inland and IAA aided and abetted the other defendants’ alleged fiduciary breaches.  The lawsuit seeks a variety of equitable and injunctive relief, including enjoining defendants from completing the merger, enjoining solicitation of proxies through the dissemination of the proxy statement, declaring the termination fee for not completing the merger to be unfair and enjoining the payment of such fee, and awarding pre-and post judgment interest, attorney’s fees, expert fees and other costs incurred by the plaintiffs.  The Company denies the allegations of the lawsuit and intends to vigorously defend the action.

Legal Action Related to Tribeca Hotel

In August 2006, the Company announced that it had entered into a definitive agreement to acquire a hotel property under construction in the Tribeca area of New York City.  As previously disclosed, the project experienced a delay in construction and, as a result, the Company pursued legal action against the seller of the property.  As of June 30, 2007, the lawsuit has been settled with the seller and the seller paid the Company $16 million, which netted to a gain of $14.7 million in June 2007. As a result, the Company will not acquire the Tribeca hotel.

Various Legal Actions

In addition to the aforementioned litigation, the Company is presently subject to various lawsuits, claims and proceedings arising in the ordinary course of business, none of which, if the outcome is determined to be unfavorable to the Company, are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

Franchise Agreements

Of the 50 hotels in which the Company holds an ownership interest, 49 are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International.  The Company anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  Franchisors provide a variety of benefits for franchisees including national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

The hotel franchise licenses generally specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which the Company must comply.  The franchise licenses obligate the Company to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality, and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

The franchise agreements provide for termination, at the franchisor’s option, upon the occurrence of certain events, including the Company’s failure to pay royalties and fees or perform its other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor, or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel.  The franchise agreements will not renew automatically upon expiration.  The 49 hotels’ franchise licenses, including eight joint venture hotels, will expire as follows:

Year of Expiration	Number of Hotels
2007	1
2008	2
2009	2
2010	1
2011	1
2012	2
2013	4
2014	1
2015	1
2016	2
2017	10
2018	3
2019	6
2020	1
2022	3
2023	1
2024	3
2025	1
2026	1
2027	2
2031	1

The Company received written notification from a franchisor that the franchise license agreements for three of its hotels, which expire in January 2008, March 2009 and November 2010, will not be renewed.  The franchisor has notified the Company that it will not extend any of the three franchise licenses beyond the end of 2007 due to the Merger.  The Company may decide to change the brand of the hotels prior to the expiration date.  The expiration of these licenses is not expected to have a material impact on the Company’s results of operations in the future.  There can be no assurance that other licenses will be renewed upon the expiration thereof.  Such future non-renewals could have a material adverse effect on the Company.

The Company’s franchisors periodically inspect the Company’s hotels to ensure that they meet certain brand standards primarily pertaining to the condition of the property and its guest service scores.  As of June 30, 2007, the Company was not in default at any hotels for product improvement issues and/or low guest service scores. The failure by the Company to cure any future defaults at multiple properties and the potential subsequent terminations of franchise agreements by its franchisors related to these defaults could have a material adverse effect on the Company’s financial statements and/or results of operations.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Financial Statements of Discontinued Business

As of December 31, 2007 and 2006 and

for the years ended December 31, 2007, 2006 and 2005

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Table of Contents

For the years ended December 31, 2007, 2006 and 2005

Report of Independent Auditors

To the Partners of

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

In our opinion, the accompanying combined consolidated balance sheets of discontinued business and the related combined consolidated statements of discontinued operations, of changes in partners’ equity (deficit) of discontinued business and of cash flows of discontinued business present fairly, in all material respects, the financial position of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1), L.P. (collectively the “RLJ Funds”) as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the RLJ Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 19, 2008

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Balance Sheets of Discontinued Business

December 31, 2007, and 2006

(Dollars in thousands, except per share data)

	December 31,
	2007	2006
Assets
Investment in hotel properties, net	$608,128	$514,732
Cash and cash equivalents	22,235	20,023
Restricted cash reserves	11,687	8,897
Hotel receivables, net of allowance of $166 and $296, respectively	4,374	3,472
Deferred financing costs, net	1,506	2,059
Prepaid expense and other assets	4,589	4,891
Total assets	$652,519	$554,074

Liabilities and Partners’ Equity
Borrowings under credit facility	$—	$1,696
Mortgage loans	414,558	350,196
Accounts payable and accrued expense	20,996	15,982
Advance deposits	640	372
Accrued interest	2,088	1,711
Total liabilities	438,282	369,957

Partners’ Equity
Partners’ capital	112,812	96,435
Series A preferred shares, no par value, 12.5%, 220 shares authorized, 220 shares issued and outstanding at both December 31, 2007 and 2006	57	57
Accumulated other comprehensive (loss) income	(4,072)	1,084
Retained earnings	105,440	86,541
Total partners’ equity	214,237	184,117

Total liabilities and partners’ equity	$652,519	$554,074

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Discontinued Operations

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

	For the years ended December 31,
	2007	2006	2005
Revenue
Hotel operating revenue
Room revenue	$141,939	$135,956	$60,643
Food and beverage revenue	17,531	19,249	10,146
Other operating department revenue	6,527	6,277	2,807
Total hotel operating revenue	165,997	161,482	73,596

Other income	934	2,357	559
Total revenue	166,931	163,839	74,155

Expense
Hotel operating expense
Room	29,349	29,158	13,587
Food and beverage	13,142	15,246	8,955
Other direct	3,316	3,328	1,205
Other indirect	50,682	51,117	23,021
Total hotel operating expense	96,489	98,849	46,768

Depreciation and other amortization	16,058	20,210	8,879
Real estate and personal property tax, ground rent and insurance	8,789	8,026	3,695
General and administrative	1,452	1,163	776
Total operating expense	122,788	128,248	60,118

Operating income	44,143	35,591	14,037

Interest income	695	629	201
Interest expense	(26,040)	(26,311)	(12,337)

Income before gain on sale of properties	18,798	9,909	1,901

Gain on sale of properties	115	76,418	—

Net income	18,913	86,327	1,901

Distributions to preferred shareholders	(14)	(14)	(13)

Net income available to partners	$18,899	$86,313	$1,888

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Changes in Partners’

Equity (Deficit) of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

	Partners’ capital	Preferred shares	Accumulated other comprehensive income (loss)	Retained earnings (deficit)	Total partners’ equity (deficit)
Balance at December 31, 2004	$—	$—	$359	$(1,660)	$(1,301)

Components of comprehensive income:
Net income	—	—	—	1,901	1,901
Net unrealized gain on interest rate derivatives	—	—	1,501	—	1,501
Total comprehensive income					3,402
Partners’ contributions	204,227	—	—	—	204,227
Partners’ distributions	(3,561)	—	—	—	(3,561)
Issuance of preferred shares, net of offering costs of $53	—	57	—	—	57
Distributions to preferred shareholders	—	—	—	(13)	(13)
Balance at December 31, 2005	200,666	57	1,860	228	202,811

Components of comprehensive income:
Net income	—	—	—	86,327	86,327
Reclassification adjustment for gains included in net income	—	—	98	—	98
Net unrealized loss on interest rate derivatives	—	—	(874)	—	(874)
Total comprehensive income					85,551
Partners’ contributions	53,200	—	—	—	53,200
Partners’ distributions	(157,431)	—	—	—	(157,431)
Distributions to preferred shareholders	—	—	—	(14)	(14)
Balance at December 31, 2006	96,435	57	1,084	86,541	184,117

Components of comprehensive income:
Net income	—	—	—	18,913	18,913
Reclassification adjustment for losses included in net income	—	—	(127)	—	(127)
Net unrealized loss on interest rate derivatives	—	—	(5,029)	—	(5,029)
Total comprehensive income	—	—	—	—	13,757
Partners’ contributions	45,777	—	—	—	45,777
Partners’ distributions	(29,400)	—	—	—	(29,400)
Distributions to preferred shareholders	—	—	—	(14)	(14)
Balance at December 31, 2007	$112,812	$57	$(4,072)	$105,440	$214,237

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Cash Flows of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

	For the y ear ended
	December 31,
	2007	2006	2005
Cash flows from operating activities
Net income	$18,913	$86,327	$1,901
Adjustments to reconcile net income to cash flow provided by operating activities
Gain on sale of properties	(115)	(76,418)	—
Depreciation and amortization	16,058	20,189	8,879
Amortization of deferred financing costs	1,106	1,545	665
Unrealized loss (gain) on interest rate swaps	127	(98)	58
Changes in assets and liabilities:
Hotel receivables, net	(613)	2,878	(3,102)
Prepaid expenses and other assets	(449)	895	1,326
Accounts payable and accrued expenses	709	(3,844)	(6,814)
Due to affiliates	—	—	(41)
Funding of real estate tax and insurance escrows, net	(302)	3,849	779
Advance deposits	216	348	(78)
Accrued interest	377	433	1,228

Net cash flow provided by operating activities	36,027	36,104	4,801

Cash flows from investing activities
Acquisition of hotel properties, net of cash acquired	(89,758)	(88,652)	(408,209)
Improvements and additions to hotel properties	(20,289)	(35,670)	(5,360)
Proceeds from sale of properties	—	225,980	—
Funding of restricted cash reserves, net	(2,244)	(7,163)	(3,010)

Net cash flow (used in) provided by investing activities	(112,291)	94,495	(416,579)

Cash flows from financing activities
Borrowings under credit facility	51,157	82,645	139,150
Repayment under credit facility	(52,853)	(90,449)	(179,625)
Proceeds from mortgage loans	65,371	98,276	266,712
Payment of mortgage principal	(1,009)	(111,778)	(29)
Proceeds from partner contributions	45,777	53,200	204,227
Payment of limited partner distributions	(29,400)	(157,431)	(3,561)
Net proceeds from issuance of preferred shares	—	—	57
Payment of preferred shareholder distributions	(14)	(14)	(13)
Payment of deferred financing costs	(553)	(682)	(2,085)

Net cash flow provided by (used in) financing activities	78,476	(126,233)	424,833

Net change in cash and cash equivalents	2,212	4,366	13,055
Cash and cash equivalents, beginning of period	20,023	15,657	2,602

Cash and cash equivalents, end of period	$22,235	$20,023	$15,657

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

1.              Organization

RLJ Urban Lodging Funds (the “RLJ Funds”) comprises RLJ Urban Lodging Fund, L.P. (the “Initial Fund”), which was formed in the state of Delaware on August 26, 2004, and RLJ Urban Lodging Fund (P.F. #1), L.P. (the “Parallel Fund”), which was formed in the state of Delaware on November 4, 2004. The General Partner of the RLJ Funds is RLJ Capital Partners, LLC (the “General Partner”), a Delaware corporation. The RLJ Funds will continue until October 22, 2011, unless sooner dissolved pursuant to the terms of the Partnership Agreements or by operation of law.

The RLJ Funds were formed to acquire, own, hold for investment and ultimately dispose of upscale, focused or limited-service hotels and compact full-service hotels serving urban markets in the United States of America, Canada and Puerto Rico. The Parallel Fund was organized to operate identically to the Initial Fund, sharing ratably in all investments. The Initial Fund and the Parallel Fund are separate companies that do not have ownership interest in each other; however, through their respective wholly-owned subsidiaries, they jointly own a 100% interest in RLJ Urban Lodging Master, LLC (the “Master Company”).

The Initial Fund owns a 100% interest in RLJ Urban Lodging REIT, LLC (the “Initial REIT”). The Initial REIT is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code (the “Code”). The Parallel Fund owns a 100% interest in RLJ Urban Lodging REIT (P.F. #1), LLC (the “Parallel REIT”). The Parallel REIT is a real estate investment trust as defined in the Code. The Initial REIT and the Parallel REIT are collectively referred to as the “Investment REITs.”

Each investment made by the RLJ Funds is made through the Investment REITs. The Investment REITs make investments through the Master Company, which was organized in the state of Delaware on November 16, 2004. The Initial REIT and the Parallel REIT each own a percentage of the Master Company in proportion to the capital contributions made to the Initial Fund and the Parallel Fund, respectively. Together, the Investment REITs own a 100% interest in the Master Company. Substantially all of the RLJ Funds’ and Investment REITs’ assets are held by, and all of their operations are conducted through, the Master Company or a wholly-owned subsidiary of the Master Company.

The RLJ Funds had no operations prior to October 22, 2004, at which time the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (the “LP Agreement”) became effective. On December 1, 2004, the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (P.F. #1) (the “LP PF1 Agreement”) became effective. Collectively, both agreements are referred to as the “LP Agreements.” On December 17, 2004, March 31, 2005 and April 5, 2005 (final close), the Initial Fund completed subsequent closings, admitting additional limited partners to the partnership.

As of December 31, 2007, the RLJ Funds owned interests in 22 hotels with 4,061 suites/rooms located in Alabama, Arizona, Colorado, Georgia, Illinois, Maryland, Massachusetts, New Jersey, New York, Ohio, Texas and the District of Columbia. The RLJ Funds, through wholly-owned subsidiaries, own 100% equity interests in all of the hotels. All of the hotels are leased to the Master Company’s taxable REIT subsidiary, RLJ Urban Lodging REIT Sub, Inc. (the “REIT Sub”), or a wholly-owned subsidiary of the REIT Sub. Each hotel is leased under a participating lease that provides for rental payments equal to the greater of (i) a base rent or (ii) a percentage rent based on

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

hotel revenues.  Lease revenue from the REIT Sub and its wholly-owned subsidiaries is eliminated in consolidation.   An independent hotel operator manages each hotel.

On August 12, 2007, the RLJ Funds entered into an initial merger agreement with Inland American Real Estate Trust, Inc. (“Inland”) to acquire the Master Company for $900.0 million.  On October 16, 2007, Inland notified the RLJ Funds that they intended to proceed with the merger and paid an initial nonrefundable deposit towards the sale.   This merger was consummated on February 8, 2008.

2.              Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The combined consolidated financial statements include the accounts of the RLJ Funds and their wholly-owned subsidiaries (the Investment REITs, the Master Company and its subsidiaries and the REIT Sub and its subsidiaries). All significant inter-company balances and transactions have been eliminated in consolidation.

The Initial Fund and the Parallel Fund are separate entities that do not have ownership interest in each other but are under the common control of the General Partner and, likewise, the Initial REIT and the Parallel REIT are separate companies that do not have ownership interest in each other. The consolidated financial statements of the Initial Fund and the Parallel Fund have been combined based on their common control and to provide useful information regarding the combined and shared businesses and operations of the RLJ Funds.

On February 8, 2008 the merger transaction with Inland was consummated. The merger included the Master Company and all of its subsidiaries, which includes substantially all of the balances and operations reported in these combined consolidated financial statements.

In accordance with SFAS 144, the Master Company and its subsidiaries are considered held for sale and are reported in discontinued operations.  Since this includes substantially all balances and operations of the combined consolidated funds, the RLJ Funds are presenting Combined Consolidated Financial Statements of Discontinued Business to appropriately identify the balances and operations reported.  These statements include the amounts related to the RLJ Funds and the Investment REITs that are not discontinued operations.

The balances below relate to entities that were not sold as part of the merger transaction but which have been included in the Combined Consolidated Balance Sheets of Discontinued Business and the Combined Consolidated Statements of Discontinued Operations.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

	As of
	December 31,
	2007	2006

Cash and cash equivalents	$104	$94
Receivables	4	—
Deferred financing costs	—	34
Prepaid expense and other assets	—	40
Total assets	108	168

Borrowings under credit facility	—	1,696
Accounts payable and accrued expenses	107	82
Total liabilities	107	1,778

Partners’ capital	17	30
Retained loss	(16)	(1,640)
Total liabilities and partners’ capital	$108	$168

	For the year ended
	December 31,
	2007	2006	2005
General and administrative expense	$80	$118	$68
Interest income	—	(6)	(20)
Interest expense	34	207	239
Income tax expense	38	8	(2)
Net loss	152	327	285
Distributions to preferred shareholders	(14)	(14)	(13)
Net loss available to partners	$166	$341	$298

In addition, there were five hotels that were sold prior to the merger transaction which have also been included in the Combined Consolidated Financial Statements of Discontinued Business.  See Note 4 for related account balances.

Reclassifications

Certain amounts in the prior year combined consolidated financial statements have been reclassified to conform with the current year presentation with no effect on previously reported net income, equity or cash flows.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the amounts of

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The RLJ Funds’ revenue comprises hotel operating revenue, such as room revenue, food and beverage revenue and revenue from other hotel operating departments (such as telephone, parking and business centers). These revenues are recorded net of any sales and occupancy taxes collected from guests. All rebates or discounts are recorded as a reduction in revenue, and there are no material contingent obligations with respect to rebates and discounts offered by the hotels. All revenues are recorded on an accrual basis as earned. Appropriate allowances are made for doubtful accounts and are recorded as bad debt expense. Cash received prior to guest arrival is recorded as an advance from the guest and recognized as revenue at the time of occupancy. The remaining revenue is from guaranteed payments pursuant to certain management agreements. For the years ended December 31, 2007, 2006 and 2005, the RLJ Funds earned approximately $712, $1.5 million and $559, respectively, from Marriott International related to certain provisions in the management agreement for the Residence Inn by Marriott Boston/Cambridge hotel that guarantees a certain return to the RLJ Funds for a three year period ending in November 2008.

Incentive payments received pursuant to entry into management agreements are deferred and amortized into income over the life of the respective agreements. In 2005, the RLJ Funds received incentive payments of approximately $3.3 million related to purchasing hotels and entering into or amending management agreements with Marriott International for management of the Residence Inn by Marriott Boston/Cambridge and the Residence Inn Poughkeepsie hotels, which will be recognized over the remaining terms of the management agreements. For the years ended December 31, 2007, 2006, and 2005, there is approximately $3.0 million, $3.1 million and $3.3 million, respectively, remaining to be recognized. The RLJ Funds received no incentive payments during the years ended December 31, 2007 and 2006.

In October 2007, the atrium at the Embassy Suites Hotel Baltimore-North collapsed.  As of December 31, 2007, the RLJ Funds have recorded a receivable from the insurance company of $1.5 million, included in prepaid expenses and other assets in the combined consolidated financial statements, related to the construction and business interruption costs associated with the claims.  In addition, during the year ended December 31, 2007, the RLJ Funds have recognized $750 in business interruption recoveries, included in room revenue in the combined consolidated financial statements.

Fair Value of Financial Instruments

Fair value is determined by using available market information and appropriate valuation methodologies. The RLJ Funds’ financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, borrowings under the credit facility, mortgage loans, swaps and caps. Due to their short maturities, cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at amounts that reasonably approximate fair value. As borrowings under the credit facility and the variable rate mortgages bear interest at variable market rates, carrying values approximate market value at December 31, 2007 and 2006. Fair value of interest rate swaps and caps are estimated at amounts that the RLJ Funds would receive or pay to terminate the agreements at the reporting dates, taking into consideration interest rates and the credit

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

worthiness of the counter parties. At December 31, 2007 and 2006, the market value of the fixed rate mortgages approximated fair value as the interest rates associated with the borrowings approximated the market rate available for similar types of borrowing arrangements for the RLJ Funds.

Investment in Hotel Properties

Hotel acquisitions consist almost exclusively of land, building, furniture, fixtures and equipment and inventory. The RLJ Funds allocate the purchase price among these asset classes based on their respective fair values in accordance with Statement of Financial Accounting Standards, or SFAS, 141, “Business Combinations.” When the RLJ Funds acquire properties, they acquire them for use. The only intangible assets typically acquired consist of miscellaneous operating agreements, all of which are short-term in nature and which are at market rates. The RLJ Funds do not generally acquire any significant in-place leases or other intangible assets (e.g., management agreements, franchise agreements or trademarks) when hotels are acquired. In conjunction with the acquisition of a hotel, the RLJ Funds typically negotiate new franchise and management agreements with the selected brand and manager.

The RLJ Funds’ investments in hotel properties are carried at cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and three to five years for furniture, fixtures and equipment. Maintenance and repairs are expensed and major renewals or improvements are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts and the related gain or loss included in operations.

The RLJ Funds review the carrying value of each hotel whenever events or changes in circumstances indicate that a hotel’s carrying value may not be recoverable. If facts or circumstances support the possibility of impairment, the RLJ Funds will estimate the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel to reflect the hotel at fair value. The RLJ Funds do not believe that there are any facts or circumstances indicating impairment of any of their investments in hotels.

The RLJ Funds consider each individual hotel to be an identifiable component of the business. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the RLJ Funds do not consider a hotel as “held for sale” until it is probable that the sale will be completed within one year and the other requisite criteria for such classification have been met. Once a hotel is designated as “held for sale” the operations for that hotel are included in discontinued operations.  Due to the merger with Inland the financial statements have been presented as statements of discontinued business.

The RLJ Funds do not depreciate hotel assets so long as they are classified as “held for sale.” Upon designation of a hotel as being “held for sale,” and quarterly thereafter, the RLJ Funds review the carrying value of the hotel and, as appropriate, adjust its carrying value to the lesser of depreciated cost or fair value, less cost to sell, in accordance with SFAS 144. Any such adjustment in the carrying value of a hotel classified as “held for sale” is reflected in discontinued operations. The RLJ Funds include in discontinued operations the operating results of those hotels that are classified as “held for

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

sale” or that have been sold.   In accordance with SFAS 144, the RLJ Funds designated all of its hotels as held for sale on October 16, 2007.

Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Restricted Cash Reserves

All cash that is required to be maintained in a reserve escrow account by a management agreement and/or a mortgage agreement for replacement of furniture, fixtures and equipment and funding of real estate taxes and insurance is considered to be restricted cash reserves.

Deferred Financing Fees

Deferred financing fees relate to costs incurred to obtain long-term financing of hotel properties. Deferred financing fees are recorded at cost and are amortized using the straight-line method, which approximates the effective interest method, over the respective terms of the mortgage loans that are collateralized by the hotel properties and over the term of the credit facility and are included as a component of interest expense. The RLJ Funds recorded amortization expense of $1.1 million, $1.5 million and $665 for the years ended December 31, 2007, 2006 and 2005, respectively. Accumulated amortization at December 31, 2007 and 2006 was approximately $2.2 million and $1.6 million, respectively.

Comprehensive Income

In connection with the RLJ Funds’ adoption of SFAS 133, the RLJ Funds apply the provisions of SFAS 130 “Reporting Comprehensive Income,” which requires reporting and displaying certain information related to comprehensive income. Comprehensive income includes net income and other comprehensive income. Other comprehensive income is comprised of unrealized gains and losses resulting from hedging activities.

Advertising Costs

The RLJ Funds expense advertising costs as incurred. Advertising expense was approximately $476, $650, and $367 for the years ended December 31, 2007, 2006, and 2005, respectively, and is included in other indirect hotel operating expense.

Pre-acquisition Costs

The RLJ Funds incur pre-acquisition costs during their review of potential property acquisitions, including legal fees, architectural costs, environmental reviews and market studies. These costs are included in prepaid expenses and other current assets until the property is either acquired or the deal is abandoned. Pre-acquisition costs related to properties that are acquired are reclassified to investment in hotel properties at the time of acquisition. Pre-acquisition costs related to deals that are abandoned are expensed to general and administrative expense at the time of abandonment.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

Derivative/Financial Instruments

In the normal course of business, the RLJ Funds are exposed to the effects of interest rate changes. As of December 31, 2007, virtually none of the RLJ Funds’ borrowings were subject to variable rates. The RLJ Funds limit the risks associated with interest rate changes by following the RLJ Funds’ established risk management policies and procedures, including the use of derivatives. The RLJ Funds utilize derivative financial instruments to manage, or hedge, interest rate risk. The RLJ Funds attempt to require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential in order to qualify for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the instrument matures.

The RLJ Funds utilize a variety of borrowing vehicles including a credit facility and medium and long-term financings. To reduce the RLJ Funds susceptibility to interest rate variability, the RLJ Funds use interest rate instruments, typically interest rate swaps, to convert a portion of variable rate debt to fixed rate debt. Interest rate differentials that arise under these swap contracts are recognized in interest expense over the life of the contracts. Interest rate swap agreements contain a credit risk that counterparties may be unable to fulfill the terms of the agreement. The RLJ Funds have minimized that risk by evaluating the creditworthiness of their counterparties, who are limited to major banks and financial institutions, and we do not anticipate nonperformance by the counterparties.

Gains and losses on swap agreements determined to be effective hedges are reported in other comprehensive income and are reclassified to earnings in the period in which earnings are affected by the underlying hedged item. The ineffective portion of all hedged items is recognized in earnings in the current period. At December 31, 2007, the fair value of the swap agreements was a liability of approximately $4.2 million and an asset of approximately $29 and was recorded in the accompanying combined consolidated financial statements in accounts payable and accrued expense and prepaid expenses and other assets, respectively.  At December 31, 2006, the fair value of the swap agreements was an asset of $1.3 million and a liability of $224 and was recorded in the accompanying combined consolidated financial statements in prepaid expenses and other assets and accounts payable and accrued expense, respectively.

Distributions

The RLJ Funds are required to make quarterly distributions to the General Partner and limited partners in accordance with the LP Agreements. Distributable proceeds are apportioned among the General Partner and the limited partners in proportion to their respective percentage interests and then distributed to each partner (i) first, to partners until each has received a hurdle return of 9%, (ii) second, to partners until each partners’ respective unreturned invested equity is reduced to zero, and (iii) thereafter 80% to limited partners and 20% to the General Partner. As of December 31, 2007, an aggregate of approximately $190.4 million had been distributed to partners.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

The RLJ Funds, through wholly-owned subsidiaries, make distributions to preferred shareholders semi-annually on June 30 and December 31 each year. As of December 31, 2007, an aggregate of approximately $41 had been distributed to preferred shareholders.

Allocation of Profits and Losses

Profits and losses of the RLJ Funds are allocated to the General Partner and limited partners in accordance with the LP Agreements. Profits and losses are apportioned among the General Partner and the limited partners in proportion to their respective percentage interests (i) first, to partners until each has received a hurdle return of 9%, (ii) second, to partners until each partners’ respective unreturned invested equity is reduced to zero, and (iii) thereafter 80% to limited partners and 20% to the General Partner.

Income Taxes

The Investment REITs have elected to be taxed as real estate investment trusts under Sections 856 through 860 of the Internal Revenue Code commencing with their taxable years ended December 31, 2004. To qualify as a REIT, each Investment REIT must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners. The Investment REITs’ current intention is to adhere to these requirements and maintain the qualification for taxation as REITs. As REITs, the Investment REITs generally are not subject to federal corporate income tax on that portion of net income that is currently distributed to owners. If the Investment REITs fail to qualify for taxation as a REIT in any taxable year, they will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Investment REITs qualify for taxation as REITs, the Investment REITs may be subject to certain state and local taxes on their income and property, and to federal income and excise taxes on their undistributed taxable income.

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. As a wholly-owned taxable REIT subsidiary of the Master Company, the REIT Sub is required to pay income taxes at the applicable rates.

The Initial Fund and the Parallel Fund have made no provision for federal or state income taxes (other than the provisions consolidated from wholly-owned subsidiaries), since the profits and losses are reported by the individual partners.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” (“FIN 48”).  FIN 48 will go into effect for nonpublic companies for annual periods beginning after December 15, 2007.  FIN 48 clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position when it is more likely than not, based on its technical merits, that the position will be sustained upon examination and the cumulative effect of the change in accounting principle is to be recorded as an adjustment to opening retained earnings. The RLJ Funds do not believe adoption of FIN 48 will have a material impact on the RLJ Funds’ results of operations or cash flows.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

In September 2006, the FASB issued Statement of Financial Accounting Standard No. 157, “Fair Value Measurement,” (“SFAS 157”) effective for fiscal years beginning after November 15, 2007, with an additional one year deferral for non-financial assets and non-financial liabilities that are recognized or disclosed at fair value. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. The RLJ Funds do not believe adoption of SFAS 157 will have a material impact on the RLJ Funds’ results of operations or cash flows.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting for Parent Companies and Equity Method Investors for Investments in Investment Companies.” This SOP provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Guide”). Entities that are within the scope of the Guide are required, among other things, to carry their investments at fair value, with changes in fair value included in earnings. The effective date of the provisions of this SOP have been deferred indefinitely.

In December 2007, FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations (FAS 141)” and No. 160, “Noncontrolling Interests in Consolidated Financial Statements, and amendment of ARB No. 51 (FAS 160)”.  The revised standards continue the movement toward the greater use of fair values in financial reporting. FAS 141(R) significantly changes how business acquisitions are accounted for and the impact on the financial statements both on the acquisition date and in subsequent periods.  FAS 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity.  FAS 141(R) will be applied prospectively.  FAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests.  All other requirements of FAS 160 shall be applied prospectively.  FAS 141(R) and FAS 160 are effective for both public and private companies for fiscal years beginning on or after December 15, 2008.  The RLJ Funds are currently evaluating the impact of the adoption of SFAS’s No. 141(R) and No. 160.

3.              Acquisition of Hotel Properties

On February 1, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 154-room Hilton Garden Inn Colorado Springs hotel for a total cost of approximately $12.6 million, excluding financing fees. The hotel is located in Colorado Springs, Colorado. White Lodging Services was engaged to manage the hotel.  The acquisition was financed using proceeds from a mortgage loan of approximately $8.9 million that is collateralized by the hotel and borrowings on the credit facility.

On March 16, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 155-room Doubletree Guest Suites Atlanta-Galleria hotel for a total cost of approximately $11.6 million, excluding financing fees. The hotel is located in Atlanta, Georgia. Noble Investment Group was engaged to manage the hotel.  The acquisition was financed using proceeds from a mortgage loan of approximately $7.6 million that is collateralized by the hotel and borrowings on the credit facility.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

On May 22, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 162-room Homewood Suites near the Galleria hotel for a total cost of approximately $23.6 million, excluding financing fees. The hotel is located in Houston, Texas. White Lodging Services was engaged to manage the hotel.  The acquisition was financed using proceeds from a mortgage loan of approximately $15.5 million that is collateralized by the hotel and borrowings on the credit facility.

On July 26, 2006, the RLJ Funds, through a wholly-owned subsidiary, acquired a 100% interest in the 158-room Hyatt Place Medford for a total cost of approximately $16.1 million, excluding financing fees. The hotel is located in Medford, Massachusetts. The hotel has undergone a conversion from an Amerisuites to a Hyatt Place hotel, which was completed in mid-2007.  Select Hotels Group, LLC, an affiliate of Hyatt Hotels, was engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. On August 11, 2006, management entered into a mortgage agreement of approximately $10.6 million that is collateralized by the hotel.

On August 28, 2006, the RLJ Funds, through a wholly-owned subsidiary, acquired a 100% interest in the 203-room Courtyard Fort Worth Downtown/Blackstone hotel for a total cost of approximately $26.0 million, excluding financing fees. The hotel is located in Fort Worth, Texas. Marriott International was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $16.1 million that is collateralized by the property and borrowings on the credit facility.

On June 20, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 179-room Hilton Garden Inn Burlington hotel for a total cost of approximately $23.2 million.  The hotel is located in Burlington, Massachusetts.  Urgo Hotels has been engaged to manage the hotel.  The acquisition was financed using proceeds from a mortgage loan of approximately $15.5 million and borrowings on the credit facility.

On June 26, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 117-room Hilton Garden Inn San Antonio hotel for a total cost of approximately $15.8 million.  The hotel is located in San Antonio, Texas.  White Lodging Services has been engaged to manage the hotel.  The acquisition was financed using proceeds from a mortgage loan of approximately $10.4 million and borrowings on the credit facility.

On July 19, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 203-room Courtyard Newark Elizabeth hotel for a total cost of $23.3 million. The hotel is located in Elizabeth, New Jersey. Marriott International has been engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $16.0 million that is collateralized by the hotel and borrowings on the credit facility.

On July 19, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 198-room Residence Inn Newark Elizabeth hotel for a total cost of $26.9 million. The hotel is located in Elizabeth, New Jersey. Marriott International has been engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of $17.7 million that is collateralized by the hotel and borrowings on the credit facility.

The allocation of the total costs of the acquired assets based on their fair values was as follows:

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

	December 31,
	2007	2006

Land	$12,698	$12,792
Building	71,958	72,240
Furniture, fixtures, and equipment	4,509	4,969
Assets acquired	$89,165	$90,001

4.              Discontinued Operations

Effective December 8, 2005, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Lincoln Suites hotel, which was acquired in August of 2005, with expected net sales proceeds of approximately $14.5 million. The asset was classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. On February 7, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Lincoln Suites hotel for $14.5 million, resulting in a gain of approximately $5.4 million.  Total revenues related to the asset of approximately $300 and $1.7 million, respectively, comprised primarily of hotel operating revenues, and loss before income tax expense related to the asset of $21 and $482, respectively, for the years ended December 31, 2006 and 2005.  There was no significant activity related to this asset in 2007.

Effective July 21, 2006, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport with expected net sale proceeds of approximately $215.0 million. The assets were classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended.. On October 4, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport for $215.0 million, resulting in a gain of approximately $71.0 million. Total revenues related to the assets of approximately $32.8 million and $26.0 million, respectively, comprised primarily of hotel operating revenues, and income before income tax expense related to the assets of $4.0 million and $3.2 million, respectively, for the years ended December 31, 2006 and 2005.   There was no significant activity for these four hotels in 2007.

Effective October 16, 2007, the RLJ Funds through wholly-owned subsidiaries, entered into a merger agreement related to the Master Company, with expected proceeds of $900.0 million.  The entire remaining hotel portfolio, consisting of 22 hotel assets, was classified as held for sale at that time because the merger was expected to occur within one year, and accordingly depreciation was suspended.  Since this merger includes substantially all balances and operations of the combined consolidated funds, we are presenting Combined Consolidated Balance Sheets of Discontinued Business and Combined Consolidated Statements of Discontinued Operations to appropriately identify the balances and operations reported.  These statements include the following amounts related to the five assets discussed above that were not part of the merger transaction:

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

	As of
	December 31,
	2007	2006

Hotel receivables	$—	$288
Prepaid expense and other assets	—	40
Total assets of hotels held for sale	—	328

Accounts payable and accrued expense	—	156
Total liabilities of hotels held for sale	$—	$156

	For the year ended
	December 31,
	2007	2006	2005

Total hotel operating revenue	$—	$32,029	$27,736
Other income	—	814	—
Total revenue	—	32,843	27,736

Total hotel operating expense	(86)	20,044	15,245
Depreciation and other amortization	—	2,473	3,465
Real estate tax, personal property tax and insurance	—	1,606	1,456
General and administrative	—	41	10
Total operating expense	(86)	24,164	20,176

Operating income	86	8,679	7,560
Interest income	3	30	7
Interest expense	—	(4,690)	(3,882)
Gain on sale of properties	115	76,418	—
Income from discontinued operations	$204	$80,437	$3,685

5.              Investment in Hotel Properties

Investment in hotel properties as of December 31, 2007 and 2006 consisted of the following:

	December 31,
	2007	2006

Land	$84,555	$71,827
Buildings and improvements	489,644	408,724
Furniture, fixtures, and equipment	73,290	57,503
	647,489	538,054
Accumulated depreciation	(39,361)	(23,322)
Investment in hotel properties, net	$608,128	$514,732

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

Total depreciation expense for the years ended December 31, 2007, 2006, and 2005 was $16.0 million, $20.2 million and $8.7 million, respectively.

Total depreciation expense for the year ended December 31, 2007 includes an out-of-period revision to reduce depreciation expense by approximately $693 to adjust for an incorrect prior period depreciable life assignment for certain hotel improvements.  The RLJ Funds do not believe this adjustment is material to the combined consolidated financial statements for the year ended December 31, 2007 or December 31, 2006 and as a result, has not restated its combined consolidated financial statements for the year ended December 31, 2006.

6.              Long-Term Debt

Credit facility

The RLJ Funds, through wholly-owned subsidiaries, maintained a credit facility that provided for borrowings of up to $45.0 million.  The credit facility was collateralized by the partners’ committed and uncalled capital of the RLJ Funds and was guaranteed by the RLJ Funds. The credit facility expired on October 22, 2007.

Borrowings under the credit facility bore interest at variable rates equal to the London InterBank Offered Rate (“LIBOR”) plus a margin of 0.875%. For the years ended December 31, 2007, 2006, and 2005, the weighted average interest rate for borrowings under the credit facility was approximately 6.4%, 6.0%, and 4.1%, respectively.  The RLJ Funds incurred interest expense related to the credit facility of approximately $577, $572, and $1.6 million for the years ended December 31, 2007, 2006, and 2005, respectively. Additionally, there was an unused commitment fee of 0.175% on the unused portion of the credit facility. The RLJ Funds incurred an unused commitment fee of approximately $40, $120, and $78 for the years ended December 31, 2007, 2006, and 2005, respectively.  At December 31, 2006 the RLJ Funds had approximately $1.7 million in outstanding borrowings under the credit facility. At December 31, 2006 the RLJ Funds had approximately $40.6 million available for borrowing.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

Mortgage Loans

As of December 31, 2007 and 2006, the RLJ Funds are subject to the following mortgage loans:

						Principal Balance at
		Interest Rate at		Date of	Maturity	December 31,
	Lender	December 31. 2007		Borrowing	Date	2007	2006

Doubletree Hotel Washington D.C.	Wells Fargo	5.75%	(i)(vi)	4/4/2004	11/4/2007	$26,397	$26,702
Courtyard Fort Meade at National Business Park	Wells Fargo	6.84%	(i)(viii)	4/20/2005	4/20/2008	14,400	14,400
Hilton Suites Phoenix	Capmark	5.41%	(vii)	6/14/2005	7/1/2010	23,026	23,200
Embassy Suites Hotel Cleveland-Beachwood	Capmark	5.41%	(vii)	6/14/2005	7/1/2010	15,384	15,500
Marriott Chicago at Medical District/UIC	Capmark	5.54%	(i)(v)	7/7/2005	7/7/2008	13,000	13,000
Atlanta Marriott Century Center	Wells Fargo	6.52%	(ii)(v)	9/9/2005	9/1/2008	16,705	16,705
Hilton Garden Inn Downtown Washington D.C.	Wachovia Securities	5.45%	(v)	9/15/2005	9/15/2015	61,000	61,000
Hampton Inn & Suites Denver Downtown	Capmark	6.69%	(i)(v)	12/2/2005	1/9/2009	11,880	11,880
Residence Inn Inner Harbor	Midland	6.11%	(i)(v)	7/19/2006	8/9/2008	28,280	28,280
Courtyard Birmingham Downtown UAB	Capmark	6.45%	(ix)	10/14/2005	10/17/2008	10,500	10,500
Embassy Suites Hotel Baltimore-North	Wells Fargo	6.61%	(iv)(v)	10/26/2005	10/26/2008	13,943	12,991
Residence Inn Poughkeepsie	Capmark	6.20%	(i)(v)	11/6/2005	12/9/2008	13,350	13,350
Residence Inn by Marriott Boston/Cambridge	Capmark	6.74%	(i)(v)	10/4/2005	11/4/2008	44,000	44,000
Hilton Garden Inn Colorado Springs	Capmark	5.99%	(v)	2/1/2006	3/1/2011	8,850	8,850
Doubletree Guest Suites Atlanta-Galleria	Wells Fargo	6.94%	(i)(v)	3/16/2006	3/16/2009	10,085	7,712
Homewood Suites Near the Galleria	Capmark	7.00%	(i)(v)	5/22/2006	5/22/2009	15,500	15,500
Hyatt Place Medford	Capmark	7.07%	(i)(v)	8/11/2006	8/11/2009	12,906	10,610
Courtyard Fort Worth Downtown/Blackstone	Capmark	6.93%	(x)	8/25/2006	12/1/2013	15,673	16,016
Hilton Garden Inn Burlington	Wells Fargo	6.93%	(i)(v)	6/10/2007	6/20/2010	15,529	n/a
Hilton Garden Inn San Antonio	Capmark	6.93%	(i)(v)	6/26/2007	6/26/2010	10,420	n/a
Courtyard Newark Elizabeth	Capmark	6.79%	(i)(v)	7/19/2007	8/9/2010	16,030	n/a
Residence Inn Newark Elizabeth	Capmark	6.79%	(i)(v)	7/19/2007	8/9/2010	17,700	n/a

						$414,558	$350,196

(i)  Variable interest rate that is effectively fixed by a swap agreement

(ii)  Variable interest rate:  $7.3 million is effectively fixed by a swap agreement

(iii)  Variable interest rate:  $10.5 million is effectively fixed by a swap agreement

(iv)  Variable interest rate:  $13.9 million is effectively fixed by a swap agreement

(v)  Monthly interest only with no principal reductions

(vi)  Monthly interest only payments through 2006; quarterly principal payments due thereafter

(vii)  Monthly interest only payments through July 2007; monthly principal payments due thereafter

(viii)  Monthly interest only payments through June 2008; quarterly principal payments due thereafter

(ix)  Monthly interest only payments through September 2010; monthly principal payments due thereafter

(x)  Monthly interest and principal payments

Each mortgage loan is collateralized by the respective property, and all of the mortgage loans allow for prepayment without penalty after the first 12 to 60 months of the term.  As part of the merger transaction with Inland that was consummated on February 8, 2008, all mortgage balances were either assumed by Inland or paid in full by the RLJ Funds.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

As of December 31, 2007, future minimum principal payments on mortgage notes are as follows:

2008	$181,632
2009	51,492
2010	82,672
2011	24,828
2012	1,614
Thereafter	72,320
$414,558

7.     Commitments and Contingencies

Ground Leases

The Courtyard Birmingham Downtown UAB hotel and the Atlanta Century Center hotel are subject to ground leases with terms extending out to 2033 and 2058, respectively. Ground lease expense for the years ended December 31, 2007, 2006, and 2005 was $115, $150, and $199, respectively.  Future minimum ground lease payments are as follows:

2008	$104
2009	104
2010	104
2011	104
2012	104
Thereafter	2,902
$3,422

Restricted Cash Reserves

The RLJ Funds are obligated to maintain reserve funds for capital expenditures at the hotels (including the periodic replacement or refurbishment of furniture, fixtures and equipment) as determined pursuant to the management agreements and/or mortgage agreements. The management agreements and/or mortgage agreements require the RLJ Funds to reserve restricted cash ranging from 2% to 5% of the individual hotel’s revenues and maintain the reserves in restricted cash reserve escrows. Amounts will be capitalized as incurred. Any unexpended amounts will remain the property of the RLJ Funds upon termination of the management agreements. Additionally, some mortgage agreements require the RLJ Funds to reserve restricted cash for the periodic payment of real estate taxes and insurance. As of December 31, 2007 and 2006, respectively, approximately $11.7 million and $8.9 million was available in restricted cash reserves for future capital expenditures, real estate taxes and insurance.

Management Agreements

The RLJ Funds’ hotel properties are operated pursuant to long-term agreements with terms ranging from five to 40 years, with nine management companies, including Davidson Hotel Company (three hotels), Hilton Hotels Corporation (two hotels), Hospitality Partners (one hotel), Marriott International (six hotels), Noble Investment Group (two hotels), Urgo Hotels (three hotels), Select Hotels Group, LLC, an affiliate of Hyatt Hotels (one hotel), Stonebridge Realty Advisors (one hotel) and White Lodging Services (three hotels). Each management company receives a base management fee generally between 2.0% and 7.0% of hotel revenues. The management companies are also eligible to receive an incentive management fee if hotel operating income, as defined in the management

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

agreements, exceeds certain thresholds. The incentive management fee is generally calculated as a percentage of hotel operating income after the RLJ Funds have received a priority return on their investment in the hotel. Total management fee expense for the years ended December 31, 2007, 2006, and 2005 was $5.6 million, $5.1 million, and $2.2 million, respectively and is included in other indirect operating expense.

Franchise Agreements

As of December 31, 2007, 14 of the RLJ Funds’ 22 hotels are operated under franchise agreements. The remaining eight hotels are managed by Hilton Hotels Corporation or Marriott International. The management agreements for these hotels allow the property to operate under the respective brand. Pursuant to the franchise and management agreements, the RLJ Funds pay a royalty fee, generally between 2.0% and 6.0% of room revenues, plus additional fees for marketing, central reservation systems and other franchisor costs that amount to between 2.0% and 10.0% of room revenues from the hotels. Total franchise fee expense for the years ended December 31, 2007, 2006, and 2005 was $8.0 million, $8.1 million and $3.1 million, respectively and is included in other indirect operating expense.

Completion Commitment

The RLJ Funds, through wholly-owned subsidiaries, are subject to approximately $4.2 million in completion guarantees with a mortgage holder guarantying the payment of certain future hotel renovations. The RLJ Funds anticipate that these hotel renovations will be complete and the guarantees will be terminated by late-2008.

Litigation

Neither the RLJ Funds nor any of its subsidiaries are currently involved in any regulatory or legal proceedings that management believes will have a material adverse effect on the financial position, operations or liquidity of the RLJ Funds.

8.     Partners’ Equity

Partners’ Capital

As of December 31, 2007, partners had made aggregate capital contributions of approximately $303.2 million. In addition, $12.2 million of advisory fees, which reduce limited partner capital commitments, have been paid by the limited partners to the General Partner. Accordingly, 100% of total capital commitments have been deployed. As of December 31, 2007, the RLJ Funds had made aggregate distributions to partners of approximately $190.4 million.

As of December 31, 2007 and 2006, the General Partner had a capital account balance of $275 and $186, respectively.

Series A Preferred Shares

On January 19, 2005, the Investment REITs (through the Initial REIT and the Parallel REIT) completed two private offerings of 110 shares each (220 shares in the aggregate) of 12.5% cumulative non-voting preferred shares for an aggregate amount of $110. The shares have no par value and have a liquidation value of $500 per share. Dividends are paid semi-annually on June 30 and December 31. The shares are redeemable by the Initial REIT and the Parallel REIT, respectively, for the liquidation

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

value plus accumulated and unpaid dividends plus, if redeemed before 2010, a redemption premium of up to $100 per share. After deducting underwriting discounts and commissions and other offering costs, the Investment REITs raised aggregate net proceeds of approximately $57.

As of December 31, 2007, an aggregate of approximately $41 had been distributed to preferred shareholders.

9.     Financial Instruments: Derivatives and Hedging

The RLJ Funds employ interest rate swaps to hedge against interest rate fluctuations. Unrealized gains and losses are reported in other comprehensive income with no effect recognized in earnings as long as the characteristics of the swap and the hedged item are closely matched. The ineffective portion of all hedges is recognized in earnings in the current period. As of December 31, 2007 and 2006, the RLJ Funds have entered into the following interest rate swaps.

				Fair Value at
	Notional	Swap		December 31,
Hedge Type	Value	Interest Rate	Maturity	2007	2006

Swap-cash flow	$27,500	3.25%	11/4/2007	$—	$501
Swap-cash flow	14,400	4.46%	4/20/2008	6	134
Swap-cash flow	13,000	4.04%	7/1/2008	22	215
Swap-cash flow	25,000	4.87%	7/19/2008	(28)	88
Swap-cash flow	3,280	5.66%	7/19/2008	(93)	(29)
Swap-cash flow	16,705	4.67%	9/1/2008	(61)	116
Swap-cash flow	7,120	4.50%	9/1/2008	(17)	71
Swap-cash flow	10,500	4.70%	10/7/2008	(53)	69
Swap-cash flow	13,910	4.71%	10/26/2008	(81)	90
Swap-cash flow	44,000	4.99%	11/4/2008	(382)	58
Swap-cash flow	6,180	4.86%	11/28/2008	(76)	22
Swap-cash flow	11,500	4.99%	12/7/2008	(116)	13
Swap-cash flow	10,173	5.14%	3/9/2009	(164)	(27)
Swap-cash flow	15,500	5.25%	5/1/2009	(314)	(85)
Swap-cash flow	13,200	5.33%	8/11/2009	(350)	(112)
Swap-cash flow	15,528	5.33%	6/20/2010	(610)	n/a
Swap-cash flow	10,420	5.33%	6/26/2010	(412)	n/a
Swap-cash flow	15,975	5.39%	7/18/2010	(666)	n/a
Swap-cash flow	18,346	5.39%	7/18/2010	(765)	n/a
	$292,237			$(4,160)	$1,124

As of December 31, 2007 and 2006, there was approximately $4.1 million in unrealized losses and $1.1 million,  in unrealized gains, respectively, included in accumulated other comprehensive income, a component of shareholders’ equity, related to interest rate hedges that are effective in offsetting the variable cash flows. For the years ended December 31, 2007, 2006, and 2005, there was approximately $127 in unrealized losses, $98 in unrealized gains, respectively and $58 in unrealized losses, recognized in earnings related to hedges that were ineffective in offsetting the variable cash flows.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

Over time, the unrealized gains and losses reported in accumulated other comprehensive income/loss will be reclassified to earnings. The unrealized gains and losses are reclassified to earnings during the same period the associated hedged items are also recognized in earnings. For the years ended December 31, 2007, 2006, and 2005, the RLJ Funds reclassified $1.3 million, $1.7 million, and $280, respectively of accumulated other comprehensive income to earnings as interest expense in conjunction with interest rate swaps.

10.  Advisory Fees

Pursuant to the terms of the LP Agreements, the General Partner is entitled to receive annual advisory fees directly from the limited partners in consideration for the General Partner providing and managing the day-to-day operations and expenditures of the RLJ Funds, as specifically detailed in the LP Agreements. Total advisory fees due to the General Partner from limited partners for the years ended December 31, 2007, 2006, and 2005, were approximately $3.7 million, $3.9 million, and $3.9 million, respectively.   As of December 31, 2007, all current advisory fees due had been paid. As the combined consolidated financial statements of the RLJ Funds do not include the transactions of the General Partner or any limited partners, none of the advisory fee income, advisory fee expense, advisory fee receivable or advisory fee payable is reflected in these financial statements.

11.  Related Party Transactions

During the years ended December 31, 2007, 2006, and 2005, the RLJ Funds, through wholly-owned subsidiaries, incurred management and franchise fees of approximately $3.2 million, $6.0 million, and $2.3 million, respectively, to affiliates of Marriott International, a related party through its limited partnership interest. As of December 31, 2007 and 2006, the RLJ Funds had amounts due from affiliates of Marriott International of $693 and $1.0 million, respectively.

During the years ended December 31, 2007, 2006, and 2005, the RLJ Funds, through wholly-owned subsidiaries, incurred management and franchise fees of approximately $1.3 million, $7.0 million, and $1.0 million, respectively, to affiliates of Hilton Hotels Corporation, a related party through its limited partnership interest. As of December 31, 2007 and 2006, the RLJ Funds owed affiliates of Hilton Hotels Corporation zero and $238, respectively.

As of December 31, 2007, no employment, service, maintenance or reimbursable contracts exist between the RLJ Funds and any related party.

12.  Income Taxes

The Investment REITs have elected to be taxed as REITs under Sections 856 through 860 of the Code, commencing with their taxable years ended December 31, 2004. To qualify as a REIT, the Investment REITs must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners. The Investment REITs’ current intention is to adhere to these requirements and maintain the Investment REITs’ qualification for taxation as REITs. As REITs, the Investment REITs generally will not be subject to federal corporate income tax on that portion of net income that is currently distributed to shareholders. If the Investment REITs fail to qualify for taxation as REITs in any taxable year, they will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as REITs for four subsequent taxable years. Even if the Investment REITs qualify for taxation as REITs, the Investment REITs may

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

be subject to certain state and local taxes on their income and property, and to federal income and excise taxes on their undistributed taxable income.

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. The REIT Sub is a wholly-owned taxable REIT subsidiary of the RLJ Funds and, as such, is required to pay income taxes at the applicable rates.

The following schedule reconciles GAAP net income and tax basis income for the Investment REITs for the years ended December 31, 2007, 2006 and 2005:

	For the years ended
	December 31,
	2007	2006	2005

Consolidated GAAP net income	$18,913	$86,327	$1,901
Add: REIT Sub’s GAAP net loss (income)	(971)	4,570	1,657
Add: RLJ Funds’ GAAP net loss	11	8	3

Investment REITs’ net income	17,953	90,905	3,561
Add: Investment REITs’ book depreciation and amortization	9,144	10,912	6,327
Less: Investment REITs’ tax depreciation and amortization	(11,365)	(10,787)	(5,900)
Other book/tax differences, net	48	(161)	32
Adjusted taxable income subject to the 90% distribution requirement	$15,780	$90,869	$4,020

The following is a reconciliation between cash distributions paid on preferred shares and to the RLJ Funds and the dividends paid deduction for the years ended December 31, 2007, 2006, and 2005:

	For the years ended
	December 31,
	2007	2006	2005

Cash distributions to RLJ Funds	$29,400	$157,431	$3,561
Cash dividends paid on preferred shares	14	14	13
Dividends paid in 2006, deducted in 2005	—	—	446
Dividends paid deduction	$29,414	$157,445	$4,020

For federal income tax purposes, the cash distributions paid to the preferred shareholders and to the RLJ Funds may be characterized as ordinary income, return of capital (generally non-taxable) or capital gains. The following characterizes partner distributions made to the RLJ Funds and per preferred share for the years ended December 31, 2007, 2006 and 2005:

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

	For the years ended
	December 31,
	2007		2006		2005
	$	%	$	%	$	%

Partner distributions
Ordinary income	$15,766	54%	$14,116	9%	$4,007	100%
Return of capital	13,634	46%	66,570	42%	—	—
Capital gains	—	—	76,745	49%	—	—
	$29,400	100%	$157,431	100%	$4,007	100%
Preferred distributions
Ordinary income	$14	100%	$7	51%	$13	100%
Return of capital	—	—	—	—	—	—
Capital gains	—	—	7	49%	—	—
	$14	100%	$14	100%	$13	100%

The following is a reconciliation of the deferred tax asset as of December 31, 2007 and 2006:

	For the years ended
	December 31,
	2007	2006

Temporary differences
Property and equipment	$(2,758)	$(527)
Intangible asset	(978)	(1,055)
Prepaid expenses	(270)	(262)
Allowance for doubtful accounts	64	114
Incentive and vacation accrual	461	331
Inventory basis difference	9	6
Deferred revenue	1,171	1,214
Charitable contributions	9	—
Net operating loss carryforwards	4,507	3,188
	2,215	3,009
Valuation allowance	(2,215)	(3,009)
Net deferred tax asset (liability)	$—	$—

The ability to carry forward the net operating losses will expire in 2025 through 2027 if not utilized by then.

As a result of the acquisition of the Hilton Garden Inn Downtown Washington D.C., the RLJ Funds may realize a future tax benefit associated with tax goodwill in excess of book goodwill associated with the acquisition.  In accordance with FAS 109, “Accounting for Income Taxes,” that tax benefit may create additional book goodwill of up to $1.2 million to the extent that realization of the future benefit from the excess tax deductible goodwill is considered more likely than not to be realized.  The RLJ Funds will only recognize the benefit when realized on future tax returns and will apply the benefit first to reduce book goodwill associated with the acquisition to zero and second to reduce income tax expense.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

of Discontinued Business

For the years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share data)

13.  Comprehensive Income

For the years ended December 31, 2007, 2006, and 2005, comprehensive income was approximately $13.8 million, $85.6 million and $3.4 million, respectively. As of December 31, 2007 and 2006, the RLJ Funds’ accumulated other comprehensive (loss) income was approximately ($4.1) million and $1.1 million, respectively. The accumulated other comprehensive (loss) income was entirely due to the RLJ Funds’ unrealized losses and gains on its interest rate derivative instruments.

14.  Supplemental Information to Statements of Cash Flows

	For the years ended
	December 31,
	2007	2006	2005

Interest paid	$25,536	$21,830	$10,398

Supplemental non-cash transactions:
In conjunction with the hotel acquisitions, assets and liabilities:
Purchase of real estate	$89,165	$90,001	$440,713
Other assets	1,016	1,576	9,108
Other liabilities	(423)	(2,925)	(22,296)
Mortgages assumed with acquisitions	—	—	(19,316)
Acquisition of hotel properties	$89,758	$88,652	$408,209

In conjunction with the hotel dispositions, the RLJ Funds disposed of the following assets and liabilities:
Sale of real estate	$	$149,989	$—
Other assets		652	—
Other liabilities		(1,079)	—
Gain on sale of properties		76,418	—
Disposition of hotel properties	$—	$225,980	$—

Change in fair market value of interest rate swaps	$(5,284)	$(874)	$1,501

15.  Subsequent Events

On February 8, 2008 the merger between the Master and Inland was completed.  The total merger consideration for the portfolio, subject to post-closing adjustments, including debt and transaction costs, was $900.0 million dollars.  In conjunction with this merger, Inland assumed $386.6 million in mortgage debt and the Master paid off an additional $28.3 million in mortgage debt at closing.  The gain on the sale of this portfolio was approximately $279.0 million.

On February 15, 2008, the RLJ Funds distributed an aggregate of $413.0 million to its partners.

THE WOODLANDS HOTEL, L.P.

Financial Statements

December 29, 2006

(With Independent Auditors’ Report Thereon)

THE WOODLANDS HOTEL, L.P.

Independent Auditors’ Report

The Partners of
The Woodlands Hotel, L.P.

We have audited the accompanying balance sheet of The Woodlands Hotel, L.P. (the Partnership) as of December 29, 2006 and the related statements of operations, partners’ equity (deficit), and cash flows for the period from January 1, 2006 to December 29, 2006. These financial statements are the responsibility of the management of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Woodlands Hotel, L.P. as of December 29, 2006 and the results of its operations and its cash flows for the period from January 1, 2006 to December 29, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
January 14, 2008

THE WOODLANDS HOTEL, L.P.

Balance Sheet

December 29, 2006

Assets
Current assets:
Cash held by hotel manager	$1,066,226
Restricted cash	1,350,422
Accounts receivable, net of allowance for doubtful accounts of $30,962	2,628,511
Inventories	134,956
Other	116,537
Total current assets	5,296,652
Investment in hotel:
Land	1,937,043
Building and improvements	33,958,972
Furniture, fixtures, and equipment	8,586,987
Construction in progress	100,303
44,583,305
Less accumulated depreciation	(7,198,575)
Total investment in hotel property, net of accumulated depreciation	37,384,730
Other assets	5,300
Deferred financing costs, net of accumulated amortization	137,216
Due from affiliate	10,961,331
Total assets	$53,785,229
Liabilities and Partners’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,021,310
Total current liabilities	2,021,310
Note payable	50,000,000
Other liabilities	1,972,256
Total liabilities	53,993,566
Commitments and contingencies
Partners’ equity (deficit)	(208,337)
Total liabilities and partners’ equity (deficit)	$53,785,229

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.

Statement of Operations

Period from January 1, 2006 to December 29, 2006

Department revenues:
Rooms	$14,676,740
Food and beverage	13,332,228
Telephone	191,938
Other	2,440,848
Total department revenues	30,641,754
Department expenses:
Rooms	2,742,830
Food and beverage	8,436,475
Telephone	289,219
Other	772,845
Total department expenses	12,241,369
Operating expenses:
Sales and marketing	1,955,567
General and administrative	2,515,345
Utilities	1,358,300
Repairs and maintenance	1,122,810
Training and relocation	92,789
Insurance and claims expense	256,781
Management fee	1,286,203
Depreciation	2,001,456
Other	1,391,443
Total operating expenses	11,980,694
Operating income	6,419,691
Other expenses:
Interest expense	3,557,058
Amortization of deferred financing costs	666,749
Total other expenses	4,223,807
Net income	$2,195,884

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.

Statement of Partners’ Equity (Deficit)

Period from January 1, 2006 to December 29, 2006

Deficit – December 31, 2005	$(2,404,221)

Net income	2,195,884

Deficit – December 29, 2006	$(208,337)

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.

Statement of Cash Flows

Period from January 1, 2006 to December 29, 2006

Cash flows from operating activities:
Net income	$2,195,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,668,205
Change in fair market value of interest rate cap	(4)
Changes in assets and liabilities:
Restricted cash	230,848
Accounts receivable, net	(705,479)
Inventories	195,499
Other assets	(108,691)
Accounts payable and accrued expenses	727,686
Other liabilities	(924)
Net cash provided by operating activities	5,203,024
Cash flows from investing activities:
Capital additions to hotel property	(1,806,048)
Additions to furniture, fixtures, and equipment escrow	(133,484)
Net cash used in investing activities	(1,939,532)
Cash flows from financing activities:
Additions to deferred financing costs	(792,720)
Principal payments on long-term debt	(37,968,744)
Proceeds from long-term debt	50,000,000
Due from affiliate	(13,602,032)
Net cash used in financing activities	(2,363,496)
Net increase in cash held by hotel manager	899,996
Cash held by hotel manager, beginning of period	166,230
Cash held by hotel manager, end of period	$1,066,226
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3,013,357

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

(1)                   Organization

The Woodlands Hotel, L.P. (the Partnership) was formed on June 6, 2001 by The Woodlands Land Development Company and The Woodlands Holding Hotel GP, LLC. The Woodlands Land Development Company owns 1% of the Partnership and the Woodlands Holding Hotel GP, LLC owns 99% of the Partnership. The Partnership was formed to construct, own, and operate the Woodlands Waterway Marriott (the Hotel), a 341-room hotel in The Woodlands, Texas, with an attached structured parking garage and adjoining convention center. An independent hotel operator operates the Hotel under an existing management agreement (note 6).

(2)                   Summary of Significant Accounting Policies

a.             Basis of Presentation

The Partnership is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The financial statements relate to the period from January 1, 2006 to December 29, 2006, which coincides with the end of period 13 of the Hotel’s fiscal year.

b.             Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Partnership held at the hotel level bank accounts maintained by the hotel manager on behalf of the Partnership and includes highly liquid investments with an original maturity date of three months or less.

c.             Restricted Cash

Restricted cash consists of amounts reserved for interest and capital improvements as required pursuant to the terms of the loan agreement.

d.             Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

e.             Investment in Hotel Property

Investment in hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, and 5 years for furniture, fixtures, and equipment.

The Partnership capitalizes expenditures for major additions and improvements and charges operating expenses for the cost of current maintenance and repair expenditures, which do not materially improve or extend the life of the respective assets.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

f.              Impairment of Long-Lived Assets

The Partnership periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. If events or circumstances support the possibility of impairment, the Partnership prepares a projection of the undiscounted future cash flows, without interest charges, of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the Hotel to reduce the carrying value to its current fair value. The Partnership does not believe that there are any events or circumstances indicating impairment of its investment in the Hotel at December 29, 2006.

g.             Revenue Recognition

The Partnership recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations.

h.             Derivatives and Hedging Instruments

The Partnership may use derivative instruments such as interest rate swaps and caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. All of the Partnership’s derivatives are recognized as assets or liabilities on the balance sheet and are recorded at fair value. The Partnership does not enter into derivatives for speculative or trading purposes.

To the extent the Partnership designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value is recognized as interest expense. The Partnership would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

To the extent the Partnership does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings (other income or interest expense).

i.              Income Taxes

No provision for income taxes has been made as the liability for such taxes is that of the partners of the Partnership. In certain instances, the Partnership may be subject to certain state and local income taxes. For the period from January 1, 2006 to December 29, 2006, no provision for state and local income taxes was required.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

j.              Deferred Financing Costs

Loan fees and costs have been deferred and are being amortized over the term of the loan. Deferred financing costs are shown net of accumulated amortization of $655,504 at December 29, 2006.

k.             Use of Estimates

In preparing the financial statements in conformity with U.S. generally accepted accounting principles, management of the Partnership makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

l.              Asset Retirement Obligations

Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. During 2005, FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, was issued, clarifying the required accounting and measurement process for an asset retirement obligation for which settlement is subject to uncertainties that may or may not be within the control of an entity (a conditional asset retirement obligation). In connection with the issuance of this Interpretation, the Partnership evaluated any potential asset retirement obligations including those related to disposal of asbestos-containing materials. Based on this review conducted in the year of acquisition, the Partnership did not identify any significant conditional asset retirement obligations related to the Hotel.

(3)                   Note Payable

On February 28, 2006, the Partnership obtained a loan in the amount of $50,000,000 to fund operations of the Hotel and to pay off a previous construction loan in the amount of $39,000,000, with an average effective rate of 7.3%. The loan is secured by the Hotel and requires monthly installments of interest-only payments at a rate of LIBOR plus 1.9% (7.25% at December 29, 2006) through maturity on March 11, 2007. The loan allows for four one-year extensions of the maturity date if certain conditions are satisfied. The first one-year extension was exercised on March 11, 2007, and the loan was paid off on November 21, 2007.

In connection with the above mentioned loan, the Partnership entered into the following interest rate cap agreement that continued to be in place as of December 29, 2006:

					Fair value of
					interest rate
		cap rate at			Cap at
	Notional	December 29,	Expiration	Cap	December 29,
Instrument	amount	2006	date	premium	2006
Interest rate cap	$50,000,000	5.75%	March 11, 2007	$7,000	4

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

The interest rate cap agreement was extended by one year with the extension of the above mentioned loan and ended with the payoff of the loan on November 21, 2007.

The Partnership did not designate the interest rate cap as a hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and, as such, the Partnership recognizes changes in fair value into earnings. For the period from January 1, 2006 to December 29, 2006, the Partnership recognized a gain of $4, which is included in interest expense in the accompanying statement of operations.

(4)                   Due from Affiliate

Certain payments have been made by the Partnership on behalf of an affiliate. Such payments are included in due from affiliate in the accompanying balance sheet.

(5)                   Limited Partnership Agreement

Pursuant to the terms of the Limited Partnership Agreement, The Woodlands Land Development Company and The Woodlands Holding Hotel GP, LLC own 1% and 99%, respectively, of the Partnership. The Partnership shall continue until terminated as provided in the Limited Partnership Agreement. The Limited Partnership Agreement provides that all contributions, distributions of proceeds, and profits and losses be made pro rata in accordance with the partners’ ownership interests.

(6)                   Management Agreement

On July 18, 2001, the Partnership entered into a Management Agreement with Marriott International (Manager). The Management Agreement expires in 2021 with one automatic extension for a period of five years. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, the Manager provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. The costs incurred relating to these arrangements may have been significantly different had they been provided by an independent third party. The Manager also provides working capital sufficient to fund the day-to-day operations of the Hotel.

Base and incentive management fees were approximately $918,875 and $367,328, respectively, for the period from January 1, 2006 to December 29, 2006, and are included in management fee expense in the accompanying statement of operations.

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Partnership is responsible for funding an escrow account (the FF&E Reserve) with 3% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At December 29, 2006, the FF&E Reserve balance was approximately $918,875 and is included in cash held by the hotel manager in the accompanying balance sheet.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements.

December 29, 2006

(7)                   Employee Benefit Plan

The Manager sponsors and maintains a 401(k) savings plan that full-time employees of the Hotel are offered participation upon completion of one year of service. Employee contributions to the plan are matched by the Manager on a percentage basis up to 6% of employee salaries. The Manager’s contribution for the period from January 1, 2006 to December 29, 2006 was approximately $181,313, which was reimbursed by the Partnership, and was recorded in general and administrative expense in the accompanying statement of operations.

(8)                   Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Partnership.

(9)                   Subsequent Event

On November 21, 2007, the Partnership sold the Hotel to an unrelated third party for a gross sale price of $137,000,000.

SunTrust Banks, Inc.

We purchased fee simple interests in two portfolios of properties known as the SunTrust Bank Portfolio I consisting of 210 single tenant retail banking facilities and eight office buildings and the SunTrust Bank Portfolio II consisting of 215 single tenant retail banking facilities.  The properties’ only tenant is an affiliate of SunTrust Banks, Inc. (“STI”), which is subject to net leases in which all the non-financial operating and holding costs of the properties are transferred to the tenant.  We have provided selected financial and operating data below for STI.  STI’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from STI’s December 31, 2007 Financial and Operational Results.

SELECTED FINANCIAL DATA

(Dollars in millions, except per share and other data)

	2007	2006	2005
Summary of Operations
Interest, fees, and dividend income	$10,035.9	$9,792.0	$7,731.3
Interest expense	5,316.4	5,131.6	3,152.3
Net interest income	4,719.5	4,660.4	4,579.0
Provision for loan losses	664.9	262.5	176.9
Net interest income after provision for loan losses	4,054.6	4,397.9	4,402.1
Non-interest income	3,428.7	3,468.4	3,155.0
Non-interest expense	5,233.8	4,879.9	4,690.7
Income before provision for income taxes	2,249.5	2,986.4	2,866.4
Provision for income taxes	615.5	869.0	879.2
Net income	1,634.0	2,117.4	1,987.2
Preferred stock dividends	30.3	7.7	—
Net income available to common shareholders	$1,603.7	$2,109.7	$1,987.2
Net interest income-FTE	$4,822.2	$4,748.4	$4,654.5
Total revenue-FTE	8,250.9	8,216.8	7,809.5

Net income per average common share
Diluted	$4.55	$5.82	$5.47
Diluted, excluding merger expense	4.55	5.82	5.64
Basic	4.59	5.87	5.53
Dividends paid per average common share	2.92	2.44	2.20
Selected Average Balances
Total assets	$177,795.5	$180,315.1	$168,088.8
Earning assets	155,204.4	158,428.7	146,639.8
Loans	120,080.6	119,645.2	108,742.0
Consumer and commercial deposits	98,020.2	97,175.3	93,355.0
Brokered and foreign deposits	21,856.4	26,490.2	17,051.5
Total shareholders’ equity	17,808.0	17,546.7	16,526.3
As of December 31
Total assets	$179,573.9	$182,161.6	$179,712.8
Earning assets	154,397.2	159,063.8	156,640.9
Loans	122,319.0	121,454.3	114,554.9
Allowance for loan and lease losses	(1,282.5)	(1,044.5)	(1,028.1)
Consumer and commercial deposits	101,870.0	99,775.9	97,572.4
Brokered and foreign deposits	15,972.6	24,245.7	24,480.8
Long-term debt	22,956.5	18,992.9	20,779.2
Total shareholders’ equity	18,052.5	17,813.6	16,887.4
Financial Ratios and Other Data
Return on average total assets	0.92	1.17	1.18

SunTrust Banks, Inc.

We purchased fee simple interests in two portfolios of properties known as the SunTrust Bank Portfolio I consisting of 210 single tenant retail banking facilities and eight office buildings and the 72 single tenant retail banking facilities in SunTrust Bank Portfolio II.  We anticipate purchasing the remaining 144 single tenant retail banking facilities in the SunTrust Bank Portfolio II in March 2008. The properties’ only tenant is an affiliate of SunTrust Banks, Inc. (“STI”), which is subject to net leases in which all the non-financial operating and holding costs of the properties are transferred to the tenant.  We have provided selected financial and operating data below for STI.  STI’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from STI’s September 30, 2007 and 2006 Financial and Operational Results.

SELECTED FINANCIAL DATA

(Dollars in millions, except per share and other data)

	September 2007	September 2006
Summary of Operations
Interest, fees, and dividend income	$7,587.2	$7,227.3
Interest expense	4,035.2	3,728.1
Net interest income	3,552.0	3,499.2
Provision for loan losses	308.1	146.7
Net interest income after provision for loan losses	3,243.9	3,352.5
Non-interest income	2,852.7	2,585.8
Non-interest expense	3,778.4	3,646.1
Income before provision for income taxes	2,318.2	2,292.2
Provision for income taxes	695.3	681.1
Net income	1,622.9	1,611.1
Preferred stock dividends	22.4	—
Net income available to common shareholders	$1,600.5	$1,611.1
Net interest income-FTE	$3,627.5	$3,563.3
Total revenue-FTE	6,480.2	6,149.1

Net income per average common share
Diluted	$4.52	$4.42
Diluted, excluding merger expense	4.11	4.42
Basic	4.57	4.46
Dividends paid per average common share	2.19	1.83
Selected Average Balances
Total assets	$178,693.6	$179,631.7
Earning assets	156,438.9	157,860.4
Loans	119,738.9	119,066.0
Consumer and commercial deposits	97,471.4	96,711.0
Brokered and foreign deposits	23,925.4	26,613.6
Total shareholders’ equity	17,732.3	17,341.6
As of September 30,
Total assets	$175,857.2	$182,161.6
Loans	120,748.4	121,454.3
Allowance for loan and lease losses	(1,093.7)	(1,044.5)
Consumer and commercial deposits	98,834.1	99,775.9
Brokered and foreign deposits	17,025.7	24,245.7
Long-term debt	22,661.4	18,992.9
Total shareholders’ equity	17,907.2	17,813.6
Financial Ratios and Other Data
Return on average total assets	1.21	1.20%

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2007 (unaudited)

Nine months ended September 30, 2007
(unaudited)

Gross income:
Base rental income	$16,926,150
Operating expense, insurance, and real estate tax recoveries	961,941

Total gross income	17,888,091

Direct operating expenses:
Operating expenses	431,031
Insurance	66,942
Real estate taxes	487,788
Interest expense	2,060,397

Total direct operating expenses	3,046,158

Excess of gross income over direct operating expenses	$14,841,933

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2007 (unaudited)

(1)           Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirteen properties located in the following states; Illinois, Wisconsin, Indiana, Colorado, North Carolina, Texas, Michigan, Ohio, and Arkansas.  The Portfolio consists of approximately 4,656,000 square feet of gross leasable area and was 100% occupied at December 31, 2006.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on nine of the properties of the Portfolio in the first quarter of 2007 with Bradley Associates Limited Partnership, an unaffiliated third party.  One property was acquired in the second quarter of 2007, two properties were acquired in the third quarter of 2007 and the remaining fourth property was acquired in the fourth quarter of 2007.

(2)           Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2007 (unaudited) has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

Refer to the audited financial statements of Bradley Portfolio for the year ended December 31, 2006 as certain footnote disclosures contained in such audited financial statements have been omitted from this combined historical summary gross income and direct operating expenses.  All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2007.

Penn Park

Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2007 (unaudited)

Nine months ended September 30, 2007
(unaudited)

Gross income:
Base rental income	$2,060,523
Operating expense, insurance, and real estate tax recoveries	301,926

Total gross income	2,362,449

Direct operating expenses:
Operating expenses	151,416
Interest Expense	1,367,100
Insurance	56,211
Real estate taxes	94,299

Total direct operating expenses	1,669,026

Excess of gross income over direct operating expenses	$693,423

Penn Park

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2007 (unaudited)

(1)           Business

Penn Park (“the Property”) is located in Oklahoma City, Oklahoma.  The Property consists of approximately 241,400 of gross leasable square feet and was 100% occupied at December 31, 2006.  The Property is leased to 19 tenants of which two tenants accounted for approximately 23% of the base rental revenue for the year ended December 31, 2006.  Inland American Real Estate Trust, Inc. (“IARETI”) acquired the Property in the third quarter of 2007 with Penn Park Sorrento, LLC, an unaffiliated third party.

(2)           Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Refer to the audited financial statements of Penn Park for the year ended December 31, 2006 as certain footnote disclosures contained in such audited financial statements have been omitted from this historical summary gross income and direct operating expenses.  All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2007.

APPENDIX A

PRIOR PERFORMANCE TABLES

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in both the Inland Western Retail Real Estate Trust, Inc. and 1031 Exchange programs where the offering closed in the three years prior to December 31, 2007.  The information provided for Inland Retail Real Estate Trust, Inc.  (“IRRETI”) represents the three years ended September 30, 2006.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western						1031
	Retail Real			Inland Retail			Exchange
	Estate Trust,			Real Estate			Programs
	Inc.			Trust, Inc. (J)			35
Number of programs:	1 Program		%	1 Program		%	Programs	%

Dollar amount offered	$5,000,000	(C)		2,500,000	(A)		390,747
Dollar amount raised	4,454,804	(D)	100.00	2,371,012	(B)	100.00	389,362	99.7
Less offering expenses:
Syndication fees (E)	442,622		9.94	194,194		8.19	29,304	7.5
Other fees (F)	14,306		0.32	21,010		0.89	49,571	12.7
Organizational fees	—		—	—		—	3,236	0.8
Reserves (G)	39,979		0.89	76,590		0.97	6,652	1.7

Available for investment	$3,957,897		88.60	2,079,218		89.95	300,598	77.2

Acquisition costs:
Cash down payments	$3,440,668			1,270,577			300,598
Repayment of indebtedness	40,479			896,304			—
Temporary cash investments	193,628			—			—
Investment in securities	283,122			109,336			—
Total acquisition costs	$3,957,897			2,276,217			300,598

Percent leverage	55%			55%			52.5%
Date offerings commenced		(I)			(H)		2004-2007
Length of offering		(I)			(H)		1-10 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)		1-10 months

TABLE I-(continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)	This amount does not reflect shares offered for distribution to stockholders participating in IRRETI’s distribution reinvestment program.

(B)

These figures are cumulative and are as of September 30, 2006. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)	This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)

These figures are cumulative and are as of December 31, 2007. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)

Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)	Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)	Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)

On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)

In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share. In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2007, approximately 87% of the proceeds available for investment from the offerings were invested in real properties.

(J)

On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion. No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2007, with the exception of IRRETI, which amounts represent the three years ended September 30, 2006, in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc. (K)		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,454,804		2,371,012		714,789

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,909		2,762		2,350
Acquisition cost and expense	6,006		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	676,206		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	55,868		33,624		0
Advisor asset management fee (J)	51,425		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	1,347		1,135		0
Acquisition costs expensed	445		0		0
Other administrative services	5,579		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (69 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2007
Dollar amount raised	$30,000		25,324		634,833

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	39,872	(C)
Other offering expenses (D)	116		230		6,187
Acquisition cost and expense	2,550	(E)	1,706	(E)	93,330	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		94,305

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	16		29		7,123
Advisor asset management fee (J)	0		0		3,912
Accounting services	26		27		0
Data processing service	14		12		0
Legal services	5		4		84
Professional services	0		0		0
Mortgage servicing fees	0		0		744
Acquisition costs expensed	0		0		0
Other administrative services	50		28		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	11,446		9,765		21,539
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		642
Mortgage brokerage and refinancing fees	0		0		1,079
Participation in cash distributions	0		0		265

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)  With the exception of IRRETI, the figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2007 and the figures relating to cash available from operations are for the three years ending December 31, 2007.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.  IRRETI’s information is as of September 30, 2006 and for the three years ending September 30, 2006.

(B)   The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)   The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)  Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)   Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)   An affiliate provides property management services for all properties acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)   See Table V and Notes thereto regarding sales and disposals of properties.

(H)  On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”).  Each of these entities was merged into subsidiaries that are wholly owned by IRC.  As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)    On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by IRRETI.  As a result of the merger, IRRETI was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)    With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period.  IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(K)  On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

With the exception of IRRETI, Inland Western and the 1031 Exchange Program, Table III presents operating results for programs, the offerings of which closed during each of the seven years ended December 31, 2007.  IRRETI’s information reflects information for the seven years ended December 31, 2005.  Inland Western’s information reflects information for the five years ended December 31, 2007.  The 1031 Exchange Program’s information reflects information for the six years ended December 31, 2007.  The operating results consist of:

•      The components of taxable income (loss);

•      Taxable income or loss from operations and property sales;

•      Cash available and source, before and after cash distributions to investors; and

•      Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only Inland Western, IRRETI and the forty-three 1031 Exchange Programs are included in Table III.

•      Inland Monthly Income Fund, L.P. – offering terminated in 1988

•      Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•      Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•      Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•      Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•      Inland Real Estate Corporation – offering terminated in 1998

•      Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2007	2006	2005	2004	2003

Gross revenues		$710,103	518,055	130,575	745
Profit on sale of properties		0	0	0	0
Other income (expenses)		59,403	27,056	(348)	38

Less:
Operating expenses (G)		200,106	137,454	32,522	143
Interest expense		223,098	141,039	35,043	161
Program expenses (I)		54,475	31,738	4,856	460
Depreciation & amortization		259,884	189,631	46,105	192

Net income (loss)-GAAP basis		$31,943	45,249	11,701	(173)

Taxable income (loss) (B):		$0	0	0	0

Cash available (deficiency) from operations		296,165	201,857	63,520	724

Cash available from investing Payments under master leases (K)		7,659	6,805	3,025	—

Cash available from financing Principal amortization of debt		(2,298)	(1,416)	(175)	—
Advances from sponsor		—	(3,523)	—	1,203

Total cash available before distributions and special items		301,526	203,723	66,370	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)		283,769	211,327	54,542	358
From sales		0	0	0	0
		283,769	211,327	54,542	358

Cash available after distributions before special items (D)		17,757	(7,604)	11,828	1,569

Special items:		0	0	0	0
Cash available after distributions and special items (D)		$17,757	(7,604)	11,828	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years		0	7,604	0	0

	2007	2006	2005	2004	2003

Cash from financing activities		0	0	0	0

Total available cash used to partially fund distributions		$0	5,146	0	0

Tax data per $1,000 invested (B):		0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income		64	64	66	15
Source (on cash basis):
Sales		0	0	0	0
Operations (F)		64	64	66	15

Percent of properties remaining unsold		100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc. (L)

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (G)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing Payments under master leases (J)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

	2005	2004	2003	2002	2001	2000	1999

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(61 Programs)

	2007	2006	2005	2004	2003	2002

Number of programs	61	48	43	27	17	9
Gross revenues	$84,114	54,221	42,866	24,497	13,563	4,171
Profit on sale of properties	6,493	—	5,554	—	—	—

Less:
Operating expenses (E)	16,014	9,652	7,471	4,333	1,910	612
Interest expense	29,160	16,681	13,351	8,031	5,049	1,782
Program expenses (F)	2,259	2,595	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—	—	—

Net income (loss)	$43,174	25,293	26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—	—	—

Cash available (deficiency) from operations	35,871	25,293	26,067	10,930	5,933	1,603
Cash available from sales	7,993	5,670	10,604	—	—	0
Cash available from financing	—	—	—	—	—	0
Principal payment of debt amortization	(39)	(64)	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	44,635	30,899	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	35,871	24,782	19,734	10,721	5,457	1,404
From sales	7,993	5,670	10,604	0	0	0
	43,864	30,452	30,338	10,721	5,457	1,404

Cash available after distributions before special items	770	467	6,263	125	404	156

Special items	—	—	—	—	—	0
Cash available after distributions and special items	$770	467	6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income		0	0	0	0	0

Source (on cash basis):
Sales	1,171.74	310.79	1,156.67	0	0	0
Operations	82.37	79.03	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	98%	100%	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)         For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)         Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.  Because of the acquisition by DDR, this information does not include information for the year ended December 31, 2006.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland Western Retail Real Estate Trust, Inc.

	2007	2006	2005	2004	2003
% of Distribution Representing:
Ordinary income		45.00	54.00	55.00	0.00
Return of Capital		55.00	46.00	45.00	100.00

		100.00	100.00	100.00	100.00

(G)      Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)     Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.  In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)          Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)         From time to time, IRRETI may acquire a property that includes one or more unleased premises.  In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)     From time to time, IWEST may acquire a property that includes one or more unleased premises.  In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(L)       On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the seven years ended prior to December 31, 2007 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the six years ended prior to December 31, 2007.

Program Name	Landings of Sarasota		Taunton Broadway		Market Day		Taunton Circuit		Bell Plaza		Monthly Income Fund I	Monthly Income Fund II
Dollar amount raised	$4,000		$1,948		$3,788		$3,750		$890		$30,000	$25,324
Number of properties purchased	One		One		One		One		One		Seven	Five
Date of closing of offering	07/02		08/05		03/06		09/02		11/02		8/88	4/90
Date of first sale of property	07/05		02/07		05/07		07/07		07/07		7/94	1/91
Date of final sale of property	07/05		02/07		05/07		07/07		07/07		4/05	9/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations	(A	)	(A	)	(A	)	(A	)	(A	)	625	680
Recapture	(A	)	(A	)	(A	)	(A	)	(A	)	—	—
											514	59
Capital gain	(B	)	(B	)	(B	)	(B	)	(B	)

Deferred gain:
Capital	(B	)	(B	)	(B	)	(B	)	(B	)	—	—
Ordinary	(B	)	(B	)	(B	)	(B	)	(B	)	—	—

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715		(C	)	4,550		949		969		862	681
Operations	1,279		244		419		593		722		1,209	1,043

(A) For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B) For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

(C) The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2007.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)		Selling Commissions Paid or Payable to Inland		Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price		Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Zany Brainy	07/96	01/20/04	2,972		0		1,245	0	0	4,217		0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257		0		1,095	0	0	3,352		0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500		0		8,570	0	0	23,070		0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414		0		1,550	0	0	4,964		1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715		0		1,505	0	0	4,220		0	4,220	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291		0		0	0	0	291		0	291	291
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840		0		0	0	0	840		0	840	840
IRC - Walgreens Woodstock	06/98	09/22/05	1,277		0		0	0	0	1,277		0	1,277	1,277
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181		0		1,805	0	0	4,986		0	4,986	4,986
IRC - Calumet Square	06/97	11/10/05	1,878		0		1,033	0	0	2,911		0	2,911	2,911
IRC – Crestwood Plaza	12/96	02/22/06	1,201		0		904	0	0	2,105		0	2,105	2,105
IRC – Montgomery Sears	06/96	04/27/06	2,651		0		1,645	0	0	4,296		0	4,296	4,296
IRC – Bakers Shoes	09/98	06/14/06	3,240		0		0	0	0	3,240		0	3,240	3,240
IRC – Regency Point	04/96	09/12/06	8,016		0		0	0	0	8,016		0	8,016	8,016

Monthly Income Fund I -
Scandinavian Health Club	04/88	06/04	3,557		0		0	0	0	3,557,		0	3,069	3,069
Walmart-Duncan	08/88	03/05	2,936		0		0	0	0	2,936		0	3,039	3,039
Douglas Living Center	01/88	04/05	2,475		0		0	0	0	2,475		0	3,574	3,574
Hillside Living Center	01/88	04/05	2,478		0		0	0	0	2,478		0	3,170	3,170

Monthly Income Fund II -
Kmart	12/89	05/05	2,800		0		0	0	0	2,800		0	5,072	5,072
Colonial Manor Living Center	06/89	08/05	4,270		0		0	0	0	4,270		0	7,521	7,521
Scandinavian Health Club	10/88	09/05	2,695		0		0	0	0	2,695		0	3,017	3,017

Inland Real Estate Exchange Corp -
Landing of Sarasota	07/02	07/05	15,461		557		7,729	0	0	7,175		8,000	4,000	12,000
Taunton Broadway	08/05	02/07	(G	)	(G	)	1,737	0	0	(G	)	1,737	1,948	3,685

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total
Market Day	03/06	05/07	8,348	85	3,713	0	0	4,550	3,713	3,788	7,500
Taunton Circuit	09/02	07/07	7,764	265	2,800	0	0	4,699	2,800	3,750	6,550
Bell Plaza	11/02	07/07	4,109	0	3,140	0	0	969	3,140	890	4,030

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0(E	)	0	0
IRC - Eagle Country Market	1,290	0	0(E	)	0	0
IRC - Eagle Ridge Center	1,441	0	0(E	)	0	0
IRC - Zany Brainy	(190)	0	0(E	)	0	0
IRC - Prospect Heights	49	0	0(E	)	0	0
IRC - Fairview Heights	541	0	0(E	)	0	0
IRC - Prairie Square	135	0	0(E	)	0	0
IRC - Sequoia Shopping Center	54	0	0(E	)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0	33
IRC - Ace Hardware (Crystal Point)	—	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	—	0	302		0	302
IRC - Calumet Square	120	0	0(E	)	0	0
IRC – Crestwood Plaza	(188)	0	(195)		0	(195)
IRC – Montgomery Sears	(10)	0	6		0	6
IRC – Bakers Shoes	2,365	0	0(E	)	0	0
IRC – Regency Point	4,421	0	0(E	)	0	0

Monthly Income Fund I -
Scandinavian Health Club	5,299	0	1,389		0	1,389
Walmart-Duncan	3,746	0	955		0	955
Douglas Living Center	6,513	0	811		0	811
Hillside Living Center	6,016	0	742		0	742

Monthly Income Fund II -
Kmart	4,496	0	(863)		0	(863)
Colonial Manor Living Center	13,006	0	(89)		0	(89)
Scandinavian Health Club	6,170	0	(437)		0	437

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale		Capital Gain (loss)

Inland Real Estate Exchange Corp -
Landing of Sarasota	1,279	0	(F	)	(F	)	(F	)
Taunton Broadway	228	0	(F	)	(F	)	(F	)
Market Day	448	0	(F	)	(F	)	(F	)
Taunton Circuit	1,112	0	(F	)	(F	)	(F	)
Bell Plaza	539	0	(F	)	(F	)	(F	)

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2007.  All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(F)   For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(G)   The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding

Appendix C-1

On August 3, 2007, we along with Inland Securities Corporation, our dealer manager, and Inland American Business Manager & Advisor, Inc., our Business Manager, entered into a soliciting dealer agreement with Ameriprise Financial Services, Inc. pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with our initial public offering.  The following Subscription Agreement forms, to be used by clients of Ameriprise, are hereby inserted at the end of Appendix C-1.

C-1-i

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES — For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (11)a	Check to mail distributions to custodian.
Item (11)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-1

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-2

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. Not Valid FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES — For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT ☐	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign	☐	State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required						☐ Taxable	☐ Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
MM/DD/YYYY
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required	(2)b		Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF FinancialCenter
	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required		(2)c	Custodian Tax ID #	51-6041053
	☐	Pension or Profit Sharing Plan custodian signature required			Custodial Account #
		☐ Taxable		☐ Exempt under §501A	Custodian Telephone	800-297-6663
Name of Custodian or other Administrator
Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -					Business Telephone		- -
Email Address
(7)	Birth Date / Date of Incorporation	/ / / /					MM/DD/YYYY	Co-Investor Birth Date		/ /	MM/DD/YYYY
(8)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien				☐	Non-Resident Alien*			(10) ☐	Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-3

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account
(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

For all investors except those that re residents of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature— Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)
	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐
Mailing Address
		City						State		Zip
Broker/Dealer Name
		B/D Home Office Mailing Address	9954 AMPF Financial Center
		City	Minneapolis					State	MN	Zip	55474
		B/D Client Account Number	#
		B/D Rep ID Number	#					Registered Representative Telephone
		Have you changed Broker/Dealers?	Registered Representative E-mail
		☐ Yes ☐	No

Signature — Registered Representative	Signature — Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-4

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (11)a	Check to mail distributions to custodian.
Item (11)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-5

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-6

Second OfferingDated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign	☐	State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF Financial Center
	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	5 1 - 6 0 4 1 0 5 3
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	8 0 0 - 2 9 7 - 6 6 6 3
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -						Business Telephone	- -
Email Address
(7)	Birth Date / Date of Incorporation	/ / / /						MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(8)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien					☐	Non-Resident Alien*	(10) ☐		Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

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AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account
(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature— Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)
	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐
Mailing Address
		City						State		Zip
Broker/Dealer Name
		B/D Home Office Mailing Address	9954 AMPF Financial Center
		City	Minneapolis					State	MN	Zip	55474
		B/D Client Account Number	#
		B/D Rep ID Number	#					Registered Representative Telephone - -
		Have you changed Broker/Dealers?	Registered Representative E-mail
		☐ Yes ☐	No

Signature — Registered Representative	Signature — Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

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